FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207340-03

August 10, 2017 FREE WRITING PROSPECTUS STRUCTURAL AND COLLATERAL TERM SHEET $708,626,196 (Approximate Total Mortgage Pool Balance) $631,563,000 (Approximate Offered Certificates) UBS 2017-C3 UBS Commercial Mortgage Securitization Corp. Depositor UBS AG Société Générale KeyBank National Association Natixis Real Estate Capital LLC Rialto Mortgage Finance, LLC Sponsors and Mortgage Loan Sellers UBS Securities LLC Société Générale Co-Lead Managers and Joint Bookrunners KeyBanc Capital Markets NATIXIS Deutsche Bank Securities Academy Securities Co-Managers The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-207340) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-877-713-1030 (8 a.m. – 5 p.m. EST). The Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale and ultimately by the final prospectus relating to the offered certificates. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of the offered certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the offered certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of UBS Securities LLC, SG Americas Securities, LLC, KeyBanc Capital Markets Inc., Natixis Securities Americas LLC, Deutsche Bank Securities Inc. or Academy Securities, Inc., or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the offered certificates. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The offered certificates described herein are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with such class of certificates. For those reasons and for the reasons set forth under the heading “Risk Factors” in the Preliminary Prospectus, the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of such certificates. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the certificates. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered certificates described in this free writing prospectus.

This free writing prospectus is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this free writing prospectus may not pertain to any securities that will actually be sold. The information contained in this free writing prospectus may be based on assumptions regarding market conditions and other matters as reflected in this free writing prospectus. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this free writing prospectus should not be relied upon for such purposes. The Underwriters and their respective affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this free writing prospectus may, from time to time, have long or short positions in, and buy or sell, the offered certificates mentioned in this free writing prospectus or derivatives thereof (including options). Information contained in this free writing prospectus is current as of the date appearing on this free writing prospectus only. None of UBS Securities LLC, SG Americas Securities, LLC, KeyBanc Capital Markets Inc., Natixis Securities Americas LLC, Deutsche Bank Securities Inc. or Academy Securities, Inc. provides accounting, tax or legal advice.

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The issuing entity will be relying upon an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in the Preliminary Prospectus). See also “Legal Investment” in the Preliminary Prospectus.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

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Capitalized terms used but not defined herein have the meanings assigned to them in the preliminary prospectus expected to be dated August 10, 2017 relating to the offered certificates (hereinafter referred to as the “Preliminary Prospectus”).

KEY FEATURES OF SECURITIZATION

Offering Terms:
Co-Lead Managers and Joint Bookrunners:	UBS Securities LLC SG Americas Securities, LLC
Co-Managers:	KeyBanc Capital Markets Inc. Natixis Securities Americas LLC Deutsche Bank Securities Inc. Academy Securities, Inc.
Mortgage Loan Sellers:	UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) 18.9%, Société Générale (“SG”) 32.1%, KeyBank National Association (“KeyBank”) 33.6%, Natixis Real Estate Capital LLC (“Natixis”) 11.8%, Rialto Mortgage Finance, LLC (“RMF”) 3.6%
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Trustee:	Wells Fargo Bank, National Association
Certificate Administrator:	Wells Fargo Bank, National Association
Rating Agencies:	Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.
U.S. Credit Risk Retention:

UBS AG is expected to act as the “retaining sponsor” for this securitization and intends to satisfy the U.S. credit risk retention requirement through the purchase by KKR Real Estate Credit Opportunity Partners Aggregator I L.P., as a third party purchaser (as defined in Regulation RR), from the initial purchasers, on the Closing Date, of an “eligible horizontal residual interest”. The aggregate estimated fair value of the “eligible horizontal residual interest” will equal at least 5% of this estimated fair value of all of the Certificates (other than the Class R certificates) issued by the issuing entity.

The pooling and servicing agreement will include the required provisions applicable to an operating advisor necessary for the securitization to comply with the credit risk retention rules utilizing the “third party purchaser” option. See “Operating Advisor” below.

For additional information, see “Credit Risk Retention” below.

EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Determination Date:	The 11th day of each month, or if such 11th day is not a business day, the succeeding business day, commencing in September 2017.
Distribution Date:	The 4th business day following the Determination Date in each month, commencing in September 2017.
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in August 2017 (or, in the case of any mortgage loan that has its first due date after August 2017, the date that would have been its due date in August 2017 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date:	On or about August 31, 2017
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.
ERISA Eligible:	All of the Offered Certificates are expected to be ERISA eligible.
SMMEA Eligible:	None of the Offered Certificates will be SMMEA eligible.
Day Count:	30/360
Tax Treatment:	REMIC
Rated Final Distribution Date:	August 2050
Minimum Denominations:	$10,000 (or $1,000,000 with respect to the Class X-A and Class X-B Certificates) and in each case in multiples of $1 thereafter.
Clean-up Call:	1.0%

Distribution of Collateral by Property Type

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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TRANSACTION HIGHLIGHTS

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties(1)	Aggregate Cut-off Date Balance	% of Outstanding Pool Balance(1)
UBS AG	6	6	$134,164,233	18.9%
Société Générale	12	25	$227,195,000	32.1%
KeyBank National Association	18	21	$238,316,095	33.6%
Natixis Real Estate Capital LLC	3	9	$83,500,000	11.8%
Rialto Mortgage Finance, LLC	3	3	$25,450,867	3.6%
Total	42	64	$708,626,196	100.0%

Pooled Collateral Facts:
Initial Outstanding Pool Balance:	$708,626,196
Number of Mortgage Loans:	42
Number of Mortgaged Properties(1):	64
Average Mortgage Loan Cut-off Date Balance:	$16,872,052
Average Mortgaged Property Cut-off Date Balance:	$11,072,284
Weighted Average Mortgage Rate(4):	4.341%
Weighted Average Mortgage Loan Original Term to Maturity Date or ARD (months):	112
Weighted Average Mortgage Loan Remaining Term to Maturity Date or ARD (months):	111
Weighted Average Mortgage Loan Seasoning (months):	1
% of Mortgaged Properties Leased to a Single Tenant:	15.1%
% of Mortgaged Properties Leased to a Single Tenant Excluding Portfolio(2):	13.5%

Credit Statistics:
Weighted Average Mortgage Loan U/W NCF DSCR(3)(4):	2.23x
Weighted Average Mortgage Loan Cut-off Date LTV(3)(5):	55.9%
Weighted Average Mortgage Loan Maturity Date or ARD LTV(3)(5):	49.4%
Weighted Average U/W NOI Debt Yield(3):	12.4%

Amortization Overview:
% Mortgage Loans with Amortization through Maturity Date or ARD:	34.5%
% Mortgage Loans which pay Interest Only through Maturity Date or ARD:	34.6%
% Mortgage Loans which pay Interest Only followed by Amortization through Maturity Date or ARD:	30.9%
Weighted Average Remaining Amortization Term (months)(6):	347

Loan Structural Features:
% Mortgage Loans with Upfront or Ongoing Tax Reserves:	100.0%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(7):	96.2%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:	100.0%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(8):	100.0%
% Mortgage Loans with Upfront Engineering Reserves:	35.6%
% Mortgage Loans with Upfront or Ongoing Other Reserves:	61.1%
% Mortgage Loans with In Place Hard Lockboxes:	61.5%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.05x:	92.2%
% Mortgage Loans with Defeasance Only After a Lockout Period and Prior to an Open Period:	96.6%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge Only After a Lockout Period and Prior to an Open Period:	3.4%

(1)	Unless otherwise indicated, all references to “% of Outstanding Pool Balance” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to August 2017. The Initial Outstanding Pool Balance and Number of Mortgaged Properties do not reflect the property identified as “Villa Roma”, which, subject to the conditions set forth in the related loan documents with respect to the IC Leased Fee Hotel Portfolio Whole Loan, may be acquired upon the full funding of the unfunded pari passu companion loan up to $14,880,000 (the “IC Leased Fee Hotel Portfolio Unfunded Companion Loan”).

(2)	Excludes mortgage loans secured by multiple properties leased to the same tenant.

(3)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans (other than the IC Leased Fee Hotel Portfolio Unfunded Companion Loan) and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any leased fee loans, the SF/Unit and Balance per SF/Unit figures in this Term Sheet are based on the size of the non-collateral improvements. With respect to the IC Leased Fee Hotel Portfolio Mortgage Loan, the related Cut-off Date LTV Ratio, Maturity Date or ARD LTV Ratio, U/W NCF DSCR and U/W NOI Debt Yield, calculated assuming that the IC Leased Fee Hotel Portfolio Unfunded Companion Loan is fully funded and the property referred to as “Villa Roma” is acquired are 77.5%, 77.5%, 1.58x and 8.0%, respectively.

(4)	The Center 78 Mortgage Loan accrues interest at an interest rate that changes over time, as set forth on Annex F of the Preliminary Prospectus. The U/W NCF DSCR is calculated based on the aggregate debt service of the 12-month period commencing in September 2022.

(5)	With respect to the Clay Plaza Mortgage Loan, the Cut-off Date LTV and Maturity Date LTV has been calculated based on the “As-Stabilized” value. For additional information, see “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus and the footnotes to Annex A-1 in the Preliminary Prospectus.

(6)	Excludes mortgage loans that are interest-only for the full loan term.

(7)	Includes FF&E Reserves.

(8)	Represents the percent of the allocated aggregate principal balance of the mortgage pool as of the Cut-off Date of retail, office, industrial and mixed use properties only.

(9)	The Center 78 Mortgage Loan accrues interest at an interest rate that increases over time as set forth on Annex F of the Preliminary Prospectus. The Mortgage Rate shown is the interest rate on September 9, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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OFFERED CERTIFICATES

Class(1)	Ratings(2) (Fitch/KBRA/Moody’s)	Initial Certificate Principal Balance or Notional Amount(3)	Initial Subordination Levels	Expected Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
Class A-1	AAAsf / AAA(sf) / Aaa(sf)	$24,572,000	30.000%(7)	2.58	1-56	39.1%	17.7%
Class A-2	AAAsf / AAA(sf) / Aaa(sf)	$97,843,000	30.000%(7)	4.86	56-60	39.1%	17.7%
Class A-SB	AAAsf / AAA(sf) / Aaa(sf)	$45,701,000	30.000%(7)	7.42	60-116	39.1%	17.7%
Class A-3	AAAsf / AAA(sf) / Aaa(sf)	$146,000,000	30.000%(7)	9.80	116-119	39.1%	17.7%
Class A-4	AAAsf / AAA(sf) / Aaa(sf)	$181,922,000	30.000%(7)	9.91	119-120	39.1%	17.7%
Class X-A(8)	AAAsf / AAA(sf) / Aaa(sf)	$496,038,000(9)	N/A	N/A	N/A	N/A	N/A
Class X-B(8)	A-sf / AAA(sf) / NR	$135,525,000(9)	N/A	N/A	N/A	N/A	N/A
Class A-S	AAAsf / AAA(sf) / Aa2(sf)	$74,406,000	19.500%	9.96	120-120	45.0%	15.4%
Class B	AA-sf / AA(sf) / NR	$32,774,000	14.875%	9.96	120-120	47.6%	14.6%
Class C	A-sf / A(sf) / NR	$28,345,000	10.875%	9.96	120-120	49.8%	13.9%

NON-OFFERED CERTIFICATES(10)

Class(1)	Ratings(2) (Fitch/KBRA/Moody’s)	Initial Certificate Principal Balance or Notional Amount(3)	Initial Subordination Levels	Expected Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
Class D-RR	BBBsf / BBB+(sf) / NR	$17,715,000	8.375%	9.96	120-120	51.2%	13.5%
Class E-RR	BBB-sf / BBB(sf) / NR	$13,287,000	6.500%	9.96	120-120	52.3%	13.3%
Class F-RR	BBsf / BBB-(sf) / NR	$10,629,000	5.000%	9.96	120-120	53.1%	13.1%
Class G-RR	B-sf / B+(sf) / NR	$10,630,000	3.500%	9.96	120-120	53.9%	12.8%
Class NR-RR	NR / NR / NR	$24,802,195	0.000%	9.96	120-120	55.9%	12.4%

Please see footnotes on following page.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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STRUCTURE OVERVIEW

(1)	The per annum pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR Certificates will equal one of: (i) a fixed rate, (ii) a variable rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) for the related distribution date, (iii) a variable rate equal to the lesser of (a) a fixed rate and (b) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) for the related distribution date or (iv) a variable rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (30-day months) for the related distribution date less a specified percentage, which percentage may be zero.

(2)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus. Fitch, KBRA and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.

(3)	Approximate; subject to a permitted variance of plus or minus 5% on the Closing Date. In addition, the notional amounts of the Class X-A and Class X-B Certificates may vary depending upon the final pricing of the classes of principal balance certificates and whose certificate principal balances comprise such notional amounts and, if as a result of such pricing the pass-through rate of the Class X-A or Class X-B Certificates, as applicable, would be equal to zero, such class of certificates may not be issued on the Closing Date of this securitization.

(4)	The principal window is expressed in months following the Closing Date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The expected weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no defaults or subsequent losses on the mortgage loans; (ii) no extensions of maturity dates of the mortgage loans; (iii) payment in full on the stated maturity date; and (iv) no prepayments of the mortgage loans prior to maturity. See the structuring assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

(5)	“Certificate Principal to Value Ratio” for any class of principal balance certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates that are senior to such class, and the denominator of which is the total initial certificate principal balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(6)	“Underwritten NOI Debt Yield” for any class of principal balance certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate principal balance of all the principal balance certificates, and the denominator of which is the total initial certificate principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates, if any, that are senior to such class. The Underwritten NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	The initial subordination levels for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates in the aggregate.

(8)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date.

For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(9)	The Class X-A and Class X-B certificates (collectively referred to as the “Class X Certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates.

(10)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class R certificates, which do not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Class A-2 Principal Paydown(1)
Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio(2)	U/W NCF DSCR(2)	U/W NOI Debt Yield(2)
A-2	KeyBank	OKC Outlets	Retail	$37,000,000	57	59.9%	2.41x	11.2%
A-2	UBS AG	Park West Village	Multifamily	$30,000,000	60	20.0%	4.46x	12.0%
A-2	Natixis	JW Marriott Chicago	Hospitality	$28,500,000	60	21.4%	5.64x	26.8%
(1)	This table reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses, (ii) there are no extensions of maturity dates and (iii) each mortgage loan is paid in full on its stated maturity date. See “Yield and Maturity Considerations—Yield Considerations” in the Preliminary Prospectus.

(2)	With respect to any Mortgage loan that is part of a whole loan, unless otherwise indicated, Cut-Off Date LTV Ratio, U/W NCF DSCR and U/W NOI Debt Yield includes any related pari passu companion loans and exclude any subordinate companion loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Principal Distributions:

Payments in respect of principal of the certificates will be distributed, first, to the Class A-SB Certificates, until the certificate principal balance of such class is reduced to the planned principal balance for the related Distribution Date set forth on Annex E to the Preliminary Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR Certificates, in that order, until the certificate principal balance of each such class is reduced to zero. Notwithstanding the foregoing, if the aggregate certificate principal balances of the Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR Certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, or if the aggregate Cumulative Appraisal Reduction Amount equals or exceeds the aggregate certificate principal balances of the Class A-S through Class NR-RR Certificates, distributions in respect of principal of the certificates will be distributed, first, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, on a pro rata basis, based on the certificate principal balance of each such class, then, to the extent of any recoveries on realized losses, to the Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR Certificates, in that order, in each case until the certificate principal balance of each such class is reduced to zero (or previously allocated realized losses have been fully reimbursed).

The Class X Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates and (ii) the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A-S, Class B, and Class C Certificates.

Interest Distributions:

On each Distribution Date, interest accrued for each class of the certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of available funds: first, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A and Class X-B Certificates, on a pro rata basis, based on the accrued and unpaid interest on each such class and then, to the Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR Certificates, in that order, in each case until the interest payable to each such class is paid in full.

The per annum pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR Certificates for each Distribution Date will equal one of: (i) a fixed rate, (ii) a variable rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) for the related distribution date, (iii) a variable rate equal to the lesser of (a) a fixed rate and (b) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) for the related distribution date or (iv) a variable rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (30-day months) for the related distribution date less a specified percentage, which percentage may be zero.

As further described in the Preliminary Prospectus, the per annum pass-through rate on the Class X-A Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on a 30/360 basis), over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, weighted on the basis of their respective certificate balances outstanding immediately prior to that Distribution Date as described in the Preliminary Prospectus. The per annum pass-through rate on the Class X-B Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on a 30/360 basis), over (b) the weighted average of the pass-through rates of the Class A-S, Class B, and Class C Certificates, weighted on the basis of their respective certificate balances outstanding immediately prior to that Distribution Date as described in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Prepayment Interest Shortfalls:	Prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing classes of certificates.
Realized Loss Allocation:	On each distribution date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that distribution date. Such amount will be applied to the Class NR-RR, Class G-RR, Class F-RR, Class E-RR, Class D-RR, Class C, Class B and Class A-S certificates, in that order, in each case until the related Certificate Balance has been reduced to zero, and then to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.
Prepayment Premiums/Yield Maintenance Charges:

If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay that yield maintenance charge or prepayment premium in the following manner: (a) to the holders of each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C certificates, the product of (x) such yield maintenance charge or prepayment premium, (y) the related Base Interest Fraction for such class, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to such classes of Principal Balance Certificates for that distribution date, (b) to the holders of the Class X-A certificates, the excess, if any, of (x) the product of (1) such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C certificates for that distribution date, over (y) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates as described above, and (c) to the holders of the Class X-B certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class NR-RR or Class R Certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, however, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate - Discount Rate)
(Mortgage Rate - Discount Rate)

Whole Loans:

The mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Del Amo Fashion Center, TZA Multifamily Portfolio I, American Cancer Society Center, 245 Park Avenue, OKC Outlets, Park West Village, JW Marriott Chicago, Center 78, Great Valley Commerce Center, IC Leased Fee Hotel Portfolio and The District secure both a mortgage loan to be included in the trust fund,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. The Great Valley Commerce Center whole loan and the IC Leased Fee Hotel Portfolio whole loan will be principally serviced under the PSA for the UBS 2017-C3 securitization (each, a “Serviced Whole Loan”). The TZA Multifamily Portfolio I whole loan whole loan and the Park West Village whole loan are being serviced under the pooling and servicing agreement for the UBS 2017-C2 securitization. The Del Amo Fashion Center whole loan is being serviced under the trust and servicing agreement for the DAFC 2017-AMO securitization. The 245 Park Avenue whole loan is being serviced under the trust and servicing agreement for the 245 Park Avenue Trust 2017-245P securitization. The American Cancer Society Center whole loan, the OKC Outlets whole loan, the JW Marriott Chicago whole loan, the Center 78 whole loan and The District whole loan (each a “Servicing Shift Whole Loan” and collectively the “Servicing Shift Whole Loans”) are expected to initially be serviced under the UBS 2017-C3 PSA until the securitization of the related controlling pari passu note (each a “Servicing Shift Securitization Date”), after which the related whole loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu note (each a “Servicing Shift PSA”). The master servicer and special servicer under the related Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2017-C3 certificates after the securitization of the related controlling pari passu note.

As of the Closing Date, the pari passu companion loans in the whole loans are expected to be held by the party identified below under “Overview of Mortgage Pool Characteristics—Pari Passu Companion Loan Summary”.

Control Rights and Directing Certificateholder:

The “Directing Certificateholder” (i) with respect to a Servicing Shift Mortgage Loan, will be the related Loan-Specific Directing Certificateholder, and (ii) with respect to each Serviced Mortgage Loan (other than the Servicing Shift Mortgage Loans), will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided that (1) absent that selection, (2) until a Directing Certificateholder is so selected, or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that (i) in the case of clause (3), if no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans. Furthermore, the Directing Certificateholder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans.

It is expected that KKR Real Estate Credit Opportunity Partners Aggregator I L.P., or its affiliate, will be the initial Directing Certificateholder with respect to each Serviced Mortgage Loan (other than with respect to the Servicing Shift Mortgage Loans) and any related Serviced Companion Loans.

With respect to the Del Amo Fashion Center mortgage loan, the 245 Park Avenue mortgage loan, the Park West Village mortgage loan, the JW Marriott Chicago mortgage loan and the Center 78 mortgage loan, the rights of the Directing Certificateholder will be subject to the rights of the holder of the related subordinate companion loan. For a description of the rights of the holder of each Subordinate Companion Loan with respect to each Serviced AB Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—JW Marriott Chicago Whole Loan” and “—Center 78 Whole Loan” in the Preliminary Prospectus. With respect to the Del Amo Fashion Center mortgage loan, the Park West Village mortgage loan and the 245 Park Avenue mortgage loan, the rights of the Directing Certificateholder described above will be subject to the consultation rights of the holders of the related pari passu companion loans as

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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described below. With respect to each of the Servicing Shift Whole Loans, prior to the applicable Servicing Shift Securitization Date, the rights of the Directing Certificateholder described above will be, in each such case, subject to the control rights of the related controlling pari passu companion loan(s) as described below.

Notwithstanding any contrary description set forth above, with respect to the Great Valley Commerce Center mortgage loan and the IC Leased Fee Hotel Portfolio mortgage loan, the holder of the related pari passu companion loan(s) in the related whole loan (or its representative, including any directing certificateholder under any securitization of such pari passu companion loan(s)) will have consultation rights with respect to asset status reports and material special servicing actions involving the related whole loan, as provided for in the related intercreditor agreement and as described in the Preliminary Prospectus, and those rights will be in addition to the rights of the directing certificateholder in this transaction described above.

Notwithstanding any contrary description set forth above, with respect to the Del Amo Fashion Center mortgage loan, the TZA Multifamily Portfolio I mortgage loan, the 245 Park Avenue mortgage loan and the Park West Village mortgage loan, in general the related whole loan will be serviced under the pooling and servicing agreement or trust and servicing agreement as indicated in the “Pari Passu Companion Loan Summary” table below, which grants the related directing certificateholder under the related securitization control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of the related whole loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the related securitization.

Notwithstanding any contrary description set forth above, with respect to each of the American Cancer Society Center mortgage loan, the OKC Outlets mortgage loan, the JW Marriott Chicago mortgage loan, the Center 78 mortgage loan and The District mortgage loan, in general, the related whole loan will be serviced (i) prior to the applicable Servicing Shift Securitization Date, under the pooling and servicing agreement for this securitization and (ii) after the applicable Servicing Shift Securitization Date, under the related Servicing Shift PSA, which grants, or is expected to grant, to the related controlling noteholder control rights that include the right to approve or disapprove various material servicing actions involving the related Whole Loan. The Directing Certificateholder for this securitization will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing each Servicing Shift Whole Loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the controlling noteholder, and the securitization of each related controlling pari passu companion loan will not limit the consultation rights of the Directing Certificateholder under this securitization.

For a description of the directing holder for each Non-Serviced Whole Loan, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—The Directing Certificateholder—Rights of the Directing Certificateholder with respect to the Non-Serviced Mortgage Loans or the Servicing Shift Whole Loans” in the Preliminary Prospectus.

Control Eligible Certificates:	Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR Certificates.
Controlling Class:	The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below) allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class NR-RR certificates.
Appraised-Out Class:

An “Appraised-Out Class” is any class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Certificate Balance of the constituent classes. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the next most subordinate class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

With respect to each Serviced AB Whole Loan, the holder of the related controlling Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control as described in “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—JW Marriott Chicago Whole Loan ” and “—Center 78 Whole Loan” in the Preliminary Prospectus.

Remedies Available to Holders of an Appraised-Out Class:	The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order a (or, with respect to a Non-Serviced Mortgage Loan, require the Master Servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any mortgage loan (or Serviced Whole Loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). With respect to any Serviced Mortgage Loan, the Special Servicer will be required to use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the Master Servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the Special Servicer. Upon receipt of such supplemental appraisal, the Master Servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the Non-Serviced Special Servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to extent provided for in the applicable Non-Serviced PSA and applicable intercreditor agreement) and the Special Servicer (for any mortgage loan other than any Non-Serviced Mortgage Loan) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (for any mortgage loan other than any Non-Serviced Mortgage Loan) receipt of information requested by the Special Servicer from the Master Servicer. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable. The Certificate Administrator, the Operating Advisor and the Special Servicer will be entitled to conclusively rely on the Master Servicer’s calculation or determination of any Collateral Deficiency Amount with respect to Non-Serviced Mortgage Loans.
Control Rights:

Subject to the rights of the Subordinate Companion Loan solely with respect to each Serviced AB Whole Loan, described under “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift AB Whole Loans—JW Marriott Chicago Whole Loan” and “—Center 78 Whole Loan” in the Preliminary Prospectus, prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the PSA with respect to certain major decisions and other matters. A “Control Termination Event” will occur when (i) the Class D-RR certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of such class; or (ii) a holder of the Class D-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder; provided, however, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder will have certain non-binding consultation rights under the PSA with respect to certain major decisions and other matters. A “Consultation Termination Event” will

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class D-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder (provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class D-RR certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder); provided, however, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the PSA.

Notwithstanding the proviso to the definitions of “Control Termination Event” and “Consultation Termination Event,” a Control Termination Event and a Consultation Termination Event will be deemed to have occurred with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” means a mortgage loan or whole loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party. It is expected that there will be no Excluded Loans as of the Closing Date with respect to this securitization.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the consent and/or consultation rights of a Controlling Class Certificateholder with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each Non-Serviced Whole Loan, the Directing Certificateholder will only have certain consultation rights with respect to certain “major decisions” and other matters related to such whole loan, in each case only prior to a Control Termination Event or Consultation Termination Event, as applicable, and the controlling noteholder (or its representative) will be entitled to similar consent and/or consultation rights with respect to such whole loan.

Operating Advisor Consultation Event:	An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder generally may replace the Special Servicer with or without cause at any time.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible classes of certificates as described in “Replacement of Special Servicer by Vote of Certificateholders” below.

Notwithstanding the foregoing, with respect to a Serviced AB Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights and the holder of such Subordinate Companion Loan will be entitled to replace the Special Servicer with or without cause in accordance with the PSA and the related intercreditor agreement. However, during a Control Appraisal Period with respect to a Serviced AB Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced AB Whole Loan as it does for the other mortgage loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—JW Marriott Chicago Whole Loan” and “—Center 78 Whole Loan” in the Preliminary Prospectus.

The Operating Advisor may also recommend the replacement of the Special Servicer at any time as described in “Operating Advisor” below.

Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights of all classes of certificates entitled to principal (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the related Special Servicer (other than with respect to the Servicing Shift Whole Loan) with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders of a Rating Agency Confirmation from each applicable Rating Agency, the Certificate Administrator will be required to promptly post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of at least 66 2/3% of a Certificateholder Quorum, the Trustee will be required to immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the Asset Representations Reviewer, any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all classes of certificates entitled to principal on an aggregate basis.

With respect to each Serviced Whole Loan, any holder of a related pari passu companion loan, following a Servicer Termination Event with respect to the related Special Servicer that remains unremedied and affects such holder, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided that any successor special servicer appointed to replace the Special Servicer with respect to such whole loan can generally not be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan, without the prior written consent of such holder of the related Serviced Companion Loan.

With respect to any Non-Serviced Whole Loan, the UBS Commercial Mortgage Trust 2017-C3, as holder of the related mortgage loan, has the right to terminate the Special Servicer under the related pooling and servicing agreement if a servicer termination event occurs, with respect to such special servicer that affects the trust in its capacity as such holder. Such

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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rights may be exercised by the Directing Certificateholder prior to a Control Termination Event (or the Special Servicer (consistent with the servicing standard), following the occurrence and during the continuance of a Control Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.
Cap on Workout and Liquidation Fees:	The Special Servicer will also be entitled (i) liquidation fees generally equal to 1.0% (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to such rate as would result in an aggregate liquidation fee equal to $25,000) of liquidation proceeds and certain other collections in respect of a Specially Serviced Loan (and any related Serviced Companion Loan) or related REO Property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers (less any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan or REO Property and received by the Special Servicer within the prior 12 months); and (ii) workout fees generally equal to 1.0% (or, with respect to interest and principal payments made in respect of a rehabilitated mortgage loan (and any related Serviced Companion Loan), subject to a floor of $25,000 with respect to any mortgage loan, whole loan or related REO Property, subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicer Compensation”.
Special Servicer Compensation:

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each Serviced Mortgage Loan that is a Specially Serviced Loan (and any related Serviced Companion Loan) or as to which the related mortgaged property has become an REO Property at the special servicing fee rate, which will be a rate equal to the greater of a per annum rate of 0.25% and the rate that would result in a special servicing fee of $3,500. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related Specially Serviced Loan or REO Property and, then, from general collections on all the mortgage loans (other than a Non-Serviced Mortgage Loan) and any REO Properties.

With respect to any Non-Serviced Mortgage Loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such Non-Serviced Mortgage Loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Operating Advisor:

The Operating Advisor will initially be Park Bridge Lender Services LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of Specially Serviced Loans. With respect to each mortgage loan or Serviced Whole Loan (in each case, other than a Non-Serviced Mortgage Loan or Servicing Shift Whole Loan), the Operating Advisor will be responsible for:

●     reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan to the extent described in the Preliminary Prospectus and required under the PSA;

●     reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

●    recalculating and verifying the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

●     preparing an annual report (if any mortgage loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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during the prior calendar year or an Operating Advisor Consultation Event occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to major decisions on non-Specially Serviced Loans) during the prior calendar year on a “trust-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply and (2) any deviations from the Special Servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan). In preparing any Operating Advisor Annual Report, the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the PSA that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan (other than the Servicing Shift Whole Loan), after the Operating Advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

●    to consult (on a non-binding basis) with the Special Servicer in respect of Asset Status Reports and

●    to consult (on a non-binding basis) with the Special Servicer with respect to “major decisions” processed by the Special Servicer.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the PSA in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the Certificateholders as a collective whole, then, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed within 180 days of the report being posted to the Certificate Administrator’s internet website by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of a quorum of Certificateholders (which, for this purpose, is the holders of Principal Balance Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or certificate owners that are not affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of Certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities.

Asset Representations Reviewer:	The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of Certificateholders vote to direct a review as described below. The Asset Representations Reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The Certificate Administrator will be required to notify Certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

If Certificateholders evidencing not less than 5.0% of the Voting Rights request a vote to commence an Asset Review, and if subsequently (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum authorizes an Asset Review within 150 days of the request for a vote, the Asset Representations Reviewer will be required to conduct an Asset Review of delinquent loans.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will be required to promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts), the Trustee will be required to terminate all of the rights and obligations of the Asset Representations Reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights represented by all certificates that have Voting Rights.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the Enforcing Servicer will be required to send a notice to the first Certificateholder (or beneficial owner) to deliver a Certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the Certificate Administrator (which will be required to make such notice available to Certificateholders via the Certificate Administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or certificate owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or certificate owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Credit Risk Retention:

UBS AG is expected to act as the “retaining sponsor” for this securitization and intends to satisfy the U.S. credit risk retention requirement through the purchase by KKR Real Estate Credit Opportunity Partners Aggregator I L.P., as a third party purchaser (as defined in Credit Risk Retention Rules), from the depositor, on the Closing Date, of an “eligible horizontal residual interest”, which will be comprised of the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR Certificates. The aggregate estimated fair value of the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR Certificates will equal at least 5% of the estimated fair value of all of the Certificates (other than the Class R Certificates) issued by the issuing entity.

KKR Real Estate Credit Opportunity Partners Aggregator I L.P., in its capacity as the “third party purchaser” for this transaction, will be required to comply with the hedging, transfer and financing restrictions applicable to a “third party purchaser” under the credit risk retention rules, which generally prohibit the transfer of the applicable Certificates, other than to a majority owned affiliate of KKR Real Estate Credit Opportunity Partners Aggregator I L.P., until August 18, 2022. After that date, transfers are permitted under certain circumstances, in accordance with the credit risk retention rules, to another “third party purchaser”. The restrictions on hedging and transfer under the credit risk retention rules as in effect on the Closing Date of this transaction will expire on and after the date that is the latest of (i) the date on which the aggregate principal balance of the mortgage loans has been reduced to 33% of the aggregate principal balance of the mortgage loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the Certificates has been reduced to 33% of the aggregate total unpaid principal obligations under the Certificates as of the Closing Date; or (iii) two years after the Closing Date.

For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

The PSA will include the required provisions applicable to an operating advisor necessary for the securitization to comply with the credit risk retention rules utilizing the “third party purchaser” option. See “Operating Advisor” above.

Notwithstanding any references in this Term Sheet to the credit risk retention rules, the Retaining Sponsor, the third party purchaser and other risk retention related matters, in the event the credit risk retention rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the third party purchaser or any other party will be required to comply with or act in accordance with the credit risk retention rules (or such relevant portion thereof).

For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (other than any related Companion Loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or that accrued on the portion of the stated principal balance thereof equal to any related

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Deficiency Amount in effect from time to time and as to which no advance was made.
Investor Communications:	The Certificate Administrator is required to include on any Form 10-D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the PSA. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator.
Deal Website:	The Certificate Administrator will be required to maintain a deal website which will include, among other items: (a) summaries of Final Asset Status Reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date Balances
						Weighted Averages
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)(3)	Cut-off Date LTV Ratio(1)(2)(4)	Maturity Date or ARD LTV Ratio(1)(2)(4)
$1,816,452	-	$5,000,000	9	$30,323,820	4.3%	4.936%	119	1.57x	61.0%	47.8%
$5,000,001	-	$10,000,000	11	$72,120,660	10.2%	4.623%	119	1.71x	63.4%	51.7%
$10,000,001	-	$15,000,000	6	$76,144,233	10.7%	4.819%	120	2.06x	55.5%	45.3%
$15,000,001	-	$20,000,000	2	$31,908,867	4.5%	4.865%	119	1.64x	60.8%	50.4%
$20,000,001	-	$25,000,000	2	$49,458,615	7.0%	4.534%	120	1.34x	64.6%	49.9%
$25,000,001	-	$30,000,000	5	$141,250,000	19.9%	4.023%	95	3.10x	49.1%	46.6%
$35,000,001	-	$40,000,000	3	$113,070,000	16.0%	4.221%	99	2.31x	54.3%	51.7%
$40,000,001	-	$45,000,000	1	$43,000,000	6.1%	3.990%	119	1.79x	63.8%	57.9%
$45,000,001	-	$51,350,000	3	$151,350,000	21.4%	4.160%	119	2.37x	53.0%	48.7%
Total/Weighted Average			42	$708,626,196	100.0%	4.341%	111	2.23x	55.9%	49.4%

Distribution of Mortgage Rates(3)
						Weighted Averages
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)(3)	Cut-off Date LTV Ratio(1)(2)(4)	Maturity Date or ARD LTV Ratio(1)(2)(4)
2.620%	-	3.500%	1	$30,000,000	4.2%	2.620%	60	4.46x	20.0%	20.0%
3.501%	-	4.000%	4	$182,350,000	25.7%	3.801%	119	2.53x	49.0%	46.4%
4.001%	-	4.500%	11	$200,166,615	28.2%	4.286%	100	2.45x	56.7%	50.3%
4.501%	-	5.000%	18	$219,207,262	30.9%	4.798%	119	1.70x	62.6%	52.2%
5.001%	-	5.300%	8	$76,902,319	10.9%	5.132%	120	1.61x	64.9%	57.3%
Total/Weighted Average			42	$708,626,196	100.0%	4.341%	111	2.23x	55.9%	49.4%

Property Type Distribution(1)
					Weighted Averages
Property Type	Number of Mortgage Properties	Aggregate Cut-Off Date Balance	% of Initial Outstanding Pool Balance(1)	Number of Units/Rooms/Pads/ NRA/Beds	Cut-off Date Balance per Unit/Room/Pad/ NRA/Beds(2)	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	U/W NCF DSCR (1)(2)(3)	Cut-off Date LTV Ratio (1)(2)(4)	Maturity Date or ARD LTV Ratio (1)(2)(4)
Office	6	$164,383,615	23.2%	3,615,936	258	4.109%	119	92.3%	1.92x	62.2%	55.5%
Suburban	4	$83,383,615	11.8%	900,605	164	4.372%	120	96.2%	1.62x	67.4%	57.2%
CBD	2	$81,000,000	11.4%	2,715,331	356	3.840%	119	88.3%	2.23x	56.8%	53.7%
Retail	10	$154,526,802	21.8%	3,185,032	200	4.209%	104	89.6%	2.26x	54.5%	49.9%
Anchored	5	$52,310,672	7.4%	919,591	142	4.551%	119	90.9%	1.37x	60.6%	50.4%
Super Regional Mall	1	$50,000,000	7.1%	1,769,525	260	3.658%	118	85.2%	3.34x	39.8%	39.8%
Outlet Center	1	$37,000,000	5.2%	393,793	220	4.180%	57	93.3%	2.41x	59.9%	59.9%
Shadow Anchored	2	$11,719,982	1.7%	77,451	157	4.940%	118	90.3%	1.34x	72.1%	59.3%
Unanchored	1	$3,496,148	0.5%	24,672	142	4.850%	119	90.2%	1.71x	57.6%	47.2%
Hospitality	9	$141,055,101	19.9%	1,890	101,519	4.694%	108	77.2%	2.74x	49.2%	40.3%
Full Service	5	$111,005,101	15.7%	1,520	106,159	4.687%	104	77.7%	2.94x	46.6%	39.4%
Limited Service	3	$17,050,000	2.4%	238	73,621	4.723%	120	69.5%	1.98x	60.7%	44.9%
Extended Stay	1	$13,000,000	1.8%	132	98,485	4.720%	120	82.6%	2.10x	56.0%	41.5%
Multifamily	18	$96,530,000	13.6%	3,824	72,074	4.271%	101	95.7%	2.42x	55.8%	49.4%
Garden	17	$66,530,000	9.4%	2,972	41,064	5.015%	119	95.5%	1.50x	71.9%	62.7%
High Rise	1	$30,000,000	4.2%	852	140,845	2.620%	60	96.0%	4.46x	20.0%	20.0%
Mixed Use	1	$51,350,000	7.2%	176,000	292	3.881%	120	100.0%	2.22x	45.8%	41.5%
Office/R&D	1	$51,350,000	7.2%	176,000	292	3.881%	120	100.0%	2.22x	45.8%	41.5%
Other	9	$38,330,000	5.4%	2,133,662	6,364	5.020%	120	100.0%	1.58x	67.8%	66.0%
Leased Fee	7	$27,000,000	3.8%	2,133,134	29	5.020%	120	100.0%	1.67x	73.2%	73.2%
Parking Garage	1	$9,130,000	1.3%	500	21,458	5.020%	120	100.0%	1.38x	55.0%	49.0%
Parking Lot	1	$2,200,000	0.3%	28	21,458	5.020%	120	100.0%	1.38x	55.0%	49.0%
Industrial	6	$31,550,678	4.5%	1,019,708	72	4.549%	119	97.1%	2.15x	55.6%	44.1%
Flex	4	$23,099,890	3.3%	957,585	44	4.550%	120	96.1%	2.25x	56.2%	44.2%
Warehouse/Distribution	2	$8,450,788	1.2%	62,123	149	4.546%	118	100.0%	1.87x	53.9%	43.8%
Manufactured Housing Community	3	$18,350,000	2.6%	717	30,272	4.637%	120	90.3%	1.41x	66.0%	54.7%
Self Storage	2	$12,550,000	1.8%	229,833	65	4.424%	120	93.0%	2.14x	58.8%	52.4%
Total/Weighted Average	64	$708,626,196	100.0%			4.341%	111	90.3%	2.23x	55.9%	49.4%

Please see footnotes on page 24.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21

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OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Geographic Distribution(1)
				Weighted Averages
State/Location	Number of Mortgage Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)(3)	Cut-off Date LTV Ratio(1)(2)(4)	Maturity Date or ARD LTV Ratio(1)(2)(4)
California	7	$179,264,220	25.3%	4.164%	119	2.35x	48.3%	43.5%
California - Southern(5)	5	$159,464,220	22.5%	4.110%	119	2.36x	47.7%	43.6%
California - Northern(5)	2	$19,800,000	2.8%	4.596%	120	2.26x	52.9%	43.4%
New York	3	$71,630,833	10.1%	3.298%	94	3.40x	38.0%	38.0%
Florida	16	$58,166,452	8.2%	4.912%	119	1.52x	72.9%	63.9%
Utah	2	$49,458,615	7.0%	4.534%	120	1.34x	64.6%	49.9%
Georgia	1	$43,000,000	6.1%	3.990%	119	1.79x	63.8%	57.9%
Oklahoma	1	$37,000,000	5.2%	4.180%	57	2.41x	59.9%	59.9%
Illinois	2	$35,482,474	5.0%	4.138%	71	4.92x	26.9%	25.1%
Other	32	$234,623,602	33.1%	4.733%	120	1.80x	63.5%	54.1%
Total/Weighted Average	64	$708,626,196	100.0%	4.341%	111	2.23x	55.9%	49.4%

Distribution of Cut-off Date LTV Ratios(1)(2)(4)
						Weighted Averages
Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)(3)	Cut-off Date LTV Ratio(1)(2)(4)	Maturity Date or ARD LTV Ratio(1)(2)(4)
20.0%	-	40.0%	3	$108,500,000	15.3%	3.472%	87	4.25x	29.5%	29.5%
40.1%	-	50.0%	7	$133,202,928	18.8%	4.034%	119	2.47x	47.2%	42.9%
50.1%	-	55.0%	2	$49,400,000	7.0%	4.858%	120	1.70x	54.3%	47.2%
55.1%	-	60.0%	8	$89,013,467	12.6%	4.586%	93	2.14x	58.7%	50.5%
60.1%	-	65.0%	8	$120,558,000	17.0%	4.433%	119	1.60x	63.0%	53.7%
65.1%	-	70.0%	9	$113,363,615	16.0%	4.530%	120	1.55x	67.6%	57.1%
70.1%	-	74.9%	5	$94,588,186	13.3%	4.926%	119	1.56x	73.6%	66.6%
Total/Weighted Average			42	$708,626,196	100.0%	4.341%	111	2.23x	55.9%	49.4%

Distribution of Maturity Date LTV Ratios(1)(2)(4)
						Weighted Averages
Range of LTV Ratios at Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)(3)	Cut-off Date LTV Ratio(1)(2)(4)	Maturity Date or ARD LTV Ratio(1)(2)(4)
20.0%	-	40.0%	5	$124,586,220	17.6%	3.594%	91	4.02x	31.4%	30.2%
40.1%	-	50.0%	19	$287,388,789	40.6%	4.445%	119	2.00x	54.6%	45.8%
50.1%	-	55.0%	3	$45,425,000	6.4%	4.652%	120	1.67x	65.4%	52.8%
55.1%	-	60.0%	10	$134,388,000	19.0%	4.355%	102	1.79x	64.1%	58.1%
60.1%	-	73.2%	5	$116,838,186	16.5%	4.746%	119	1.63x	72.2%	67.1%
Total/Weighted Average			42	$708,626,196	100.0%	4.341%	111	2.23x	55.9%	49.4%

Distribution of Underwritten NCF Debt Service Coverage Ratios(1)(2)(3)
						Weighted Averages
Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)(3)	Cut-off Date LTV Ratio(1)(2)(4)	Maturity Date or ARD LTV Ratio(1)(2)(4)
1.29x	-	1.40x	13	$125,142,473	17.7%	4.712%	119	1.34x	64.8%	52.7%
1.41x	-	1.50x	2	$10,500,000	1.5%	4.798%	120	1.47x	63.0%	51.4%
1.51x	-	1.60x	2	$52,700,000	7.4%	4.950%	119	1.55x	73.2%	64.6%
1.61x	-	1.70x	3	$60,500,000	8.5%	4.723%	120	1.66x	70.3%	63.1%
1.71x	-	1.80x	7	$114,966,148	16.2%	4.513%	120	1.78x	59.8%	51.4%
1.81x	-	1.90x	1	$28,000,000	4.0%	4.090%	120	1.86x	67.4%	67.4%
1.91x	-	2.00x	3	$27,683,341	3.9%	5.029%	118	1.98x	56.4%	43.3%
2.01x	-	2.25x	3	$72,850,000	10.3%	4.097%	120	2.18x	49.3%	41.8%
2.26x	-	2.50x	1	$37,000,000	5.2%	4.180%	57	2.41x	59.9%	59.9%
2.51x	-	5.64x	7	$179,284,233	25.3%	3.703%	99	3.66x	36.8%	35.5%
Total/Weighted Average			42	$708,626,196	100.0%	4.341%	111	2.23x	55.9%	49.4%

Please see footnotes on page 24.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Original Terms to Maturity or ARD
				Weighted Averages
Original Terms to Maturity or ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate(3)	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)(3)	Cut-off Date LTV Ratio(1)(2)(4)	Maturity Date or ARD LTV Ratio(1)(2)(4)
60	3	$95,500,000	13.5%	3.649%	59	4.02x	35.9%	35.9%
120	39	$613,126,196	86.5%	4.449%	119	1.95x	59.0%	51.5%
Total/Weighted Average	42	$708,626,196	100.0%	4.341%	111	2.23x	55.9%	49.4%

Distribution of Remaining Terms to Maturity or ARD
						Weighted Averages
Range of Remaining Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)(3)	Cut-off Date LTV Ratio(1)(2)(4)	Maturity Date or ARD LTV Ratio(1)(2)(4)
57	-	60	3	$95,500,000	13.5%	3.649%	59	4.02x	35.9%	35.9%
61	-	120	39	$613,126,196	86.5%	4.449%	119	1.95x	59.0%	51.5%
Total/Weighted Average			42	$708,626,196	100.0%	4.341%	111	2.23x	55.9%	49.4%

Distribution of Underwritten NOI Debt Yields(1)(2)
						Weighted Averages
Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)(3)	Cut-off Date LTV Ratio(1)(2)(4)	Maturity Date or ARD LTV Ratio(1)(2)(4)
8.3%	-	9.0%	5	$78,308,000	11.1%	4.707%	120	1.45x	67.1%	60.6%
9.1%	-	10.0%	8	$100,756,801	14.2%	4.601%	120	1.50x	66.5%	57.0%
10.1%	-	11.0%	6	$103,036,220	14.5%	4.451%	119	1.98x	63.0%	57.0%
11.1%	-	12.0%	8	$154,991,452	21.9%	3.924%	93	2.45x	54.1%	49.2%
12.1%	-	13.0%	5	$81,628,622	11.5%	4.104%	119	2.74x	47.3%	42.8%
13.1%	-	14.0%	2	$89,420,000	12.6%	4.277%	120	2.04x	49.3%	43.7%
14.1%	-	15.0%	2	$8,550,000	1.2%	4.994%	120	1.86x	61.6%	46.0%
15.1%	-	16.0%	1	$8,500,000	1.2%	4.450%	120	2.10x	59.9%	43.8%
16.1%	-	26.8%	5	$83,435,101	11.8%	4.545%	99	3.52x	41.7%	34.0%
Total/Weighted Average			42	$708,626,196	100.0%	4.341%	111	2.23x	55.9%	49.4%

Amortization Types
				Weighted Averages
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)(3)	Cut-off Date LTV Ratio(1)(2)(4)	Maturity Date or ARD LTV Ratio(1)(2)(4)
Full IO	8	$245,300,000	34.6%	3.875%	95	3.14x	46.7%	46.7%
Amortizing	26	$244,568,196	34.5%	4.720%	119	1.74x	61.6%	48.6%
Partial IO	8	$218,758,000	30.9%	4.440%	119	1.76x	59.9%	53.3%
Total/Weighted Average	42	$708,626,196	100.0%	4.341%	111	2.23x	55.9%	49.4%

Loan Purposes
				Weighted Averages
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)(3)	Cut-off Date LTV Ratio(1)(2)(4)	Maturity Date or ARD LTV Ratio(1)(2)(4)
Refinance	37	$511,526,196	72.2%	4.471%	113	2.25x	55.9%	48.5%
Acquisition	5	$197,100,000	27.8%	4.004%	108	2.18x	56.0%	51.7%
Total/Weighted Average	42	$708,626,196	100.0%	4.341%	111	2.23x	55.9%	49.4%

Please see footnotes on page 24.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV Ratio, U/W NCF DSCR and Debt Yield calculations include any related pari passu companion loans (other than the IC Leased Fee Hotel Portfolio Unfunded Companion Loan) and exclude any related subordinate companion loans, as applicable. The Number of Mortgaged Properties does not reflect the property identified as “Villa Roma”, which may be acquired upon the full funding of the IC Leased Fee Hotel Portfolio Unfunded Companion Loan.

(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans (other than the IC Leased Fee Hotel Portfolio Unfunded Companion Loan) and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any leased fee loans, the SF/Unit and Balance per SF/Unit figures in this Term Sheet are based on the size of the non-collateral improvements. With respect to the IC Leased Fee Hotel Portfolio Mortgage Loan, the related Cut-off Date LTV Ratio, Maturity Date or ARD LTV Ratio, U/W NCF DSCR and U/W NOI Debt Yield, calculated assuming that the IC Leased Fee Hotel Portfolio Unfunded Companion Loan is fully funded and the property referred to as “Villa Roma” is acquired are 77.5%, 77.5, 1.58x and 8.0%, respectively.

(3)	The Center 78 Mortgage Loan accrues interest at an interest rate that changes over time, as set forth on Annex F of the Preliminary Prospectus. The U/W NCF DSCR is calculated based on the aggregate debt service of the 12-month period commencing in September 2022.

(4)	With respect to the Clay Plaza Mortgage Loan, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Appraised Value is based on the “As-Stabilized” value of $3.05 million as of September 6, 2017, which assumes the completion of tenant improvements to the Workout Anytime space. At closing, the borrower deposited $115,750 into a tenant improvement reserve to cover the cost of such Workout Anytime tenant improvements. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $2.85 million “As-Is” appraised value are 63.7% and 48.1%, respectively.

(5)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Ten Largest Mortgage Loans
Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per Unit/Room/NRA(1)	Cut-off Date LTV Ratio(1)	U/W NCF DSCR(1)	U/W NOI Debt Yield(1)
Ionis Pharmaceuticals - Gazelle Ct	UBS AG	Carlsbad, CA	Mixed Use	$51,350,000	7.2%	$292	45.8%	2.22x	13.5%
Del Amo Fashion Center	SG	Torrance, CA	Retail	$50,000,000	7.1%	$260	39.8%	3.34x	12.9%
TZA Multifamily Portfolio I	SG	Various, FL	Multifamily	$50,000,000	7.1%	$45,340	73.7%	1.55x	10.5%
American Cancer Society Center	KeyBank	Atlanta, GA	Office	$43,000,000	6.1%	$117	63.8%	1.79x	12.0%
Embassy Suites - Santa Ana	SG	Santa Ana, CA	Hospitality	$38,070,000	5.4%	$126,478	54.1%	1.80x	13.5%
245 Park Avenue	SG	New York, NY	Office	$38,000,000	5.4%	$626	48.9%	2.73x	10.7%
OKC Outlets	KeyBank	Oklahoma City, OK	Retail	$37,000,000	5.2%	$220	59.9%	2.41x	11.2%
Park West Village	UBS AG	New York, NY	Multifamily	$30,000,000	4.2%	$140,845	20.0%	4.46x	12.0%
JW Marriott Chicago	Natixis	Chicago, IL	Hospitality	$28,500,000	4.0%	$130,000	21.4%	5.64x	26.8%
Center 78(2)	Natixis	Warren, NJ	Office	$28,000,000	4.0%	$171	67.4%	1.86x	9.9%
Total/Weighted Average				$393,920,000	55.6%		50.8%	2.65x	13.0%
(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV Ratio, U/W NCF DSCR, Debt Yield and Balance per SF/Unit/Room/SF calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV Ratio, U/W NCF DSCR, Debt Yield and Balance per Unit/Room/SF figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(2)	The Center 78 Mortgage Loan accrues interest at an interest rate that changes over time, as set forth on Annex F of the Preliminary Prospectus. The U/W NCF DSCR is calculated based on the aggregate debt service of the 12-month period commencing in September 2022.

Existing Mezzanine Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR(1)	Trust Cut-off Date LTV Ratio	Total Debt Cut-off Date LTV Ratio(1)	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield(1)
245 Park Avenue	$38,000,000	$568,000,000	2.73x	1.42x	48.9%	80.0%	10.7%	6.5%
Park West Village	$30,000,000	$186,250,000	4.46x	1.07x	20.0%	54.2%	12.0%	4.4%
JW Marriott Chicago	$28,500,000	$66,500,000	5.64x	1.26x	21.4%	72.9%	26.8%	7.9%
Center 78(2)	$28,000,000	$11,900,000	1.86x	1.08x	67.4%	85.1%	9.9%	7.9%
Great Valley Commerce Center	$27,750,000	$5,000,000	1.66x	1.34x	67.0%	73.8%	11.5%	10.4%
(1)	Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV Ratio and Total Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), related subordinate companion loan(s) and/or related mezzanine loan(s).

(2)	The Center 78 Mortgage Loan accrues interest at an interest rate that changes over time, as set forth on Annex F of the Preliminary Prospectus. The U/W NCF DSCR is calculated based on the aggregate debt service of the 12-month period commencing in September 2022.

Subordinate Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Mortgage Debt U/W NCF DSCR(1)	Trust Cut-off Date LTV Ratio	Total Mortgage Debt Cut-off Date LTV Ratio(1)	Trust U/W NOI Debt Yield	Total Mortgage Debt U/W NOI Debt Yield(1)
Del Amo Fashion Center	$50,000,000	$409,300,000	$125,700,000	3.34x	2.63x	39.8%	50.6%	12.9%	10.1%
245 Park Avenue	$38,000,000	$1,042,000,000	$120,000,000	2.73x	2.45x	48.9%	54.3%	10.7%	9.6%
Park West Village	$30,000,000	$90,000,000	$18,750,000	4.46x	3.44x	20.0%	23.1%	12.0%	10.4%
JW Marriott Chicago	$28,500,000	$50,800,000	$124,200,000	5.64x	1.92x	21.4%	54.9%	26.8%	10.4%
Center 78(2)	$28,000,000	$35,863,277	$4,936,723	1.86x	1.45x	67.4%	72.6%	9.9%	9.2%
(1)	Total Mortgage Debt U/W NCF DSCR, Total Mortgage Debt Cut-off Date LTV, Total Mortgage Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), related subordinate companion loan(s) and excludes related mezzanine loan(s), if any.

(2)	The Center 78 Mortgage Loan accrues interest at an interest rate that changes over time, as set forth on Annex F of the Preliminary Prospectus. The U/W NCF DSCR is calculated based on the aggregate debt service of the 12-month period commencing in September 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Pari Passu Companion Loan Summary
Mortgage Loan	Note(s)	Original Balance	Holder of Note	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
Del Amo Fashion Center	A-1-1 (controlling)(1), A-2-1, A-3-1, A-4-1, B-1-1, B-2-1, B-3-1, B-4-1	$59,300,000	DAFC 2017-AMO	Yes	KeyBank National Association	Cohen Financial, a Division of SunTrust Bank
	A-1-4, A-2-2-A, A-2-2-B, A-2-4, B-2-2-A, B-2-2-B, B-2-4	$90,457,000	BANA, WFB, Barclays	No
	A-1-2, A-4-2, B-1-2, B-4-2	$90,000,000	BANK 2017-BNK5	No
	A-2-3, A-4-3, B-2-3, B-4-3	$60,000,000	WFCM 2017-C38	No
	A-1-3, A-4-4, B-1-3, B-1-4, B-4-4	$59,543,000	BANK 2017-BNK6	No
	A-3-2, B-3-2	$50,000,000	UBS 2017-C3	No
	A-3-3, B-3-3	$45,000,000	UBS 2017-C2	No
	A-3-4, B-3-4	$5,000,000	SG	No
TZA Multifamily Portfolio I	A-1 (controlling)	$50,000,000	UBS 2017-C2	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-2, A-3	$50,000,000	UBS 2017-C3	No
	A-4	$8,000,000	SG	No
American Cancer Society Center	A-1 (controlling), A-3	$73,200,000	KeyBank	Yes	Midland Loan Services, a Division of PNC Bank, National Association(2)	Midland Loan Services, a Division of PNC Bank, National Association(2)
	A-2	$43,000,000	UBS 2017-C3	No(2)
245 Park Avenue	A-1-A (controlling)(1), A-1-B, A-1-C, A-1-D, A-1-E	$380,000,000	245 Park Avenue Trust 2017-245P	Yes	Wells Fargo Bank, National Association	Aegon USA Realty Advisors, LLC
	A-2-D-1	$32,000,000	UBS 2017-C2	No
	A-2-E-1	$55,000,000	WFCM 2017-C38	No
	A-2-A-1	$98,000,000	JPMCC 2017-JP6	No
	A-2-A-2, A-2-C-1-A	$90,000,000	DBJPM 2017-C6	No
	A-2-B-1	$80,000,000	CSAIL 2017-C8	No
	A-2-D-2, A-2-D-3	$38,000,000	UBS 2017-C3	No
	A-2-A-3, A-2-A-4, A-2-B-2, A-2-B-3-A, A-2-B-3-B, A-2-C-1-B, A-2-C-2, A-2-E-2	$303,250,000	JPMCB, Natixis, DBNY, Barclays	No
OKC Outlets	A-1 (controlling)	$49,500,000	KeyBank	Yes	Midland Loan Services, a Division of PNC Bank, National Association(3)	Midland Loan Services, a Division of PNC Bank, National Association(3)
	A-2	$37,000,000	UBS 2017-C3	No(3)
Park West Village	A-1 (controlling)(1), A-5	$50,000,000	UBS 2017-C2	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-2	$30,000,000	UBS 2017-C3	No
	A-3, A-4, A-6	$40,000,000	UBS AG	No
JW Marriott Chicago	A-1 (controlling)(1)	$40,000,000	Natixis	Yes	Midland Loan Services, a Division of PNC Bank, National Association(4)	Midland Loan Services, a Division of PNC Bank, National Association(4)
	A-2	$28,500,000	UBS 2017-C3	No(4)
	A-3	$10,800,000	Natixis	No
Center 78	A-1 (controlling)(1)	$35,863,277	Natixis	Yes	Midland Loan Services, a Division of PNC Bank, National Association(5)	Midland Loan Services, a Division of PNC Bank, National Association(5)
	A-2	$28,000,000	UBS 2017-C3	No(5)
Great Valley Commerce Center	A-1 (controlling)	$27,750,000	UBS 2017-C3	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-2	$21,525,000	KeyBank	No
IC Leased Fee Hotel Portfolio	A-1	$24,000,000	UBS 2017-C2	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-2	$11,465,000	Natixis	No
	A-3	$14,880,000(6)	Natixis	No
	A-4 (controlling)	$27,000,000	UBS 2017-C3	No
The District	A-1 (controlling), A-3, A-4, A-5	$55,000,000	UBS AG	Yes	Midland Loan Services, a Division of PNC Bank, National Association(7)	Midland Loan Services, a Division of PNC Bank, National Association(7)
	A-2	$25,000,000	UBS 2017-C3	No(7)
(1)	The related whole loan will be serviced pursuant to the indicated pooling and servicing agreement or trust and servicing agreement, as applicable. However, so long as no “control appraisal period” (or similar term) has occurred and is continuing, the holder of the related subordinate companion loan will be the controlling noteholder and will have the right to approve certain modifications and consent to certain actions taken with respect to the related whole loan. If a control appraisal period has occurred and is continuing, the holder of the note indicated as the “controlling” note will be the controlling noteholder.

(2)	The American Cancer Society Center is expected to initially be serviced under the UBS 2017-C3 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-1 (the “American Cancer Society Center Servicing Shift Securitization Date”), after which the American Cancer Society Center Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-1 (the “American Cancer Society Center Servicing Shift PSA”). The master servicer and special servicer under the American Cancer Society Center Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2017-C3 certificates after the securitization of the related controlling pari passu Note A-1.

(3)	The OKC Outlets is expected to initially be serviced under the UBS 2017-C3 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-1 (the “OKC Outlets Servicing Shift Securitization Date”), after which the OKC Outlets Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-1 (the “OKC Outlets Servicing Shift PSA”). The master servicer and special servicer under the OKC Outlets Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2017-C3 certificates after the securitization of the related controlling pari passu Note A-1.

(4)	The JW Marriott Chicago is expected to initially be serviced under the UBS 2017-C3 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-1 (the “JW Marriott Chicago Servicing Shift Securitization Date”), after which the JW Marriott Chicago Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-1 (the “JW Marriott Chicago Servicing Shift PSA”). The master servicer and special servicer under the JW Marriott Chicago Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2017-C3 certificates after the securitization of the related controlling pari passu Note A-1.

(5)	The Center 78 is expected to initially be serviced under the UBS 2017-C3 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-1 (the “Center 78 Servicing Shift Securitization Date”), after which the Center 78 Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-1 (the “Center 78 Servicing Shift PSA”). The master servicer and special servicer under the Center 78 Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2017-C3 certificates after the securitization of the related controlling pari passu Note A-1.

(6)	Note A-3 has a principal balance as of the Cut-Off Date of $0 but may increase up to $14,880,000 subject to certain conditions in the loan documents.

(7)	The District is expected to initially be serviced under the UBS 2017-C3 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-1 ( “The District Servicing Shift Securitization Date”), after which The District Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-1 ( “The District Servicing Shift PSA”). The master servicer and special servicer under The District Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2017-C3 certificates after the securitization of the related controlling pari passu Note A-1.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

UBS 2017-C3

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Previous Securitization History(1)
Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Previous Securitization(s)
Ionis Pharmaceuticals - Gazelle Ct	UBS AG	Carlsbad, CA	Mixed Use	$51,350,000	7.2%	CGGS 2016-RNDA
TZA Multifamily Portfolio I	SG	Various, FL	Multifamily	$50,000,000	7.1%	JPMBB 2014-C25(2)
American Cancer Society Center	KeyBank	Atlanta, GA	Office	$43,000,000	6.1%	JPMCC 2007-C1
OKC Outlets	KeyBank	Oklahoma City, OK	Retail	$37,000,000	5.2%	GSMS 2012-GCJ7
Azusa Center	KeyBank	Azusa, CA	Retail	$15,958,000	2.3%	MLMT 2007-C1
Crowne Plaza Memphis Downtown	RMF	Memphis, TN	Hospitality	$15,950,867	2.3%	CLNY 2015-FL3
Homewood Suites Oakland Waterfront	SG	Oakland, CA	Hospitality	$13,000,000	1.8%	GCCFC 2007-GG11
Hampton Inn & Suites Williamsburg Historic District	SG	Williamsburg, VA	Hospitality	$8,500,000	1.2%	MLCFC 2007-9
Bolingbrook Logistics Center	KeyBank	Bolingbrook, IL	Industrial	$6,982,474	1.0%	MSC 2007-IQ16
Carneros Self Storage Park	RMF	Sonoma, CA	Self Storage	$6,800,000	1.0%	BSCMS 2007-PW17
Two Rivers MHC	KeyBank	Bradenton, FL	MHC	$6,350,000	0.9%	UBSBB 2012-C3
West Carmel Shoppes	KeyBank	Carmel, IN	Retail	$5,919,982	0.8%	COMM 2007-C9
Walmart Plaza	SG	Natchitoches, LA	Retail	$5,800,000	0.8%	JPMCC 2007-LD11
North Parkway Mini Storage	KeyBank	Huntsville, AL	Self Storage	$5,750,000	0.8%	LBUBS 2007-C6
South Park Shopping Center	SG	Winston-Salem, NC	Retail	$5,450,000	0.8%	GCCFC 2007-GG11
Redlands University Plaza	KeyBank	Redlands, CA	Retail	$4,086,220	0.6%	CGCMT 2007-C6

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in one or more conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers.

(2)	All properties in the portfolio with the exception of the Timberfalls property were securitized in the JPMBB 2014-C25 transaction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

2855 Gazelle Court Carlsbad, CA 92010	Collateral Asset Summary – Loan No. 1 Ionis Pharmaceuticals - Gazelle Ct	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$51,350,000 45.8% 2.22x 13.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

2855 Gazelle Court Carlsbad, CA 92010	Collateral Asset Summary – Loan No. 1 Ionis Pharmaceuticals - Gazelle Ct	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$51,350,000 45.8% 2.22x 13.5%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Carlsbad, CA 92010
				General Property Type:	Mixed Use
Original Balance:	$51,350,000			Detailed Property Type:	Office/R&D
Cut-off Date Balance:	$51,350,000			Title Vesting:	Fee
% of Initial Pool Balance:	7.2%			Year Built/Renovated:	2011/N/A
Loan Purpose:	Acquisition			Size:	176,000 SF
Borrower Sponsor:	Ionis Pharmaceuticals, Inc.			Cut-off Date Balance per SF:	$292
Mortgage Rate:	3.8810%			Maturity Date Balance per SF:	$264
Note Date:	7/18/2017			Property Manager:	Self-managed
First Payment Date:	9/6/2017
Maturity Date:	8/6/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$6,911,392
Seasoning:	0 months			UW NOI Debt Yield:	13.5%
Prepayment Provisions:	LO (37); DEF (78); O (5)			UW NOI Debt Yield at Maturity:	14.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	3.18x (IO) 2.22x (P&I)
Additional Debt Type:	No			Most Recent NOI:	$6,547,697 (12/31/2016)
Additional Debt Balance:	No			2nd Most Recent NOI:	$6,177,382 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$6,177,514 (12/31/2014)
Reserves(1)				Most Recent Occupancy:	100.0% (8/1/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2016)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2015)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$112,000,000 (7/11/2017)
Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio:	45.8%
TI/LC:	$0	Springing	N/A	Maturity Date LTV Ratio:	41.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$51,350,000	64.1%	Purchase Price:	$79,411,552	99.1%
Borrower Equity:	$28,785,975	35.9%	Closing Costs:	$724,423	0.9%
Total Sources:	$80,135,975	100.0%	Total Uses:	$80,135,975	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The largest mortgage loan (the “Ionis Pharmaceuticals - Gazelle Ct Mortgage Loan”) is evidenced by three promissory notes in the aggregate original principal amount of $51,350,000 secured by a first priority fee mortgage encumbering a 176,000 SF mixed use office and R&D property in Carlsbad, California (the “Ionis Pharmaceuticals - Gazelle Ct Property”). The proceeds of the Ionis Pharmaceuticals - Gazelle Ct Mortgage Loan, together with $28,785,975 of borrower equity, were used to acquire the Ionis Pharmaceuticals - Gazelle Ct Property and pay closing costs. The Ionis Pharmaceuticals - Gazelle Ct Property was previously securitized in the CGGS 2016-RNDA transaction.

The Borrower and the Borrower Sponsor. The borrower is Ionis Gazelle, LLC (the “Ionis Pharmaceuticals - Gazelle Ct Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote with one independent director. The Ionis Pharmaceuticals - Gazelle Ct Borrower is wholly owned by Ionis Pharmaceuticals, Inc. (“Ionis”) (NADSAQ: IONS), the borrower sponsor and nonrecourse carve-out guarantor of the Ionis Pharmaceuticals - Gazelle Ct Mortgage Loan.

Ionis is a company in the RNA-targeted drug discovery and development focused on developing drugs for patients with the highest unmet medical needs, such as those patients with severe and rare diseases. Using its proprietary antisense technology, Ionis has created a pipeline of drugs, with three drugs currently in the market and approximately 30 drugs in development. Ionis’ current market capitalization is $5.8 billion with total cash, cash equivalents, and short term investments of approximately $860 million. As of March 30, 2017, Ionis reported total assets of $1.1 billion and a net worth of $201.8 million.

The Property. The Ionis Pharmaceuticals - Gazelle Ct Property, located in Carlsbad, California, is comprised of a 176,000 SF two-story class A mixed use office and R&D space for life science and biotechnology research. The Ionis Pharmaceuticals - Gazelle Ct Property is situated on a 13.92-acre site and contains 477 parking spaces (2.71 spaces per 1,000 SF). The Ionis Pharmaceuticals - Gazelle Ct Property was originally build-to-suit for Ionis in 2011 and serves as its corporate headquarters and main research and development facility. Ionis exercised a lease to purchase option contained within its original lease dated March 30, 2010 to purchase the Ionis Pharmaceuticals - Gazelle Ct Property at a contractual price of approximately $79.4 million of which the borrower sponsor contributed approximately $28.8 million ($164 PSF) of equity towards the total purchase price. At origination of the Ionis Pharmaceuticals - Gazelle Ct Mortgage Loan, Ionis executed a new 15-year triple net lease through July 2032 at $41.40 PSF with 10.0% increases every five years and no early termination rights.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

2855 Gazelle Court Carlsbad, CA 92010	Collateral Asset Summary – Loan No. 1 Ionis Pharmaceuticals - Gazelle Ct	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$51,350,000 45.8% 2.22x 13.5%

According to the appraisal, the Ionis Pharmaceuticals - Gazelle Ct Property contains approximately 65% (114,400 SF) of office space and 35% (61,600 SF) of R&D space. The Ionis Pharmaceuticals - Gazelle Ct Property is 100.0% leased to Ionis as of August 1, 2017. Office improvements (65% of NRA) at the Ionis Pharmaceuticals - Gazelle Ct Property include a mix of open plan and private offices, conference rooms and several employee lounge and break areas. Wet lab and related life science improvements (35% of NRA) are mainly research oriented and include di-ionized water, nitrogen and compressed air distribution throughout. Wet labs are designed mainly for biology R&D and have biosafety cabinets, fume hoods and chemistry lab areas. Life science improvements including two walk-in coolers and freezers (one of each per floor), glass wash rooms and two autoclaves. The Ionis Pharmaceuticals - Gazelle Ct Property also includes 25,000 SF of vivarium area split between two floors and served by an elevator.

Ionis is currently constructing a free-standing 5,600 SF building that will be used as an employee gym/fitness center facility, which currently occupies approximately 3,000 to 4,000 SF in the main building. The total cost of the new gym building is being funded by Ionis and is reported to be approximately $1.25 million. In addition, Ionis is currently working on plans with the city of Carlsbad for the installation of solar panels at the Ionis Pharmaceuticals - Gazelle Ct Property, which, once completed, would supply approximately 50% of electricity at the Ionis Pharmaceuticals - Gazelle Ct Property. Estimated project costs are approximately $3.0 million with all additional improvements at the Ionis Pharmaceuticals - Gazelle Ct Property becoming additional collateral for the Ionis Pharmaceuticals - Gazelle Ct Mortgage Loan. Since taking occupancy in 2011, Ionis has invested approximately $21.0 million in capital expenditures at the Ionis Pharmaceuticals - Gazelle Ct Property, including lab equipment, computer equipment and software, furniture and fixtures, solar panels, land and building improvements, data center and additional lab space.

The following table presents certain information relating to the sole occupied tenant at the Ionis Pharmaceuticals - Gazelle Ct Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
Ionis Pharmaceuticals, Inc.	NR/NR/NR	176,000	100.0%	$7,286,400	100.0%	$41.40	7/16/2032
Total/Wtd. Avg.		176,000	100.0%	$7,286,400	100.0%	$41.40

(1)	Information is based on the underwritten rent roll.

The following table presents certain information relating to the lease rollover schedule at the Ionis Pharmaceuticals - Gazelle Ct Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2028 & Beyond	1	176,000	100.0%	100.0%	$41.40	$7,286,400	100.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	1	176,000	100.0%		$41.40	$7,286,400	100.0%

(1)	Information is based on the underwritten rent roll.

The Market. The Ionis Pharmaceuticals - Gazelle Ct Property is located in Carlsbad, California, approximately 25 miles north of the San Diego central business district. Carlsbad is a coastal city in northwest San Diego County and is comprised of approximately 39 square miles, bounded by the Pacific Ocean on the west, the city of Encinitas on the south, the city of San Marcos on the east and Highway 78 on the north. Highway 78 provides east/west access between costal Carlsbad, Oceanside and inland north San Diego County communities. Interstate 5, located approximately five miles west, is a major north/south interstate providing access to the United States/Canadian Border in Blaine, Washington to the north and to the United States/Mexican border in San Ysidro, California to the south.

According to a third party market research report, San Diego is the third largest “Biotech Hub” in the United States alongside Greater Boston and the San Francisco Bay area with inventory of approximately 17.0 million SF. Carlsbad’s key industry clusters feature life sciences; information, communications and technology; action sports manufacturing; and clean technology, and include corporate headquarters for many well-known national and international companies. Life science is a large industry in Carlsbad, which includes biotech, medical device, diagnostic and technology companies and institutes. According to the appraisal, approximately 24% of all Carlsbad jobs are in the life science sector. Employers include Thermo Fisher, Genoptix and OptumRx. Carlsbad is also a leader in action sports manufacturing with more than half of all San Diego County action sports manufacturers based in this submarket, employing approximately 4,000 people. Notable employers include Callaway Golf, TaylorMade/Adidas, Acushnet/Titleist, Cobra Golf, Reef, Prana and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

2855 Gazelle Court Carlsbad, CA 92010	Collateral Asset Summary – Loan No. 1 Ionis Pharmaceuticals - Gazelle Ct	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$51,350,000 45.8% 2.22x 13.5%

Spy Optics. According to a third party market research report, the estimated 2017 average household income within a one-, three-, and five-mile radius is $132,277, $107,809 and $102,806, respectively.

According to a third party market research report, the Ionis Pharmaceuticals - Gazelle Ct Property is in the Carlsbad office submarket. The Carlsbad office submarket contains 329 buildings, accounting for approximately 7.1 million SF of office space. Overall vacancy in the Carlsbad office submarket was 17.1% with an average rental rate of $29.97 per SF as of the second quarter of 2017. According to a third party market research report, the Ionis Pharmaceuticals - Gazelle Ct Property is in the North County San Diego life science/wet lab submarket, which contains 2.4 million SF of space. Overall vacancy in the North County life science/wet lab submarket was 1.1% as of the first quarter of 2017. According to the appraisal and a third party market research report, the Ionis Pharmaceuticals - Gazelle Ct Property has an office/lab space market rent of $25.44 PSF to $54.00 PSF, with an average market rent of $43.34 PSF including the Ionis Pharmaceuticals - Gazelle Ct Property.

The following table presents certain information relating to sales and lease comparables for the Ionis Pharmaceuticals - Gazelle Ct Property:

Office/Lab Lease Comparables
Property Name	Property Location	Year Built/ Renovated	Distance to Subject	Tenant Name	Lease Date	NRA	Lease Term (yrs)	Base Rent PSF(1)	Lease Type
Ionis Pharmaceuticals - Gazelle Ct Property	Carlsbad, CA	2011/N/A	—	Ionis(2)	July 2017(2)	176,000(2)	15.0(2)	$41.40(2)	NNN
DNAe	Carlsbad, CA	NAV	2.4 miles	DNAe	NAV	24,000	NAV	NAV	NAV
Genoptix Flex/R&D Bio-tech Lab Building	Carlsbad, CA	2002/N/A	2.5 miles	Genoptix	Jan 2015	61,618	5.0	$25.44	NNN
AutoGenomics	Carlsbad, CA	NAV	3.0 miles	AutoGenomics	NAV	60,000	NAV	NAV	NAV
Coast9	San Diego, CA	NAV	21.9 miles	Nielsen Biosciences, Inc.	June 2017	7,588	10.6	$37.80	NNN
Torrey Pines Science Center	San Diego, CA	NAV	22.6 miles	Molecular Assemblies Impact Genomics	Aug 2016 April 2017	4,181 5,193	3.0 4.0	$41.40 $42.00	NNN NNN
Torrey Pines Lab Building	San Diego, CA	1991/N/A	22.9 miles	Fate Therapeutics	Jan 2017	76,084	7.0	$45.48	NNN
Torrey Ridge Science Center	San Diego, CA	NAV	22.9 miles	AltheaDx	Jan 2017	35,984	7.0	$49.56	NNN
3565 General Atomics Ct	San Diego, CA	NAV	23.0 miles	Astellas Pharma Fate Therapeutics Vividion Therapeutics	Sept 2016 Feb 2017 July 2017	25,457 47,924 12,442	10.0 6.4 3.3	$46.80 $46.20 $48.00	NNN NNN NNN
Office/Lab Property	San Diego, CA	2000/N/A	23.1 miles	Sorrento Therapeutics	Mar 2017	76,687	8.8	$36.00	NNN
Spectrum I	San Diego, CA	NAV	23.6 miles	Ideaya BioSciences Wellsprings Biosciences	April 2017 July 2017	3,722 17,823	3.0 2.5	$48.00 $48.60	NNN NNN
Vertex B-T-S	San Diego, CA	NAV	23.7 miles	Vertex Pharmaceuticals	Jan 2018	170,523	16.0	$54.00	NNN
Arenisca	San Diego, CA	1990/N/A	23.9 miles	Calibr	Aug 2017	72,419	10.4	$46.20	NNN
Oberlin Science Center	San Diego, CA	NAV	24.0 miles	Ohr Pharma	Sept 2016	4,452	1.3	$36.12	NNN
AXIOM - Bldg 3	San Diego, CA	1998/2016	24.6 miles	La Jolla Pharmaceuticals	Nov 2017	83,008	10.0	$43.80	NNN

Source: Appraisal and third party market research report

(1)	Ionis has 10% rent steps every five years. All office/lab lease comparables have 3% annual rent steps.

(2)	Information is based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

2855 Gazelle Court Carlsbad, CA 92010	Collateral Asset Summary – Loan No. 1 Ionis Pharmaceuticals - Gazelle Ct	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$51,350,000 45.8% 2.22x 13.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Ionis Pharmaceuticals - Gazelle Ct Property:

Cash Flow Analysis
	2014	2015	2016	UW	UW PSF
Gross Potential Rent(1)	$6,179,106	$6,179,106	$6,549,852	$7,286,400	$41.40
Total Recoveries	$821,320	$653,155	$997,402	$213,754	$1.21
Total Other Income	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss(2)	$0	$0	$0	($375,008)	($2.13)
Effective Gross Income	$7,000,426	$6,832,261	$7,547,254	$7,125,147	$40.48
Total Operating Expenses	$822,912	$654,879	$999,557	$213,754	$1.21
Net Operating Income	$6,177,514	$6,177,382	$6,547,697	$6,911,392	$39.27
Capital Expenditures	$0	$0	$0	$26,400	$0.15
TI/LC	$0	$0	$0	$451,106	$2.56
Net Cash Flow	$6,177,514	$6,177,382	$6,547,697	$6,433,887	$36.56

Occupancy %	100.0%	100.0%	100.0%	100.0%
NOI DSCR (P&I)	2.13x	2.13x	2.26x	2.38x
NCF DSCR (P&I)	2.13x	2.13x	2.26x	2.22x
NOI Debt Yield	12.0%	12.0%	12.8%	13.5%
NCF Debt Yield	12.0%	12.0%	12.8%	12.5%

(1)	Gross Potential Rent has been underwritten based on 100.0% physical occupancy as of the Cut-off Date.

(2)	Vacancy & Credit Loss is underwritten to a vacancy rate of 5.0% of all revenue. The Ionis Pharmaceuticals - Gazelle Ct Property is underwritten based on 100.0% physical occupancy as of the Cut-off Date.

Escrows and Reserves. Ongoing monthly escrows for real estate taxes, insurance premiums and capital expenditures are not required so long as (i) no event of default has occurred and is continuing, (ii) the Ionis Pharmaceuticals - Gazelle Ct Property is demised pursuant to the Ionis lease, (iii) the Ionis lease is in full force and effect, (iv) no Material Tenant Trigger Event (as defined below) has occurred, (v) Ionis (a) pays all taxes directly to the applicable government authorities, (b) maintains insurance according to its lease or (c) maintains the Ionis Pharmaceuticals - Gazelle Ct Property in a condition reasonably acceptable to the lender (as applicable) and (vi) Ionis performs its obligations under clause (v) above in a timely manner and provides the Ionis Pharmaceuticals - Gazelle Borrower evidence reasonably satisfactory to the lender of such performance in a timely manner. Ongoing monthly escrows for tenant improvements and leasing commissions are not required so long as (i) no event of default has occurred or is continuing, (ii) the Ionis Pharmaceuticals - Gazelle Ct Property is demised pursuant to the Ionis lease, (iii) the Ionis lease is in full force and effect and (iv) no Material Tenant Trigger Event has occurred.

A “Material Tenant Trigger Event” will commence upon the earlier of (i) if the Material Tenant (as defined below) fails to extend or renew its lease upon terms and conditions set forth in the Material Tenant’s lease (or as otherwise acceptable to the lender) on or prior to the earlier of (a) the date required for such notice period pursuant to the Material Tenant’s lease and (b) the date that is at least 12 months prior to the then-applicable expiration date of the Material Tenant’s lease, (ii) if an event of default under the Material Tenant’s lease has occurred, (iii) the Material Tenant or lease guarantor of the Material Tenant’s lease becomes insolvent or a debtor in any bankruptcy action, (iv) if the Material Tenant’s lease is terminated or no longer in full force or effect, (v) if the Material Tenant “goes dark,” vacates, ceases to occupy or discontinues its operations at the Ionis Pharmaceuticals - Gazelle Ct Property or (vi) if Ionis fails to maintain liquid assets of at least $85,000,000. A Material Tenant Trigger Event will continue until, in regard to clause (i) above, the Material Tenant has entered into a renewal of all of its leased premises in accordance with the requirements of the loan documents or certain re-leasing conditions have been satisfied with respect to the Material Tenant space, in regard to clause (ii) above, the applicable event of default has been cured, in regard to clause (iii) above, the Material Tenant’s lease is unconditionally affirmed in the applicable bankruptcy and the Material Tenant is paying full unabated rent or, if applicable, the guarantor bankruptcy has been discharged or dismissed, in regard to clause (iv) above, certain re-leasing conditions have been satisfied with respect to the Material Tenant space, in regard to clause (v) above, the applicable Material Tenant re-commences its operations at its leased premises and is paying full unabated rent, or in regard to clause (vi) above, the Ionis Pharmaceuticals - Gazelle Ct Borrower delivers written evidence that Ionis has liquid assets of at least $85,000,000.

A “Material Tenant” means (i) Ionis or (ii) a tenant or an affiliate of such tenant that leases space comprising 30% or more of either (a) the total rentable SF at the Ionis Pharmaceuticals - Gazelle Ct Property or (b) the total in-place base rent at the Ionis Pharmaceuticals - Gazelle Ct Property.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Ionis Pharmaceuticals - Gazelle Ct Mortgage Loan. The Ionis Pharmaceuticals - Gazelle Ct Mortgage Loan has springing cash management (i.e., has cash management only after the initial occurrence of a Trigger Period (as defined below)). During the continuance of a Trigger Period, funds in the lockbox account are required to be applied on each monthly payment date to pay debt service on the Ionis Pharmaceuticals - Gazelle Ct Mortgage Loan, to fund the required reserves deposits as described above under “Escrows and Reserves”, to disburse, provided that no event of default has occurred and is continuing, to the Ionis Pharmaceuticals - Gazelle Ct Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the Ionis Pharmaceuticals - Gazelle Ct Borrower in connection with the operation and maintenance of the Ionis Pharmaceuticals - Gazelle Ct Property reasonably approved by the lender, and to disburse the remainder to the Ionis Pharmaceuticals - Gazelle Ct Borrower (or, during the continuance of a Cash Sweep Period (as defined below), provided that no Material Tenant Trigger Event has occurred, to an account to be held by the lender as additional security for the Ionis Pharmaceuticals - Gazelle Ct Mortgage Loan). During the continuance of a Material Tenant Trigger Event, on each monthly payment date, all excess cash flow is required to be deposited into a Material Tenant rollover reserve to be held by the lender as additional security for the Ionis Pharmaceuticals - Gazelle Ct Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

2855 Gazelle Court Carlsbad, CA 92010	Collateral Asset Summary – Loan No. 1 Ionis Pharmaceuticals - Gazelle Ct	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$51,350,000 45.8% 2.22x 13.5%

A “Trigger Period” will commence upon the occurrence of (i) an event of default, (ii) any bankruptcy action involving the Ionis Pharmaceuticals - Gazelle Ct Borrower, the borrower sponsor, the guarantor or the property manager, (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.25x, if the Ionis Lease Condition (as defined below) is not satisfied, (iv) a Material Tenant Trigger Event or (v) any indictment for fraud or misappropriation of funds by the Ionis Pharmaceuticals - Gazelle Ct Borrower, the guarantor or the property manager or any director or officer of the Ionis Pharmaceuticals - Gazelle Ct Borrower, the guarantor or the property manager. A Trigger Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, upon the filing being discharged, stayed or dismissed within 90 days for the Ionis Pharmaceuticals - Gazelle Ct Borrower, the borrower sponsor or the guarantor, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the Ionis Pharmaceuticals - Gazelle Ct Borrower’s, the borrower sponsor’s, the guarantor’s, or the property manager’s monetary obligations, in regard to clause (iii) above, if the Ionis Lease Condition is not satisfied, upon the date the debt service coverage ratio based on the trailing 12-month period is at least 1.25x for two consecutive calendar quarters, in regard to clause (iv) above, the Material Tenant Trigger Event is cured, or in regard to clause (v) above, with respect to the property manager, when the Ionis Pharmaceuticals - Gazelle Ct Borrower replaces the property manager with a qualified manager or, with respect to the Ionis Pharmaceuticals - Gazelle Ct Borrower or the guarantor, when a judicial determination determines no such fraud or misappropriation of funds has occurred.

A “Cash Sweep Period” will commence upon the occurrence of (i) an event of default, (ii) any bankruptcy action involving the Ionis Pharmaceuticals - Gazelle Ct Borrower, the borrower sponsor, the guarantor or the property manager or (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.20x, if the Ionis Lease Condition is not satisfied. A Cash Sweep Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, upon the filing being discharged, stayed or dismissed within 90 days for the Ionis Pharmaceuticals - Gazelle Ct Borrower, the borrower sponsor or the guarantor, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the Ionis Pharmaceuticals - Gazelle Ct Borrower’s, the borrower sponsor’s, the guarantor’s, or the property manager’s monetary obligations, or in regard to clause (iii) above, if the Ionis Lease Condition is not satisfied, upon the date the debt service coverage ratio based on the trailing 12-month period is at least 1.20x for two consecutive calendar quarters.

An “Ionis Lease Condition” means (i) the Ionis Pharmaceuticals - Gazelle Ct Property is subject to the Ionis lease as of the applicable date of determination, (ii) no event of default under the Ionis lease, (iii) the Ionis lease is in full force and effect, (iv) no Material Tenant Trigger Event has occurred with respect to the Ionis lease and (v) Ionis is paying full unabated rent pursuant to the terms of the Ionis lease.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. Ionis is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic. So long as certain conditions in in the Ionis Pharmaceuticals - Gazelle Ct Mortgage Loan documents are satisfied, the Ionis Pharmaceuticals - Gazelle Ct Borrower is not required to obtain insurance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

2855 Gazelle Court Carlsbad, CA 92010	Collateral Asset Summary – Loan No. 1 Ionis Pharmaceuticals - Gazelle Ct	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$51,350,000 45.8% 2.22x 13.5%

Ionis Pharmaceuticals - Gazelle Ct
2855 Gazelle Court
Carlsbad, CA 92010
Camp Pendleton Marine Corps Base
John Wayne Orange Co. Airport 45 miles
San Luis Rey River
Oceanside Municipal Airport
Mission Marketplace
Osborne St
Guajome Regional Park
Vista Valley Country Club
OCEANSIDE
Vista
San Marcos
Carlsbad
Lake San Marcos
Encinitas
Rancho Santa Fe
Solana Beach
Fairbanks Ranch
SAN DIEGO
SAN DIEGO COUNTY
Pacific Ocean
San Diego Fwy
Ronald Packard Pkwy
Oceanside Blvd
San Marcos Blvd
Palomar Airport Rd
McClellan-Palomar Airport
Legoland Family Park
Carlsbad Premium Outlets
The Crossings at Carlsbad
Residence Inn by Marriott
FedEx Ship Ctr.
Hyatt Place SD/ Vista-Carlsbad
Iron Fist Brewing
Belching Beaver Brewery
The Home Depot
Carlsbad Raceway
Target
Holiday Inn Carlsbad-San Diego
Trader Joe's
Homewood Suites by Hilton
Park Hyatt Aviara Resort
Omni La Costa Resort & Spa
La Costa Country Club
Aviara Golf Course
Batiquitos Lagoon
La Costa Ave
Alga Rd
Aviara Pkwy
Buena Vista Park
Ocean Hills Country Club
Rancho Carlsbad Golf Course
National Univ.-North County Campus
North County Square
Palomar College
Cal. State University San Marcos
Lake San Marcos Country Club
Tri-City Medical Center
Miracosta College
El Camino Country Club
Westfield Plaza Camino Real
Buena Vista Lagoon
South Carlsbad State Beach
Poinsettia Village
Coaster Commuter Rail
The Forum Carlsbad
Encinitas Ranch Town Center
San Diego Botanic Gardens
Scripps Mem. Hospital Encinitas
Mira Costa Community College
San Elijo Lagoon County Park
Solana Beach Towne Centre
Del Mar Fairgrounds
Del Mar Race Track
Lomas Santa Fe Country Club
San Dieguito Reservoir
Rancho Santa Fe Golf Course
Fairbanks Ranch CC
Rancho Santa Fe Farm GC
Bridges at Rancho Santa Fe
San Diego Intl. Airport 20 miles
Elfin Forest Rd
Lone Jack Rd
El Camino Del Norte
Del Dios Hwy
San Dieguito Rd
Camino Del Sur
Encinitas Blvd
Leucadia Blvd
Santa Fe Dr
El Camino Real
Rancho Santa Fe Rd
Melrose Dr
Sycamore Ave
College Blvd
Monte Vista Dr
Buena Creek Rd
Sunset Dr
Lake Blvd
Cannon Rd
Carlsbad Blvd
Coast Hwy
Mesa Dr
Olive Ave
Bobier Dr
Vista Way
Emerald Dr
Tamarack Ave
Highland Dr
Sprinter
LOS ANGELES
ANAHEIM
SANTA ANA
LONG BEACH
RIVERSIDE
Irvine
Temecula
Escondido
Poway
La Jolla
El Cajon
Chula Vista

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

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35

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 2 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 39.8% 3.34x 12.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 2 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 39.8% 3.34x 12.9%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	BBB/BBB-/Baa1			Location:	Torrance, CA 90503
				General Property Type:	Retail
Original Balance(1):	$50,000,000			Detailed Property Type:	Super Regional Mall
Cut-off Date Balance(1):	$50,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	7.1%			Year Built/Renovated:	1961/2017
Loan Purpose:	Refinance			Size:	1,769,525 SF
Borrower Sponsors:	Simon Property Group, L.P.; Commingled Pension Trust Fund (Strategic Property) of JPMorgan Chase Bank, N.A.			Cut-off Date Balance per SF(1):	$260
				Maturity Date Balance per SF(1):	$260
				Property Manager:	Simon Management Associates II, LLC (borrower-related)
Mortgage Rate(1):	3.6575%
Note Date:	5/12/2017
First Payment Date:	7/1/2017
Maturity Date:	6/1/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI:	$59,343,892
Prepayment Provisions(2):	LO (26); DEF (87); O (7)			UW NOI Debt Yield(1):	12.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	12.9%
Additional Debt Type(1)(3):	Pari Passu/Subordinate Debt			UW NCF DSCR(1):	3.34x
Additional Debt Balance(1)(3):	$409,300,000/$125,700,000			Most Recent NOI:	$53,218,707 (3/31/2017 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$51,101,092 (12/31/2016)
Reserves(4)				3rd Most Recent NOI:	$35,039,436 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy(5):	85.2% (5/15/2017)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy:	91.5% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	86.1% (12/31/2015)
Replacements:	$0	Springing	$446,400	Appraised Value (as of):	$1,155,000,000 (4/23/2017)
TI/LC:	$0	Springing	$6,465,600	Cut-off Date LTV Ratio(1):	39.8%
Other:	$8,071,240	$0	N/A	Maturity Date LTV Ratio(1):	39.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$585,000,000	100.0%	Loan Payoff:	$511,127,344	87.4%
			Closing Costs:	$3,288,487	0.6%
			Return of Equity:	$70,584,168	12.1%
Total Sources:	$585,000,000	100.0%	Total Uses:	$585,000,000	100.0%

(1)	The Del Amo Fashion Center Mortgage Loan is part of the Del Amo Fashion Center Whole Loan, which is comprised of seventeen promissory A-Notes (which are pari passu with each other) with an aggregate principal balance of $375,800,000, seventeen promissory B-Notes (which are subordinate to the A-Notes and pari passu with each other) with an aggregate principal balance of $83,500,000 (together, the “Del Amo Fashion Center Senior Loan”), and twelve subordinate mortgage notes with an aggregate principal balance of $125,700,000 (together, the “Del Amo Fashion Center Subordinate Loan”). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Del Amo Fashion Center Senior Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the combined principal balance of the promissory notes comprising the Del Amo Fashion Center Senior Loan and the Del Amo Fashion Center Subordinate Loan are $331, $331, 10.1%, 10.1%, 2.63x, 50.6% and 50.6%, respectively.

(2)	Defeasance is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Del Amo Fashion Center Whole Loan promissory note to be securitized and (b) May 2, 2020. The assumed lockout period of 26 payments is based on the closing date of this transaction in August 2017.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	Most Recent Occupancy includes ten tenants (1.7% of NRA and 2.5% of underwritten base rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018). Most Recent Occupancy also includes three tenants (4.5% of NRA and 5.3% of underwritten base rent) with signed leases not yet in occupancy: Dave & Buster’s (expected lease commencement date of May 2018), Marshalls (expected lease commencement date of May 2018) and EMC Seafood & Raw Bar (expected lease commencement date of January 2018), for which a ten-year master lease was signed by the Del Amo Fashion Center Whole Loan guarantor which provides for annual rent equivalent to the tenants’ combined annual rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 2 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 39.8% 3.34x 12.9%

The Mortgage Loan. The second largest mortgage loan (the “Del Amo Fashion Center Mortgage Loan”) is part of a whole loan (the “Del Amo Fashion Center Whole Loan”) evidenced by seventeen promissory A-Notes in the aggregate original principal amount of $375,800,000, which are pari passu with each other, seventeen promissory B-Notes in the aggregate original amount of $83,500,000, which are subordinate to the A-Notes and pari passu with each other, and twelve subordinate promissory notes in the aggregate original principal amount of $125,700,000, which are evidenced by four notes from each of three tranches (C-Notes, D-Notes and E-Notes, each of which is subordinate to the Del Amo Fashion Center Senior Loan and to each other such tranche with a prior alphabetical designation, which are secured by a first priority fee mortgage encumbering 1,769,525 SF of a super regional mall in Torrance, California (the “Del Amo Fashion Center Property”). Promissory Notes A-3-2 and B-3-2 in the aggregate principal amount of $50,000,000, are from each of the two A and B tranches of pari passu components that comprise the Del Amo Fashion Center Senior Loan and represent the Del Amo Fashion Center Mortgage Loan and will be included in the UBS 2017-C3 Trust.

The Del Amo Fashion Center Whole Loan was co-originated by Société Générale, Bank of America, N.A., Barclays Bank PLC and Wells Fargo Bank, National Association. The proceeds of the Del Amo Fashion Center Whole Loan were used to pay off previous mortgage debt, pay closing costs and to return equity to the borrower sponsors. Based on the total cost basis in the Del Amo Fashion Center Property, the borrower sponsors have over $350 million of equity invested in the asset. Following the lockout period, the borrower has the right to defease the Del Amo Fashion Center Whole Loan in whole, but not in part, on any date before December 1, 2026. In addition, the Del Amo Fashion Center Whole Loan is prepayable without penalty on or after December 1, 2026. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) May 2, 2020.

The following table presents a summary of the promissory notes comprising the Del Amo Fashion Center Whole Loan. The lender provides no assurances that any non-securitized notes will not be split further. The Del Amo Fashion Center Whole Loan is serviced pursuant to the trust and servicing agreement for the DAFC 2017-AMO Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Del Amo Fashion Center Whole Loan Summary
Note(1)	Original Balance	Cut-off Date Balance	Note Holder(2)	Controlling Piece
A-1-1	$12,125,000	$12,125,000	DAFC 2017-AMO	Yes
A-1-2	$36,821,000	$36,821,000	BANK 2017-BNK5	No
A-1-3	$24,547,000	$24,547,000	BANK 2017-BNK6	No
A-1-4	$20,457,000	$20,457,000	Bank of America, NA	No
A-2-1	$12,125,000	$12,125,000	DAFC 2017-AMO	No
A-2-2-A	$24,547,333	$24,547,333	Barclays Bank PLC	No
A-2-2-B	$12,273,667	$12,273,667	Barclays Bank PLC	No
A-2-3	$24,547,000	$24,547,000	WFCM 2017-C38	No
A-2-4	$20,457,000	$20,457,000	Barclays Bank PLC	No
A-3-1	$12,125,000	$12,125,000	DAFC 2017-AMO	No
A-3-2	$40,912,500	$40,912,500	UBS 2017-C3	No
A-3-3	$36,821,250	$36,821,250	UBS 2017-C2	No
A-3-4	$4,091,250	$4,091,250	Société Générale	No
A-4-1	$12,125,000	$12,125,000	DAFC 2017-AMO	No
A-4-2	$36,821,000	$36,821,000	BANK 2017-BNK5	No
A-4-3	$24,547,000	$24,547,000	WFCM 2017-C38	No
A-4-4	$20,457,000	$20,457,000	BANK 2017-BNK6	No
B-1-1	$2,700,000	$2,700,000	DAFC 2017-AMO	No
B-1-2	$8,179,000	$8,179,000	BANK 2017-BNK5	No
B-1-3	$5,453,000	$5,453,000	BANK 2017-BNK6	No
B-1-4	$4,543,000	$4,543,000	BANK 2017-BNK6	No
B-2-1	$2,700,000	$2,700,000	DAFC 2017-AMO	No
B-2-2-A	$5,452,667	$5,452,667	Barclays Bank PLC	No
B-2-2-B	$2,726,333	$2,726,333	Barclays Bank PLC	No
B-2-3	$5,453,000	$5,453,000	WFCM 2017-C38	No
B-2-4	$4,543,000	$4,543,000	Barclays Bank PLC	No
B-3-1	$2,700,000	$2,700,000	DAFC 2017-AMO	No
B-3-2	$9,087,500	$9,087,500	UBS 2017-C3	No
B-3-3	$8,178,750	$8,178,750	UBS 2017-C2	No
B-3-4	$908,750	$908,750	Société Générale	No
B-4-1	$2,700,000	$2,700,000	DAFC 2017-AMO	No
B-4-2	$8,179,000	$8,179,000	BANK 2017-BNK5	No
B-4-3	$5,453,000	$5,453,000	WFCM 2017-C38	No
B-4-4	$4,543,000	$4,543,000	Wells Fargo Bank, NA	No
Del Amo Fashion Center Subordinate Loan	$125,700,000	$125,700,000	DAFC 2017-AMO	No
Total Del Amo Fashion Center Whole Loan	$585,000,000	$585,000,000

(1)	The B-Notes are subordinate to the A-Notes.

(2)	The promissory notes currently held by Société Générale, Bank of America, N.A., Barclays Bank PLC and Wells Fargo Bank, National Association are expected to be contributed to future securitization transactions or may be otherwise transferred at any time.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 2 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 39.8% 3.34x 12.9%

The Borrower and the Borrower Sponsors. The borrower is Del Amo Fashion Center Operating Company, L.L.C. (the “Del Amo Fashion Center Borrower”), which is a single-purpose Delaware limited liability company structured to be bankruptcy-remote, with at least two independent directors. Simon Property Group, L.P. is the non-recourse carveout guarantor (the “Del Amo Fashion Center Whole Loan Guarantor”). The Del Amo Fashion Center Whole Loan will be recourse to the Del Amo Fashion Center Whole Loan Guarantor pursuant to standard non-recourse carveouts, however, the non-recourse carveout guaranty and the environmental indemnity agreement provide that so long as Simon Property Group, L.P. is the Del Amo Fashion Center Whole Loan Guarantor (or SPF (as defined below) or certain affiliates of SPF should it be a replacement guarantor), its liability may not exceed $117,000,000 plus all reasonable out-of-pocket costs and expenses incurred by the lender in the enforcement of the guaranty and the environmental indemnity agreement or the preservation of the lender’s rights thereunder.

The borrower sponsors are a 50/50 joint venture between subsidiaries of Simon Property Group, L.P. and Commingled Pension Trust Fund (Strategic Property) of J.P. Morgan Chase Bank, N.A. (“SPF”) (collectively, the “Del Amo Fashion Center Borrower Sponsors”). Simon Property Group, L.P. is the operating partnership of Simon Property Group, Inc. (“Simon”) (NYSE: SPG). Simon is a publicly traded, self-administered and self-managed real estate investment trust focused on retail property ownership and management. Simon is one of the largest publicly-traded owners, operators and developers of retail assets in the United States. As of March 31, 2017, Simon owned or had an interest in 206 properties consisting of 108 malls, 67 Premium Outlet-branded centers, 14 Mills-branded centers, four lifestyle centers and thirteen other retail properties in 37 states and Puerto Rico, as well as redevelopment and expansion projects underway at 25 properties in the United States, Canada and Europe. Simon Property Group, L.P., one of the related borrower sponsors, has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” and “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

SPF is a JPMorgan Asset Management fund with a reported net asset value of approximately $30.9 billion and a gross asset value of approximately $41.7 billion as of March 31, 2017. SPF’s investment portfolio focuses on office, retail, residential and industrial investments.

The Property. The Del Amo Fashion Center Property consists of 1,769,525 SF of traditional mall, open-air lifestyle and entertainment space which together with the non-collateral Macy’s and Sears anchors comprise the 2.51 million SF Del Amo Fashion Center mall, the largest shopping center in the western United States. The Del Amo Fashion Center Property is located in the suburban community of Torrance, California, at the intersection of Hawthorne and Sepulveda Boulevards. Hawthorne Boulevard is a ten-lane arterial providing access to the Pacific Coast Highway to the south and I-105 to the north. Sepulveda Boulevard is an eight-lane thoroughfare that provides access between Redondo Beach and I-110.

The Del Amo Fashion Center Property is a two-level super regional mall with a diverse retail tenancy including large chain stores such as Dick’s Sporting Goods, H&M, XXI Forever and Crate & Barrel; restaurants, including P.F. Chang’s China Bistro, Lazy Dog Cafe, Great Maple and Din Tai Fung (a Michelin-starred restaurant); entertainment options including the 18-screen AMC Theatres and Dave & Buster’s (not yet open) and over 100 in-line retailers and brands including Arhaus Furniture, Kate Spade New York, Hugo Boss, J. Crew, Lululemon and Michael Kors. Anchor tenants whose leases premises are included in the collateral include J.C. Penney and Nordstrom. Additionally, 11,892 parking spaces (approximately 6.7 spaces per 1,000 SF) are included in the collateral.

The Del Amo Fashion Center Property is currently undergoing a $423 million redevelopment that started in 2013. The multi-phased project includes (i) the renovation of the north mall area and creation of the new Patio Café Dining Pavilion which opened in 2014 and includes ten eateries, seating for 700 people, floor-to-ceiling living plant walls, skylights and lounge areas with complimentary WiFi, (ii) the addition of approximately 350,000 SF of in-line shops, the Nordstrom anchor and a multilevel parking deck, delivered in 2015, (iii) the renovation of the south mall area, completed in November 2016, (iv) the construction of the Dick’s Sporting Goods store, which opened in June 2017, and additional adjacent in-line stores and renovation of neighboring in-line stores, which construction and renovation was expected to have been completed in May 2017, (v) the build-out of two restaurant pads which are leased to BRIO Tuscan Grille and EMC Seafood & Raw Bar and which are expected to be completed in 2017), and (vi) the construction of the Marshalls and Dave & Buster’s spaces which are expected to be completed in May 2018. The remaining cost of the redevelopment has not been reserved for under the Del Amo Fashion Center Whole Loan documents and such redevelopment is not required to be completed by the Del Amo Fashion Center Borrower.

The Del Amo Fashion Center Property was 85.2% leased as of May 15, 2017 to 208 retail and restaurant tenants. The following table presents a summary of the historical in-line occupancy at the Del Amo Fashion Center Property.

Historical In-Line Occupancy
Historical Occupancy	2013	2014	2015	2016
In-Line (including Temp Tenants)	80.1%	92.8%	88.5%	93.8%
In-Line (excluding Temp Tenants)	75.2%	85.7%	79.7%	86.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 2 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 39.8% 3.34x 12.9%

The 2016 estimated total gross sales for the Del Amo Fashion Center Property were approximately $543.4 million. The following table presents a summary of historical anchor sales at the Del Amo Fashion Center Property:

Anchor Sales Summary
Tenant	2014	2015	2016	Sales PSF(1)
Macy’s (non-collateral)(2)(3)	$75,100,000	$62,000,000	$73,895,000	$175
Sears (non-collateral)(2)(4)	$32,500,000	$30,200,000	N/A(5)	$96
Nordstrom(6)	N/A	N/A	$51,480,000	$373
J.C. Penney	$23,689,000	$24,372,000	$21,061,000	$129
AMC Theatres(7)	$17,979,000	$18,114,000	$17,307,000	$961,500

(1)	Sales PSF reflects most recent year-end sales figures available.

(2)	Sales figures reflect estimates for non-collateral anchors.

(3)	Macy’s currently operates two stores at the Del Amo Fashion Center, totaling 423,307 SF. Sales figures are representative of both stores. 2014 sales represent three Macy’s stores.

(4)	Sears occupies 313,495 SF, with approximately two levels being used for merchandising and one level being used for office space. When excluding the office space, the adjusted estimated Sales PSF are approximately $144 PSF.

(5)	2016 sales data not yet available.

(6)	Nordstrom opened in October 2015.

(7)	AMC Theatres’ Sales PSF reflects sales per screen.

As of the trailing twelve-month period that ended March 31, 2017, the Del Amo Fashion Center Property had total comparable in-line sales of $124.3 million, with average in-line sales of $611 PSF and an occupancy cost of 13.7%. Although the renovations and redevelopment have been ongoing at the Del Amo Fashion Center Property since 2013, in-line sales PSF have grown from $441 PSF to $611 PSF, representing a 39% increase from 2013 to the trailing twelve-month period ended March 31, 2017.

Comparable In-line Sales Summary(1)
	2013	2014	2015	2016	3/31/2017 TTM
In-Line Sales PSF	$441	$449	$499	$560	$611
Occupancy Cost	14.3%	14.7%	15.9%	14.4%	13.7%

(1)	Information as provided by the Del Amo Fashion Center Borrower and only include tenants reporting comparable sales.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 2 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 39.8% 3.34x 12.9%

The following table presents certain information relating to the major tenants at the Del Amo Fashion Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Base Rent		Annual UW Base Rent PSF(3)(4)	Most Recent Sales(4)		Occ. Cost %	Lease Expiration
					% of Annual UW Base Rent		$	PSF
Anchor Tenants – Not Part of Collateral
Macy’s	BBB/Baa3/BBB-	423,307		ANCHOR OWNED – NOT PART OF THE COLLATERAL
Sears	CC/Caa2/CCC+	313,495

Anchor Tenants
J.C. Penney	B+/B1/B+	163,346	9.2%	$457,325	0.9%	$2.80	$21,061,000	$129	N/A	12/31/2018
Nordstrom	BBB+/Baa1/BBB+	138,000	7.8%	$0(5)	0.0%(5)	$0.00(5)	$51,480,000	$373	N/A	2/28/2031
AMC Theatres	NR/B1/NR	76,800	4.3%	$3,066,624	6.1%	$39.93	$17,307,000	$961,500(7)	17.7%	9/30/2021
Total Anchor Tenants		378,146	21.4%	$3,523,949	7.0%	$14.67(6)

Major Tenants(8)
LA Fitness	NR/NR/NR	47,137	2.7%	$1,792,237	3.6%	$38.02	N/A	N/A	N/A	1/31/2022
Dave & Buster’s(9)	NR/NR/NR	42,336	2.4%	$1,439,424	2.9%	$34.00	N/A	N/A	N/A	4/30/2033
Dick’s Sporting Goods	NR/NR/NR	83,210	4.7%	$1,352,163	2.7%	$16.25	N/A	N/A	N/A	4/30/2027
H&M	NR/NR/NR	25,086	1.4%	$1,076,189	2.1%	$42.90	N/A	N/A	N/A	1/31/2026
Zara	NR/NR/NR	26,802	1.5%	$1,050,625	2.1%	$39.20	$8,791,000	$328	12.0%	10/31/2027
Burlington Coat Factory(10)	NR/NR/NR	60,000	3.4%	$840,000	1.7%	$14.00	N/A	N/A	N/A	1/31/2025
Marshalls(9)	NR/A2/A+	30,716	1.7%	$752,542	1.5%	$24.50	N/A	N/A	N/A	2/29/2028
Express	NR/NR/NR	11,208	0.6%	$741,858	1.5%	$66.19	N/A	N/A	N/A	1/31/2026
Old Navy	BB+/Baa2/BB+	17,990	1.0%	$712,799	1.4%	$39.62	$7,784,000	$433	9.7%	1/31/2024
XXI Forever	NR/NR/NR	20,217	1.1%	$707,595	1.4%	$35.00	$7,613,000	$377	13.4%	1/31/2018

Subtotal/Wtd. Avg.		742,848	42.0%	$13,989,380	27.8%	$18.83
Other Retail Tenants(11)		764,810	43.2%	$36,415,851	72.2%	$47.61
Vacant Space		261,867	14.8%	$0	0.0%	$0.00

Total/Wtd. Avg.		1,769,525	100.0%	$50,405,231		$33.43

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	Most Recent Sales $ and PSF represent trailing 12 months ending March 31, 2017 information for Old Navy and XXI Forever, and 2016 information for all other tenants.

(5)	Nordstrom opened in October 2015 and does not pay base rent but pays percentage rent equivalent to 2% of sales over a $60.0 million breakpoint.

(6)	The Total Anchor Tenants UW Base Rent PSF excludes Nordstrom SF. Including Nordstrom, the Annual UW Base Rent PSF is $9.32.

(7)	Most Recent Sales PSF for AMC Theatres represents Sales per screen.

(8)	Major Tenants are ordered by Annual UW Base Rent.

(9)	Dave & Buster’s and Marshalls have executed leases with expected May 2018 commencement dates. The Del Amo Fashion Center Whole Loan Guarantor has signed a ten-year master lease which provides for the annual rent obligations for these tenants.

(10)	Burlington Coat Factory has the option to terminate its lease at any time upon at least 270 days’ prior written notice.

(11)	Other Retail Tenants includes 11 tenants (representing 2.1% of NRA and 3.4% of underwritten base rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 2 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 39.8% 3.34x 12.9%

The following table presents certain information relating to the lease rollover schedule at the Del Amo Fashion Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM/2017	8	26,342	1.5%	1.5%	$39.50	$1,040,552	2.1%	2.1%
2018	11	204,233	11.5%	13.0%	$10.06	$2,054,097	4.1%	6.1%
2019	16	45,696	2.6%	15.6%	$44.89	$2,051,118	4.1%	10.2%
2020	12	88,993	5.0%	20.6%	$24.44	$2,174,566	4.3%	14.5%
2021	10	115,598	6.5%	27.2%	$39.74	$4,593,303	9.1%	23.6%
2022	11	67,982	3.8%	31.0%	$47.71	$3,243,680	6.4%	30.1%
2023	4	75,763	4.3%	35.3%	$18.02	$1,365,309	2.7%	32.8%
2024	17	51,974	2.9%	38.2%	$69.18	$3,595,680	7.1%	39.9%
2025	44	176,862	10.0%	48.2%	$50.40	$8,913,244	17.7%	57.6%
2026	56	222,472	12.6%	60.8%	$51.91	$11,548,229	22.9%	80.5%
2027	22	202,821	11.5%	72.3%	$33.39	$6,772,847	13.4%	93.9%
2028 & Beyond	6	228,922	12.9%	85.2%	$13.33	$3,052,606	6.1%	100.0%
Vacant	0	261,867	14.8%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	217	1,769,525	100.0%		$33.43	$50,405,231	100.0%

(1)	Information is based on the underwritten rent roll and includes ten tenants (1.7% of NRA and 2.5% of underwritten base rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018) and three tenants (4.5% of NRA and 5.3% of underwritten base rent) with signed leases not yet in occupancy: Dave & Buster’s (expected lease commencement date of May 2018), Marshalls (expected lease commencement date of May 2018) and EMC Seafood & Raw Bar (expected lease commencement date of January 2018), for which a ten-year master lease was signed by the Del Amo Fashion Center Whole Loan Guarantor which provides for annual rent equivalent to the tenants’ combined annual rent.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The Del Amo Fashion Center Property is located in Torrance, California, in the coastal area of Los Angeles’ South Bay. Family-friendly destinations such as Disneyland Resort and Santa Catalina Island as well as the numerous local beaches provide tourist attractions within a short distance of Torrance. Torrance is also the U.S. home base for the Japanese corporations Honda, Mitsuwa and All Nippon Airways, as well as Honeywell and Robinson Helicopters.

According to the appraisal, the Del Amo Fashion Center Property is located within 4.5 miles of the Kings Harbor Marina, within 10.5 miles of the Los Angeles Airport (LAX), in close proximity to I-110 and I-405, and near high income demographic areas including Palos Verdes Peninsula, Redondo Beach, Hermosa and Manhattan Beach. Demographics surrounding the Del Amo Fashion Center Property include a five-mile radius population of 504,851 with an average household income of $112,287 as of December 2016.

The Del Amo Fashion Center Property is located in the South Bay/Torrance submarket of Los Angeles, which as of year-end 2016 contained 6,154,000 SF (9.1% of the broader Los Angeles retail market inventory) with a vacancy rate of 3.9% and average asking rents of $35.43 PSF, as compared to the Los Angeles retail market which had a vacancy rate of 6.2% and average asking rents of $32.00 PSF. According to the appraisal, there is no proposed new competitive supply within the submarket and none of the proposed supply within the broader Los Angeles market would be competitive with the Del Amo Fashion Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 2 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 39.8% 3.34x 12.9%

The following table presents certain competitive retail properties to the Del Amo Fashion Center Property:

Competitive Property Summary
Property, Location	Type	Year Built/ Renovated	Size (SF)	Occupancy	Comparable In-line Sales PSF	Anchor Tenants	Distance to Subject (mi.)
Del Amo Fashion Center Torrance, CA	Super Regional Mall	1961/2017	1,769,525	85.2%(1)	$611(2)	Macy’s (non-collateral), Sears (non-collateral), Nordstrom, J.C. Penney	N/A
South Bay Galleria Redondo Beach, CA	Super Regional Mall	1984/2014	960,200	84.9%	$435-$445	Macy’s, Kohl’s, Cinemas	3.5
Promenade on the Peninsula Rancho Palos Verdes, CA	Regional Center	1981/N/A	374,186	80.6%	$350-$375	Equinox Fitness, Cinemas	5.4
Manhattan Village Manhattan Beach, CA	Super Regional Mall	1981/N/A	620,008	99.4%	$450-$475	Macy’s, Fry’s Electronics, Ralph’s/CVS	7.5
South Bay Pavilion Carson, CA	Super Regional Mall	1973/ N/A	1,016,554	82.2%	N/A	J.C. Penney, Target, IKEA, 24-Hour Fitness, Cinemas	8.5

Source: Appraisal

(1)	Occupancy as of May 15, 2017 which includes ten tenants (1.7% of NRA and 2.5% of underwritten base rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018) and three tenants (4.5% of NRA and 5.3% of underwritten base rent) with signed leases not yet in occupancy: Dave & Buster’s (expected lease commencement date of May 2018), Marshalls (expected lease commencement date of May 2018) and EMC Seafood & Raw Bar (expected lease commencement date of January 2018), for which a ten-year master lease was signed by the Del Amo Fashion Center Whole Loan Guarantor which provides for annual rent equivalent to the tenants’ combined annual rent.

(2)	Comparable inline sales shown as of March 31, 2017.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Del Amo Fashion Center Property:

Cash Flow Analysis
	2014	2015	2016	3/31/2017 TTM	UW	UW PSF
Gross Potential Rent(1)(2)	$29,467,993	$33,241,859	$45,831,077	$46,804,573	$51,545,895	$29.13
Vacant Space	$0	$0	$0	$0	$11,430,694	$6.46
Total Recoveries	$12,142,979	$15,224,540	$25,514,526	$26,374,801	$25,211,150	$14.25
Specialty Leasing	$1,960,645	$2,348,117	$3,373,175	$3,266,342	$3,366,899	$1.90
Other Income(3)	$584,173	$964,983	$1,396,597	$1,359,783	$1,135,576	$0.64
Less Vacancy & Credit Loss	($316,274)	($134,368)	($441,700)	($630,344)	($11,430,694)	($6.46)
Effective Gross Income	$43,839,516	$51,645,131	$75,673,675	$77,175,155	$81,259,520	$45.92
Total Operating Expenses	$14,855,360	$16,605,695	$24,572,583	$23,956,448	$21,915,628	$12.39
Net Operating Income	$28,984,156	$35,039,436	$51,101,092	$53,218,707	$59,343,892	$33.54
Capital Expenditures	$0	$0	$0	$0	$223,460	$0.13
TI/LC	$0	$0	$0	$0	$2,154,999	$1.22
Net Cash Flow	$28,984,156	$35,039,436	$51,101,092	$53,218,707	$56,965,434	$32.19

Occupancy %	93.5%	86.1%	91.5%	85.2%(2)	87.0%
NOI DSCR(4)	1.70x	2.06x	3.00x	3.12x	3.48x
NCF DSCR(4)	1.70x	2.06x	3.00x	3.12x	3.34x
NOI Debt Yield(4)	6.3%	7.6%	11.1%	11.6%	12.9%
NCF Debt Yield(4)	6.3%	7.6%	11.1%	11.6%	12.4%

(1)	UW Gross Potential Rent is based on the May 15, 2017 underwritten rent roll and includes contractual rent steps through July 1, 2018.

(2)	3/31/2017 TTM Occupancy is as of the underwritten rent roll dated May 15, 2017. The May 15, 2017 underwritten rent roll includes ten tenants (1.7% of NRA and 2.5% of underwritten base rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018) and three tenants (4.5% of NRA and 5.3% of underwritten base rent) with signed leases not yet in occupancy: Dave & Buster’s (expected lease commencement date of May 2018), Marshalls (expected lease commencement date of May 2018) and EMC Seafood & Raw Bar (expected lease commencement date of January 2018), for which a ten-year master lease was signed by the Del Amo Fashion Center Whole Loan Guarantor which provides for annual rent equivalent to the tenants’ combined annual rent.

(3)	Other Income includes income from storage, stroller rentals, ATMs and other miscellaneous rental income.

(4)	Debt service coverage ratios and debt yields are based on the Del Amo Fashion Center Senior Loan and exclude the Del Amo Fashion Center Subordinate Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 2 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 39.8% 3.34x 12.9%

Escrows and Reserves. During either an event of default or a DSCR Reserve Trigger Period (as defined below), the Del Amo Fashion Center Borrower is required to deposit monthly escrows for real estate taxes, insurance premiums (unless the Del Amo Fashion Center Property is insured under an acceptable blanket insurance policy), $18,600 for replacement reserves, capped at $446,400, and $179,600 for tenant improvement and leasing commissions, capped at $6,465,600. The Del Amo Fashion Center Borrower will additionally be required to deposit monthly escrows for real estate taxes if the Del Amo Fashion Center Borrower fails to provide evidence that the real estate taxes have been paid prior to the assessment of any penalty for late charges.

At origination of the Del Amo Fashion Center Whole Loan, the Del Amo Fashion Center Whole Loan Guarantor provided guarantees in the amount of $7,242,346 for outstanding landlord obligations relating to fourteen tenants and $828,894 for abated rent periods relating to eleven tenants which continue through as late as February 1, 2018.

A “DSCR Reserve Trigger Period” will commence upon the debt service coverage ratio for the Del Amo Fashion Center Whole Loan being less than 1.50x for two consecutive quarters based on the trailing four quarters and will end (provided no event of default has occurred and is continuing) upon the debt service coverage ratio for the Del Amo Fashion Center Whole Loan being equal to or greater than 1.50x for two consecutive quarters based on the trailing four quarters.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Del Amo Fashion Center Whole Loan. Upon the occurrence of a Lockbox Event (as defined below), the Del Amo Fashion Center Borrower is required to establish a lender-controlled cash management account to which all amounts in the lockbox account are required to be automatically transferred, on a weekly basis for the payment of, among other things, debt service, monthly escrows and operating expenses pursuant to an approved annual budget, with all excess cash being deposited to an excess cash reserve to be held as additional collateral for the Del Amo Fashion Center Whole Loan until the Lockbox Event ends.

A “Lockbox Event” will occur upon (i) an event of default, (ii) a bankruptcy action involving the Del Amo Fashion Center Borrower, (iii) a bankruptcy action involving Simon Management Associates II, LLC (or a borrower-affiliated manager) occurred without the manager being replaced within 60 days, (iv) a DSCR Trigger Period (as defined below), or (v) a Nordstrom Trigger Event (as defined below). A Lockbox Event will end, provided no event of default is continuing, upon, as applicable, (i) the lender’s acceptance of a cure of the event of default, (ii) Simon Management Associates II, LLC (or a borrower-affiliated manager) being replaced with a qualified manager or the bankruptcy involving the manager being discharged or dismissed, (iii) the end of a DSCR Trigger Period, or (iv) the end of a Nordstrom Trigger Event. A Lockbox Event may not be cured if triggered by a bankruptcy action of the Del Amo Fashion Center Borrower.

A “DSCR Trigger Period” will commence upon the debt service coverage ratio for the Del Amo Fashion Center Whole Loan being less than 1.40x for two consecutive quarters based on the trailing four quarters and will end upon the debt service coverage ratio for the Del Amo Fashion Center Whole Loan being equal to or greater than 1.40x for two consecutive quarters based on the trailing four quarters.

A “Nordstrom Trigger Event” will occur upon Nordstrom (i) vacating or terminating or giving notice to vacate or terminate its lease or (ii) commencing to exercise remedies pursuant to its lease in connection with the Del Amo Fashion Center Borrower’s failure to complete the removal of the former TJ Maxx/Marshalls space from the Del Amo Fashion Center Property, and will end upon the earlier of (i) at least 75% of Nordstrom’s leased space being released to one or more replacement tenants, which tenant(s) are in occupancy, open for business and paying full unabated rent with no outstanding landlord obligations, or (ii) the balance collected to the excess cash flow reserve during the Nordstrom Trigger Event being equal to or greater than $1,380,000.

Additional Secured Indebtedness (not including trade debts). The Del Amo Fashion Center Property also secures sixteen senior pari passu promissory A-Notes with an aggregate principal balance of $334,887,500 (which are pari passu with each other and the A-Note included in the Del Amo Fashion Center Mortgage Loan) and sixteen senior promissory B-Notes (which are pari passu with each other and the B-Note included in the Del Amo Fashion Center Mortgage Loan) with an aggregate principal balance of $74,412,500 (the “Del Amo Fashion Center Non-Serviced Pari Passu Companion Loans”) as well as the Del Amo Fashion Center Subordinate Loan, which includes twelve subordinate mortgage notes, comprised of four notes from each of three tranches (C-Notes, D-Notes and E-Notes, each of which is subordinate to the Del Amo Fashion Center Senior Loan and to each other such tranche with a prior alphabetical designation), with an aggregate principal balance of $125,700,000. The Del Amo Fashion Center Non-Serviced Pari Passu Companion Loans and the Del Amo Fashion Center Subordinate Loan accrue interest at the same rate as the Del Amo Fashion Center Mortgage Loan. The Del Amo Fashion Center Mortgage Loan is entitled to payments of principal (if applicable) and interest on a pro rata and pari passu basis with the Del Amo Fashion Center Non-Serviced Pari Passu Companion Loans (provided that all A-Notes are entitled to payments of principal (if applicable) and interest prior to all B-Notes) before payments of principal (if applicable) and interest to the Del Amo Fashion Center Subordinate Loan. The holders of the Del Amo Fashion Center Mortgage Loan, the Del Amo Fashion Center Non-Serviced Pari Passu Companion Loans and the Del Amo Fashion Center Subordinate Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Del Amo Fashion Center Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. No material releases permitted.

Terrorism Insurance. The Del Amo Fashion Center Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism, provided that the Del Amo Fashion Center Whole Loan documents provide for an annual terrorism premium cap of two times the cost of the premiums for property insurance required under the related Del Amo Fashion Center Whole Loan documents (on a standalone basis), but excluding the wind and flood components of such premiums.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 2 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 39.8% 3.34x 12.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 2 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 39.8% 3.34x 12.9%

Lennox
Hawthorne
Inglewood
Los Angeles International Airport
105
Aviation/LAX
Robert F. Kennedy Medical Ctr.
Crenshaw
METRO
Mariposa
Boeing
120th St
El Segundo
Northrop Grumman
405
Hawthorne
Hawthorne Municipal Airport
El Segundo
Raytheon
Del Aire
107
135th St
Chevron Oil Refinery
Plaza El Segundo
Douglas
Aviation Blvd
San Diego Fwy
Inglewood Ave
Hawthorne Blvd
Crenshaw Blvd
Rosecrans Ave
Rosecrans Ave
Highland Ave
Sepulveda Blvd
Manhattan Village
Gardena
Marine Ave
Marine Ave
Redondo Beach
Lawndale
Alondra Park
Manhattan Beach County Park
Manhattan Beach Blvd
El Camino College
DOWNTOWN MANHATTAN BEACH
Alondra Park GC
Redondo Beach Blvd
Manhattan Beach Pier, Roundhouse Aquarium
Ocean Dr
Manhattan Beach
Redondo Beach Ave
1
Artesia Blvd
91
Artesia Blvd
91
Van Ness Ave
91
Grant Ave
South Bay Galleria
Hermosa Beach
405
182nd St
StubHub Center
Victoria St
Cal. State University - Dominguez Hills
Ripley Ave
107
Columbia Regional Park
Hermosa Beach Pier
Clark Stadium
190th St
Hermosa Ave
Anita St
South Bay Medical Center
Victoria Golf Course
Beryl St
LOS ANGELES COUNTY
Del Amo Blvd
Hawthorne Blvd
110
Del Amo Blvd
Redondo Beach Pier
DOWNTOWN REDONDO BEACH
Torrance Cultural Arts Ctr.
Torrance Courthouse
SouthBay Pavilion
Shell Oil
Anza Ave
The Pier Shopping Center
Redondo Beach
Torrance Blvd
Western Ave
Normandie Ave
Vernon Ave
San Diego Fwy
Central Ave
Carson City Hall
Pacific Ocean
Carson St
Carson St
1
Maple Ave
Crenshaw Blvd
Harbor UCLA Medical Center
405
Redondo Beach State Park
223rd St
Sepulveda Blvd
Harbor Fwy
Torrance
Del Amo Fashion Center
3525 West Carson Street
Torrance, CA 90503
Torrance Memorial Medical Center
235th St
LOS ANGELES
Carson
Pacific Coast Hwy
Torrance Airport
Torrance Technology Center
Sepulveda Blvd
Lomita Blvd
Phillips 66
Crossroads Shopping Center
Palos Verdes Golf Course
Lomita
Kaiser Permanente South Bay Medical Center
Figueroa St
Wilmington Blvd
Avalon Blvd
47
Palos Verdes Dr West
1
Palos Verdes Estates
South Coast Botanic Garden
Pacific Coast Hwy
1
Alameda St
Hawthorne Blvd
Harbor Park Muni. GC
Wilmington
Blvd
Rolling Hills Country Club
Los Angeles Harbor College
Anaheim St
Crenshaw
Rolling Hills Estates
North
Phillips Corporation
Palos Verdes Dr
Harbor Bridges Blvd
Harbor Fwy
47
Rolling Hills
Western Ave
110
Downtown Long Beach 3 miles
Los Verdes Golf Course
Rancho Palos Verdes
Park Plaza
VINCENT THOMAS BRIDGE
Point Vincente Interpretive Center
Peck Park
47
Front
Point Vicente Park
Palos Verdes Dr South
San Pedro
PORT OF LOS ANGELES
Terminal Island
Point Vincente Lighthouse
San Pedro Medical Center
Gaffey St
Santa Clarita
SANTA SUSANA MTS.
SAN GABRIEL MTS.
Simi Valley
ANGELES NATIONAL FOREST
LOS ANGELES COUNTY
VENTURA COUNTY
Burbank
Glendale
La Canada Flintridge
Thousand Oaks
Pasadena
SAN MONICA MTS.
LOS ANGELES
El Monte
Malibu
Santa Monica
Inglewood
Downey
Norwalk
Fullerton
Pacific Ocean
Lakewood
Torrance
Carson
ANAHEIM
LONG BEACH
Huntington Beach

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

(THIS PAGE INTENTIONALLY LEFT BLANK)

47

Various, FL	Collateral Asset Summary – Loan No. 3 TZA Multifamily Portfolio I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 73.7% 1.55x 10.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

Various, FL	Collateral Asset Summary – Loan No. 3 TZA Multifamily Portfolio I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 73.7% 1.55x 10.5%

Mortgage Loan Information				Property Information(4)
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Various, FL
Original Balance(1):	$50,000,000			General Property Type:	Multifamily
Cut-off Date Balance(1):	$50,000,000			Detailed Property Type:	Garden
% of Initial Pool Balance:	7.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various
Borrower Sponsor:	Adam Hendry			Size:	2,382 Units
Mortgage Rate:	4.9500%			Cut-off Date Balance per Unit(1):	$45,340
Note Date:	6/23/2017			Maturity Date Balance per Unit(1):	$40,090
First Payment Date:	8/1/2017			Property Manager:	Tzadik Properties, LLC (borrower-related)
Maturity Date:	7/1/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information(4)
IO Period:	36 months			UW NOI:	$11,320,015
Seasoning:	1 month			UW NOI Debt Yield(1):	10.5%
Prepayment Provisions(2):	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity(1):	11.9%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR(1):	1.98x (IO) 1.55x (P&I)
Additional Debt Type:	Pari Passu			Most Recent NOI:	$11,829,875 (3/31/2017 TTM)
Additional Debt Balance:	$50,000,000			2nd Most Recent NOI(5):	$10,511,963 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(6):	N/A
Reserves(3)				Most Recent Occupancy(7):	95.4% (5/3/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	94.1% (3/31/2017)
RE Tax:	$1,033,388	$114,695	N/A	3rd Most Recent Occupancy:	94.0% (12/31/2016)
Insurance:	$845,916	$93,991	N/A	Appraised Value (as of):	$146,630,000 (Various)
Deferred Maintenance:	$904,090	$0	N/A	Cut-off Date LTV Ratio(1):	73.7%
Replacements:	$2,095,910	$174,409	N/A	Maturity Date LTV Ratio(1):	65.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$108,000,000	97.4%	Loan Payoff:	$74,832,795	67.5%
Borrower Equity:	$2,831,205	2.6%	Reserves:	$4,879,304	4.4%
			Closing Costs:	$2,022,502	1.8%
			Defeasance Costs:	$8,733,781	7.9%
			Partner Buyout:	$20,362,824	18.4%
Total Sources:	$110,831,205	100.0%	Total Uses:	$110,831,205	100.0%

(1)	The TZA Multifamily I Portfolio Mortgage Loan is part of the TZA Multifamily Portfolio I Whole Loan, which is comprised of four pari passu promissory notes with an aggregate original principal balance of $108,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the TZA Multifamily Portfolio I Whole Loan.

(2)	See “Release of Properties” below for further discussion of partial release.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	Property Information and Underwriting and Financial Information are based on a combination or sum of the fourteen multifamily properties that comprise the TZA Multifamily Portfolio I Properties.

(5)	2nd Most Recent NOI is based on full year 2016 operating statements for 13 of the 14 TZA Multifamily Portfolio I Properties and an annualized March through December 2016 operating statement for the Timberfalls property.

(6)	The TZA Multifamily Portfolio I Properties were acquired between 2014 and 2016 and as such, 3rd Most Recent NOI is unavailable.

(7)	Most Recent Occupancy is as of the underwritten rent roll dated May 3, 2017.

The Mortgage Loan. The third largest mortgage loan (the “TZA Multifamily Portfolio I Mortgage Loan”) is part of a whole loan (the “TZA Multifamily Portfolio I Whole Loan”) evidenced by four pari passu promissory notes in the aggregate original principal amount of $108,000,000, each of which is secured by a first priority fee mortgage encumbering a 14-property garden-style multifamily portfolio comprised of 2,382 units located in western, central and northern Florida (collectively, the “TZA Multifamily Portfolio I Properties”). Promissory Notes A-2 and A-3, in the aggregate original principal amount of $50,000,000, represent the TZA Multifamily Portfolio I Mortgage Loan and will be included in the UBS 2017-C3 Trust. The controlling promissory Note A-1 is expected to be included in the UBS 2017-C2 Trust. The non-controlling Note A-4 is currently held by Société Générale and is expected to be contributed to a future securitization. The TZA Multifamily Portfolio I Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C2 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

Various, FL	Collateral Asset Summary – Loan No. 3 TZA Multifamily Portfolio I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 73.7% 1.55x 10.5%

TZA Multifamily Portfolio I Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$50,000,000	$50,000,000	UBS 2017-C2	Yes
Note A-2	$30,000,000	$30,000,000	UBS 2017-C3	No
Note A-3	$20,000,000	$20,000,000	UBS 2017-C3	No
Note A-4	$8,000,000	$8,000,000	Société Générale	No
Total	$108,000,000	$108,000,000

The proceeds of the TZA Multifamily Portfolio I Mortgage Loan and $2,831,205 of borrower equity were used to refinance existing debt encumbering the TZA Multifamily Portfolio I Properties, fund reserves, pay closing costs and defeasance costs, and fund the buyout of a previous partner’s interest. All properties in the portfolio with the exclusion of the Timberfalls property were previously securitized in the JPMBB 2014-C25 transaction.

The Borrower and the Borrower Sponsor. The borrower is Tzadik Acquisitions, LLC, a single-purpose Delaware limited liability company with two independent directors (the “TZA Multifamily Portfolio I Borrower”). Majority equity ownership in the TZA Multifamily Portfolio I Borrower is held indirectly by Adam Hendry. The TZA Multifamily Portfolio I Mortgage Loan borrower sponsor and non-recourse carveout guarantor is Adam Hendry.

Adam Hendry is the founder and managing director of Tzadik Properties, LLC (“Tzadik Management”), which is the property manager of the TZA Multifamily Portfolio I Properties. Founded in 2007, Tzadik Management is a commercial real estate owner and operator specializing in multifamily properties located in Florida. Tzadik Management manages a portfolio of over $400 million of real estate comprised of approximately 5,000 apartments. The company develops, manages, and constructs multifamily properties. The borrower sponsor is subject to ongoing civil litigation; however, the costs of the litigation are expected to be fully covered by the borrower sponsor’s insurance. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

The Properties. The TZA Multifamily Portfolio I Properties are comprised of 14 garden style multifamily properties totaling 2,382 units located throughout western, central, and northern Florida. The TZA Multifamily Portfolio Properties include 5 properties (847 units) located in the Tampa area (including 1 in Sarasota), 4 properties (532 units) located in Lakeland/Winter Haven in Central Florida, 3 properties (510 units) located in the Orlando area, and 2 properties (493 units) located in Jacksonville. The TZA Multifamily Portfolio I Properties were built between 1961 and 1995 and range in size from 18 units to 373 units, with an average size of approximately 170 units. Amenities at the TZA Multifamily Portfolio I Properties cumulatively include courtyards, pools, clubhouses, leasing offices, sport courts, playgrounds, BBQ/picnic areas, pet areas and laundry facilities. The TZA Multifamily Portfolio I Properties have recently benefited from a capital expenditure program, including upgrades to many unit interiors and exterior renovations and enhancements. Since the borrower sponsor began acquiring the TZA Multifamily Portfolio Properties in 2014, the borrower sponsor invested approximately $7.4 million in the properties, in addition to the prior owner’s investment of $15.8 million in 13 of the 14 properties. Additionally, the lender anticipates that it will collect capital expenditure reserves to be spent at the TZA Multifamily Portfolio I Properties totaling approximately $9.3 million within the first 3 years of the loan term.

As of May 3, 2017, the TZA Multifamily Portfolio I Properties were approximately 95.4% leased. According to the appraisals, within a three-mile radius of each of the 14 TZA Multifamily Portfolio I Properties, population and median household income range from 29,657 to 143,857 and from $42,561 to $61,663, respectively. The TZA Multifamily Portfolio I Properties’ seven different multifamily submarkets range in occupancy from 95.2% in the Westside submarket of Jacksonville to 98.3% in the North Lake submarket of Orlando. As of the first quarter of 2017, existing supply in the various multifamily submarkets ranged from 7,383 units in the North Lake submarket of Orlando to 24,301 units in the Sarasota submarket of Sarasota/Bradenton. Additionally, average monthly rent ranged from $808 per unit in the Westside submarket of Jacksonville to $1,163 per unit in the University submarket of Tampa.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

Various, FL	Collateral Asset Summary – Loan No. 3 TZA Multifamily Portfolio I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 73.7% 1.55x 10.5%

The following table represents each property comprising the TZA Multifamily Portfolio I Properties by descending Allocated Cut-off Date Loan Amount:

TZA Multifamily Portfolio I Properties Summary
Property Name	Allocated Cut-off Date Loan Amount	% of Allocated Loan Amount	No. of Units	Allocated Cut-off Date Loan Amount Per Unit	Year Built / Renovated	Occupancy	Appraised Value	UW NCF DSCR(1)	Cut-off Date LTV Ratio
Rolling Hills	$16,299,802	15.1%	240	$67,916	1995 / 2014, 2015	97.5%	$22,130,000	1.55x	73.7%
Lakeland Manor	$14,583,646	13.5%	373	$39,098	1965, 1970, 1972 / N/A	91.4%	$19,800,000	1.55x	73.7%
Kings Trail	$13,103,185	12.1%	320	$40,947	1968 / N/A	97.2%	$17,790,000	1.55x	73.7%
Bella Mar	$11,541,704	10.7%	264	$43,719	1972 / N/A	94.3%	$15,670,000	1.55x	73.7%
Del Rio	$9,096,365	8.4%	160	$56,852	1982 / N/A	93.8%	$12,350,000	1.55x	73.7%
Timberfalls	$8,219,873	7.6%	184	$44,673	1972 / 2017	97.8%	$11,160,000	1.55x	73.7%
Jacksonville Heights	$7,181,341	6.6%	173	$41,511	1970 / N/A	93.1%	$9,750,000	1.55x	73.7%
Lago Bello	$6,400,600	5.9%	120	$53,338	1984 / N/A	96.7%	$8,690,000	1.55x	73.7%
North Washington	$5,840,824	5.4%	119	$49,083	1961 / N/A	96.6%	$7,930,000	1.55x	73.7%
Tanglewood	$4,794,926	4.4%	138	$34,746	1972 / N/A	97.1%	$6,510,000	1.55x	73.7%
Mount Dora	$4,765,464	4.4%	132	$36,102	1986 / N/A	96.2%	$6,470,000	1.55x	73.7%
Brandywyne	$3,277,638	3.0%	81	$40,465	1980 / N/A	97.5%	$4,450,000	1.55x	73.7%
The Landings	$2,143,354	2.0%	60	$35,723	1984 / 2015	96.7%	$2,910,000	1.55x	73.7%
Country Place	$751,279	0.7%	18	$41,738	1984 / N/A	94.4%	$1,020,000	1.55x	73.7%
Total/Wtd. Avg.	$108,000,000	100.0%	2,382	$45,340		95.4%	$146,630,000	1.55x	73.7%

(1)	UW NCF DSCR reflected is based on the P&I debt service following the interest-only payment period.

The Market. The TZA Multifamily Portfolio I Properties are located in the Tampa – St. Petersburg Clearwater, North Port – Bradenton – Sarasota, Jacksonville, and Orlando metropolitan statistical areas. The chart below summarizes the appraisal’s findings with respect to asking rents, concluded market rents and vacancy statistics for each individual property included in the TZA Multifamily Portfolio I Properties.

TZA Multifamily Portfolio I Properties Market Rent and Vacancy
Property Name	MSA	Allocated Cut-off Date Loan Amount	% of Allocated Loan Amount	No. of Units	Asking Rent $/Unit	Contract Rent $/Unit	Appraiser Market Rent $/Unit	Market Vacancy	UW Vacancy
Rolling Hills	Orlando	$16,299,802	15.1%	240	$925	$860	$920	3.5%	5.0%
Lakeland Manor	Tampa – St. Petersburg Clearwater	$14,583,646	13.5%	373	$642	$638	$684	2.8%	8.6%
Kings Trail	Jacksonville	$13,103,185	12.1%	320	$719	$689	$719	4.7%	5.0%
Bella Mar	Tampa – St. Petersburg Clearwater	$11,541,704	10.7%	264	$716	$686	$712	4.1%	5.7%
Del Rio	Tampa – St. Petersburg Clearwater	$9,096,365	8.4%	160	$839	$794	$828	4.7%	6.3%
Timberfalls	Tampa – St. Petersburg Clearwater	$8,219,873	7.6%	184	$790	$736	$778	4.1%	5.0%
Jacksonville Heights	Jacksonville	$7,181,341	6.6%	173	$668	$690	$693	4.8%	6.9%
Lago Bello	Tampa – St. Petersburg Clearwater	$6,400,600	5.9%	120	$772	$741	$767	4.1%	5.0%
North Washington	North Port – Bradenton –Sarasota	$5,840,824	5.4%	119	$787	$740	$763	2.8%	5.0%
Tanglewood	Orlando	$4,794,926	4.4%	138	$637	$612	$636	1.7%	5.0%
Mount Dora	Orlando	$4,765,464	4.4%	132	$638	$615	$638	1.7%	5.0%
Brandywyne	Tampa – St. Petersburg Clearwater	$3,277,638	3.0%	81	$669	$624	$645	2.8%	5.0%
The Landings	Tampa – St. Petersburg Clearwater	$2,143,354	2.0%	60	$682	$635	$655	2.8%	5.0%
Country Place	Tampa – St. Petersburg Clearwater	$751,279	0.7%	18	$680	$668	$680	2.8%	5.6%
Total/Wtd. Avg.		$108,000,000	100.0%	2,382	$731	$702	$734	3.6%	5.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

Various, FL	Collateral Asset Summary – Loan No. 3 TZA Multifamily Portfolio I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 73.7% 1.55x 10.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the TZA Multifamily Portfolio I Properties:

Cash Flow Analysis
	2014(1)	2015(1)	2016(2)	3/31/2017 TTM	UW	UW per Unit
Gross Potential Rent	N/A	N/A	$19,269,789	$19,591,065	$19,923,040	$8,364
Other Income(3)	N/A	N/A	$1,718,611	$1,830,254	$1,830,254	$768
Less Vacancy & Credit Loss	N/A	N/A	($1,929,273)	($1,858,260)	($1,881,169)	($790)
Effective Gross Income	N/A	N/A	$19,059,127	$19,563,059	$19,872,125	$8,343
Total Operating Expenses	N/A	N/A	$8,547,163	$7,733,184	$8,552,111	$3,590
Net Operating Income	N/A	N/A	$10,511,963	$11,829,875	$11,320,015	$4,752
Capital Expenditures	N/A	N/A	$0	$0	$595,500	$250
Net Cash Flow	N/A	N/A	$10,511,963	$11,829,875(4)	$10,724,515	$4,502

Occupancy %	N/A	N/A	94.0%	94.1%(5)	94.1%(5)
NOI DSCR (P&I)(6)	N/A	N/A	1.52x	1.71x	1.64x
NCF DSCR (P&I) (6)	N/A	N/A	1.52x	1.71x	1.55x
NOI Debt Yield(6)	N/A	N/A	9.7%	11.0%	10.5%
NCF Debt Yield(6)	N/A	N/A	9.7%	11.0%	9.9%

(1)	The TZA Multifamily Portfolio I Properties were acquired between 2014 and 2016 and as such, historical financial information is unavailable.

(2)	The aggregate TZA Multifamily Portfolio I Properties 2016 historical operating statement is based on full year 2016 operating statements for 13 of the 14 TZA Multifamily Portfolio I Properties and an annualized March through December 2016 operating statement for the Timberfalls property.

(3)	Other Income includes ratio utility billing systems (RUBS), laundry income, security deposit forfeitures, late fees and other miscellaneous income.

(4)	Increase in Net Cash Flow between 2016 and 3/31/2017 TTM is due to occupancy increasing from 94.0% to 95.4%. Additionally, the borrower sponsor streamlined the TZA Multifamily Portfolio I Properties’ operations, which resulted in decreased operating expenses.

(5)	The TZA Multifamily Portfolio I Properties were 95.4% physically occupied as of May 3, 2017, however, 3/31/2017 TTM and UW economic occupancy are 94.1%.

(6)	Debt service coverage ratios and debt yields are based on the TZA Multifamily Portfolio I Whole Loan.

Escrows and Reserves. The TZA Multifamily Portfolio I Borrower deposited approximately $1,033,388 upfront in escrow for annual real estate taxes and is required to escrow monthly 1/12th of the annual estimated tax payments. The TZA Multifamily Portfolio I Borrower deposited approximately $845,916 upfront in escrow for annual insurance premiums and is required to escrow monthly 1/12th of the annual estimated insurance premiums. The TZA Multifamily Portfolio I Borrower deposited $904,090 upfront for required repairs at the TZA Multifamily Portfolio I Properties, which includes $52,500 (150% of the estimated cost) to test, monitor and treat potential vapor intrusion in the soil of the Del Rio Property, which is located adjacent to a site which housed a dry cleaning facility from 1979 to 2011. The TZA Multifamily Portfolio I Borrower deposited $2,095,910 upfront for replacement reserves and is required to escrow monthly $174,409 for replacement reserves through the July 1, 2020. Commencing on the August 1, 2020 payment date through the maturity date, the Borrower will deposit $49,625 per month in replacement reserves.

Lockbox and Cash Management. The TZA Multifamily Portfolio I Whole Loan has a soft lockbox with springing cash management upon the occurrence and continuance of a Cash Management Period (as defined below).

A “Cash Management Period” will commence upon lender giving notice to the clearing bank of the occurrence of any of the following: (i) the maturity date, (ii) an event of default, or (iii) the trailing 12 month debt service coverage ratio falling below 1.20x, and will end upon lender giving notice to the clearing bank that the sweeping of funds into the deposit account may cease, which notice lender will only be required to give if (1) the loan and all other obligations under the loan documents have been repaid in full or (2) the maturity date has not occurred and (A) with respect to the matters described in clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing or (B) with respect to the matter described in clause (iii) above, the debt service coverage ratio is at least 1.25x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Properties. Provided no event of default exists under the TZA Multifamily Portfolio I Whole Loan, at any time after two years from the closing date of the last promissory note to be securitized and prior to April 1, 2027, the TZA Multifamily Portfolio I Borrower may obtain a release of any of the TZA Multifamily Portfolio I Properties, provided that among other conditions, (a) no event of default has occurred and is continuing, (b) partial defeasance of 115% of the released property’s allocated loan balance, (c) the loan-to-value ratio with respect to the remaining properties being no greater than the loan-to-value ratio immediately prior to the release, unless the lender receives an opinion of counsel that the applicable securitization will not fail to maintain its status as a REMIC Trust as a result of the release, and (d) the amortizing debt service coverage ratio with respect to the remaining properties being no less than the greater of 1.50x and the debt service coverage ratio immediately prior to the release.

Terrorism Insurance. The TZA Multifamily Portfolio I Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

Various, FL	Collateral Asset Summary – Loan No. 3 TZA Multifamily Portfolio I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 73.7% 1.55x 10.5%

TZA Multifamily Portfolio I
1 Bella Mar Tampa, FL
2 Brandywyne Winter Haven, FL
3 Country Place Winter Haven, FL
4 Del Rio Tampa, FL
5 Jacksonville Heights Jacksonville, FL
6 Kings Trail Jacksonville, FL
7 Lago Bello Tampa, FL
8 Lakeland Manor Lakeland, FL
9 Mount Dora Mount Dora, FL
10 North Washington Sarasota, FL
11 Rolling Hills Orlando, FL
12 Tanglewood Eustis, FL
13 The Landings Winter Haven, FL
14 Timberfalls Tampa, FL
GEORGIA
Valdosta
Okefenokee Natl. Wildlife Refuge
CUMBERLAND ISLAND NATL. SEASHORE
JACKSONVILLE
TALLAHASSEE
APALACHICOLA NATIONAL FOREST
Perry
Lake City
FLORIDA
St. Augustine
Gainesville
Palatka
Palm Coast
Atlantic Ocean
Gulf of Mexico
Ocala
Daytona Beach
Mt. Dora
CANAVERAL NATIONAL SEASHORE
Leesburg
Spring Hill
ORLANDO
Titusville
Merritt Island
TAMPA
Kissimmee
Melbourne
Palm Harbor
Clearwater
Lakeland
Winter Haven
Palm Bay
ST. PETERSBURG
Florida's Tpke
Vero Beach
Bradenton
Sarasota
Fort Pierce
SARASOTA
LAKELAND

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

250 Williams Street Atlanta, GA 30303	Collateral Asset Summary – Loan No. 4 American Cancer Society Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,000,000 63.8% 1.79x 12.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

250 Williams Street Atlanta, GA 30303	Collateral Asset Summary – Loan No. 4 American Cancer Society Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,000,000 63.8% 1.79x 12.0%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Atlanta, GA 30303
				General Property Type:	Office
Original Balance(1):	$43,000,000			Detailed Property Type:	CBD
Cut-off Date Balance(1):	$43,000,000			Title Vesting(4):	Fee
% of Initial Pool Balance:	6.1%			Year Built/Renovated:	1989/2007
Loan Purpose:	Acquisition			Size:	991,338 SF
Borrower Sponsor:	Carter Validus Operating Partnership II, LP			Cut-off Date Balance per SF(1):	$117
				Maturity Date Balance per SF(1):	$106
Mortgage Rate:	3.9900%			Property Manager:	Carter Validus Real Estate Management Services II, LLC (borrower-related)
Note Date:	6/15/2017
First Payment Date:	8/1/2017
Maturity Date:	7/1/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI(5):	$13,997,375
Prepayment Provisions(2):	LO (25); DEF (89); O (6)			UW NOI Debt Yield(1):	12.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	13.3%
Additional Debt Type:	Pari Passu			UW NCF DSCR(1):	2.53x (IO) 1.79x (P&I)
Additional Debt Balance:	$73,200,000			Most Recent NOI(5):	$12,440,968 (4/30/2017 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$12,388,050 (12/31/2016)
Reserves(3)				3rd Most Recent NOI:	$11,782,820 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	85.8% (5/23/2017)
RE Tax:	$1,779,586	$177,959	N/A	2nd Most Recent Occupancy:	83.1% (12/31/2016)
Insurance:	$40,976	$10,244	N/A	3rd Most Recent Occupancy:	86.8% (12/31/2015)
Replacements:	$2,000,000	$20,511	$738,396	Appraised Value (as of):	$182,000,000 (5/12/2017)
TI/LC:	$2,000,000	$61,534	$3,692,040	Cut-off Date LTV Ratio(1):	63.8%
Free Rent Reserve:	$935,390	$0	N/A	Maturity Date LTV Ratio(1):	57.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$116,200,000	65.9%	Purchase Price:	$166,000,000	94.1%
Borrower Equity:	$60,177,129	34.1%	Reserves:	$6,755,953	3.8%
			Closing Costs:	$3,621,177	2.1%
Total Sources:	$176,377,129	100.0%	Total Uses:	$176,377,129	100.0%

(1)	The American Cancer Society Center Mortgage Loan is part of the American Cancer Society Center Whole Loan, which is comprised of three pari passu promissory notes with an aggregate original principal balance of $116,200,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the American Cancer Society Center Whole Loan.

(2)	Defeasance is permitted at any time after the second anniversary of the closing date of the securitization of the last American Cancer Society Center Whole Loan promissory note to be securitized.

(3)	See “Escrows and Reserves” below for further discussion of reserve information.

(4)	Approximately 7,849 SF of the American Cancer Society Center Property’s 156,846 SF total site area is subject to a ground lease which expires January 31, 2068. The ground lessee has the right of first refusal to purchase the site at expiration.

(5)	UW NOI increased from the Most Recent NOI period due to an executed lease with Digital Realty for 37,805 SF and annual rent bumps for several other tenants.

The Mortgage Loan. The fourth largest mortgage loan (the “American Cancer Society Center Mortgage Loan”) is part of a whole loan (the “American Cancer Society Center Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $116,200,000, which are secured by a first priority fee mortgage encumbering a 991,338 SF office property known as American Cancer Society Center in Atlanta, Georgia (the “American Cancer Society Center Property”). Promissory Note A-2, in the original principal amount of $43,000,000, represents the American Cancer Society Center Mortgage Loan and will be included in the UBS 2017-C3 Trust. Promissory Notes A-1 and A-3, with an aggregate original principal balance of $73,200,000, collectively represent the non-serviced pari passu companion loans (the “American Cancer Society Center Non-Serviced Pari Passu Companion Loans”). The American Cancer Society Center Non-Serviced Pari Passu Companion Loans are currently held by KeyBank National Association and are expected to be contributed to one or more future securitization trusts. The American Cancer Society Center Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C3 Trust, and from and after the securitization of the American Cancer Society Center Non-Serviced Pari Passu Companion Loan evidenced by Promissory Note A-1, will be serviced pursuant to the respective pooling and servicing agreement of the future securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

250 Williams Street Atlanta, GA 30303	Collateral Asset Summary – Loan No. 4 American Cancer Society Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,000,000 63.8% 1.79x 12.0%

American Cancer Society Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$53,200,000	$53,200,000	KeyBank(1)	Yes
Note A-2	$43,000,000	$43,000,000	UBS 2017-C3	No
Note A-3	$20,000,000	$20,000,000	KeyBank(1)	No
Total	$116,200,000	$116,200,000

(1)	Expected to be contributed to one or more future securitization trusts.

The proceeds of the American Cancer Society Center Whole Loan were used to acquire the American Cancer Society Center Property for $166,000,000, fund reserves, and pay closing costs.

The Borrower and the Borrower Sponsor. The borrower is DCII-250 Williams Street NW, LLC (the “American Cancer Society Center Borrower”), a single-purpose Delaware limited liability company, with two independent directors. The borrower sponsor and non-recourse carveout guarantor is Carter Validus Operating Partnership II, LP.

Carter Validus Mission Critical REIT II, Inc. is the sole general partner and 99.99% owner of Carter Validus Operating Partnership II, LP. Carter Validus Mission Critical REIT II, Inc. was formed in 2013, and primarily invests in quality income-producing real estate with a focus on data centers and healthcare properties. As of March 31, 2017, Carter Validus Mission Critical REIT II, Inc. reported assets of $1.25 billion and a net worth of $727.2 million. As of December 31, 2016, Carter Validus Mission Critical REIT II, Inc.’s portfolio consisted of 51 properties comprising approximately 2.98 million SF which was 99.6% leased.

The Property. The American Cancer Society Center Property consists of a nine-story class A office building containing 991,338 SF. Located in Downtown Atlanta, Georgia and situated on a 3.6-acre site, the American Cancer Society Center Property was built in 1989 and renovated in 2007. The American Cancer Society Center Property features a nine-story large atrium-style lobby, large floor plates, and sits atop Georgia Power’s Fowler Underground Grid Systems, assuring an uninterrupted supply of power. Amenities at the American Cancer Society Center Property include a 450-seat theater, a 30-seat executive board room, a café, a newsstand, auto detailing, ATM, dry cleaning pickup and delivery, caterer and kitchen, state-of-the-art card access and video monitoring systems maintained 24/7 by security personnel, and a four-story subterranean garage containing 926 parking spaces. The Metropolitan Atlanta Rapid Transit Authority (“MARTA”) provides public bus and commuter rail transportation service to the area and the closest station is located within walking distance.

The American Cancer Society Center Property, located at 250 Williams Street, covers a city block, and is surrounded by roadways on all four sides and has multiple access points. The American Cancer Society Center Property is connected to the east via a covered pedestrian walkway to AmericasMart, a wholesale trade and exhibition center for gift, home furnishing, and apparel for retail buyers. Centennial Olympic Park, Atlanta’s premier cultural and entertainment district, is located adjacent to the immediate west of the American Cancer Society Center Property. Centennial Olympic Park unites some of the city’s largest tourist attractions including the World of Coke, CNN Center and the Georgia Aquarium, and hosts many of the city’s top festivals, concert series, and special events. Additional tourist attractions near the American Cancer Society Center Property include The National Civil Rights Museum, Mercedes Benz Stadium and the College Football Hall of Fame.

The American Cancer Society Center Property includes 575,375 SF of occupied office space (58.0% of NRA; 64.4% of underwritten base rent) and 255,129 SF of occupied data center space (25.7% of NRA; 35.6% of underwritten base rent). As of May 23, 2017, the American Cancer Society Center Property was 85.8% occupied by 12 tenants. The 18-year average historical occupancy for the American Cancer Society Center Property is 88.0%. Currently four tenants comprising 70.0% of the NRA utilize the American Cancer Society Center Property as their headquarters and 10 tenants comprising 81.0% of the NRA have been in occupancy for 10 years or more.

Major Tenants.

American Cancer Society, Inc. (275,160 SF, 27.8% of NRA, 29.6% of underwritten base rent). Founded in 1913, the American Cancer Society, Inc. (“American Cancer Society”) is a nationwide community-based voluntary health organization dedicated to eliminating cancer, saving lives, and diminishing suffering from cancer through research, education, advocacy, and service. The American Cancer Society, a 501(c)(3) non-profit corporation, is headquartered at the American Cancer Society Center Property, has been in occupancy since 2007 and has a lease expiration of June 30, 2022 (storage space of 1,453 SF expires November 30, 2018), with two five-year renewal options or one 10-year renewal option at market rent and no termination options.

InComm (196,223 SF, 19.8% of NRA, 21.8% of underwritten base rent). Founded in 1992, InComm is an international company that develops payment technologies and solutions such as gift cards, prepaid wireless products, reloadable debit cards, digital music downloads, and various payment solutions. InComm is headquartered at the American Cancer Society Center Property, has been in occupancy since 1996, and has a lease expiration of December 31, 2021 with two five-year renewal options and no termination options.

Internap Corporation (“INAP”) (120,298 SF, 12.1% of NRA, 19.2% of underwritten base rent). Formed in 1996, INAP is a leading technology provider of Internet infrastructure through business and enterprise colocation and cloud services. INAP’s global high-capacity network connects 15 company-controlled Tier 3-type data centers in major markets throughout North America and points of presence in 26 central business districts around the world. INAP is traded on the NASDAQ under the ticker symbol INAP. INAP is headquartered at the American Cancer Society Center Property, has been in occupancy since 2000, and has a lease expiration of April 30, 2020 with one five-year renewal option and no termination options.

Georgia Lottery Corporation (101,805 SF, 10.3% of NRA, 11.3% of underwritten base rent). Georgia Lottery Corporation (“GLC”) was created in 1992 by the people of Georgia to enhance educational funding. Since inception, the GLC has transferred more than $18.7 billion to the State Treasury’s Lottery for Education Account which provides grants, scholarships or loans to undergraduate college students, funds the prekindergarten program, and funds capital outlay projects including computer and other technological upgrades. GLC is headquartered at the American Cancer Society Center Property, has been in occupancy since 1993 and has a lease expiration of June 30, 2023 with one 10-year renewal option and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

250 Williams Street Atlanta, GA 30303	Collateral Asset Summary – Loan No. 4 American Cancer Society Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,000,000 63.8% 1.79x 12.0%

Level 3 Communications (49,313 SF, 5.0% of NRA, 6.2% of underwritten base rent). Level 3 Communications is a premier provider of global communication services, creating solutions that strengthen the growth, efficiency and security of business. Level 3 Communications serves customers in more than 500 markets within three continents and more than 60 countries. Level 3 Communications is traded on the NASDAQ under the ticker symbol LVLT. Level 3 Communications has been in occupancy since 1995, has a lease expiration of December 31, 2024 on 34,464 SF with two five-year renewal options and no termination options, and a lease expiration of March 31, 2020 on 14,849 SF, with no renewal options and no termination options.

The following table presents certain information relating to the leases at the American Cancer Society Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Tenants
American Cancer Society, Inc.	NR/NR/NR	275,160	27.8%	$ 5,404,963	29.6%	$19.75	6/30/2022(4)
InComm	NR/NR/NR	196,223	19.8%	$3,974,999	21.8%	$20.73	12/31/2021
INAP	NR/B3/B	120,298	12.1%	$3,510,944	19.2%	$29.19	4/30/2020
Georgia Lottery Corporation	NR/Aaa/AAA	101,805	10.3%	$2,061,958	11.3%	$21.62	6/20/2023
Level 3 Communications	BB/Ba3/BB	49,313	5.0%	$1,139,623	6.2%	$23.11	12/31/2024(5)

Subtotal/Wtd. Avg.		742,799	74.9%	$16,092,486	88.2%	$22.03

Other Tenants		107,792	10.9%	$2,158,697	11.8%	$20.03
Vacant Space		140,747	14.2%	$0	0.0%	$0.00
Total/Wtd. Avg.(6)		991,338	100.0%	$18,251,183	100.0%	$21.77

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Base Rent PSF excludes tenants’ storage space.

(4)	American Cancer Society, Inc.’s Lease Expiration date for the office space is 6/30/2022 and is 11/30/2018 for 1,453 SF of storage space.

(5)	Level 3 Communications’ Lease Expiration dates are 12/31/2024 for 34,464 SF and 3/31/2020 for 14,849 SF of space.

(6)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space and tenants’ storage space.

The following table presents certain information relating to the lease rollover schedule at the American Cancer Society Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling(3)	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	1	2,026	0.2%	0.2%	$5.33	$10,800	0.1%	0.1%
2018	1	1,453	0.1%	0.4%	$0.00	$0	0.0%	0.1%
2019	0	0	0.0%	0.4%	$0.00	$0	0.0%	0.1%
2020	4	140,803	14.2%	14.6%	$27.37	$3,854,104	21.1%	21.2%
2021	3	196,223	19.8%	34.3%	$20.26	$3,974,999	21.8%	43.0%
2022	1	273,707	27.6%	62.0%	$19.75	$5,404,963	29.6%	72.6%
2023	2	101,805	10.3%	72.2%	$20.25	$2,061,958	11.3%	83.9%
2024	1	34,464	3.5%	75.7%	$23.11	$796,463	4.4%	88.2%
2025	2	37,841	3.8%	79.5%	$22.93	$867,698	4.8%	93.0%
2026	1	5,861	0.6%	80.1%	$20.85	$122,202	0.7%	93.7%
2027	0	0	0.0%	80.1%	$0.00	$0	0.0%	93.7%
2028 & Beyond	2	56,408	5.7%	85.8%	$20.53	$1,157,997	6.3%	100.0%
Vacant	0	140,747	14.2%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	18	991,338	100.0%		$21.77	$18,251,183	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	UW Base Rent PSF Rolling and Total UW Base Rent Rolling exclude vacant and occupied storage space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

250 Williams Street Atlanta, GA 30303	Collateral Asset Summary – Loan No. 4 American Cancer Society Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,000,000 63.8% 1.79x 12.0%

The Market. According to the appraisal, the American Cancer Society Center Property is located at 250 Williams Street within the Atlanta central business district, and within the Atlanta-Sandy Springs-Roswell metropolitan statistical area (“Atlanta MSA”). The Atlanta MSA is the 9th largest by population within the United States, has a $300.0 billion economy, and ranks third nationally for the largest number of Fortune 500 headquarters locations. The American Cancer Society Center Property is located approximately three blocks from access to Interstates 75/85 which provides north-south access through the Atlanta central business district and connects to Interstate 20 two miles south for east-west access through the Atlanta central business district. The Hartsfield-Jackson Atlanta International Airport is located approximately 12 miles south of the American Cancer Society Center Property. MARTA provides transportation via train and bus routes from the airport to several stops in Downtown Atlanta.

According to the appraisal, Downtown Atlanta, with its numerous tourist attractions, entertainment centers, restaurants, hotels, and business sectors, attracts millions of tourists every year while supporting hundreds of thousands of residents and business professionals on a daily basis. In 2016, over $449.0 million was invested in Downtown Atlanta. Another $4.4 billion in projects is under construction or planned to be completed before 2020 including over 447,000 SF of retail space, 2,059 student beds, 372,790 SF of office space, over 3.1 million SF of institutional space, 5,662 housing units, and 2,528 hotel rooms. One project, Centennial Park Apartments, a 407-unit apartment development spanning two blocks, is under construction immediately north of the American Cancer Society Center Property on Centennial Olympic Park Drive.

According to a third party market report, the American Cancer Society Property is located within the Atlanta office market and the Downtown Atlanta office submarket. The Atlanta office market consists of 15,979 properties providing approximately 305.0 million SF of office space. Vacancy as of the first quarter of 2017 was reported at 12.1% and asking rents were $22.30 PSF. The Atlanta office market has continued to improve over the last six years as vacancy moved from 17.0% in 2010 to 12.1% as of the first quarter of 2017, while asking rents moved from $19.45 PSF to $22.30 PSF during the same period.

The Downtown Atlanta submarket consists of 394 properties providing approximately 36.4 million SF of office space. In the Downtown Atlanta submarket as of the first quarter of 2017, vacancy was 12.6% and asking rents were $23.39 PSF with positive year to date absorption of 111,567 SF.

The following table presents recent leasing data at competitive office buildings with respect to the American Cancer Society Center Property:

Comparable Office Leases
Property Name/Address	Year Built	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Lease Type
American Cancer Society Center Property 250 Williams St. Atlanta, GA 30303	1989	991,338(1)	InComm(1)	152,991(1)(2)	November 2015(1)	6.2(1)	$20.27(1)	Mod Gross
Peachtree Center – International Tower 229 Peachtree Street NE Atlanta, GA 30303	1976	393,442	Atlanta Regional Commission	49,812	July 2017	15.0	$21.50	Gross
Marquis I 245 Peachtree Center Avenue NE Atlanta, GA 30303	1985	460,437	State Road & Tollway Authority	38,794	July 2017	15.0	$21.75	Gross
The Equitable Building 100 Peachtree Street Atlanta, GA 39393	1969	622,301	Georgia’s Own Credit Union	100,078	November 2016	15.0	$22.00	Gross
SunTrust Plaza 303 Peachtree Street NE Atlanta, GA 30308	1992	1,249,022	Drew Eckl Farnham	50,000	November 2016	10.0	$28.00	Gross
191 Peachtree Tower 191 Peachtree Street NE Atlanta, GA 30303	1991	1,219,000	HNTB Corporation	25,000	August 2016	8.0	$28.75	Gross

Source: Appraisal

(1)	Based on the underwritten rent roll.

(2)	InComm leases additional office and storage space at the property totaling 43,232 SF under leases that also began in November 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

250 Williams Street Atlanta, GA 30303	Collateral Asset Summary – Loan No. 4 American Cancer Society Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,000,000 63.8% 1.79x 12.0%

The following table presents recent leasing data at competitive data center buildings with respect to the American Cancer Society Center Property:

Comparable Data Center Leases
Property Name	Year Built	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Lease Type
American Cancer Society Center Property	1989	Digital Realty(1)	37,805(1)	January 2017(1)	11.8(1)	$19.50(1)	NNN
1001 Windward Concourse	1989	GE Capital	178,000	NAV	6.0	$22.17	NNN
E Trade Financial	NAV	E Trade	165,000	NAV	10.0	$26.23	NNN
345 Courtland	1974	Level 3	50,000	NAV	20.0	$26.00	NNN
1155 Perimeter Center West	2000	Airwatch	8,600	NAV	10.0	$50.00	NNN
64 Perimeter Center	1985	Ventyx	5,575	NAV	10.0	$45.00	NNN
1052 West Peachtree	1962	SunGard	35,191	NAV	10.0	$34.00	NNN

Source: Appraisal and a third party market report.

(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the American Cancer Society Center Property:

Cash Flow Analysis
	2014	2015	2016	4/30/2017 TTM	UW	UW PSF
Gross Potential Rent	$16,220,941	$16,232,705	$16,569,610	$16,592,397	$21,488,364(1)	$21.68
Total Recoveries	$6,591,082	$6,802,036	$6,322,144	$6,386,139	$7,182,913	$7.25
Total Other Income	$1,402,252	$1,259,613	$1,277,209	$1,292,850	$1,292,850	$1.30
Less Vacancy & Credit Loss	$0	$0	$0	$0	($3,329,640)	($3.36)
Effective Gross Income	$24,214,275	$24,294,355	$24,168,963	$24,271,386	$26,634,488	$26.87
Total Operating Expenses	$12,161,173	$12,511,534	$11,780,913	$11,830,418	$12,637,113	$12.75
Net Operating Income(2)	$12,053,102	$11,782,820	$12,388,050	$12,440,968	$13,997,375	$14.12
Capital Expenditures	$0	$0	$0	$0	$246,132	$0.25
TI/LC	$36,939	$46,984	$46,722	$56,639	$1,866,055(3)	$1.88(3)
Net Cash Flow	$12,016,163	$11,735,836	$12,341,328	$12,384,329	$11,885,187	$11.99

Occupancy %	84.9%	86.8%	83.1%	85.8%	88.9%
NOI DSCR (P&I)(4)	1.81x	1.77x	1.86x	1.87x	2.11x
NCF DSCR (P&I)(4)	1.81x	1.77x	1.86x	1.86x	1.79x
NOI Debt Yield(4)	10.4%	10.1%	10.7%	10.7%	12.0%
NCF Debt Yield(4)	10.3%	10.1%	10.6%	10.7%	10.2%

(1)	UW Gross Potential Rent includes contractual rent steps through September 2018 totaling $151,491.

(2)	UW Net Operating Income increased from 4/30/2017 TTM due to an executed lease with Digital Realty for 37,805 SF and annual rent bumps for several other tenants.

(3)	UW TI/LC includes a $200,000 credit for upfront TI/LC deposit at closing.

(4)	Debt service coverage ratios and debt yields are based on the American Cancer Society Center Whole Loan.

Escrows and Reserves. At origination, the American Cancer Society Center Borrower deposited (i) $1,779,586 into a real estate tax escrow, (ii) $40,976 into an insurance escrow, (iii) $2,000,000 into a replacement reserve, (iv) $2,000,000 into a TI/LC reserve, and (v) $935,390 into a free rent reserve. On a monthly basis the American Cancer Society Center Borrower is required to deposit (i) 1/12 of the annual estimated tax payments, which currently equates to $177,959, (ii) 1/12 of the annual estimated insurance premiums, which currently equates to $10,244, (iii) $20,511 for replacement reserves, capped at $738,396 (excluding the $2,000,000 up front deposit), and (iv) $61,534 for TI/LC reserves, capped at $3,962,040.

Lockbox and Cash Management. The American Cancer Society Center Whole Loan is structured with a hard lockbox and springing cash management. The American Cancer Society Center Borrower is required to direct all tenants to deposit all rents and other revenue directly into the lockbox account controlled by the lender. Notwithstanding the foregoing, the American Cancer Society Center Borrower and property manager are required to deposit all

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

250 Williams Street Atlanta, GA 30303	Collateral Asset Summary – Loan No. 4 American Cancer Society Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,000,000 63.8% 1.79x 12.0%

revenues received into the lockbox account within one business day of receipt. Until the occurrence of a Cash Sweep Period (as defined below), all funds in the lockbox account will be transferred to an account controlled by the American Cancer Society Center Borrower. Upon the occurrence and continuance of a Cash Sweep Period, all sums on deposit in the lockbox account are required to be swept on a daily basis into a cash management account for the payment of, among other things, debt service, monthly escrows and property operating expenses pursuant to an annual approved budget.

A	“Cash Sweep Period” will commence upon:

(i)	the occurrence of an event of default and continue until such event of default is cured;

(ii)	the occurrence of any bankruptcy action of the American Cancer Society Center Borrower or property manager and, in the case of any bankruptcy action of the property manager, continue until the manager is replaced with a qualified manager under a replacement agreement within 60 days (in no event will a Cash Sweep Period due to a bankruptcy action of the American Cancer Society Center Borrower be cured);

(iii)	the date the debt service coverage ratio for the immediately preceding three-month period is less than 1.25x (amortizing) and will continue until such time as the debt service coverage ratio for the immediately preceding three-month period is at least 1.30x (amortizing) for two consecutive calendar quarters; or

(iv)	with respect to American Cancer Society, any successor or assign or subsequent tenant (a “Major Tenant”) under a replacement lease (“Major Tenant Lease”):

(a)	the date that any Major Tenant files a bankruptcy action and will continue until (so long as there is no default or event of default that would trigger another Cash Sweep Period) (1) the date that is 30 days after the applicable Major Tenant has affirmed its Major Tenant Lease, is no longer the subject of a bankruptcy or similar proceeding, is in occupancy and paying full contractual unabated post-petition rent without right of offset or free rent credit, and has delivered a tenant estoppel acceptable to the lender or (2) the date the American Cancer Society Center Borrower has entered into replacement leases for the entire applicable Major Tenant premises in each case with tenants acceptable to the lender in its discretion and (w) the replacement tenants are in occupancy of the entire net leasable area of the applicable Major Tenant premises, are obligated to pay full contractual rent without right of offset or free rent credit, and have made their first monthly rental payment, (x) all tenant improvements have been completed, (y) all leasing commissions and any other tenant reimbursement obligations incurred by the American Cancer Society Center Borrower have been paid, and (z) the replacement tenants have delivered a tenant estoppel acceptable to the lender;

(b)	the date any Major Tenant gives notice that it intends to go dark, vacate or abandon the premises or for five business days vacates, goes dark, abandons, or surrenders substantially all of the premises and will continue until the date that (1) is 30 days after the date that the applicable Major Tenant has resumed operations at its premises, is in occupancy and open for business paying full contractual unabated rent without right of offset or free rent credit, has made its next due monthly rental payment, and has delivered a tenant estoppel acceptable to the lender, (2) the American Cancer Society Center Borrower has entered into replacement leases for the entire applicable premises with tenants acceptable to the lender in its discretion and (w) the replacement tenants are in occupancy of the entire net leasable area of the applicable premises, are obligated to pay full contractual rent without right of offset or free rent credit, and have made their first monthly rental payment, (x) all tenant improvements have been completed, (y) all leasing commissions and any other tenant reimbursement obligations incurred by the American Cancer Society Center Borrower have been paid, and (z) the replacement tenants have delivered a tenant estoppel acceptable to the lender, or (3) the lender has received fully executed Major Tenant - approved subleases for the portion of the applicable premises not then occupied by the applicable Major Tenant pursuant to (1) above, and all such sublessees (a) are in occupancy of their entire net leasable area of the applicable premises, are obligated to pay full contractual rent without right of offset or free rent credit, and have made their first monthly rental payment, (b) all tenant improvements have been completed, (c) all leasing commissions and any other tenant reimbursement obligations incurred by the American Cancer Society Center Borrower and/or Major Tenant have been paid, (d) all such sublessees have delivered a tenant estoppel acceptable to the lender, and (e) Major Tenant remains fully liable for all of the obligations under the Major Tenant Lease; or

(c)	the date upon the earlier to occur of: (1) any termination of a Major Tenant Lease or (2) the earlier to occur of the date (x) that is twelve (12) months prior to the then applicable expiration date of the applicable Major Tenant Lease (or any renewal or replacement thereof) or (y) on which notice for extension is due under the applicable Major Tenant Lease and will continue until the date that (1) the American Cancer Society Center Borrower has provided acceptable evidence that the Major Tenant has renewed the term of its Major Tenant Lease or (2) the American Cancer Society Center Borrower has entered into replacement leases for the entire applicable premises with a tenant or tenants acceptable to the lender in its discretion, and (w) the replacement tenants are in occupancy of the entire net leasable area of the applicable premises, are obligated to pay full contractual rent without right of offset or free rent credit, and have made their first monthly rental payment, (x) all tenant improvements have been completed, (y) all leasing commissions and any other tenant reimbursement obligations incurred by the American Cancer Society Center Borrower have been paid, and (z) the replacement tenant or tenants have delivered to the lender a tenant estoppel acceptable to the lender.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The American Cancer Society Center Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

250 Williams Street Atlanta, GA 30303	Collateral Asset Summary – Loan No. 4 American Cancer Society Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,000,000 63.8% 1.79x 12.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

250 Williams Street Atlanta, GA 30303	Collateral Asset Summary – Loan No. 4 American Cancer Society Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,000,000 63.8% 1.79x 12.0%

American Cancer Society Center
250 Williams Street
Atlanta, GA 30303
ATLANTA
MIDTOWN
DOWNTOWN
Georgia Institute of Technology
Centennial Place
Centennial Hill
Centennial Olympic Park
SoNo
Central Park
Vine City
Castleberry Hill
Sweet Auburn
Capitol Gateway
Mechanicsville
Summerhill
Grant Park
Woodruff Park
Hurt Park
Georgia State University
UNDERGROUND ATLANTA
Oakland Cemetery
Martin Luther King Jr. Natl. Historic Site
Rawson-Washington Park
Selena Butler Park
Georgia Dome
Georgia World Congress Center
Mercedes-Benz Stadium
Philips Arena
CNN Center
Georgia Aquarium
New World of Coca Cola
Peachtree Center
Five Points
Garnett
Georgia State
King Memorial
North Avenue
Civic Center
Dome/GWCC/Philips/CNN
RED/GOLD LINES
MARTA
BLUE/GREEN LINES
Hartsfield-Jackson Atlanta Intl. Airport 8 miles
Grady Memorial Hospital
Atlanta Medical Center
Emory Univ. Hospital Midtown
State Capitol Building
City Hall
Fox Theatre
Bobby Dodd Stadium
Atlanta Civic Center
Freedom Pkwy
North Ave NW
Pine St NW
Ivan Allen Jr. Blvd
Ralph McGill Blvd NE
Highland Ave NE
Baker St NE
Ellis St NE
Irwin St NE
Auburn Ave NE
Edgewood Ave SE
Decatur St SE
MLK Jr Dr SE
Memorial Dr SE
Woodward Ave SE
Glenwood Ave SE
Sydney St SE
Fulton St SW
Whitehall St SW
Mitchell St SW
MLK Jr Dr SW
Jones Ave NW
Tech Pkwy NW
Marietta St NW
Peachtree St NE
W Peachtree St NE
Spring St NW
Techwood Dr NW
Juniper St NE
Courtland St NE
Piedmont Ave SE
Hilliard St NE
Jackson St NE
Boulevard SE
Bell St SE
Hill St SE
Central Ave SW
Pryor St SW
Windsor St SW
McDaniel St SW
Northside Dr NW
Luckie St NW
Fowler St NW
Gray St NW
Woodstock
Alpharetta
Roswell
Johns Creek
Kennesaw
Acworth
Marietta
Sandy Springs
Dunwoody
Smyrna
Mableton
Douglasville
Chamblee
Tucker
Decatur
East Point
College Park
Forest Park
Union City
Redan
Stone Mountain
Fairburn
Riverdale

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

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63

1325 East Dyer Road Santa Ana, CA 92705	Collateral Asset Summary – Loan No. 5 Embassy Suites – Santa Ana	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$38,070,000 54.1% 1.80x 13.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

1325 East Dyer Road Santa Ana, CA 92705	Collateral Asset Summary – Loan No. 5 Embassy Suites – Santa Ana	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$38,070,000 54.1% 1.80x 13.5%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Santa Ana, CA 92705
				General Property Type:	Hospitality
Original Balance:	$38,070,000			Detailed Property Type:	Full Service
Cut-off Date Balance:	$38,070,000			Title Vesting:	Fee
% of Initial Pool Balance:	5.4%			Year Built/Renovated:	1985/2017
Loan Purpose:	Refinance			Size:	301 Rooms
Borrower Sponsors:	Patrick M. Nesbitt Family Trust; Patrick M. Nesbitt			Cut-off Date Balance per Room:	$126,478
				Maturity Date Balance per Room:	$108,912
Mortgage Rate:	4.8100%			Property Manager:	Windsor Capital Group, Inc. (borrower-related)
Note Date:	7/7/2017
First Payment Date:	9/1/2017
Maturity Date:	8/1/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	24 months
Seasoning:	0 months			Underwriting and Financial Information
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI(2):	$5,124,630
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield:	13.5%
Additional Debt Type:	N/A			UW NOI Debt Yield at Maturity:	15.6%
Additional Debt Balance:	N/A			UW NCF DSCR:	2.33x (IO) 1.80x (P&I)
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(2):	$3,949,197 (4/30/2017 TTM)
Reserves(1)				2nd Most Recent NOI(2):	$4,106,281 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(2):	$5,273,653 (12/31/2015)
RE Tax:	$151,879	$30,376	N/A	Most Recent Occupancy:	85.1% (4/30/2017)
Insurance:	$13,811	$13,811	N/A	2nd Most Recent Occupancy:	86.5% (12/31/2016)
FF&E:	$0	$53,352	N/A	3rd Most Recent Occupancy:	86.2% (12/31/2015)
Deferred Maintenance:	$38,217	$0	N/A	Appraised Value (as of):	$70,400,000 (6/9/2017)
PIP Reserve:	$2,577,966	Springing	N/A	Cut-off Date LTV Ratio:	54.1%
Other:	$0	Springing	N/A	Maturity Date LTV Ratio:	46.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$38,070,000	70.1%	Loan Payoff:	$48,994,000	90.2%
Borrower Equity:	$16,260,112	29.9%	Reserves:	$2,781,874	5.1%
			Closing Costs:	$1,341,637	2.5%
			YM Prepayment Cost:	$1,212,602	2.2%
Total Sources:	$54,330,112	100.0%	Total Uses:	$54,330,112	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The decrease in Most Recent NOI and 2nd Most Recent NOI from 3rd Most Recent NOI is primarily attributed to an extensive renovation at the Embassy Suites - Santa Ana Property, during which time 12,278 and 9,265 guestroom nights were taken offline in 2016 and 4/30/2017 TTM, respectively. Subsequently, the increase in UW NOI compared to prior reporting periods does not account for the guestroom nights displaced.

The Mortgage Loan. The fifth largest mortgage loan (the “Embassy Suites - Santa Ana Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $38,070,000 and secured by a first priority fee mortgage encumbering a full service hospitality property known as Embassy Suites - Santa Ana, located in Santa Ana, California (the “Embassy Suites - Santa Ana Property”). The proceeds of the Embassy Suites - Santa Ana Mortgage Loan along with the borrower sponsors’ cash contribution of approximately $16.3 million were used to refinance existing debt on the Embassy Suites - Santa Ana Property, fund reserves, pay closing costs and pay yield maintenance prepayment costs.

The Borrowers and the Borrower Sponsors. The borrowers are Santa Ana PropCo LLC and Santa Ana OpCo LLC (collectively, the “Embassy Suites - Santa Ana Borrowers”), both Delaware limited liability companies, each of which is structured to be bankruptcy remote with two independent directors. The Embassy Suites - Santa Ana Borrowers are each 95% in the aggregate, indirectly owned by the Patrick M. Nesbitt Family Trust, with the remaining 5% of the indirect interests owned by Patrick M. Nesbitt Jr. The non-recourse carveout guarantors and borrower sponsors for the Embassy Suites - Santa Ana Mortgage Loan are the Patrick M. Nesbitt Family Trust and Patrick M. Nesbitt.

One of the borrower sponsors, Patrick M. Nesbitt, founded the Santa Monica-headquartered Windsor Capital Group Inc. (WCG) in 1974. WCG is a privately-owned real estate firm owning and operating 10 Marriott and Embassy Suites hotels totaling 2,293 rooms in California, Georgia, Nevada and North Carolina. WCG has also developed seven hotels from the ground up, owns and manages Marriott and Hilton hotels, and is an approved Hyatt, Starwood and IHG operator in addition to Marriott and Hilton. The WCG leadership team has over 250 years of combined experience and holds advisory board seats with

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

1325 East Dyer Road Santa Ana, CA 92705	Collateral Asset Summary – Loan No. 5 Embassy Suites – Santa Ana	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$38,070,000 54.1% 1.80x 13.5%

Marriott and Hilton/Embassy Suites. In addition to their hotels, WCG affiliates have developed office buildings, shopping centers and retail complexes, apartment complexes, and a luxury single-family residential community.

The borrower sponsors have been subject to mortgage loan defaults and foreclosure proceedings related to the 2007-2009 national recession. Please see “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. The Embassy Suites - Santa Ana Property consists of the fee interest in a 301-room, 10-story full service hotel constructed in 1985 and most recently renovated in 2017. The Embassy Suites - Santa Ana Property is situated less than 2 miles south of the John Wayne Airport and approximately 11 miles south of Disneyland, between Interstate 405 and Interstate 5, to the immediate northwest of California State Route 55 and its interchange with East Dyer Road.

The borrower sponsors have invested approximately $32.5 million since acquisition into the asset, with another $2.6 million slated as part of the scheduled franchisor mandated property improvement plan (“PIP”). The Embassy Suites - Santa Ana Property is in the process of completing a renovation, estimated to cost approximately $8.4 million ($27,927 per room), which includes but is not limited to guest suites, common areas, building design and structure, and recreation facility upgrades. The completed upgrades all comply with Hilton’s most recent brand standards for Embassy Suites. To date, approximately $5.8 million of the PIP upgrades have been completed. Future planned capital improvements include the renovation of atrium areas, restaurant, bistro, bar and lounge areas, finishes at elevator cabs, all first floor public areas, and the replacement of all railings at walkways leading to guestrooms. The remaining renovations are expected to be completed by March 2018 and total approximately $2.6 million. The Embassy Suites - Santa Ana Property has a franchise agreement with Embassy Suites Franchise, LLC. The franchise agreement commenced on March 27, 2015 for 15-years, with an expiration date of March 31, 2030 and no renewal options.

The Embassy Suites - Santa Ana Property’s guestroom mix consists of an all-suite guestroom configuration including 205 king rooms, and 96 double queen rooms. Guestrooms feature flat screen televisions, a work desk with chair, an armchair, safe, mini-refrigerator, microwave, coffeemaker, hair dryer, luggage rack, iron and ironing board. Guestrooms also offer complementary wireless high-speed Internet access. Guest parking consists of 287 spaces or 0.95 spaces per room.

The Embassy Suites - Santa Ana Property features a complimentary cooked-to-order breakfast and evening manager’s reception that includes complimentary drinks and snacks served within the landscaped hotel atrium, market pantry, indoor swimming pool and whirlpool, lobby workstation, concierge, guest laundry room, complementary shuttle service to and from John Wayne Airport, fitness center and 7,759 SF of meeting space, which includes the Pacific Ballroom and five meeting rooms. The Embassy Suites - Santa Ana Property also features the Sweet Spot Sports Bar & Grille, which serves lunch and dinner.

According to the appraisal, the Embassy Suites - Santa Ana Property generates approximately 55% of its room revenue from corporate demand, approximately 30% from a combination of leisure and tourism demand and approximately 15% from convention group demand.

More specific information about the Embassy Suites - Santa Ana Property and the related competitive set is set forth in the following table:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(1)			Embassy Suites - Santa Ana Property(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014	77.5%	$124.99	$96.86	82.5%	$135.12	$111.44	106.4%	108.1%	115.1%
2015	80.3%	$129.72	$104.15	85.2%	$135.77	$115.69	106.1%	104.7%	111.1%
2016	77.1%	$137.21	$105.80	76.5%	$139.25	$106.52	99.2%	101.5%	100.7%
4/30/2017 TTM	76.1%	$140.06	$106.56	77.7%	$140.28	$109.00	102.1%	100.2%	102.3%

Source: Industry Report

(1)	The competitive set for 2015, 2016 and 4/30/2017 TTM includes Radisson Newport Beach, Embassy Suites Irvine Orange County Airport, Hilton Irvine Orange County Airport, DoubleTree Club Orange County Airport, Wyndham Irvine Orange County Airport, Avenue of the Arts Costa Mesa, Holiday Inn Santa Ana Orange County Airport, Marriott Costa Mesa, and DoubleTree Santa Ana Orange County Airport.

(2)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Embassy Suites - Santa Ana Property are attributable to differing reporting methodologies, and/or timing differences. The appraisal and industry reports are not adjusted for the approximately 11.2% and 8.4% of guestroom nights taken offline during the 2016 and 4/30/2017 TTM renovations.

The Market. The Embassy Suites - Santa Ana Property is located in southeast Santa Ana, Orange County, at 1325 East Dyer Road. The Embassy Suites - Santa Ana Property’s neighborhood is generally defined by Edinger Avenue to the north, Jamboree Road to the east, MacArthur Boulevard to the south, and South Main Street to the west. The neighborhood is characterized by industrial buildings, office buildings, and retail shopping centers along the primary thoroughfares, with residential areas located along the secondary roadways. Some specific businesses and entities in the area include Ricoh Electronics, Ingram Micro, the Orange County Sheriff’s Regional Training Academy, GE Aviation, and Scantron Corporation. Restaurants located near the subject property include Spoons, Malone’s, and Jack In The Box. According to the appraisal, the Embassy Suites - Santa Ana Property’s neighborhood is generally in the growth stage of its life cycle. Several multifamily and office projects are currently under development, including Tustin Legacy, a 1,600-acre master-planned community being developed on a portion of the former Marine Corps Air Station Tustin. The newest phase of the project is expected to include public parks, a commercial retail center, and approximately 4,600 housing units.

According to the appraisal, Orange County, which adjoins the greater Los Angeles area to the north, has been a direct beneficiary of economic growth of the Los Angeles Basin. Santa Ana is the county seat and second-largest city in Orange County. A tourism industry, which employs over 140,000 people, is a top economic driver for Orange County. According to the Anaheim/Orange County Visitors & Convention Bureau, Orange County hosted over 47 million visitors in 2016, creating an economic impact of over $10.2 billion. The University of California, Irvine is the second-largest employer for the county and a primary hotel demand generator in the Irvine, Costa Mesa, and Santa Ana areas, generating an annual economic impact of $4.4 billion in Orange County. The Walt Disney Company is the largest private-sector employer in Orange County. Its local operations include Disneyland and the California Adventure theme parks, two Disneyland hotels, the Anaheim Ducks hockey franchise, and the Los Angeles Angels of Anaheim baseball team, among

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

1325 East Dyer Road Santa Ana, CA 92705	Collateral Asset Summary – Loan No. 5 Embassy Suites – Santa Ana	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$38,070,000 54.1% 1.80x 13.5%

others. The addition of the “Star Wars Land” attraction at Disneyland is anticipated to increase demand for years to come; construction began in April 2016, and the 14-acre attraction is slated for completion in early 2019.

The healthcare sector is also important to the area’s economy. The St. Joseph Health System (“SJHS”) is an integrated healthcare delivery system with four hospitals located in Orange County: Hoag Hospital Newport Beach, Mission Hospital Laguna Beach, Mission Hospital Mission Viejo, and St. Joseph Hospital Orange. In addition to SJHS, Orange County features various other major medical facilities including Kaiser Permanente’s Orange County Anaheim Medical Center, the Anaheim Health Regional Medical Center, the Garden Grove Medical Center, and the Hoag Memorial Hospital Presbyterian. Kaiser Permanente, SJHS, Memorial Care Health System, and Tenet Healthcare Corporation are among the top employers in this sector.

The Embassy Suites - Santa Ana Property is located within the Los Angeles-Long Beach metropolitan statistical area. According to the appraisal, the metropolitan statistical area had a 2016 population of approximately 18.9 million residents. The population exhibited increases of 0.9% annually from 2000 to 2010, 0.9% annually from 2010 to 2016, and is expected to increase an additional 1.0% annually through 2020. According to the Bureau of Labor Statistics, the April 2017 unemployment rate was 3.9% for the metropolitan statistical area. In comparison, the unemployment rate for the state and the U.S. was 4.5% and 4.4%, respectively, for the same period.

According to a third party market research report, the estimated 2017 population within a one-, three- and five-mile radius of the Embassy Suites - Santa Ana Property is 10,257, 253,922 and 665,695, respectively. Estimated 2017 average household income within a one-, three- and five-mile radius of the Embassy Suites - Santa Ana Property is $89,738, $86,771 and $97,822, respectively.

According to an industry report as of April 2017, the Embassy Suites - Santa Ana Property is located within the Anaheim/Santa Ana, California market which consists of 444 hotels containing 57,416 rooms. The average April 2017 trailing 12-month occupancy, ADR and RevPAR for the Anaheim/Santa Ana market was 78.2%, $152.78 and $119.48, respectively. As of April 30, 2017, the Embassy Suites - Santa Ana Property had an occupancy, ADR and RevPAR of 85.1%, $138.93 and $118.22, respectively over the trailing 12-month period after adjusting for the approximately 11.2% and 8.4% of rooms taken offline during 2016 and TTM 4/30/2017 renovations.

Primary and secondary competitive properties to the Embassy Suites - Santa Ana Property are shown in the table below:

Competitive Property Summary
Property Name	No. of Rooms	Commercial Demand	Leisure Demand	Meeting & Group Demand	2016 Occupancy	2016 ADR	2016 RevPAR
Embassy Suites - Santa Ana Property(1)	301	55%	30%	15%	86.5%	$137.91	$119.27
Embassy Suites by Hilton Irvine -Orange County Airport	293	70%	20%	10%	75.0% - 80.0%	$150.00 - $160.00	$120.00 - $125.00
DoubleTree by Hilton Hotel Santa Ana Orange County Airport	253	60%	20%	20%	80.0% - 85.0%	$130.00 - $140.00	$110.00 - $115.00
Hilton Irvine Orange County Airport	292	60%	15%	25%	70.0% - 75.0%	$150.00 - $160.00	$110.00 - $115.00
Total/Wtd. Avg. of Primary Competition(2)	1,139	61%	21%	17%	78.5%	$146.30	$114.91
Secondary Competitors	1,459	63%	22%	15%	73.2%	$156.58	$114.59
Total/Wtd. Avg. of Primary and Secondary Competition(2)	2,598	62%	22%	16%	76.0%	$151.06	$114.76

Source: Appraisal

(1)	Reflects 2016 Occupancy, ADR and RevPAR from historical operating statements, which adjust for the approximately 11.2% of guestroom nights taken offline during 2016 renovations.

(2)	Total/Wtd. Avg. is based on the Embassy Suites – Santa Ana Property 2016 Occupancy, 2016 ADR and 2016 RevPAR of 77.1%, $137.91 and $106.29, respectively, as described in the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

1325 East Dyer Road Santa Ana, CA 92705	Collateral Asset Summary – Loan No. 5 Embassy Suites – Santa Ana	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$38,070,000 54.1% 1.80x 13.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Embassy Suites - Santa Ana Property:

Cash Flow Analysis
	2014	2015	2016	4/30/2017 TTM	UW	UW per Room
Occupancy	83.2%	86.2%	86.5%	85.1%	85.1%
ADR	$133.41	$134.08	$137.91	$138.93	$138.93
RevPAR	$111.05	$115.58	$119.27	$118.22	$118.21

Rooms Revenue	$12,160,265	$12,602,139	$11,638,697	$11,870,589	$12,987,591	$43,148
Food & Beverage	$1,857,618	$1,801,192	$1,448,444	$1,359,474	$1,728,029	$5,741
Other Income(1)	$370,762	$1,231,497	$1,140,663	$1,178,884	$1,289,854	$4,285
Total Revenue	$14,388,645	$15,634,828	$14,227,804	$14,408,947	$16,005,474	$53,174
Total Expenses	$9,772,431	$10,361,175	$10,121,523	$10,459,750	$10,880,845	$36,149
Net Operating Income(2)	$4,616,214	$5,273,653	$4,106,281	$3,949,197	$5,124,630	$17,025
FF&E	$0	$0	$0	$0	$800,274	$2,659
Net Cash Flow	$4,616,214	$5,273,653	$4,106,281	$3,949,197	$4,324,356	$14,367

NOI DSCR (P&I)	1.92x	2.20x	1.71x	1.65x	2.14x
NCF DSCR (P&I)	1.92x	2.20x	1.71x	1.65x	1.80x
NOI Debt Yield	12.1%	13.9%	10.8%	10.4%	13.5%
NCF Debt Yield	12.1%	13.9%	10.8%	10.4%	11.4%

(1)	Other Income includes parking, vending, gift shop/sundries income, guest laundry, valet, rental income tenants and other miscellaneous revenue.

(2)	The decrease in 2016 Net Operating Income and 4/30/2017 TTM Net Operating Income from 2015 Net Operating Income is primarily attributed to an extensive renovation at the Embassy Suites – Santa Ana Property, during which time 12,278 and 9,265 guestroom nights were taken offline in 2016 and 4/30/2017 TTM, respectively. Subsequently, the increase in UW Net Operating Income compared to prior reporting periods does not account for the guestroom nights displaced.

Escrows and Reserves. At origination, the Embassy Suites - Santa Ana Borrowers deposited in escrow $2,577,966 for a PIP reserve, $151,879 for taxes, $38,217 for deferred maintenance, and $13,811 for insurance and are required to escrow monthly (i) $53,352 for FF&E, (ii) 1/12 of the annual estimated tax payments, and (iii) 1/12 of the annual insurance premiums. In addition, the Embassy Suites - Santa Ana Borrowers are required to escrow on each payment date an amount equal to the Hotel Taxes (as defined below) for the preceding Hotel Tax Reporting Period (as defined below) upon the occurrence of a Cash Management Period (as defined below). The Embassy Suites - Santa Ana Borrowers are also required to deposit with the lender (i) within ten business days after Embassy Suites - Santa Ana Borrowers obtain knowledge of any required PIP other than the existing PIP, an amount equal to the PIP Deposit Amount (as defined below), and (ii) within ten business days after written notice from the lender that, with respect to any PIP (other than the existing PIP), the sum remaining out of the amounts previously deposited under foregoing clause (i) or this clause (ii) is less than the PIP Deposit Amount with respect to such PIP calculated as of the date of such notice, the Embassy Suites - Santa Ana Borrowers will pay to the lender the amount set forth in such notice as the shortfall between such PIP Deposit Amount so calculated and such remaining sum.

“Hotel Taxes” means any federal, state or municipal excise, sales, room, occupancy, or use taxes or other taxes collected directly from patrons or guests or included as part of or paid with the sales price of any goods or services.

“Hotel Tax Reporting Period” means the period from and including the twenty-first day (21st) of any calendar month to and including the twentieth day (20th) of the immediately succeeding calendar month.

Lockbox and Cash Management. The Embassy Suites - Santa Ana Mortgage Loan provides for a springing lockbox and springing cash management. During the occurrence and continuance of a Cash Management Period for the Embassy Suites - Santa Ana Mortgage Loan, the Embassy Suites - Santa Ana Borrowers and property manager are required (a) to issue notices to all credit card payment processors and notices to all tenants to pay all rents, and (b) to cause all rents (including rents in the nature of sums payable by issuers of credit cards accepted at the Embassy Suites - Santa Ana Property to be transmitted directly into a clearing account maintained by Embassy Suites - Santa Ana Borrowers at a local bank selected by the Embassy Suites - Santa Ana Borrowers, which at all times is required to be an eligible institution (as defined in the Embassy Suites - Santa Ana Mortgage Loan documents). Without in any way limiting the foregoing, if the Embassy Suites - Santa Ana Borrowers or property manager receive any rents, then (i) such amounts will be deemed to be collateral for the Embassy Suites - Santa Ana Mortgage Loan and will be held in trust by the Embassy Suites - Santa Ana Borrowers or property manager, as applicable, for the benefit, and as the property, of the lender, (ii) such amounts may not be commingled with any other funds or property of the Embassy Suites - Santa Ana Borrowers or property manager, and (iii) the Embassy Suites - Santa Ana Borrowers or property manager, as applicable, after a Cash Management Period are required to deposit such amounts into the clearing account within two business days of receipt. Funds deposited into the clearing account will be swept by the clearing bank on a daily basis into the Embassy Suites - Santa Ana Borrower’s operating account at the clearing bank, unless a Cash Management Period is continuing, in which event such funds will be swept on a daily basis into an eligible account (as defined in the Embassy Suites - Santa Ana Mortgage Loan documents) controlled by the lender at the deposit bank.

A “Cash Management Period” will take place upon the occurrence of any of the following events: (i) the maturity date, (ii) an event of default, (iii) if, as of the last day of the calendar quarter, the DSCR is less than 1.25x, or (iv) a Franchise Trigger Event and a Cash Management Period will end upon the lender giving notice to the clearing bank that the sweeping of funds into the deposit account may cease, which notice the lender will only be required to give if (1) the Embassy Suites - Santa Ana Mortgage Loan and all other obligations under the Embassy Suites - Santa Ana Mortgage Loan documents have been repaid in full or (2) the maturity date has not occurred and (a) with respect to the matters described in clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing, (b) with respect to the matter described in clause (iii) above, the lender has

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

1325 East Dyer Road Santa Ana, CA 92705	Collateral Asset Summary – Loan No. 5 Embassy Suites – Santa Ana	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$38,070,000 54.1% 1.80x 13.5%

determined that the Embassy Suites - Santa Ana Property has achieved a DSCR of at least 1.25x for two consecutive calendar quarters, (c) with respect to the matter described in clause (i) of the definition of a Franchise Trigger Event, above, the date upon which Embassy Suites - Santa Ana Borrowers have provided evidence that they have retained a renewal or replacement franchise agreement satisfying the requirements of the Embassy Suites - Santa Ana Mortgage Loan documents, or (d) with respect to the matter described in clause (ii) of the definition of Franchise Trigger Event, the funds on deposit in the PIP Reserve subaccount are greater than or equal to the PIP Deposit Amount.

A “Franchise Trigger Event” will occur upon (i) the date that is 12 months prior to the expiration or early termination of the current franchise agreement or, if less than 12 months before such expiration or early termination, the date upon which such expiration or early termination date becomes known to the Embassy Suites - Santa Ana Borrowers, and as of such date the Embassy Suites - Santa Ana Borrowers have not provided the lender with evidence that they have obtained a renewal or replacement franchise agreement satisfying the requirements of the Embassy Suites - Santa Ana Mortgage Loan documents, or (ii) a PIP for the Embassy Suites - Santa Ana Property (other than the current PIP existing at the closing date) is required by the current franchisor or any replacement franchisor and the Embassy Suites - Santa Ana Borrowers have not otherwise timely deposited any required PIP Deposit Amount with the lender.

A “PIP Deposit Amount” will be equal to (x) with respect to the PIP in place on the closing date, $2,577,966, and (y) with respect to any future PIP, 110% of the estimated cost, as approved by the lender (which approval may not be unreasonably withheld, conditioned or delayed), to satisfy any repairs or remediation required by the current franchisor or any successor franchisor or licensor pursuant to such a PIP; provided that, if (x) any future PIP is required by the current franchisor during the term of the current franchise agreement or otherwise by the current franchisor or any replacement franchisor, (y) such PIP is required in conjunction with obtaining a renewal or replacement franchise agreement that satisfies the requirements of the loan documents, and (z) such an agreement is obtained and the required evidence of that fact is provided to the lender, then, at any time and from time to time, the PIP deposit amount will be the excess of (A) 110% of the estimated cost, as approved by the lender, to complete the work required by the PIP during the immediately succeeding 12-month period, less (B) the then- current balance maintained in the capital/FF&E expense subaccount and the amount of the required deposits to the capital/FF&E expense Subaccount during the same twelve-month period (other than any of such amounts as are necessary for capital/FF&E expenses over such 12-month period that are not a part of such PIP).

Release of Property. Not permitted.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Terrorism Insurance. The Embassy Suites - Santa Ana Borrowers are required to obtain and maintain property insurance, commercial general liability insurance, and business income insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

1325 East Dyer Road Santa Ana, CA 92705	Collateral Asset Summary – Loan No. 5 Embassy Suites – Santa Ana	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$38,070,000 54.1% 1.80x 13.5%

Embassy Suites - Santa Ana
1325 East Dyer Road
Santa Ana, CA 92705
SANTA ANA
Orange
Garden Grove
Edna Park
Fountain Valley
Tustin
IRVINE
Costa Mesa
Newport Beach
Downtown Santa Ana
Madison Park
Riverview West
ORANGE COUNTY
Memorial Park
Jerome Park
Willowick Golf Course
Centennial Regional Park
River View Golf Course
Hart Park
Santiago Park
Santa Ana College
Bowers Museum
Bristol Marketplace
The Outlets at Orange
St. Joseph Hospital Orange
MainPlace Mall
Discovery Cube Orange County
Harbor Town and Country Shopping Ctr.
Garden Grove Hosp. & Medical Center
Harbor Grove Center
City Hall of Santa Ana
Old Courthouse Museum
R. Reagan Federal Bldg. US Courthouse
Fiesta Marketplace
Foothill Regional Medical Ctr.
The Market Place
Marconi Automotive Museum
Ricoh Technology Portal
Irvine Scientific
Integral Aerospace
Coastal Communities Hospital
Kaiser-Permanente Harbor-MacArthur Medical Office
Edwards Lifesciences Corp.
Newport Corporation
Mazda North America
The District
Bristol Center
Segerstrom Center for the Arts
Segerstrom Stage
Experian
South Coast Plaza
Metro Pointe at South Coast
The MET
Whittier Law School
AAA
IKEA
KOLL BUSINESS CENTER
IRVINE BUSINESS COMPLEX
MAIN PLAZA
Westpark Plaza Shopping Center
Harvard Place
Culver Plaza
John Wayne Orange County Airport
Lyon Air Museum
Irvine Museum
Western Digital
Orange Coast College
Orange County Fairgrounds
Santa Ana Country Club
Jazz Semiconductor
Google
Rancho San Joaquin Golf Course
William R Mason Regional Park
Strawberry Farms Golf Course
The Chicago School of Professional Psychology
Anteater Ballpark
Anteater Stadium
Langson Library
University of California - Irvine
Upper Newport Bay
LAX 34 miles
METROLINK
IE - OC LINE/ ORANGE COUNTY LINE
Santa Ana
Tustin
Garden Grove Blvd.
Westminster Ave.
17th St.
Washington Ave.
Civic Center Dr.
1st St.
McFadden Ave.
Edinger Ave.
Warner Ave.
Segerstrom Ave.
Dyer Rd.
MacArthur Blvd.
Sunflower Ave.
San Diego Fwy
Baker St.
Harbor Blvd.
Fairview St.
Fairview Rd.
Bristol St.
Flower St.
Main St.
Bear St.
Grand Ave.
Santa Ana Blvd.
Santa Ana River
Costa Mesa Fwy
Santa Ana Fwy
Red Hill Ave.
Newport Ave.
Tustin Ranch Rd.
Walnut Ave.
Valencia Ave.
Barranca Pkwy.
Alton Pkwy
Von Karman Ave.
Jamboree Rd.
Main St.
Michelson Dr.
Campus Dr.
Harvard Ave.
Culver Dr.
Yale Loop
Irvine Center Dr.
University Dr.
Santa Ana Ave.
Irvine Ave.
Santiago Dr.
5
22
55
73
261
405
SAN GABRIEL MTS.
LOS ANGELES
Burbank
Glendale
Pasadena
Santa Monica
Inglewood
Torrance
Pomona
Ontario
Rancho Cucamonga
Fullerton
ANAHEIM
Orange
Garden Grove
SANTA ANA
LONG BEACH
Huntington Beach
Irvine
Corona
Pacific Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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71

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 6 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$38,000,000 48.9% 2.73x 10.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 6 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$38,000,000 48.9% 2.73x 10.7%

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	Société Générale			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	BBB-/BBB/NR			Location:	New York, NY 10167
				General Property Type:	Office
Original Balance(2):	$38,000,000			Detailed Property Type:	CBD
Cut-off Date Balance(2):	$38,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	5.4%			Year Built/Renovated:	1965/2006
Loan Purpose:	Acquisition			Size(4):	1,779,515 SF
Borrower Sponsor:	HNA Group			Cut-off Date Balance per SF(2)(4):	$607
Mortgage Rate:	3.6694%			Maturity Date Balance per SF(2)(4):	$607
Note Date:	5/5/2017			Property Manager:	Brookfield Properties Management LLC
First Payment Date:	7/1/2017
Maturity Date:	6/1/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	2 months			Underwriting and Financial Information
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NOI(6):	$115,307,942
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(2):	10.7%
Additional Debt Type(3):	Pari Passu/Subordinate Debt/Mezzanine			UW NOI Debt Yield at Maturity(2):	10.7%
Additional Debt Balance(3):	$1,042,000,000/$120,000,000/$568,000,000			UW NCF DSCR(2):	2.73x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(6):	$107,676,674 (3/31/2017 TTM)
Reserves(5)				2nd Most Recent NOI(6):	$106,715,962 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(6):	$102,667,705 (12/31/2015)
RE Tax:	$0	$3,878,518	N/A	Most Recent Occupancy(4)(7):	91.2% (2/28/2017)
Insurance:	$227,000	$113,500	N/A	2nd Most Recent Occupancy:	95.0% (12/31/2016)
Replacements:	$47,738	$47,738	N/A	3rd Most Recent Occupancy:	93.6% (12/31/2015)
TI/LC:	$0	Springing	N/A	Appraised Value (as of):	$2,210,000,000 (4/1/2017)
Outstanding TI/LC:	$10,298,441	$0	N/A	Cut-off Date LTV Ratio(2):	48.9%
Free Rent:	$1,133,167	$0	N/A	Maturity Date LTV Ratio(2):	48.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$1,200,000,000	52.4%	Purchase Price:	$2,210,000,000	96.4%
Mezzanine Loan(2):	$568,000,000	24.8%	Reserves:	$11,706,346	0.5%
Borrower Equity:	$524,062,579	22.9%	Closing Costs:	$70,356,233	3.1%
Total Sources:	$2,292,062,579	100.0%	Total Uses:	$2,292,062,579	100.0%

(1)	The 245 Park Avenue Whole Loan was co-originated by Société Générale, JPMorgan Chase Bank, National Association, Natixis Real Estate Capital LLC, Barclays Bank PLC, and Deutsche Bank AG.
(2)	The 245 Park Avenue Mortgage Loan (as defined below) is part of the 245 Park Avenue Whole Loan (as defined below), which is comprised of 21 pari passu promissory notes with an aggregate original principal balance of $1.08 billion and five pari passu subordinate notes with an aggregate original principal balance of $120 million. The 245 Park Avenue Whole Loan is accompanied by the 245 Park Avenue Mezzanine Loans (as defined below) with an outstanding aggregate principal balance of $568 million. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loans. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV based on the 245 Park Avenue Whole Loan are $674, $674, 9.6%, 9.6%, 2.45x, 54.3% and 54.3%, respectively.
(3)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.
(4)	Based on remeasured net rentable area (“NRA”) of 1,779,515 SF in accordance with current Real Estate Board of New York standards, which is the basis for the square footage in future leasing. The 245 Park Avenue Property’s contractual square footage is 1,723,993 SF as leased.
(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(6)	The increase in 2nd Most Recent NOI from 3rd Most Recent NOI is primarily due to an increase in occupancy from 93.6% to 95.0% and an increase in in-place weighted average base rent PSF from approximately $72.69 to approximately $74.66 PSF. The increase in UW NOI from Most Recent NOI is primarily due to the inclusion of underwritten base rent steps over underwritten rents in place, which rent steps equate to (i) for non-investment-grade tenants, base rent steps through April 2018, and (ii) for investment-grade tenants, the average base rent over the lesser of the loan term and lease term; with respect to the JPMorgan Chase Bank space subleased to Société Générale, the underwritten rent step is calculated using the average over the loan term of the JPMorgan Chase Bank base rent of $61.50 PSF to October 2022 and the base rent pursuant to Société Générale’s direct lease of $88.00 PSF on a remeasured square footage that is 30,831 SF higher than the current JPMorgan Chase Bank NRA through the remainder of the loan term.
(7)	Most Recent Occupancy includes HNA Capital USA LLC (an affiliate of the borrower sponsor) and MIO Partners (together, approximately 2.7% of the remeasured NRA), which have executed leases but have not yet taken occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 6 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$38,000,000 48.9% 2.73x 10.7%

The Mortgage Loan. The sixth largest mortgage loan (the “245 Park Avenue Mortgage Loan”) is part of a whole loan (the “245 Park Avenue Whole Loan”) secured by a first priority fee mortgage encumbering a 44-story, remeasured 1,779,515 SF Class A office building that occupies the entire city block between 46th and 47th Streets and Park and Lexington Avenues in Midtown Manhattan, New York (the “245 Park Avenue Property”). The 245 Park Avenue Whole Loan consists of (i) a senior loan, comprised of 21 pari passu notes, with an aggregate outstanding principal balance of $1.08 billion. Two of which, Note A-2-D-2 and Note A-2-D-3, with an aggregate outstanding principal balance as of the Cut-off Date of $38.0 million, will be contributed to the UBS 2017-C3 Trust. The remaining 19 notes (collectively, the “245 Park Avenue Pari Passu Companion Loans”) have an aggregate outstanding principal balance as of the Cut-off Date of $1.042 billion and (ii) subordinate companion loans, comprised of five pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $120.0 million (collectively, the “245 Park Avenue Subordinate Companion Loans”), each as described below. The controlling senior Note A-1-A (along with four other senior 245 Park Avenue Pari Passu Companion Loans and the 245 Park Avenue Subordinate Companion Loans) was contributed to the 245 Park Avenue Trust 2017-245P, which governs the servicing and administration of the 245 Park Avenue Whole Loan and is the controlling note under the related intercreditor agreement, the rights of which will be exercised by the related trustee (or, prior to the occurrence and continuance of a control termination event under the related trust and servicing agreement (the “245 Park Avenue Trust 2017-245P Trust and Servicing Agreement”), the directing certificate holder under the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement). The lender provides no assurances that any non-securitized notes will not be split further.

The 245 Park Avenue Whole Loan has a 10-year term and is interest-only for the term of the loan. The 245 Park Avenue Whole Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The 245 Park Avenue Whole Loan matures on June 1, 2027. The proceeds of the 245 Park Avenue Whole Loan, along with three mezzanine loans, with an aggregate principal balance as of the Cut-off Date of $568,000,000 (the “245 Park Avenue Mezzanine Loans”), and $524,062,579 of borrower sponsor equity were used to acquire the 245 Park Avenue Property, fund reserves and pay origination costs.

Following the lockout period, on any date before March 1, 2027, the borrower has the right to defease the 245 Park Avenue Whole Loan in whole, but not in part. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last 245 Park Avenue Whole Loan note to be securitized or (ii) July 1, 2020. The 245 Park Avenue Whole Loan is prepayable without penalty on or after March 1, 2027.

The Borrower and the Borrower Sponsor. The borrower is 245 Park Avenue Property LLC (the “245 Park Avenue Borrower”), a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the 245 Park Avenue Borrower delivered a non-consolidation opinion in connection with the origination of the 245 Park Avenue Whole Loan.

The nonrecourse carve-out guarantor is 181 West Madison Holding LLC, an affiliate of the borrower sponsor, HNA Group (“HNA”). HNA is a China based global Fortune 500 conglomerate with core divisions of aviation, hospitality, tourism, real estate, retail, finance, logistics, shipbuilding and eco-tech. HNA’s finance division focuses on leasing and insurance and it also provides financial services such as securities, banking, futures, fund and investment banking. HNA’s real estate focuses on the development and management of central business district and urban real estate assets. As of December 31, 2016, it had 34 real estate investments in over 40 cities. HNA’s United States commercial real estate assets include 850 Third Avenue, 1180 Sixth Avenue, the Cassa Hotel at 70 West 45th Street and two golf courses, Nicklaus Club-Monterey in Monterey California and Somers Pointe Country Club in Somers, New York. In 2016, HNA purchased a 25% stake in Hilton Worldwide Holdings Inc. from Blackstone Group LP for $6.5 billion.

The Property. Built in 1965, the 245 Park Avenue Property is an approximately remeasured 1,779,515 SF, Class A trophy office building located between 46th to 47th Streets on Park Avenue and extending to Lexington Avenue within Midtown Manhattan. The 245 Park Avenue Property consists of 44 stories with 42 office levels, 57,799 SF of retail space and 1,580 SF of lobby space. The 245 Park Avenue Property is one of approximately 12 buildings that feature direct underground access to Grand Central Terminal, Metro North Transit and the 4, 5, 6, 7 and S subway lines. The 245 Park Avenue Property also features access to the B, D, E, F, M, N, Q and R subway lines. As of February 28, 2017, the 245 Park Avenue Property was 91.2% leased to 19 tenants based on remeasured NRA and has demonstrated average occupancy of 95.0% from 2007 to 2016. As of February 28, 2017, 65.1% of the 245 Park Avenue Property’s annual in-place base rent was attributed to investment grade tenants including, among others, Société Générale (33.3% of remeasured NRA, rated A2/A by Moody’s and S&P), JPMorgan Chase Bank, National Association (“JPMorgan Chase Bank”) (13.4% of remeasured NRA, rated Aa3/A+/AA- by Moody’s, S&P and Fitch) and Rabobank (6.3% of remeasured NRA, rated Aa2/A+/AA- by Moody’s, S&P and Fitch). The 245 Park Avenue Property is located within walking distance of 5th Avenue, the Museum of Modern Art, Rockefeller Center, Carnegie Hall, Radio City Music Hall, Columbus Circle, and eleven different subway lines that collectively provides the 245 Park Avenue Property mass transit access to the five boroughs and the Tri-State area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 6 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$38,000,000 48.9% 2.73x 10.7%

Major Tenants.

Société Générale (593,344 SF, 33.3% of NRA, 27.4% of underwritten base rent). Established in 1864, Société Générale (rated A2/A by Moody’s and S&P) is a French multinational banking and financial services company, which utilizes the 245 Park Avenue Property as its United States headquarters and leases 12 floors (33.3% of the remeasured NRA through October 2032). In 2010, Société Générale executed a sublease from JPMorgan Chase Bank for 562,347 contractual SF through October 31, 2022. Additionally, in 2010, Société Générale executed a 10-year direct lease with the prior owner of 245 Park Avenue Property for 593,344 remeasured SF which has a start date of November 1, 2022 at (i) approximately $88.00 PSF for the first five years of the term and (ii) a base rent for the second five-year period of the term equal to the higher of the rent payable for the first five years and a fair market rental value (not to exceed $110 PSF). Société Générale subleases 36,425 contractual SF to Brunswick Group and 36,425 contractual SF to MIO Partners. As of December 31, 2016, Société Générale operates in 66 countries, employing 145,700 people and servicing approximately 31 million customers worldwide.

JPMorgan Chase Bank, National Association (237,781 SF, 13.4% of NRA, 9.4% of underwritten base rent). JPMorgan Chase Bank (rated Aa3/A+/AA- by Moody’s, S&P and Fitch) is the second largest tenant at the 245 Park Avenue Property leasing 13.4% of the remeasured NRA through October 2022. JPMorgan Chase Bank is the largest banking institution in the United States and operates in more than 60 countries, has more than 240,000 employees and serves consumers, small businesses, corporate, institutional and government clients. As of 2016, JPMorgan Chase Bank reported assets of $2.5 trillion. The JPMorgan Chase Bank space does not include the space subleased to Société Générale due to the fact that Société Générale has executed a direct lease which begins November 1, 2022. Of the 225,438 contractual SF of JPMorgan Chase Bank space, a total of 189,686 contractual SF is subleased through October 30, 2022. This includes 90,556 contractual SF to Houlihan Lokey Inc., 49,133 contractual SF to The Nemec Agency, 34,058 contractual SF to Pierpont Capital Holdings LLC and 15,939 contractual SF to JLL. The JPMorgan Chase Bank space also includes 17,813 contractual SF of retail space that it leases at the 245 Park Avenue Property.

Major League Baseball (224,477 SF, 12.6% of NRA, 21.8% of underwritten base rent). The third largest tenant, Major League Baseball (“MLB”), is a professional baseball league in North America and currently headquartered at the 245 Park Avenue Property. MLB had attendance of more than 73 million fans in 2016. MLB subleases 37,385 contractual SF to the National Bank of Australia, 24,840 contractual SF to Houlihan Lokey Inc. and 10,525 contractual SF to Anthos USA Inc. through October 31, 2022. MLB’s lease expires in October 2022 and it has announced that it plans to vacate its space at the end of its lease term. In addition, MLB has signed a lease at another location and declared its intention to move into that space in 2019, which is approximately three years prior to its lease expiration date. If MLB does not renew its lease 12 months before its lease expiration date or if MLB vacates or abandons all or substantially all of its premises, a Cash Sweep Event (as defined below) will occur.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 6 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$38,000,000 48.9% 2.73x 10.7%

The following table presents certain information relating to the leases at the 245 Park Avenue Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/S&P/Fitch)(2)	Tenant SF(3)	Approximate % of SF(3)	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(4)	Lease Expiration
Tenants
Société Générale(5)(6)	A2/A/NA	593,344	33.3%	$34,584,340	27.4%	$61.50	10/31/2032
JPMorgan Chase Bank(5)(7)	Aa3/A+/AA-	237,781	13.4%	$11,817,255	9.4%	$52.42	10/31/2022
MLB(8)	NA/NA/NA	224,477	12.6%	$27,515,096	21.8%	$124.75	10/31/2022
Angelo Gordon	NA/NA/NA	113,408	6.4%	$9,185,805	7.3%	$81.00	5/31/2026
Rabobank	Aa2/A+/AA-	112,662	6.3%	$15,132,666	12.0%	$138.00	9/30/2026
Ares Capital	NA/BBB+/BBB+	97,101	5.5%	$8,231,410	6.5%	$83.91	5/31/2026
HNA Capital US LLC(9)	NA/NA/NA	38,382	2.2%	$2,840,342	2.3%	$74.00	1/31/2026
Regus Business Centre	NA/NA/NA	38,383	2.2%	$3,224,088	2.6%	$84.00	9/30/2021
WisdomTree Investments(10)	NA/NA/NA	37,924	2.1%	$2,768,379	2.2%	$73.00	8/31/2029
The Norinchukin Bank	A1/A/NA	37,342	2.1%	$3,598,254	2.9%	$99.00	3/31/2022
Subtotal/Wtd. Avg.		1,530,804	86.0%	$118,897,635	94.2%	$80.31
Remaining Tenants(8)		92,138	5.2%	$7,279,865	5.8%	$81.31
Vacant Space		156,573	8.8%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,779,515	100.0%	$126,177,500	100.0%	$73.19

(1)	Based on the underwritten rent roll dated February 28, 2017.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant Name” field whether or not the parent company guarantees the lease.

(3)	Based on remeasured net rentable SF of 1,779,515.

(4)	Based on 1,723,993 contractual SF. Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(5)	JPMorgan Chase Bank subleases 562,347 contractual SF to Société Générale through October 31, 2022. In 2010, Société Générale executed a 10-year direct lease with the prior owner for 593,344 remeasured SF which has a start date of November 1, 2022 at (i) approximately $88.00 PSF for the first five years of the term and (ii) a base rent for the second five-year period of the term equal to the higher of the rent payable for the first five years and a fair market rental value (not to exceed $110 PSF). Société Générale’s direct lease has a base year of 2013 and two five-year renewal options and in addition, Société Générale subleases 36,425 contractual SF to Brunswick Group and 36,425 contractual SF to MIO Partners. The terms shown for Société Générale in the table above are based on JPMorgan Chase Bank’s direct lease.

(6)	Société Générale has the right to terminate either the highest floor or the highest two full floors that it leases (if such floors are contiguous) under either the related sublease described above or under its direct lease with the 245 Park Avenue Borrower, with notice by May 1, 2021. Société Générale may not exercise the option if all or any portion of the termination space is covered by a non-disturbance agreement granted by the 245 Park Avenue Borrower.

(7)	The JPMorgan Chase Bank space does not include the space subleased to Société Générale due to the fact that Société Générale has executed a direct lease which begins November 1, 2022. Of the 225,438 contractual SF of JPMorgan Chase Bank space, a total of 189,686 contractual SF is subleased through October 30, 2022. This includes 90,556 contractual SF to Houlihan Lokey Inc., 49,133 contractual SF to The Nemec Agency, 34,058 contractual SF to Pierpont Capital Holdings LLC and 15,939 contractual SF to JLL. The JPMorgan Chase Bank space also includes 17,813 contractual SF of retail space that it leases at the 245 Park Avenue Property. The terms shown for JPMorgan Chase Bank in the table above are based on its direct lease. JPMorgan Chase Bank may not extend any portion of its lease currently subleased to Société Générale pursuant to its sublease agreement with Société Générale.

(8)	MLB subleases 37,385 contractual SF to the National Bank of Australia, 24,840 contractual SF to Houlihan Lokey Inc. and 10,525 contractual SF to Anthos USA Inc. through October 30, 2022. MLB does not have any remaining renewal options. The terms shown for MLB in the table above are based on its direct lease. MLB has announced that it plans to vacate its space at the end of its lease term and that it signed a lease at another location and declared its intention to move into that space in 2019, which is approximately three years prior to its lease expiration.

(9)	The HNA Capital US LLC space was originally leased to Heineken Americas Inc. from January 2010 through January 2026. On May 4, 2017, Heineken Americas Inc. assigned its space at the 245 Park Avenue Property to HNA Capital US LLC, an affiliate of the borrower sponsor.

(10)	WisdomTree Investments has the right to terminate its lease effective as of August 20, 2024, with 12 months’ notice and the payment of a termination fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 6 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$38,000,000 48.9% 2.73x 10.7%

The following table presents certain information relating to the lease rollover schedule at the 245 Park Avenue Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(2)(3)	Total UW Base Rent Rolling(3)	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	2	13,352	0.8%	0.8%	$96.02	$1,282,100	1.0%	1.0%
2019	0	0	0.0%	0.8%	$0.00	$0	0.0%	1.0%
2020	1	22,502	1.3%	2.1%	$70.99	$1,597,404	1.3%	2.3%
2021	1	38,382	2.2%	4.3%	$84.00	$3,224,088	2.6%	4.8%
2022(4)	6	505,781	29.3%	33.6%	$89.01	$45,017,995	35.7%	40.5%
2023	0	0	0.0%	33.6%	$0.00	$0	0.0%	40.5%
2024	0	0	0.0%	33.6%	$0.00	$0	0.0%	40.5%
2025	0	0	0.0%	33.6%	$0.00	$0	0.0%	40.5%
2026	6	376,592	21.8%	55.5%	$97.63	$36,765,311	29.1%	69.7%
2027	1	10,538	0.6%	56.1%	$89.00	$937,882	0.7%	70.4%
2028 & Beyond(4)(5)	2	602,931	35.0%	91.1%	$61.95	$37,352,719	29.6%	100.0%
Vacant	0	153,915	8.9%	100.0%	$0.00	$0	0.0%
Total/Wtd. Avg.	19	1,723,993	100.0%		$73.19	$126,177,500	100.0%

(1)	Based on the underwritten rent roll dated February 28, 2017 and includes rent steps through April 2018.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	Based on 1,723,993 contractual SF and excludes vacant space.

(4)	JPMorgan Chase Bank subleases 562,347 SF to Société Générale through October 31, 2022. In 2010, Société Générale executed a direct lease with the prior owner that has a start date of November 1, 2022 and is for an initial term of 10 years, with two five-year extension options. The lease maturity of this space is 2032 and reflected as 2028 & Beyond in the table above.

(5)	2028 & Beyond includes 2,661 SF of building office space.

The Market. The 245 Park Avenue Property is situated on the entire block bounded by Park Avenue, Lexington Avenue, East 46th Street and East 47th Street in the Plaza District neighborhood of Midtown Manhattan (the “Neighborhood”), which is home to the headquarters of 28 Fortune 500 companies. The Neighborhood is comprised of many of New York’s most well-known landmarks, restaurants, hotels, retail shops and tourist attractions including Grand Central, Fifth Avenue, St. Patrick’s Cathedral, Rockefeller Center, and is in short walking distance to the United Nations, Radio City Music Hall, the Museum of Modern Art, the New York Public Library, and Central Park. The Neighborhood is made accessible by the presence of several transportation hubs contributing to the appeal for a diverse array of businesses, including domestic and international banking, legal services, manufacturing, securities/holdings, printing and publishing, advertising, and communications.

According to the appraisal, the 245 Park Avenue Property is located within the Park Avenue submarket of the larger Midtown Manhattan office market and is considered to be one of the premier office corridors in the United States due to its central location, strength of its tenant base, proximity to Grand Central Station and other amenities. According to the appraisal, as of the fourth quarter of 2016, the overall Midtown Manhattan Class A office market had approximately 184.3 million SF of office inventory, direct weighted average Class A asking rents of $87.14 PSF and a vacancy rate of 8.7%. According to the appraisal, as of the fourth quarter of 2016, the Park Avenue Class A office submarket had approximately 21.8 million SF of office inventory, direct weighted average asking rents of $102.15 PSF and a direct vacancy rate of 7.8%. The Park Avenue Class A office submarket commands rents approximately 15% higher than the Midtown Manhattan Class A office market.

The appraisal identified seven comparable Class A office buildings including 200 Park Avenue, 277 Park Avenue, 299 Park Avenue, 300 Park Avenue, 320 Park Avenue, 345 Park Avenue and 350 Park Avenue with current asking rents ranging from $85.00 PSF to $125.00 PSF, which is in-line with the 245 Park Avenue Property. The comparable buildings had a weighted average occupancy of 97.0%. The 245 Park Avenue Property’s weighted average in place office rent of $80.72 PSF is approximately $14.58 PSF lower than the appraisals concluded weighted average in place market rent of $95.30 PSF.

Historical and Current Occupancy(1)
2012	2013	2014	2015	2016	2/28/2017(2)
95.8%	93.6%	93.6%	93.6%	95.0%	91.2%

(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy as of February 28, 2017 is based on remeasured NRA of 1,779,515 and includes HNA Capital USA LLC (an affiliate of the borrower sponsor) and MIO Partners (together, approximately 2.7% of the remeasured NRA), which have executed leases but have not yet taken occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 6 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$38,000,000 48.9% 2.73x 10.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 245 Park Avenue Property:

Cash Flow Analysis
	2014	2015	2016	3/31/2017 TTM	UW	UW PSF(1)
Rents in Place	$118,736,577	$125,320,974	$128,705,034	$129,095,683	$126,177,500	$73.19
Vacant Income	$0	$0	$0	$0	$16,425,575	$9.53
Rent Steps	$0	$0	$0	$0	$10,341,838	$6.00
Gross Potential Rent(2)	$118,736,577	$125,320,974	$128,705,034	$129,095,683	$152,944,913	$88.72
Total Reimbursements(3)	$31,667,499	$34,635,748	$37,032,022	$37,903,249	$40,918,609	$23.73
Net Rental Income	$150,404,076	$159,956,722	$165,737,056	$166,998,932	$193,863,523	$112.45
Less Vacancy & Credit Loss	$0	$0	$0	$0	($16,425,575)	($9.53)
Other Income(4)	$488,183	$704,333	$1,901,893	$1,888,513	$318,732	$0.18
Effective Gross Income	$150,892,259	$160,661,057	$167,638,950	$168,887,445	$177,756,680	$103.11
Total Operating Expenses	$52,333,954	$57,993,351	$60,922,988	$61,210,770	$62,448,738	$36.22
Net Operating Income(5)	$98,558,305	$102,667,706	$106,715,962	$107,676,675	$115,307,942	$66.88
Capital Expenditures	$0	$0	$0	$0	$551,678	$0.32
TI/LC	$0	$0	$0	$0	$5,191,362	$3.01
Net Cash Flow	$98,558,305	$102,667,706	$106,715,962	$107,676,675	$109,564,903	$63.55

Occupancy %	93.6%	93.6%	95.0%	90.7%	90.7%
NOI DSCR(6)	2.45x	2.56x	2.66x	2.68x	2.87x
NCF DSCR(6)	2.45x	2.56x	2.66x	2.68x	2.73x
NOI Debt Yield(6)	9.1%	9.5%	9.9%	10.0%	10.7%
NCF Debt Yield(6)	9.1%	9.5%	9.9%	10.0%	10.1%

(1)	Based on 1,723,993 contractual SF.
(2)	The increase in Underwritten Gross Potential Rent from 3/31/2017 TTM Gross Potential Rent is primarily due to the inclusion of rent steps, which are underwritten to (i) for non-investment-grade tenants, rent steps through April 2018 and (ii) for investment-grade tenants, the average base rent over the lesser of the 245 Park Avenue Whole Loan term and the applicable lease term. With respect to the Société Générale subleased space, rent steps are underwritten based on the average of the JPMorgan Chase base rent of $61.50 PSF through October 2022 and base rent pursuant to Société Générale’s direct lease of $88.00 PSF through the remainder of the loan term.
(3)	Expense Recoveries are calculated on a tenant-by-tenant basis according to each tenant’s reimbursement methodology. Reimbursements for the JPMorgan Chase Bank space subleased to Société Générale are underwritten pursuant to the triple-net JPMorgan Chase Bank lease; upon the commencement of Société Générale’s direct modified gross lease in October 2022, the tenant is instead required to reimburse expenses over a base year of 2013.
(4)	Other Income consists of licensing fees, utility fees, generator fees and other miscellaneous items.
(5)	The increase in 2015 Net Operating Income from 2014 Net Operating Income was primarily due to contractual rent increases resulting in an increase in the weighted average base rent PSF from approximately $68.87 to approximately $72.69 PSF.
(6)	Debt service coverage ratios and debt yields are based on the 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loans.

Escrows and Reserves. The 245 Park Avenue Whole Loan documents provide for upfront escrows in the amount of $227,000 for insurance premiums, $47,738 for replacement reserves, $10,298,441 for outstanding tenant improvements and leasing commissions and $1,133,167 for free rent. In lieu of depositing any reserve amounts required under the loan documents in cash, the 245 Park Avenue Borrower may deliver to the lender one or more letters of credit for all or any portion of the deposit requirements. The amount of any such letter(s) of credit may not exceed 10% of the 245 Park Avenue Whole Loan, unless such excess is permitted under a new non-consolidation opinion delivered to the lender. The loan documents also provide for ongoing monthly escrows of $3,878,518 for real estate taxes, $113,500 for insurance premiums, and $47,738 for replacement reserves. Commencing on May 1, 2025 and continuing on a monthly basis, the 245 Park Avenue Borrower is required to deposit $446,775 per month with the lender for costs related to tenant improvements and leasing commissions. The 245 Park Avenue Borrower is also required to deposit any lease modification fees, settlement of claims against third parties related to any lease, any rejection, termination, cancellation or surrender fee and any holdover rents or use and occupancy fees from any current or former tenants.

Lockbox and Cash Management. The 245 Park Avenue Whole Loan requires a lender-controlled lockbox account, which is already in place, and requires the 245 Park Avenue Borrower and property manager to cause all rents to be paid directly by tenants into a clearing account maintained by the 245 Park Avenue Borrower at a local bank selected by the 245 Park Avenue Borrower, which is required at all times to be an eligible institution (as defined in the loan documents). All funds in the lockbox account are required to be swept within one business day into the 245 Park Avenue Borrower’s operating account, unless a Cash Sweep Event (as defined below) is continuing, in which event such funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. The lender has been granted a first priority security interest in the cash management account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 6 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$38,000,000 48.9% 2.73x 10.7%

A “Cash Sweep Event” means the occurrence of (a) an event of default under the 245 Park Avenue Whole Loan or an event of default under the 245 Park Avenue Mezzanine Loans, (b) the bankruptcy or insolvency of the 245 Park Avenue Borrower or property manager (in the case of the property manager, to the extent such action results in the cash or bank accounts associated with the 245 Park Avenue Property being subsumed in the action or that has a material adverse effect on the 245 Park Avenue Property or the value or security of the lenders’ interests), (c) if the debt service coverage ratio (as calculated in the loan documents) for the 245 Park Avenue Whole Loan and 245 Park Avenue Mezzanine Loans based on underwritten net cash flow falls below 1.15x at the end of any quarter, based on the trailing three-month period or (d) if MLB does not renew all or substantially all of its premises at least 12 months before its lease expiration date or if MLB vacates or abandons all or substantially all of its premises (provided that any sweep, in the case of (d), will be capped at $85.00 PSF with respect to the space leased by MLB) (a “Tenant Trigger Event”). A Cash Sweep Event will end upon (i) with respect to a Cash Sweep Event caused solely by clause (a) above, the acceptance of a cure by the applicable lender of the related event of default, (ii) with respect to a Cash Sweep Event caused by clause (b) above, if the 245 Park Avenue Borrower replaces such manager within 60 days of such action in accordance with the loan documents, (iii) with respect to a Cash Sweep Event caused solely by clause (c) above, either (1) the achievement of a debt service coverage ratio for the 245 Park Avenue Whole Loan and the 245 Park Avenue Mezzanine Loans of at least 1.15x for six consecutive months based on the trailing three-month period or (2) the 245 Park Avenue Borrower effects a DSCR Cure (as defined below) or (iv) with respect to a Cash Sweep Event caused solely by a Tenant Trigger Event, the occurrence of a Tenant Trigger Cure (as defined below). Each Cash Sweep Event cure is also subject to the following: (x) no other event of default has occurred and is continuing, (y) a cure may not occur more than five times in the aggregate during the term of the loan (except that there are no limits on the number of times a DSCR Cure may occur and a DSCR Cure is excluded from the foregoing limit) and (z) the 245 Park Avenue Borrower may not cure a Cash Sweep Event caused by a bankruptcy or insolvency of the 245 Park Avenue Borrower.

A “DSCR Cure” will commence upon the 245 Park Avenue Borrower delivering to the lenders a letter of credit with a notional amount which, if applied to the 245 Park Avenue Whole Loan and each 245 Park Avenue Mezzanine Loans, would result in a debt service coverage ratio of at least 1.15x based upon the trailing three-month period immediately preceding the date of determination; provided that no Cash Sweep Event resulting from a separate event has occurred which has not been cured; further that (x) the amount of the letter of credit (together with the amount of any other letters of credit that have been delivered by the 245 Park Avenue Borrower under the loan documents) may not exceed 10% of the 245 Park Avenue Whole Loan, unless such excess is permitted under a new non-consolidation opinion and (y) the 245 Park Avenue Borrower has no reimbursement obligations with respect to such letter of credit.

A “Tenant Trigger Cure” means either (x) the replacement of MLB with one or more tenants approved by the lender if required under the loan documents leasing not less than 90% of the leasable area of the MLB space (including any portion of the space retained by MLB), which tenant(s) are in occupancy and paying full contractual rent, without right of offset or free rent credit, as evidenced by an estoppel certificate or (y) during the period of any Cash Sweep Event from and after a Tenant Trigger Event, excess cash flow has been deposited in the cash management account in an amount equal to or exceeding $85.00 per rentable square foot with respect to the space demised under the MLB lease.

Additional Secured Indebtedness (not including trade debts). In addition to the 245 Park Avenue Mortgage Loan, the 245 Park Avenue Property also secures the 245 Park Avenue Pari Passu Companion Loans and 245 Park Avenue Subordinate Companion Loans. The 245 Park Avenue Whole Loan is comprised of 21 pari passu notes, with an aggregate outstanding principal balance of $1.08 billion. The 245 Park Avenue Subordinate Companion Loans are comprised of five pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $120.0 million. The controlling senior Note A-1-A (along with 4 other senior 245 Park Avenue Pari Passu Companion Loans and the 245 Park Avenue Subordinate Companion Loans) was contributed to the 245 Park Avenue Trust 2017-245P transaction, which governs the servicing and administration of the 245 Park Avenue Whole Loan and is the controlling note under the related intercreditor agreement, the rights of which will be exercised by the related trustee (or, prior to the occurrence and continuance of a control termination event under the related trust and servicing agreement (the “245 Park Avenue Trust 2017-245P Trust and Servicing Agreement”), the directing certificate holder under the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement). See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. The 245 Park Avenue Mezzanine Loans are secured by the equity in the 245 Park Avenue Borrower pledged by the direct equity owners of the 245 Park Avenue Borrower. The 245 Park Avenue Mezzanine Loans consists of three mezzanine loans with an aggregate outstanding principal balance $568.0 million. Mezzanine loan A has a principal balance of $236.5 million; mezzanine loan B has a principal balance of $221.0 million; and mezzanine loan C has a principal balance of $110.5 million. The coupons are 5.0000%, 5.7000% and 6.8500%, respectively. The 245 Park Mezzanine Loans are interest-only for their full terms and are coterminous with the 245 Park Avenue Whole Loan. Including the 245 Park Avenue Subordinate Companion Loans and the 245 Park Mezzanine Loans, the cumulative Cut-off Date LTV, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 80.0%, 1.42x and 6.5%, respectively. The mortgage and mezzanine lenders have entered into an intercreditor agreement.

Release of Property. Not permitted.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the 245 Park Avenue Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 245 Park Avenue Property. The loan documents also require loss of rent and business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 6 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$38,000,000 48.9% 2.73x 10.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 6 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$38,000,000 48.9% 2.73x 10.7%

245 Park Avenue
245 Park Avenue
New York, NY 10167
MANHATTAN
Midtown
Upper East Side
East Side
Murray Hill
Kips Bay
CENTRAL PARK
East Green
Heckscher Playground
Wollman Rink
The Dairy
Central Park Zoo
The Pond
Central Park South
Temple Emanu-El
Hunter College
Park Ave. Armory
Broadway 1602
Academy Mansion
Elizabeth Wang Gallery
Barneys New York
Apple Store, FAO Schwarz, GM Building
Plaza Hotel
Grand Army Plaza
9 West 57th
Fuller Building
Bergdorf Goodman, Louis Vuitton
Carnegie Hall
Trump Tower
The Peninsula New York
St. Regis New York
Lever House
399 Park
Citigroup Center
Lipstick Building
Museum of Modern Art
666 Fifth Avenue
Park Avenue Plaza
Wells Fargo
599 Lexington Avenue
875 Third
345 Park
AXA Center
75 Rockefeller Plaza
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Mutual of Omaha Building
Time-Life Building
Exxon Building
ROCKEFELLER CENTER
GE Building
1 Rockefeller Plaza
Saks Fifth Avenue
ITT-American Building
Palmolive Building
JPMorgan Chase Tower
485 Lexington
747 Third Avenue
News Corp. Building
Morgan Stanley Building
Imperial Theatre
TIMES SQUARE
Viacom Intl.
Bank of America Tower
Condé Nast Bldg. (4 Times Sq.)
SUNY College of Optometry
MetLife Building
450 Lexington Avenue
Grand Central Terminal
2 Grand Central Tower
Winstar Building
Chrysler Building
Daily News
UNITED NATIONS HEADQUARTERS
QUEENS MIDTOWN TUNNEL
Bryant Park
New York Public Library
HSBC Tower
New York Times Building
Garment Centre Capitol
The Morgan Library & Museum
St. Vartan's Park
Macy's
HERALD SQUARE
Empire State Building
One Penn Plaza
Manhattan Mall
Madison Square Garden
Penn Station
NYU Medical Center
LONG ISLAND RAILROAD
FERRY TO LONG ISLAND CITY
East River
FDR Drive
METRO NORTH
Broadway
Gershwin Theatre
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
York Ave.
6th Ave.
7th Ave.
E. 67th St.
E. 66th St.
E. 65th St.
E. 64th St.
E. 62nd St.
E. 61st St.
E. 60th St.
E. 59th St.
E. 58th St.
E. 57th St.
W. 57th St.
E. 56th St.
W. 55th St.
E. 55th St.
E. 54th St.
W. 53rd St.
E. 53rd St.
W. 52nd St.
E. 52nd St.
E. 51st St.
E. 50th St.
W. 49th St.
E. 49th St.
W. 48th St.
E. 48th St.
W. 47th St.
E. 47th St.
W. 46th St.
E. 46th St.
W. 45th St.
E. 45th St.
W. 44th St.
E. 44th St.
W. 43rd St.
E. 43rd St.
W. 42nd St.
E. 42nd St.
E. 41st St.
W. 40th St.
E. 40th St.
W. 39th St.
E. 39th St.
W. 38th St.
E. 38th St.
W. 37th St.
E. 37th St.
W. 36th St.
E. 36th St.
W. 35th St.
E. 35th St.
W. 34th St.
E. 34th St.
W. 33rd St.
E. 33rd St.
W. 32nd St.
E. 32nd St.
W. 31st St.
E. 31st St.
495
Upper West Side
Upper East Side
Astoria
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
MANHATTAN
Williamsburg
Greenwich Village
Hoboken
Hudson River
NEW JERSEY
SoHo
Tribeca
Chinatown
JERSEY CITY
Financial District
BROOKLYN
Brooklyn Heights
Park Slope

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

7624 West Reno Avenue Oklahoma City, OK 73127	Collateral Asset Summary – Loan No. 7 OKC Outlets	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,000,000 59.9% 2.41x 11.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82

7624 West Reno Avenue Oklahoma City, OK 73127	Collateral Asset Summary – Loan No. 7 OKC Outlets	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,000,000 59.9% 2.41x 11.2%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Oklahoma City, OK 73127
Original Balance(1):	$37,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$37,000,000			Detailed Property Type:	Outlet Center
% of Initial Pool Balance:	5.2%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	2011/2012-2013
Borrower Sponsor:	Singerman Real Estate			Size:	393,793 SF
Mortgage Rate:	4.1800%			Cut-off Date Balance per SF(1):	$220
Note Date:	4/28/2017			Maturity Date Balance per SF(1):	$220
First Payment Date:	6/1/2017			Property Manager:	AYA Management Services, LLC
Maturity Date:	5/1/2022
Original Term to Maturity:	60 months
Original Amortization Term:	0 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	3 months			UW NOI:	$9,649,018
Prepayment Provisions(2):	LO (27); DEF (27); O (6)			UW NOI Debt Yield(1):	11.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	11.2%
Additional Debt Type(3):	Pari Passu			UW NCF DSCR(1):	2.41x
Additional Debt Balance(3):	$49,500,000			Most Recent NOI:	$10,265,107 (3/31/2017 TTM )
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$10,268,149 (12/31/2016)
Reserves(4)				3rd Most Recent NOI:	$9,390,490 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	93.3% (6/1/2017)
RE Tax:	$511,766	$102,353	N/A	2nd Most Recent Occupancy:	97.1% (1/1/2016)
Insurance:	$14,559	$14,559	N/A	3rd Most Recent Occupancy:	100.0% (1/1/2015)
Replacements:	$0	$8,213	$295,685	Appraised Value (as of):	$144,300,000 (3/24/2017)
TI/LC:	$0	$41,067	N/A	Cut-off Date LTV Ratio(1):	59.9%
Other:	$2,926,196	$0	N/A	Maturity Date LTV Ratio(1):	59.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Proceeds(1):	$86,500,000	64.9%	Purchase Price:	$128,625,000	96.5%
Borrower Equity:	$46,785,586	35.1%	Reserves:	$3,452,521	2.6%
			Closing Costs:	$1,208,065	0.9%
Total Sources:	$133,285,586	100.0%	Total Uses:	$133,285,586	100.0%

(1)	The OKC Outlets Mortgage Loan is part of the OKC Outlets Whole Loan, which is comprised of two pari passu promissory notes with an aggregate principal balance of $86,500,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the OKC Outlets Whole Loan.

(2)	The defeasance lockout period will be at least 27 payment dates beginning with and including the first payment date of June 1, 2017. Defeasance is permitted at any time after two years from the closing date of the securitization of the last OKC Outlets Whole Loan promissory note to be securitized.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The seventh largest mortgage loan (the “OKC Outlets Mortgage Loan”) is part of a whole loan (the “OKC Outlets Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $86,500,000, which are secured by a first priority fee mortgage encumbering a 393,793 SF regional outlet shopping center in Oklahoma City, Oklahoma (the “OKC Outlets Property”). Promissory Note A-2, in the original principal amount of $37,000,000, represents the OKC Outlets Mortgage Loan and will be included in the UBS 2017-C3 Trust. Promissory Note A-1 in the original principal amount of $49,500,000 represents the non-serviced pari passu companion loan (“OKC Outlets Non-Serviced Pari Passu Companion Loan”). The OKC Outlets Non-Serviced Pari Passu Companion Loan is currently being held by KeyBank National Association and is expected to be contributed to a future securitization transaction. The OKC Outlets Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C3 Trust, and from and after the securitization of the OKC Outlets Non-Serviced Pari Passu Companion Loan, will be serviced pursuant to the respective pooling and servicing agreement of the future securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

OKC Outlets Whole Loan Summary

Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$49,500,000	$49,500,000	KeyBank	Yes
Note A-2	$37,000,000	$37,000,000	UBS 2017-C3	No
Total	$86,500,000	$86,500,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83

7624 West Reno Avenue Oklahoma City, OK 73127	Collateral Asset Summary – Loan No. 7 OKC Outlets	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,000,000 59.9% 2.41x 11.2%

The proceeds of the OKC Outlets Whole Loan, together with $46,785,586 of borrower equity, were used to acquire the OKC Outlets Property, fund reserves and pay closing costs.

The Borrower and the Borrower Sponsor.  The borrower is OKC Outlets I, LLC (the “OKC Outlets Borrower”), a single-purpose Delaware limited liability company with two independent directors. The borrower sponsor is Singerman Real Estate, a Chicago-based real estate investment firm led by Seth Singerman. Seth Singerman was formerly a Managing Director at GEM Realty Capital before founding Singerman Real Estate in 2010. Since formation, Singerman Real Estate has led and sourced over $2.0 billion of direct investments. The OKC Outlets Borrower is 41.98% owned by the Ohio Public Employees Retirement System, the largest state pension fund in Ohio and the 12th largest public retirement system in the United States. The non-recourse carve-out guarantors, SRE Opportunity Fund II, L.P. and SRE Opportunity Fund II-A, L.P., report on a combined basis liquidity of $8.8 million, real estate assets of $159.7 million and total assets of $171.9 million. The funds have a combined net worth of $129.7 million. The fund is capitalized primarily by university endowment funds, foundations, state pension funds, family funds, and money management firms.

The Property. The OKC Outlets Property is a 393,793 SF regional outlet shopping center located in Oklahoma City, Oklahoma County, Oklahoma, approximately 6.5 miles west of the Oklahoma City central business district. Situated on a 42.2-acre site, the OKC Outlets Property consists of 10 buildings developed in three phases, with the primary phase developed in 2011 and subsequent phases developed between 2012 and 2013. The OKC Outlets Property has approximately 1,963 surface parking spaces (5.0 per 1,000 SF). As of June 1, 2017, the OKC Outlets Property is 93.3% occupied by 91 tenants and a BJ’s Restaurant outparcel, with no tenant representing more than 3.6% of the NRA. The OKC Outlets Property is leased to primarily national or regional tenants, the largest of which include Nike Factory Store (3.6% of NRA; 3.4% of underwritten base rent), Forever 21 (3.1% of NRA; 4.0% of underwritten base rent), Old Navy (2.8% of NRA; 2.3% of underwritten base rent), Polo Ralph Lauren (2.6% of NRA; 0.0% of underwritten base rent) and Columbia Sportswear (2.2% of NRA; 2.5% of underwritten base rent). Since 2012, the OKC Outlets Property has had an average occupancy of 98.2%. As of the year-end 2016, the OKC Outlets Property had total sales for tenants with at least 12 months of sales data of $137.9 million, with average sales of $388 PSF and a weighted average occupancy cost of 12.2%.

Major Tenants.

Nike Factory Store (14,013 SF, 3.6% of NRA, 3.4% of underwritten base rent). Founded in 1967, NIKE, Inc. (“NIKE”) is the largest seller of athletic footwear and apparel in the world, specializing in the design, development and worldwide marketing and selling of athletic footwear, apparel, equipment, accessories and services. With the world headquarters located in Beaverton, Oregon, the company has 70,700 employees and operates 1,045 stores throughout the world, of which 784 are factory outlet stores. NIKE generated approximately $32.4 billion in annual revenue for fiscal year 2016. NIKE is traded on the New York Stock Exchange under the ticker symbol NKE. Nike Factory Store has been at the OKC Outlets Property since the center opened in 2011, occupies 14,013 SF under a lease expiring in January 2022 and currently pays $22.50 PSF in base rent. Nike Factory Outlet has two five-year renewal options remaining and no termination options.

Forever 21 (12,071 SF, 3.1% of NRA, 4.0% of underwritten base rent). Headquartered in Los Angeles, CA, Forever 21 is an American fashion retailer of women’s and men’s clothing and accessories. With over 600 stores, Forever 21 is the fifth largest specialty retailer in the United States, primarily marketing to teens and young shoppers. The average Forever 21 store is 38,000 SF. Forever 21 has been at the OKC Outlets Property since 2014 and currently occupies 12,071 SF under a lease expiring in January 2025. Under its current lease, Forever 21 pays $30.33 PSF in base rent with 3.0% annual rent increases and no renewal options. Forever 21 has a termination option if gross sales are less than $2.5 million during the fourth lease year.

Old Navy (10,869 SF, 2.8% of NRA, 2.3% of underwritten base rent). Founded in 1994, Old Navy is an American fashion retailer of men’s, women’s and children’s apparel and accessories with over 1,000 stores around the world. Old Navy is a division of Gap, Inc., which is a worldwide apparel retail company that offers its products under the Gap, Banana Republic, Old Navy, Athleta, and Intermix brands in approximately 3,700 stores. Gap, Inc. is currently traded on the New York Stock Exchange under the ticker symbol GPS. Old Navy has been at the OKC Outlets Property since November 2016, currently occupies 10,869 SF under a lease expiring in January 2022 and pays $19.00 PSF in base rent. Old Navy has two five-year renewal options remaining and no termination options.

Polo Ralph Lauren (10,191 SF, 2.6% of NRA, 0.0% of underwritten base rent). Ralph Lauren Corporation (“Ralph Lauren”) is a global designer, marketer and distributor of premium lifestyle products in apparel, home, accessories and fragrances. Ralph Lauren offers its products internationally through its brand that includes Ralph Lauren, Ralph Lauren Collection, Ralph Lauren Purple Label, Double RL, Polo Ralph Lauren, Lauren Ralph Lauren, Polo Ralph Lauren Children, Denim & Supply Ralph Lauren, Chaps and Club Monaco among others. Ralph Lauren is currently traded on the New York Stock Exchange under the ticker symbol RL. Polo Ralph Lauren has been at the OKC Outlets Property since the center opened in 2011 and currently occupies 10,191 SF under a lease expiring in August 2021. Polo Ralph Lauren pays percentage rent equal to 3.0% of gross sales up to and including $500 PSF, plus 2.0% of gross sales in excess of $500 PSF up to and including $1,000 PSF, plus 1.0% of gross sales in excess of $1,000 PSF. Polo Ralph Lauren has four five-year renewal options remaining and an option to terminate its lease if gross sales are less than or equal to $500 PSF during any lease year after the fifth year.

Columbia Sportswear (8,532 SF, 2.2% of NRA, 2.5% of underwritten base rent). Headquartered in Portland, OR, Columbia Sportswear (“Columbia”) is a global apparel, footwear, accessories and equipment company that designs, develops, markets and distributes active outdoor and lifestyle products under the brands Columbia, SOREL, Mountain Hardwear, prAna and Pacific Trail. Columbia went public in 1998 and is traded on the NASDAQ under the ticker symbol COLM. Columbia has been a tenant at the OKC Outlets Property since November 2012 and currently occupies 8,532 SF under a lease expiring in January 2023. Under its current lease, Columbia pays $26.35 PSF in base rent with 3.0% annual rent increases and no renewal options. Columbia has a termination option if gross sales are less than $325 PSF during the fifth lease year.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84

7624 West Reno Avenue Oklahoma City, OK 73127	Collateral Asset Summary – Loan No. 7 OKC Outlets	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,000,000 59.9% 2.41x 11.2%

The following table presents certain information relating to the leases at the OKC Outlets Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	2016 Sales PSF(4)	2016 Occ. Cost %(4)(5)	Lease Expiration

Major Tenants
Nike Factory Store	NR/A1/AA-	14,013	3.6%	$315,293	3.4%	$22.50	$942	2.4%	1/31/2022
Forever 21(6)	NR/NR/NR	12,071	3.1%	$366,064	4.0%	$30.33	$190	17.1%	1/31/2025
Old Navy	BB+/Baa2/BB+	10,869	2.8%	$206,511	2.3%	$19.00	NAV	NAV	1/31/2022
Polo Ralph Lauren(7)(8)	NR/A2/A	10,191	2.6%	$0	0.0%	$0.00	$517	3.0%	8/31/2021
Columbia Sportswear(9)	NR/NR/NR	8,532	2.2%	$224,825	2.5%	$26.35	$279	14.7%	1/31/2023
Under Armour(10)	NR/Baa2/BB+	8,387	2.1%	$251,610	2.7%	$30.00	$826	4.8%	6/30/2027
Gap Outlet	BB+/Baa2/BB+	8,303	2.1%	$105,033	1.1%	$12.65	$445	4.8%	8/31/2021
American Eagle Outfitters	NR/NR/NR	8,294	2.1%	$197,480	2.2%	$23.81	$435	7.6%	1/31/2018
Subtotal/Wtd. Avg.(8)		80,660	20.5%	$1,666,815	18.2%	$23.65

In-line Tenants (< 8,000 SF)(8)(11)		286,566	72.8%	$7,498,082	81.8%	$27.35
Total Occupied(8)		367,226	93.3%	$9,164,898	100.0%	$26.59
Vacant Space		26,567	6.7%	$0
Total/Wtd. Avg.		393,793	100.0%	$9,164,898

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	Historical sales information is based on tenants that report sales.

(5)	2016 Occupancy Cost % calculations are based on Annual UW Base Rent plus reimbursements, divided by sales from the respective year.

(6)	Forever 21 has the option to terminate its lease if gross sales are less than $2.5 million during the fourth lease year.

(7)	Polo Ralph Lauren has the option to terminate its lease if gross sales are less than or equal to $500 PSF during any lease year after the fifth year.

(8)	Polo Ralph Lauren and three other In-line Tenants pay percentage rent in lieu of base rent. Wtd. Avg. Annual UW Base Rent PSF excludes the SF for these tenants.

(9)	Columbia Sportswear has the option to terminate its lease if gross sales are less than $325 PSF during the fifth lease year.

(10)	Under Armour has the option to terminate its lease if gross sales are less than $5.435 million during the fifth lease year.

(11)	Total Tenant SF excludes BJ’s Restaurant, which is a ground lease tenant; however, its rent is included in the Annual UW Base Rent.

The following table presents historical sales information at the OKC Outlets Property:

Historical Sales Summary(1)
	2014		2015		2016
Tenant	Sales ($)	Sales PSF	Sales ($)	Sales PSF	Sales ($)	Sales PSF	Occ. Cost(2)
Nike Factory Store	$11,098,558	$792	$11,683,986	$834	$13,206,036	$942	2.4%
Forever 21	NAV	NAV	$2,348,967	$195	$2,288,504	$190	17.1%
Polo Ralph Lauren	$5,066,083	$497	$5,191,288	$509	$5,273,691	$517	3.0%
Columbia Sportswear	$2,059,750	$241	$2,173,796	$255	$2,382,109	$279	14.7%
Under Armour	$5,556,380	$870	$5,275,837	$826	$5,270,824	$826	4.8%
Gap Outlet	$4,403,444	$530	$3,925,104	$473	$3,690,970	$445	4.8%
American Eagle Outfitters	$3,039,577	$366	$3,243,919	$391	$3,611,312	$435	7.6%
Other In-line Tenants(3)	$92,029,318	$343	$93,515,147	$333	$102,163,579	$355	13.2%
Total/Wtd. Avg.(3)	$123,253,110	$380	$127,358,044	$365	$137,887,025	$388	12.2%

(1)	Comparable tenant sales are based on tenants with at least 12 months of sales data.

(2)	Occupancy Cost % calculations are based on Annual UW Base Rent plus reimbursements, divided by sales from the respective year.

(3)	Sales ($) and Sales PSF include BJ’s Restaurant sales and 8,500 SF of tenant-owned collateral.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

7624 West Reno Avenue Oklahoma City, OK 73127	Collateral Asset Summary – Loan No. 7 OKC Outlets	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,000,000 59.9% 2.41x 11.2%

The following table presents certain information relating to the lease rollover schedule at the OKC Outlets Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling

2017	1	5,985	1.5%	1.5%	$22.50	$134,663	1.5%	1.5%
2018	8	29,066	7.4%	8.9%	$23.76	$540,138	5.9%	7.4%
2019	3	6,720	1.7%	10.6%	$22.00	$147,836	1.6%	9.0%
2020	1	1,888	0.5%	11.1%	$30.00	$56,640	0.6%	9.6%
2021	36	139,832	35.5%	46.6%	$25.05	$3,247,843	35.4%	45.0%
2022	18	86,794	22.0%	68.6%	$23.89	$1,929,450	21.1%	66.1%
2023	3	17,196	4.4%	73.0%	$25.34	$435,758	4.8%	70.8%
2024	4	9,656	2.5%	75.5%	$31.72	$306,274	3.3%	74.2%
2025	6	28,907	7.3%	82.8%	$34.21	$988,822	10.8%	85.0%
2026	5	20,425	5.2%	88.0%	$28.07	$573,417	6.3%	91.2%
2027	4	17,140	4.4%	92.3%	$27.56	$472,300	5.2%	96.4%
2028 & Beyond(4)	3	3,617	0.9%	93.3%	$26.75	$331,756	3.6%	100.0%
Vacant	0	26,567	6.7%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	92	393,793	100.0%		$26.59	$9,164,898	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space as well as the spaces for the tenants paying percentage rent only: Polo Ralph Lauren, Coach, Toys “R” Us and ECCO Outlet.

(4)	SF Rolling and UW Base Rent PSF Rolling exclude BJ’s Restaurant SF and rent, which is a ground lease tenant; however, its rent is included in the Total UW Base Rent Rolling.

The Market. The OKC Outlets Property is located in Oklahoma City, Oklahoma, approximately 6.5 miles west of the Oklahoma City central business district. According to the appraisal, Oklahoma City has a diverse economy driven largely by major industries such as energy, government, aviation and aerospace, healthcare, and professional and business services. The subject neighborhood is primarily dominated by retail uses, including a Walmart Supercenter anchored power center, followed by industrial development. The OKC Outlets Property is located within the northeast quadrant of Interstate 40 and South Council Road, with visibility and access off Interstate 40, which receives over 75,000 vehicles per day. Interstate 40 provides the subject with nearby access to Interstate 44, which is a primary northeast-southwest regional thoroughfare for the state of Oklahoma, and Interstate 35, which is a primary north-south regional thoroughfare that travels north to Wichita, Kansas and south to Dallas, Texas. The OKC Outlets Property is the only regional outlet center in the state of Oklahoma, with the next closest regional outlet center located over 200 miles away in suburban Dallas, Texas.

According to a third party market research report, the estimated 2016 population within a 10-, 25- and 50-mile radius of the OKC Outlets Property was 543,497, 1,206,992 and 1,481,306, respectively. Population is projected to increase within the radii over the next five years at above average annual rates of 1.7%, 1.7% and 1.6%, respectively. The estimated 2016 average household income within a 10-, 25- and 50-mile radius of the OKC Outlets Property was $64,651, $72,878 and $70,822, respectively.

According to a third party market research report, the OKC Outlets Property is part of the greater Oklahoma City retail market and within the Oklahoma County submarket. As of the second quarter of 2017, the Oklahoma City retail market contained 8,876 properties totaling 89.7 million SF, with an overall vacancy rate of 5.6% and average rental rates of $12.42 PSF. The Oklahoma City retail power center market is comprised of 15 properties totaling 6.3 million SF, with an overall vacancy rate of 2.8% and average rental rates of $14.01 PSF. The Oklahoma County submarket is comprised of 11 retail power center properties totaling 4.7 million SF, with a vacancy rate of 2.9% and average rental rates of $13.53 PSF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86

7624 West Reno Avenue Oklahoma City, OK 73127	Collateral Asset Summary – Loan No. 7 OKC Outlets	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,000,000 59.9% 2.41x 11.2%

The following table presents leasing data at certain retail competitive properties with respect to the OKC Outlets Property:

Competitive Property Summary
Property Name/Address	Type	Year Built/Renovated	Size (SF)	Total Occupancy	Anchor Tenants	Distance to Subject
OKC Outlets Property 7624 West Reno Avenue Oklahoma City, OK	Outlet Center	2011/ 2012, 2013	393,793(1)	93.3%(1)	Nike Factory Store, Forever 21, Old Navy, Polo Ralph Lauren	─
Penn Square Mall 1901 NW Expressway Oklahoma City, OK	Super Regional Mall	1960/1982, 1988, 1995, 2000, 2007, 2013	1,062,590	97.0%	Dillard’s, JCPenney, Macy’s, Dillard’s Men’s	10 miles
Quail Springs Mall 2501 W. Memorial Road Oklahoma City, OK	Super Regional Mall	1980/1998	1,114,927	88.0%	Dillard’s, JCPenney, Von Maur	12 miles
Sooner Mall 3301 W. Main Street Norman, OK	Super Regional Mall	1975/2000	487,774	99.0%	Dillard’s, JCPenney, Sears	20 miles
Spring Creek Village 1189-1489 E. 15th Street Edmond, OK	Lifestyle Center	1999/2018 (proposed)	74,074	87.0%	Ann Taylor LOFT, Chico’s, Jos. A Bank, Talbot’s	18 miles
Classen Curve & Nichols Hills Plaza 5825 NW Grand Boulevard Oklahoma City, OK	Lifestyle Center	2009/2017	282,000	98.0%	Whole Foods, Trader Joe’s, West Elm, Anthropologie	11 miles

Source: Appraisal

(1)	Information is based on the underwritten rent roll as of June 1, 2017.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the OKC Outlets Property:

Cash Flow Analysis
	2014	2015	2016	3/31/2017 TTM	UW	UW PSF
Base Rent(1)	$8,048,464	$8,317,286	$9,410,498	$9,450,336	$9,829,535	$24.96
Percentage Rent(2)	$812,305	$766,944	$821,910	$704,851	$805,512	$2.05
Total Recoveries	$3,068,658	$3,189,933	$3,328,189	$3,270,259	$3,708,371	$9.42
Other Income	$1,200,374	$1,498,512	$1,170,872	$1,182,904	$1,174,073	$2.98
Less Vacancy & Credit Loss	$0	$0	$0	$0	($990,794)	($2.52)
Effective Gross Income	$13,129,801	$13,772,675	$14,731,469	$14,608,350	$14,526,696	$36.89
Total Operating Expenses	$3,988,820	$4,382,185	$4,463,320	$4,343,243	$4,877,678	$12.39
Net Operating Income	$9,140,981	$9,390,490	$10,268,149	$10,265,107	$9,649,018	$24.50
Capital Expenditures	$0	$0	$0	$0	$100,573	$0.26
TI/LC	$0	$0	$0	$0	$718,912	$1.83
Net Cash Flow	$9,140,981	$9,390,490	$10,268,149	$10,265,107	$8,829,533	$22.42

Occupancy %(3)	98.7%	100.0%	97.1%	93.3%	93.6%
NOI DSCR	2.49x	2.56x	2.80x	2.80x	2.63x
NCF DSCR	2.49x	2.56x	2.80x	2.80x	2.41x
NOI Debt Yield	10.6%	10.9%	11.9%	11.9%	11.2%
NCF Debt Yield	10.6%	10.9%	11.9%	11.9%	10.2%

(1)	UW Base Rent includes $664,637 of grossed up vacant space, rent steps through November 2017 totaling $23,598 and a mark-to-market adjustment based on the appraiser’s concluded market rent totaling $12,780.

(2)	The following tenants pay percentage rent in lieu of base rent: Polo Ralph Lauren, Coach, Toys “R” Us and ECCO Outlet.

(3)	Occupancy % for 2014, 2015 and 2016 are as of January 1 of each respective year. 3/31/2017 TTM Occupancy % is as of the underwritten rent roll dated June 1, 2017. UW Occupancy % represents economic occupancy.

Escrows and Reserves. At origination, the OKC Outlets Borrower deposited (i) $511,766 into a real estate tax escrow, (ii) $14,559 into an insurance escrow, (iii) $2,250,000 into a capital improvements reserve, (iv) $527,386 into a reserve for outstanding tenant improvements, and (v) $148,810 into a rent reserve for tenants with executed leases but have not begun paying rent. On a monthly basis the OKC Outlets Borrower is required to deposit (i) 1/12 of the annual estimated tax payments, which currently equates to $102,353, (ii) 1/12 of the annual estimated insurance premiums, which currently equates to $14,559, (iii) $8,213 for replacement reserves, capped at $295,685, and (iv) $41,067 for TI/LC reserves.

Lockbox and Cash Management. The OKC Outlets Whole Loan is structured with a hard lockbox and springing cash management. The OKC Outlets Borrower is required to direct all tenants to deposit all rents and other revenue directly into the lockbox account controlled by the lender. Notwithstanding the foregoing, the OKC Outlets Borrower and property manager are required to deposit all revenues received into the lockbox account within two business day of receipt. Until the occurrence of a Cash Sweep Period (as defined below), all funds in the lockbox account will be transferred to an account controlled by the OKC Outlets Borrower. Upon the occurrence and continuance of a Cash Sweep Period, all sums on deposit in the lockbox account are required to be swept on a daily basis into a cash management account for the payment of, among other things, debt service, monthly escrows and property operating expenses pursuant to an annual approved budget.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87

7624 West Reno Avenue Oklahoma City, OK 73127	Collateral Asset Summary – Loan No. 7 OKC Outlets	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,000,000 59.9% 2.41x 11.2%

A “Cash Sweep Period” will commence upon:

(i)	the occurrence of an event of default and continue until such event of default is cured;

(ii)	the occurrence of any bankruptcy action of the OKC Outlets Borrower or a property manager that is an affiliate of the OKC Outlets Borrower (unless such bankruptcy action of the property manager that is an affiliate of the OKC Outlets Borrower is dismissed within 60 days or such property manager is replaced with a qualified manager under a replacement agreement within 60 days) and, in the case of any bankruptcy action of the property manager that is an affiliate of the OKC Outlets Borrower, continue until the manager is replaced with a qualified manager under a replacement agreement (in no event will a Cash Sweep Period due to a bankruptcy action of the OKC Outlets Borrower be cured); or

(iii)	the date the debt service coverage ratio for the immediately preceding 12-month period is less than 1.20x (based on a 30-year amortization) and will continue until such time as the debt service coverage ratio for the immediately preceding 12-month period is at least 1.20x (based on a 30-year amortization) for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The OKC Outlets Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and as long as the TRIPRA or its equivalent is still in effect or similar coverage is available at commercially reasonable rates, business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88

7624 West Reno Avenue Oklahoma City, OK 73127	Collateral Asset Summary – Loan No. 7 OKC Outlets	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,000,000 59.9% 2.41x 11.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89

7624 West Reno Avenue Oklahoma City, OK 73127	Collateral Asset Summary – Loan No. 7 OKC Outlets	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,000,000 59.9% 2.41x 11.2%

Quail Springs Mall
John Kilpatrick Turnpike
Mercy Health Center
Oklahoma Heart Hospital
Quail Springs Marketplace
74
NW 122nd St.
Lake Hefner Pkwy
N. May Ave.
N. Pennsylvania Ave.
N. Western Ave.
AMTRAK
77
235
Pat Murphy Park
Lake Hefner
The Village
Broadway Extension
Walter M. Harrison Park
NW Grand Blvd.
Nichols Hills
3
OKLAHOMA CITY
44
Wiley Post Airport
NW 63rd St.
N. Council Rd.
N. Rockwell
Dolese Youth Park
Deaconess Hospital
Integris Baptist Medical Center
Penn Square Mall
John Kilpatrick Turnpike
Stinchcomb Wildlife Refuge
NW 50th St.
SW Coll. of Christian Ministry
Southern Nazarene University
66
NW 39th Expwy.
NW 36th St.
N. Classen Blvd.
N. Western Ave.
N. Walker Ave.
N. Lincoln Blvd.
Lake Overholser
Bethany
OKLAHOMA COUNTY
N. MacArthur Blvd.
N. Meridian Ave.
N. Portland Ave.
Oklahoma City University
State Capitol
Columbia Bethany Hospital
Ave.
NW 23rd St.
OKC Outlets
7624 West Reno Avenue
Oklahoma City, OK 73127
NW 16th St.
Oklahoma Heritage Museum
OU Medical Center
Royal Oaks
Purdue Place
Corbin Hills
N. May Ave.
NW 10th St.
St. Anthony Hospital
OKC National Memorial
CANADIAN COUNTY
Briarwood Estates
State Fair Park
Greenvale
Manwell Acres
Downtown
Devon Tower
Seagate Technology
Westgate Marketplace
Myriad Botanical Gardens/Cox Conv. Center
W. Reno Ave.
BJ's
Walmart
40
270
Chesapeake Arena
Westbury
DICK'S Sporting Goods
The Home Depot
Oak Grove
Boecking Acres
Dell OKC Campus
SW 15th St.
Chickasaw Bricktown Ballpark
Westbury South
SW 25th St.
AMTRAK
South Pointe Estates
SW 29th St.
S. County Line Rd.
S. Council Rd.
S. MacArthur Blvd.
S. Meridian Ave.
S. Portland Ave.
SW 29th St.
Hobby Lobby Headquarters
SW Grand Blvd.
Integris Southwest Medical Ctr.
SW 44th St.
152
SW 44th St.
S. Morgan Rd.
Newcastle Rd.
Will Rogers World Airport
S. May Ave.
S. Penn. Ave.
S. Western Ave.
S. Santa Fe Ave.
S. Shields Blvd.
Mustang
Piedmont
Edmond
Yukon
Bethany
OKLAHOMA CITY
Midwest City
Del City
Choctaw
Spencer
Jones
Mustang
Moore
Tuttle
Newcastle
Norman
Lake Hefner
Lake Thunderbird

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 8 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 20.0% 4.46x 12.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 8 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 20.0% 4.46x 12.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 8 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 20.0% 4.46x 12.0%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	BBB-/A/A2			Location:	New York, NY 10025
				General Property Type:	Multifamily
Original Balance(1):	$30,000,000			Detailed Property Type:	High Rise
Cut-off Date Balance(1):	$30,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	4.2%			Year Built/Renovated:	1950, 1958, 1963/2014-2017
Loan Purpose:	Refinance			Size:	852 Units
Borrower Sponsors:	The Chetrit Group LLC; Stellar Management LLC			Cut-off Date Balance per Unit(1):	$140,845
Mortgage Rate:	2.6200%			Maturity Date Balance per Unit(1):	$140,845
Note Date:	7/19/2017			Property Manager:	PWV Management LLC (borrower-related)
First Payment Date:	9/6/2017
Maturity Date:	8/6/2022
Original Term to Maturity:	60 months
Original Amortization Term:	0 months
IO Period:	60 months
Seasoning:	0 months			Underwriting and Financial Information
Prepayment Provisions(2):	LO (24); DEF (32); O (4)			UW NOI(5):	$14,418,996
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield(1):	12.0%
Additional Debt Type(3):	Pari Passu/Subordinate Debt/Mezzanine			UW NOI Debt Yield at Maturity(1):	12.0%
Additional Debt Balance(3):	$90,000,000/$18,750,000/$186,250,000			UW NCF DSCR(1):	4.46x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(5):	$11,069,748 (5/31/2017 TTM)
Reserves(4)				2nd Most Recent NOI:	$10,278,364 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$8,731,557 (12/31/2015)
RE Tax:	$720,736	$360,368	N/A	Most Recent Occupancy:	96.0% (7/1/2017)
Insurance:	$292,923	$23,248	N/A	2nd Most Recent Occupancy:	90.7% (12/31/2016)
Replacements:	$0	$17,750	N/A	3rd Most Recent Occupancy:	84.7% (12/31/2015)
TI/LC:	$0	$0	N/A	Appraised Value (as of)(6):	$600,000,000 (5/10/2017)
Debt Service:	$700,000	$0	N/A	Cut-off Date LTV Ratio(1)(6):	20.0%
Renovation/Buyout:	$2,250,000	$0	N/A	Maturity Date LTV Ratio(1)(6):	20.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$138,750,000	42.7%	Loan Payoff:	$185,704,321	57.1%
Mezzanine Loan(1):	$186,250,000	57.3%	Reserves:	$3,963,659	1.2%
			Closing Costs:	$14,467,751	4.5%
			Return of Equity:	$120,864,268	37.2%
Total Sources:	$325,000,000	100.0%	Total Uses:	$325,000,000	100.0%

(1)	The Park West Village Mortgage Loan is part of the Park West Village Whole Loan, which is comprised of six pari passu promissory notes with an aggregate original principal balance of $120,000,000 and three subordinate promissory notes with an aggregate original principal balance of $18,750,000. The Park West Village Whole Loan is accompanied by the Park West Village Mezzanine Loans (as defined below) with an aggregate original principal balance of $186,250,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Park West Village Senior Loan (as defined below), without regard to the Park West Village Subordinate Companion Loan (as defined below). The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV based on the Park West Village Whole Loan is $162,852, $162,852, 10.4%, 10.4%, 3.44x, 23.1% and 23.1%, respectively. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV based on the Park West Village Whole Loan and the Park West Village Mezzanine Loans are $381,455, $381,455, 4.4%, 4.4%, 1.07x, 54.2% and 54.2%.

(2)	The defeasance lockout period will be at least 24 payment dates beginning with and including the first payment date on September 6, 2017. Defeasance is permitted at any time after two years from the closing date of the securitization of the last Park West Village Whole Loan promissory note to be securitized.

(3)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The increase in NOI is driven by a combination of higher occupancy levels and higher rental rates due to the conversion of rent stabilized units into free market units, unit renovations, and improved property amenities. UW NOI is underwritten to the occupancy as of the July 1, 2017 rent roll of 96.0%, compared to occupancy of 92.7% as of May 31, 2017. See “Cash Flow Analysis” table below for further discussion of the Park West Village Property’s operating performance.

(6)	The Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the “as-is” appraised value of the Park West Village Property of $600.0 million, as of May 10, 2017. The appraiser concluded an “as stabilized” appraised value, which assumes that the borrower sponsors’ investments related to tenant buyout costs, recapture and renovation of rent regulated units, leasing costs, and in-unit renovations of market rate and rent regulated units have been completed, of $735.0 million as of January 1, 2020. Based on the “as stabilized” appraised value and the Park West Village Senior Loan, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 16.3% and 16.3%, respectively. Based on the “as stabilized” appraised value and the Park West Village Whole Loan, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 18.9% and 18.9%, respectively. Based on the “as stabilized” appraised value and the Park West Village Whole Loan and Park West Village Mezzanine Loans, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 44.2% and 44.2%, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 8 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 20.0% 4.46x 12.0%

The Mortgage Loan. The eighth largest mortgage loan (the “Park West Village Mortgage Loan”) is part of a whole loan (the “Park West Village Whole Loan”) evidenced by six pari passu promissory notes with an aggregate original principal balance of $120,000,000 (collectively, the “Park West Village Senior Loan”) and by three subordinate companion notes with an aggregate original principal balance of $18,750,000 (collectively, the “Park West Village Subordinate Companion Loan”). The Park West Village Whole Loan is secured by a first priority mortgage encumbering the borrower’s fee interest in a three-building, 852-unit multifamily complex located at 784, 788 and 792 Columbus Avenue in New York, New York (the “Park West Village Property”). Note A-2, in the original principal balance of $30,000,000 will be included in the UBS 2017-C3 Trust. Notes A-1 and A-5, in the aggregate original principal balance of $50,000,000, are expected to be contributed to the UBS 2017-C2 Trust. Notes A-3, A-4 and A-6, in the aggregate original principal balance of $40,000,000, are currently held by UBS AG, or an affiliate thereof, and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The Park West Village Subordinate Companion Loan is held by affiliates of Athene Annuity and Life Company and Athene Annuity Life & Assurance Company (collectively, “Athene”), but may be otherwise transferred at any time. The lender provides no assurances that any non-securitized notes will not be split further. The Park West Village Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C2 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Park West Village Whole Loan Summary

Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$40,000,000	$40,000,000	UBS 2017-C2	No
Note A-2	$30,000,000	$30,000,000	UBS 2017-C3	No
Note A-3	$20,000,000	$20,000,000	UBS AG	No
Note A-4	$15,000,000	$15,000,000	UBS AG	No
Note A-5	$10,000,000	$10,000,000	UBS 2017-C2	No
Note A-6	$5,000,000	$5,000,000	UBS AG	No
Park West Village Subordinate Companion Loan	$18,750,000	$18,750,000	Athene	Yes
Total	$138,750,000	$138,750,000

The proceeds of the Park West Village Whole Loan, together with four mezzanine loans with an aggregate original principal balance of $186,250,000 (collectively, the “Park West Village Mezzanine Loans”), were used to refinance the Park West Village Property, fund reserves, pay closing costs, and return equity to the borrower sponsors.

(1)	Cumulative Basis Per Unit is calculated based on 852 units.

(2)	Based on the “as-is” appraised value of $600.0 million ($704,225 per unit) as of May 10, 2017 per the appraisal.

(3)	Based on the UW NOI of $14,418,996.

(4)	Based on UW NCF of approximately $14,218,716 and the coupon of 2.6200% on the Park West Village Senior Loan, 5.0000% on the Park West Village Subordinate Companion Loan, 5.0000% on the Park West Village Mezzanine A Loan, 5.5000% on the Park West Village Mezzanine B Loan, 6.5500% on the Park West Village Mezzanine C Loan, and 2.9000% on the Park West Village Mezzanine D Loan.

(5)	Implied Equity is based on the “as-is” appraised value of $600.0 million, less total debt of $325.0 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 8 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 20.0% 4.46x 12.0%

The Borrower and the Borrower Sponsors. The borrower is PWV Acquisition Owner LLC (the “Park West Village Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. The Park West Village Borrower is wholly-owned by PWV Mezz One LLC, which is wholly-owned by PWV Mezz Two LLC, which is wholly-owned by PWV Mezz Three LLC, which is wholly-owned by PWV Mezz Four LLC. PWV Mezz Four LLC is wholly-owned by PWV Acquisition LLC. PWV Acquisition LLC is owned by CG Park West LLC (65.0%) and Stellar PWV LLC (35.0%) and is controlled by PWV Management LLC as a non-member manager. Jacob Chetrit, Meyer Chetrit, and Joseph Chetrit each have a 25.64% controlling interest in CG Park West LLC, along with RER Park LLC having a 23.08% interest. Laurence Gluck has a 90.62% controlling interest in Stellar PWV LLC with Robert A. Rosania having the remaining 9.38% interest. The nonrecourse carve-out guarantors of the Park West Village Mortgage Loan are Jacob Chetrit and Laurence Gluck (individually and collectively, the “Park West Village Guarantors”). Jacob Chetrit has been involved in a prior deed in lieu of foreclosure and Laurence Gluck is currently subject to litigation, as described under “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus, respectively.

Jacob Chetrit is a principal of the Chetrit Group, a real estate development firm based in New York City with over 30 years of experience in real estate acquisition and development. Some of Chetrit Group’s projects include the purchase, repositioning and sale of the 100-story Sears Tower, the multifamily and retail development of Columbus Square, the 91-unit condominium and retail development of 135 West 52nd Street, and the 420-key Empire Hotel. Laurence Gluck is the founder of Stellar Management, a real estate development and management firm founded in 1985. Based in New York City, Stellar Management owns and manages a portfolio of over 12,000 apartments in 100 buildings located across New York City and Miami and over two million SF of office space. Prior to founding Stellar Management, Laurence Gluck served as a real estate attorney at Proskauer, Rose, Goetz & Mendellsohn and later as a partner at Dreyer & Traub. Laurence Gluck is also a member of the Board of Governors of the Real Estate Board of New York. The borrower sponsors of the Park West Village Mortgage Loan are The Chetrit Group LLC and Stellar Management LLC (individually and collectively, the “Park West Village Borrower Sponsors”).

The Property. The Park West Village Property is a three-building multifamily complex located at 784, 788, and 792 Columbus Avenue within the Upper West Side of Manhattan totaling 645,790 net rentable SF, which is comprised of 852 residential units (641,094 SF, 99.3% of total NRA) and six commercial units that have been combined into three commercial/office suites (4,696 SF, 0.7% of total NRA). Situated on 1.59 acres, the 16-story buildings comprising the Park West Village Property were constructed in 1950, 1958, and 1963. The three commercial/office suites include the on-site management office, a cleaners and an architectural firm. The Park West Village Property’s residential unit mix includes 231 studios, 51 junior one-bedroom units, 424 one-bedroom units, 135 two-bedroom units, and 11 three-bedroom units, with an average unit size of 752 SF. There are 424 free market units (49.8% of residential units) totaling 303,768 SF, or 716 SF per unit, and 428 rent stabilized units (50.2% of residential units) totaling 337,326 SF, or 788 SF per unit. See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks” in the Preliminary Prospectus. According to the underwritten rent roll dated July 1, 2017, the rent stabilized units and free market units are 100.0% and 92.0% occupied, respectively. Of the 34 vacant free market units, 14 are currently under renovation.

Each building of the Park West Village Property features laundry facilities, which are managed by a third party laundry operator pursuant to a lease, a fitness center, a newly renovated lobby, and 24/7 doorman. Community amenities include an outdoor children’s playground, dog run, valet services, on-site surface parking (physical parking spots are not collateral, however, parking income is included as collateral for the Park West Village Mortgage Loan). All units feature hardwood flooring, nearly 9-foot ceiling heights, and full kitchen appliances, and many units include a private balcony. Renovated units feature granite countertop kitchens, stainless steel appliances including a refrigerator, dishwasher, microwave, and gas-fired stove and oven, and washer and dryer. In total, 446 units have been or are in the process of being renovated. As part of the recent and ongoing in-unit renovation campaign, which was implemented in September 2014, existing free market rate units and recaptured rent regulated units have been upgraded, certain studio units are being offered with furnishings including pocket doors, murphy beds, and desks, and some units are being reconfigured and combined. 69 rent regulated units (approximately 26 per year) have been recaptured and converted into free market units at an average in-unit renovation cost of $60,000 per unit. The weighted average rental rate of free market units is $61.45 PSF, which represents a 226.0% premium over the weighted average rental rate of rent stabilized units of $18.85 PSF. 100 units have been renovated with luxury high-end finishes and rental rates for such units have increased by an average of 21.7%. Going forward, the Park West Village Borrower Sponsors intend on reconfiguring unit layouts into more efficient floorplans, modernizing dated units through renovation as they become available, and converting rent stabilized units to free market units. At closing, $2.25 million was reserved for a portion of renovations and tenant buyouts. Additionally, a debt service reserve was collected at loan closing in the amount of $700,000 that will be available to be used solely for renovations and tenant buyouts if and when the Park West Village Property achieves a debt service coverage ratio (in the aggregate taking into account both the Park West Village Whole Loan and the Park West Village Mezzanine Loans) based on the trailing twelve-month period of 1.10x.

Between 2014 and 2017, the Park West Village Borrower Sponsors have invested approximately $19.7 million towards capital improvements at the Park West Village Property, consisting of approximately $11.2 million spent on in-unit renovations including layout conversions, appliance upgrades, and rent stabilized tenant buyouts. The Park West Village Borrower Sponsors also invested approximately $8.5 million towards property-level improvements and community amenities, including newly renovated lobbies and hallways, newly constructed fitness centers in each building, a tenant storage area containing 60 storage units located in the basement of 792 Columbus Avenue, a package room in 784 Columbus Avenue, and an outdoor children’s playground.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 8 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 20.0% 4.46x 12.0%

The table below shows the apartment mix at the Park West Village Property:

Park West Village Property Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Avg. Unit Size (SF)	Occupancy (%)	No. of Rent Stabilized Units	Rent Stabilized Unit Occupancy (%)	Avg. In Place Monthly Rent Per Rent Stabilized Unit	No. of Free Market Units	Free Market Unit Occupancy (%)	Avg. In Place Monthly Rent Per Free Market Unit	Avg. Monthly Market Rent Per Unit(2)
Studio	231	27.1%	466	96.1%	119	100.0%	$1,050	112	92.0%	$2,470	$2,620
Junior 1 BR	51	6.0%	467	76.5%	0	NAP	NAP	51	76.5%	$3,080	$2,628
1 BR / 1 BA	424	49.8%	840	97.6%	242	100.0%	$1,267	182	94.5%	$3,950	$4,727
2 BR / 1 BA	22	2.6%	814	95.5%	0	NAP	NAP	22	95.5%	$4,520	$4,579
2 BR / 1.5 BA	85	10.0%	1,148	100.0%	67	100.0%	$1,468	18	100.0%	$4,964	$6,460
2 BR / 2 BA	28	3.3%	892	92.9%	0	NAP	NAP	28	92.9%	$4,894	$5,016
3 BR / 2 BA	9	1.1%	1,153	100.0%	0	NAP	NAP	9	100.0%	$6,501	$6,488
3 BR / 3 BA	2	0.2%	1,258	100.0%	0	NAP	NAP	2	100.0%	$7,448	$7,076
Total/Wtd. Avg.	852	100.0%	752	96.0%	428	100.0%	$1,238	424	92.0%	$3,689	$4,233

(1)	Information is based on the underwritten rent roll.

(2)	Avg. Monthly Market Rent Per Unit is based on the appraisal.

The Market. The Park West Village Property is located in the Upper West Side neighborhood of New York, New York. The Upper West Side neighborhood is well-served by public parks, supermarkets, and other residential amenities. The Park West Village Property is located approximately one block and four blocks away from Central Park and Riverside Park, respectively, and adjacent to Columbus Square, a 500,000-SF Class A luxury residential, retail, and parking development developed by the Park West Village Borrower Sponsors. Columbus Square is anchored by Whole Foods, T.J. Maxx, Michael’s, Petco, HomeGoods, Duane Reade, and Sephora, and includes various inline retailers such as Starbucks, Chipotle, BareBurger, Bank of America, Chase, and Modell’s. Private, parochial, and public schools are located throughout the Upper West Side neighborhood, adding to the area’s attraction to families. Additionally, Columbus Square has education facilities leased to the Mandell School and Solomon Schechter School of Manhattan.

The Upper West Side is known for its prewar architecture, diverse and award-winning restaurants, and numerous cultural and educational institutions. Notable landmarks in the area include the American Museum of Natural History, The Metropolitan Museum of Art, Hayden Planetarium, Lincoln Center for the Performing Arts, and Columbia University. There are seven subway lines as well as numerous buses that serve the Park West Village Property, providing service to and from the five boroughs of New York City. The 96 Street stations are located approximately two to four blocks of the Park West Village Property, providing a 14-minute ride to the Midtown area and a 31-minute ride to the Financial District. Additionally, the West Side Highway (0.7 miles west) provides access to the region’s highway system via the Lincoln, Holland and Brooklyn-Battery Tunnels to the south and the George Washington Bridge (4.7 miles) to the north.

According to a third party market research report, the estimated 2017 population within a one-, three-, and five-mile radius is 206,469, 1,232,978, and 2,633,184, respectively. The 2017 estimated average household income within a one-, three-, and five-mile radius is $137,122, $123,381, and $109,398, respectively.

According to a third party market research report, as of the first quarter of 2017, the Manhattan rental market exhibited average rents of $2,328 for studios, $3,098 for one-bedrooms, $4,098 for two-bedrooms, and $5,261 for three-bedrooms. The market saw a vacancy rate of 1.92% as of the first quarter of 2017, compared to 2.06% as of the fourth quarter of 2016 and 1.77% as of the first quarter of 2016. The Park West Village Property is located in the Upper West Side apartment submarket, which exhibited effective rent of $4,879 per unit and a vacancy rate of 3.2%, as of the first quarter of 2017. There are 334 units scheduled to be delivered to the Upper West Side submarket over the next two years, according to a third party research report.

The appraiser identified 11 comparable rental properties to the Park West Village Property, totaling 2,897 units. The average quoted rental rates per SF of the competitive properties exceed the average in place rental rates per SF of free market units at the Park West Village Property by 6.6% for studio/junior one-bedroom units, 10.0% for one-bedroom units, 10.8% for two-bedroom units, and 1.7% for three-bedroom units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 8 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 20.0% 4.46x 12.0%

Comparable rental properties to the Park West Village Property are shown in the table below:

Park West Village Property Comparable Rentals Summary
Address City, State	Year Built/ Renovated	Distance to Subject	Number of Units	Unit Type	Avg. Unit Size (SF)(1)	Avg. Monthly Rent per Unit(1)(2)
Park West Village Property 784, 788, 792 Columbus Avenue New York, NY	1950, 1958, 1963 / 2014-2017	—	852(1)	Studio/Junior One-Bedroom One Bedroom Two Bedroom Three Bedroom	463 837 930 1,172	$2,646 $3,985 $4,788 $6,673
Columbus Square 808 Columbus Avenue New York, NY	2009/N/A	0.1 miles	710	Studio One Bedroom Two Bedroom Three Bedroom	460 658 961 1,366	$3,110 $4,028 $6,323 $10,119
The Westmont Apartments 730 Columbus Avenue New York, NY	1986/N/A	0.3 miles	163	Studio One Bedroom Two Bedroom Three Bedroom	610 650 1,130 1,403	$3,143 $3,483 $5,909 $7,490
350 Central Park West 350 Central Park West New York, NY	1929/N/A	0.5 miles	174	One Bedroom Two Bedroom	650 900	$3,911 $7,061
Whitehall 250 West 100th Street New York, NY	1923/N/A	0.7 miles	188	Studio One Bedroom	400 650	$2,225 $2,750
The Paris New York 752 West End Avenue New York, NY	1931/N/A	0.6 miles	176	Studio One Bedroom Two Bedroom Three Bedroom	467 865 1,191 2,118	$3,443 $4,111 $6,071 $11,345
The Lyric 255 West 94th Street New York, NY	1999/N/A	0.8 miles	285	Studio One Bedroom Two Bedroom Three Bedroom	510 686 1,015 1,326	$3,301 $4,162 $6,472 $9,370
James Marquis 101 W 90th St New York, NY	1986/N/A	1.0 mile	201	Studio One Bedroom Two Bedroom Three Bedroom	529 843 949 1,442	$2,695 $3,585 $4,498 $5,495
The Greystone 212 West 91st Street New York, NY	1923/N/A	0.7 miles	367	Studio One Bedroom Two Bedroom	375 650 1,000	$2,550 $3,661 $5,600
Columbus Townhouse 600 Columbus Ave New York, NY	1986/N/A	0.6 miles	166	Studio Two Bedroom	425 903	$2,552 $4,510
Hudson Park 323 W 96th St New York, NY	2001/N/A	0.7 miles	172	Studio One Bedroom	476 645	$2,607 $3,220
Avalon Morningside Park 1 Morningside Drive New York, NY	2009/N/A	0.8 miles	295	Studio One Bedroom Two Bedroom Three Bedroom	513 747 1,210 1,327	$3,208 $3,715 $5,901 $7,654

Source: Appraisal

(1)	Number of Units is based on the underwritten rent roll.

(2)	Avg. Unit Size and Avg. Monthly Rent Per Unit for the Park West Village Property is based on the underwritten rent roll and only includes the 424 free market units, exclusive of the 428 rent stabilized units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 8 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 20.0% 4.46x 12.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical and forecasted operating performance and the Underwritten Net Cash Flow at the Park West Village Property:

Cash Flow Analysis
	2014	2015	2016	5/31/2017 TTM	UW	Appraisal Stabilized Year 4(1)	Stabilized UW Year 4(2)	UW Per Unit
Gross Potential Rent(3)(4)	$17,671,953	$17,267,064	$19,127,296	$20,481,780	$24,915,292	$32,361,877	$33,335,107	$29,243
Total Other Income(5)	$502,396	$750,352	$638,432	$662,783	$715,269	$708,545	$565,730	$840
Less Vacancy & Concessions(6)	($93,764)	($192,325)	($1,002,483)	($1,148,951)	($1,704,891)	($673,375)	($1,672,877)	($2,001)
Effective Gross Income	$18,080,584	$17,825,091	$18,763,245	$19,995,613	$23,925,670	$32,397,047	$32,227,961	$28,082
Total Operating Expenses(7)	$9,373,075	$9,093,534	$8,484,881	$8,925,864	$9,506,674	$11,550,737	$11,138,033	$11,158
Net Operating Income	$8,707,509	$8,731,557	$10,278,364	$11,069,748	$14,418,996	$20,846,310	$21,089,928	$16,924
Capital Expenditures	$0	$0	$0	$0	$200,280	$222,687	$213,000	$235
Net Cash Flow	$8,707,509	$8,731,557	$10,278,364	$11,069,748	$14,218,716	$20,623,623	$20,876,928	$16,689

Occupancy %	94.1%	84.7%(8)	90.7%	92.7%	96.0%(4)	97.9%	95.0%
NOI DSCR(9)	2.73x	2.74x	3.22x	3.47x	4.52x	6.54x	6.62x
NCF DSCR(9)	2.73x	2.74x	3.22x	3.47x	4.46x	6.47x	6.55x
NOI Debt Yield(9)	7.3%	7.3%	8.6%	9.2%	12.0%	17.4%	17.6%
NCF Debt Yield(9)	7.3%	7.3%	8.6%	9.2%	11.8%	17.2%	17.4%

(1)	Appraisal Stabilized Year 4 information is based on the appraisal, forecasting operating performance for June 1, 2020 to June 1, 2021 under the following assumptions: annual rent growth rates of 0% for Year 1 and 2 and 3% for Year 3 and 4 for rent stabilized units, and 0% for Year 1 and 7.5% in Year 2 to 4 for free market units, stabilized occupancy of 97.0%, real estate tax expenses growing at 7.0% annually, and operating expenses growing at 3.5% annually.

(2)	Stabilized UW Year 4 information is projected based on the following assumptions: annual rent growth rates of 0% for Year 1 and 2 and 3% for Year 3 and 4 for rent stabilized units, and 0% for Year 1 and 7.5% in Year 2 to 4 for free market units, rent-regulated units are converted at a rate of 25 per year to free market status, stabilized occupancy rate of 95.0%, free market units are leased from vacancy at a rate of 3 units per month, real estate tax expenses growing at 7.0% annually, and operating expenses growing at 3.5% annually.

(3)	Gross Potential Rent has been increasing due to higher asking rents for 69 rent regulated units that have been converted and renovated into free market units since September 2014 in combination with property-wide improvements, unit reconfigurations, and renovations of existing free market rents with luxury finishes.

(4)	UW Gross Potential Rent is underwritten to the July 1, 2017 rent roll, which reflects physical occupancy of 96.0% and includes gross up of vacant space based on the appraiser’s concluded market rents of $1,399,967.

(5)	Total Other Income includes contractual rent paid by the laundry operator ($129,000), contractual rent paid by two commercial tenants which occupy ground floor space at the 792 Columbus Avenue building ($104,786), and other non-rental income such as parking income, security deposit forfeitures, and termination fees.

(6)	Vacancy & Concessions increased in 2016 over the historical periods due to leasing incentives offered while the lobbies, hallways, roofs, and apartment units underwent renovation and construction.

(7)	Total Operating Expenses have been declining primarily due to decreased utility and repairs and maintenance expenses as a result of equipment and appliance upgrades to the buildings and apartment units installed in 2014 and 2015.

(8)	Occupancy % in 2015 declined over 2014 due to the implementation of a capital improvement plan in September 2014 totaling $19.7 million, which included the conversion and renovation of rent regulated units into free market units and property-wide renovations.

(9)	DSCR and Debt Yield calculations are based on the Park West Village Senior Loan.

Escrows and Reserves. The Park West Village Borrower deposited $720,736 upfront in escrow for annual real estate taxes, $292,923 upfront in escrow for annual insurance premiums, $700,000 upfront for debt service, and $2.25 million upfront for unit renovations and tenant buyouts. The Park West Village Borrower will be required to escrow monthly 1/12 of the annual estimated tax payments, 1/12 of the annual estimated insurance premiums and $17,750 for replacement reserves.

Provided no event of default has occurred or is continuing, the Park West Village Borrower may, upon written request to lender at least three business days prior to the monthly payment date, request for funds held in the debt service reserve to be applied to the monthly debt service payment, provided that the Park West Village Borrower delivers evidence of a shortfall between net operating income and the monthly debt service payment for the month of disbursement. In the event the balance of the debt service reserve falls below $200,000, the Park West Village Borrower is required to deposit with lender an additional amount necessary to achieve a balance of at least $700,000. In the event the Park West Village Property achieves a debt service coverage ratio (in the aggregate taking into account both the Park West Village Whole Loan and the Park West Village Mezzanine Loans) based on the trailing twelve-month period of 1.10x, all funds remaining on deposit in the debt service reserve will be transferred to the renovation and tenant buyout reserve. In the event the balance of the renovation and tenant buyout reserve falls below $700,000, the Park West Village Borrower is required to deposit with lender an additional amount necessary to achieve a balance of at least $700,000, provided, however, the Park West Village Borrower will not be required to maintain the balance of the renovation and tenant buyout reserve if and when the Park West Village Borrower has successfully converted 50 rent stabilized units to free market rate status following the origination of the Park West Village Mortgage Loan.

Lockbox and Cash Management. A soft lockbox is in place with respect to the Park West Village Whole Loan. The Park West Village Whole Loan has springing cash management. Prior to the continuance of a Cash Management Trigger Event (as defined below) for the Park West Village Whole Loan, all funds in the lockbox account will be disbursed to the Park West Village Borrower.

During the continuance of a Cash Management Trigger Event for the Park West Village Whole Loan, funds in the lockbox account are required to be applied on each monthly payment date to fund the required reserves deposits as described above under “Escrows and Reserves,” to pay debt service on the Park West Village Whole Loan, to pay operating expenses not otherwise paid or reserved for as described above under “Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the Park West Village Borrower in connection with the operation and maintenance of the Park West Village Property, to pay debt service on the Park West Village Mezzanine Loans, and during the continuance of a Cash Sweep Trigger Event (as defined below), to disburse the remainder to an account to be held by the lender as additional security for the Park West Village Whole Loan (the “Excess Cash Flow Account”). During the continuance of an event of default under the Park West Village Mezzanine Loans, funds on deposit in the Excess Cash Flow Account will be allocated to the applicable mezzanine loan subaccount. Provided no event of default under the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 8 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 20.0% 4.46x 12.0%

Park West Village Mezzanine Loans and Cash Sweep Trigger Event has occurred and is continuing, funds on deposit in the Excess Cash Flow Account may be disbursed to the Park West Village Borrower in accordance with the loan documents.

A “Cash Management Trigger Event” will occur upon (i) an event of default under the Park West Village Whole Loan, (ii) an event of default under the mezzanine loans, (iii) any bankruptcy action involving the Park West Village Borrower, the Park West Village Borrower Sponsors, the Park West Village Guarantors, or the property manager, (iv) as of any date after the second anniversary of the first payment date, the debt service coverage ratio (in the aggregate taking into account both the Park West Village Whole Loan and the mezzanine loans) based on the trailing twelve-month period falling below 1.05x, or (v) any indictment for fraud or misappropriation of funds by the Park West Village Borrower, the Park West Village Borrower Sponsors, the Park West Village Guarantors, or the property manager. A Cash Management Trigger Event will continue until, in regard to clause (i) and (ii) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (iii) above, the filing being discharged, stayed or dismissed within 60 days for the Park West Village Borrower, the Park West Village Borrower Sponsors, or the Park West Village Guarantors, or within 120 days for the property manager, and lender’s determination that such filing does not materially affect the monetary obligations of the Park West Village Borrower, the Park West Village Borrower Sponsors, the Park West Village Guarantors, or the property manager, in regard to clause (iv) above, the date the debt service coverage ratio (in the aggregate taking into account both the Park West Village Whole Loan and the Park West Village Mezzanine Loans) based on the trailing twelve-month period is greater than 1.05x for two consecutive calendar quarters, or in regard to clause (v) above, the dismissal of the related indictment for the Park West Village Borrower, the Park West Village Borrower Sponsors, or the Park West Village Guarantors, or replacement of the property manager with a qualified manager pursuant to the loan documents. There will be no cure for a Cash Management Trigger Event caused by clause (iv) above prior to the date that is six months after the second anniversary of the first payment date.

A “Cash Sweep Trigger Event” will occur upon (i) an event of default under the Park West Village Whole Loan, (ii) any bankruptcy action involving the Park West Village Borrower, the Park West Village Borrower Sponsors, the Park West Village Guarantors, or the property manager, or (iii) as of any date after the second anniversary of the first payment date, the debt service coverage ratio (in the aggregate taking into account both the Park West Village Whole Loan and the Park West Village Mezzanine Loans) based on the trailing twelve-month period falling below 1.05x. A Cash Sweep Trigger Event will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, the filing being discharged, stayed or dismissed within 60 days for the Park West Village Borrower, the Park West Village Borrower Sponsors, or the Park West Village Guarantors, or within 120 days for the property manager, and lender’s determination that such filing does not materially affect the monetary obligations of the Park West Village Borrower, the Park West Village Borrower Sponsors, the Park West Village Guarantors, or the property manager, or in regard to clause (iii) above, the date the debt service coverage ratio (in the aggregate taking into account both the Park West Village Whole Loan and the Park West Village Mezzanine Loans) based on the trailing twelve-month period is greater than 1.05x for two consecutive calendar quarters. There will be no cure for a Cash Sweep Trigger Event caused by clause (iii) above prior to the date that is six months after the second anniversary of the first payment date.

Additional Secured Indebtedness (not including trade debts). In addition to the Park West Village Mortgage Loan, the Park West Village Property also secures the other notes that comprise the Park West Village Senior Loan, which have an aggregate Cut-off Date principal balance of $90,000,000, and the Park West Village Subordinate Companion Loan, which have a Cut-off Date principal balance of $18,750,000. The Park West Village Subordinate Companion Loan is coterminous with the Park West Village Mortgage Loan and accrues interest at 5.0000% per annum. The Park West Village Mortgage Loan along with the other notes that comprise the Park West Village Senior Loan are each pari passu in right of payment and the Park West Village Senior Loan is senior in right of payment to the Park West Village Subordinate Companion Loan. The holders of the Park West Village Mortgage Loan, the other notes that comprise the Park West Village Senior Loan and the Park West Village Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Park West Village Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. The Park West Village Mezzanine Loans refer to four mezzanine loans, with an aggregate original principal amount of $186,250,000, which funded concurrently with the funding of the Park West Village Mortgage Loan. The Mezzanine A loan has an original principal amount of $76,250,000, accrues interest at a rate of 5.0000% per annum and is senior to the Mezzanine B loan, Mezzanine C loan, and Mezzanine D loan. The Mezzanine B loan has an original principal amount of $35,000,000 and accrues interest at a rate of 5.5000% per annum and is senior to the Mezzanine C loan and Mezzanine D loan. The Mezzanine C loan has an original principal amount of $30,000,000 and accrues interest at a rate of 6.5500% per annum and is senior to the Mezzanine D loan. The Mezzanine D loan has an original principal amount of $45,000,000 and accrues interest at a rate of 2.9000% per annum. The Park West Village Mezzanine Loans are co-terminus with the Park West Village Mortgage Loan and are interest-only for their full terms. The Park West Village Mezzanine Loans are currently held by UBS AG, Athene, and an unaffiliated third party investor, and are expected to be purchased by one or more third party investors. The Park West Village Mezzanine Loans and the Park West Village Whole Loan are subject to an intercreditor agreement between the Park West Village Mezzanine Loans lenders and the Park West Village Mortgage Loan lender. The Park West Village Mezzanine Loans may be transferred at any time subject to the requirement and limitations set forth in the related mezzanine intercreditor agreements.

The following table presents certain information relating to the Park West Village Mezzanine Loans:

Mezzanine Debt Summary
Mezzanine Debt Cut-off Date Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
$76,250,000	5.0000%	60	0	60	1.78x	6.7%	35.8%
$35,000,000	5.5000%	60	0	60	1.43x	5.8%	41.7%
$30,000,000	6.5500%	60	0	60	1.19x	5.1%	46.7%
$45,000,000	2.9000%	60	0	60	1.07x	4.4%	54.2%

Release of Property. Not permitted.

Terrorism Insurance. The Park West Village Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 8 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 20.0% 4.46x 12.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 8 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 20.0% 4.46x 12.0%

Park West Village
784, 788 & 792 Columbus Avenue
New York, NY 10025
Hudson River
H. Hudson Parkway
9A
Riverside Dr.
West End Ave.
Broadway
Amsterdam Ave.
Columbus Ave.
Central Park West
RIVERSIDE PARK
CENTRAL PARK
Morningside Park
Frederick Douglass Playground
Barnard College
Vine Sushi
116TH ST/ BROADWAY
Columbia University
Columbia Law School
Lerner Hall
Butler Library
Mt. Sinai St. Luke's Hospital
W. 114th St.
Aerosoles
The Earth Inst.
W. 113th St.
Samuel J. Tilden Monument
La Monde
W. 112th St.
The Cathedral of St. John the Devine
Bank Street College of Education
W. 111th St.
Peace Fountain by Gregg Wyatt
W. 110th St.
110TH ST/ BROADWAY
Riverside Skate Park
The Hamilton
W. 109th St.
The Manchester Diner
Freda's
W. 108th St.
Contemporary African Art
Spice
A Cafe New York
Bank Street Bookstore
Thai Market
W. 107th St.
Neal's Place
Morningside Inn
Innovation Bike Shop
Game Stop
The Ellington
W. 106th St.
West End Hall
NY Brat Factory
Saiguette
Jazz on The Park Hostel
W. 105th St.
Szechuan Garden
Tum & Yum
455 Central Park West
W. 104th St.
The Great Hill
Huddlestone Arch
103RD ST.
W. 103rd St.
Aangan
Arco Cafe
W. 102nd St.
The Pool
The Loch
Broadway Hotel & Hostel
W. 101st St.
Fox Gallery
Gail Martin Gallery
Fireman's Memorial
W. 100th St.
NY Public Library
W. 100th St.
petco
TJ-maxx
North Meadow
Urban Outfitters
W. 99th St.
HomeGoods
WHOLE FOODS
MODELL'S
W. 98th St.
Petqua
16 Handles
Bubble Apparel
Westside Market
W. 97th St.
Ealy Mays Artworks
W. 97th St.
97th St. Transverse
Dinosaur Playground
Walgreens
CVS pharmacy
W. 96th St.
W. 96th St.
96TH ST.
Alan Kotz Gallery
The Hotel Newton
Buceo 95
96TH ST.
W. 95th St.
Pio Pio
Little Shop of Crafts
W. 94th St.
Symphony Space
Days Inn
Vino Levantino
W. 94th St.
W. 93rd St.
CVS
Shishi
W. 92nd St.
Ran Art Gallery
W. 91st St.
Carmine's
Soldiers' and Sailors' Monument
W. 90th St.
Artistic New Directions
W. 90th St.
Susan Eley Fine Art
Anthi's Greek Food
W. 89th St.
The Lusher Gallery
Jacqueline Kennedy Onassis Reservoir
W. 88th St.
W. 88th St.
W. 87th Street Dog Run
W. 87th St.
Great Small Works Inc.
Barney Greengrass
86TH ST/ BROADWAY
86TH ST
W. 86th St.
W. 86th St.
85th St. Transverse
Bard Graduate Center Library
Bard Graduate Center Gallery
W. 85th St.
Fort Lee
BRONX
Cliffside Park
Washington Heights
Harlem
East Harlem
Edgewater
North Bergen
MANHATTAN
Astoria
NEW JERSEY
Upper West Side
Upper East Side
Central Park
West New York
QUEENS
Woodside
Weehawken
West Side
East Side
Long Island City
Midtown
Greenpoint
Union City
BROOKLYN
Hoboken
Chelsea
Williamsburg
East River

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102

(THIS PAGE INTENTIONALLY LEFT BLANK)

103

151 West Adams Street Chicago, IL, 60603	Collateral Asset Summary – Loan No. 9 JW Marriott Chicago	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,500,000 21.4% 5.64x 26.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104

151 West Adams Street Chicago, IL, 60603	Collateral Asset Summary – Loan No. 9 JW Marriott Chicago	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,500,000 21.4% 5.64x 26.8%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Natixis			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/BBB/A3			Location:	Chicago, IL 60603
				General Property Type:	Hospitality
Original Balance(1):	$28,500,000			Detailed Property Type:	Full Service
Cut-off Date Balance(1):	$28,500,000			Title Vesting:	Fee
% of Initial Pool Balance:	4.0%			Year Built/Renovated:	1914/2010
Loan Purpose:	Refinance			Size:	610 rooms
Borrower Sponsor:	Lothar Estein			Cut-off Date Balance per Room(1):	$130,000
Mortgage Rate:	4.0441%			Maturity Date Balance per Room(1):	$130,000
Note Date:	7/21/2017			Property Manager:	Marriott Hotel Services, Inc.
First Payment Date:	9/5/2017
Maturity Date:	8/5/2022
Original Term to Maturity:	60 months
Original Amortization Term:	0 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI:	$21,226,120
Prepayment Provisions(2):	LO (24); DEF (32); O (4)			UW NOI Debt Yield(1):	26.8%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at Maturity(1):	26.8%
Additional Debt Type(1)(3):	Pari Passu/Subordinate Debt/Mezzanine			UW NCF DSCR(1):	5.64x
Additional Debt Balance(1)(3):	$50,800,000/$124,200,000/$66,500,000			Most Recent NOI:	$21,321,433 (4/30/2017 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$21,191,265 (12/31/2016)
Reserves(4)				3rd Most Recent NOI:	$20,511,003 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	76.1% (4/30/2017)
RE Tax:	$223,974	$223,974	N/A	2nd Most Recent Occupancy:	75.2% (12/31/2016)
Insurance:	$198,332	$24,791	N/A	3rd Most Recent Occupancy:	76.3% (12/31/2015)
Replacements:	$0	Springing	N/A	Appraised Value (as of):	$370,400,000 (5/2/2017)
Deferred Maintenance:	$13,554	$0	N/A	Cut-off Date LTV Ratio(1):	21.4%
Seasonal:	$2,000,000	$500,000	N/A	Maturity Date LTV Ratio(1):	21.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$203,500,000	72.9%	Loan Payoff:	$266,411,442	95.5%
Mezzanine Loan:	$66,500,000	23.8%	Reserves:	$2,435,860	0.9%
Borrower Equity:	$9,000,000	3.2%	Closing Costs:	$10,152,699	3.6%
Total Sources:	$279,000,000	100.0%	Total Uses:	$279,000,000	100.0%

(1)	The JW Marriott Chicago Mortgage Loan is part of the JW Marriott Chicago Whole Loan, which is comprised of three pari passu senior promissory notes with an aggregate principal balance of $79,300,000 and three subordinate promissory notes with an aggregate principal balance of $124,200,000. The Cut-off Date Balance per room, Maturity Date Balance per room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the JW Marriott Chicago Senior Loan, without regard to the JW Marriott Chicago Subordinate Companion Loans. The Cut-off Date Balance per room, Maturity Date Balance per room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the entire $203,500,000 JW Marriott Chicago Whole Loan are $333,607, $333,607, 10.4%, 10.4%, 1.92x, 54.9% and 54.9%, respectively.

(2)	The defeasance lockout period will be at least 24 payment dates beginning with and including the first payment date on September 5, 2017. Defeasance is permitted at any time after the earlier of (i) the fourth anniversary of the origination date of the JW Marriott Chicago Whole Loan or (ii) two years from the closing date of the securitization of the last JW Marriott Chicago Whole Loan promissory note to be securitized.

(3)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The ninth mortgage loan (the “JW Marriott Chicago Mortgage Loan”) is part of a whole loan (the “JW Marriott Chicago Whole Loan”) in the total original principal amount of $203,500,000. The JW Marriott Chicago Mortgage Loan is secured by a first priority fee mortgage encumbering a full service hospitality property known as the JW Marriott Chicago (the “JW Marriott Chicago Property”). The JW Marriott Chicago Whole Loan is comprised of (i) a senior loan, comprised of three senior pari passu notes, with an aggregate outstanding principal balance of $79,300,000 (collectively, the “JW Marriott Chicago Senior Loan”) and (ii) a subordinate companion loan, comprised of three subordinate notes, with an outstanding principal balance of $124,200,000 (the “JW Marriott Chicago Subordinate Companion Loan”), each as described below. Promissory Note A-2, with a principal balance of $28,500,000, represents the JW Marriott Chicago Mortgage Loan and will be included in the UBS 2017-C3 Trust. The remaining senior pari passu promissory Note A-1 and promissory Note A-3, with an aggregate principal balance of $50,800,000, collectively represent the serviced companion loan (the “JW Marriott Chicago Pari Passu Companion Loans”). The JW Marriott Chicago Pari Passu Companion Loans are currently held by Natixis, or affiliates thereof, and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The JW Marriott Chicago Subordinate Companion Loans have been or will be sold to third party investors, but may be otherwise transferred at any time. The JW Marriott Chicago Whole Loan will be initially serviced pursuant to the pooling and servicing agreement for the UBS 2017-C3 Trust until the securitization of the related pari passu promissory Note A-1. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105

151 West Adams Street Chicago, IL, 60603	Collateral Asset Summary – Loan No. 9 JW Marriott Chicago	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,500,000 21.4% 5.64x 26.8%

JW Marriott Chicago Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-2	$28,500,000	$28,500,000	UBS 2017-C3	No
Note A-3	$10,800,000	$10,800,000	Natixis	No
Note A-1	$40,000,000	$40,000,000	Natixis	Yes
Note B-1-A	$37,000,000	$37,000,000	Third Party Investors	No
Note B-1-B	$30,000,000	$30,000,000	Third Party Investors	No
Note B-2	$57,200,000	$57,200,000	Third Party Investors	No
Total	$203,500,000	$203,500,000

(1)	Cumulative basis per room is calculated based on 610 rooms.

(2)	Based on an as-is appraised value of $370.4 million ($607,213 PSF) as of May 2, 2017 per the appraisal.

(3)	Based on the UW NOI of approximately $21.2 million.

(4)	Based on the UW NCF of approximately $18.4 million and the coupon of 4.0441% on the aggregation of A-1 Note, A-2 Note, and A-3 Note, the coupon of 4.3000% on the B-1-A Note and B-1-B Note, the coupon of 5.8200% on the B-2 Note, and the coupon of 7.5000% on the JW Marriott Chicago Mezzanine Loan (as defined below).

(5)	Implied Equity is based on the as-is appraised value of $370.4 million, less total debt of $270.0 million.

The proceeds of the JW Marriott Chicago Whole Loan, together with a mezzanine loan with an original principal balance of $66,500,000 (the “JW Marriott Chicago Mezzanine Loan”) and approximately $9.0 million of borrower sponsor equity, were used to refinance the JW Marriott Chicago Property at approximately $266.4 million, fund reserves and pay closing costs. The most recent prior financing of the JW Marriott Chicago Property was included in the GSMC 2014-GSFL transaction.

The Borrower and the Borrower Sponsor. The borrower is UST Prime III Hotel Owner, L.P. (the “JW Marriott Chicago Borrower”), a single-purpose Delaware limited partnership structured to be bankruptcy remote with two independent directors. The borrower sponsor for JW Marriott Chicago Whole Loan is Lothar Estein, the founder and CEO of Estein USA, an investor in US commercial assets and has been involved in commercial real estate investment since 1974 and in US commercial real estate since 1978. Mr. Estein is responsible for the investment of more than $5 billion of equity in real estate investments. The nonrecourse carve-out guarantor is Estein Holdings, Ltd, which is 99% owned by Mr. Estein. Based on its June 2017 balance sheet, Estein Holdings, Ltd reported total assets of approximately $23.4 million, total equity of approximately $23.4 million, and liquidity of approximately $4.0 million. Estein Holdings, Ltd has been involved in other real estate projects over the past 10 years that resulted in bankruptcy, default or foreclosure, as described under “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. The JW Marriott Chicago Property is a luxury hotel located in the historic Daniel Burnham-designed office building at 151 West Adams Street in Chicago, Illinois, occupying a full city block in the Central Loop of the Chicago central business district. The collateral consists of the hotel that occupies the lobby level through the 12th floor, as well as two lower levels, including 41,797 SF of meeting space spread throughout the lower level, 3rd, and 4th floors. The JW Marriott Chicago Property contains 18,317 SF of ground floor retail space and office space on floors 13 through 22, both of which are not part of the collateral. The hotel’s entrance, lobby, and elevator service are separate from the office portion of the building. The JW Marriott Chicago Property is vertically subdivided and subject to a reciprocal easement agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106

151 West Adams Street Chicago, IL, 60603	Collateral Asset Summary – Loan No. 9 JW Marriott Chicago	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,500,000 21.4% 5.64x 26.8%

The JW Marriott Chicago Property at 151 West Adams Street originally served as a 21-story, 1,074,385 SF office building with ground level retail. In 2005, the Prime Group (“Prime”) purchased the building for approximately $148.3 million, with $100.2 million allocated to the future JW Marriott Chicago space and $48.1 million allocated to the Office / Retail Space. In 2008, the borrower sponsor entered into a joint venture with Prime, formed the borrower entity, and began converting/renovating the lobby level through the 12th floor, as well as two lower levels. Upon completion of renovations, the property reopened as a JW Marriott Hotel. In 2014, the joint venture sold its interest in the Office / Retail portion of the JW Marriott Chicago Property and the borrower sponsor assumed 99% ownership interest in the JW Marriott Chicago Borrower.

The JW Marriott Chicago Property is the only luxury, five-star hotel in the Chicago Loop. The building, built in 1914, has been designated as a historic landmark by the city, state, and federal landmark commissions, and has been added to the National Register of Historic Places. From March 2008 through March 2010, the JW Marriott Chicago Property underwent a redevelopment and renovation for a total cost of $312.1 million ($511,619 per room) bringing the JW Marriott Chicago Borrower’s total cost basis to $412.6 million ($676,384 per room). Additionally, management is budgeting nearly $21.9 million ($35,902 per room) for renovations and upgrades expected to take place over the next five years, the majority of which will include guest rooms renovations in 2020.

The JW Marriott Chicago Property’s guestroom mix consists of 292 king rooms, 289 queen rooms, 26 suites and three 3/4/5 bay suites. Guestrooms range in size from 420 SF to 2,200 SF and feature flat screen televisions with premium channel selection, a desk with chair, premium bedding, lamps and lounge chairs, and luxury appointments. Guestrooms also offer complementary wireless high-speed Internet access for Marriott Rewards members. Off-site parking is provided via a third-party valet service.

The JW Marriott Chicago Property’s lobby is a two-story, classical entrance lobby that faces Adams Street. The lobby is clad in marble with glass chandeliers and features a Marriott branded casual dining restaurant and bar called the Lobby Lounge, as well as a gift shop. The 2nd floor features the Grand Ballroom and The Florentine Restaurant, a fine dining Italian restaurant, operated by ESquared Hospitality. The 4th floor features the Burnham Ballroom. There are also meeting spaces spread throughout the lower level, 3rd, and 4th floors for a total of 41,797 SF of meeting space. Other amenities include Virtual Meeting by Marriott system featuring Cisco TelePresence, a business center, an indoor swimming pool, and the SPA at JW Chicago, a 20,000 SF full-service spa and fitness center open 24 hours. The JW Marriott Chicago Property is equipped with six passenger elevators that service the hotel floors and two passenger elevators that service the floors with meeting space.

According to the appraisal, the JW Marriott Chicago Property generates approximately 60% of its room revenue from transient demand which includes both commercial and leisure and 40% from meeting and group demand. The key corporate/transient demand driver is the property’s close proximity to major national and international corporations located in the Chicago Loop such as such as United Airlines, IBM, Deloitte, MillerCoors, and Exelon. The JW Marriott Chicago Property is also blocks away from the Willis Tower, the Federal Reserve Bank of Chicago, the Chicago Board of Trade Building, and the headquarters of multiple banks.

Since its opening, the JW Marriott Chicago Property’s performance has improved year over year, evidenced by increased ADR, RevPAR, and net cash flow. The JW Marriott Chicago Property continues to outperform its competitive set with a 2016 RevPAR penetration of 117.0%. The JW Marriott Chicago Property achieved 2016 occupancy, ADR, and RevPAR of 74.8%, $273.08, and $204.18, respectively. As of May 2017, the JW Marriott Chicago Property is performing ahead of budget and management.

More specific information about JW Marriott Chicago Property and the related competitive set is set forth in the following table:

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			JW Marriott Chicago Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	71.3%	$210.06	$149.87	60.9%	$226.90	$138.13	85.3%	108.0%	92.2%
2012	73.6%	$216.59	$159.48	68.3%	$240.32	$164.17	92.8%	111.0%	102.9%
2013	74.0%	$221.12	$163.69	71.5%	$252.30	$180.31	96.5%	114.1%	110.2%
2014	74.8%	$233.54	$174.67	72.9%	$258.14	$188.13	97.4%	110.5%	107.7%
2015	72.3%	$242.96	$175.62	75.7%	$267.95	$202.85	104.7%	110.3%	115.5%
2016	72.1%	$241.94	$174.44	74.8%	$273.08	$204.18	103.7%	112.9%	117.0%
5/31/2017 TTM	72.7%	$240.28	$174.64	76.1%	$272.34	$207.20	104.7%	113.3%	118.6%

Source: Industry Report

(1)	The competitive set from 2011 to 2013 included the JW Marriott Chicago Property, Swissotel Chicago, Fairmont Chicago, Westin Chicago River North, Renaissance Chicago Downtown Hotel, and W Hotel Chicago City Center. The competitive set since 2014 includes the JW Marriott Chicago Property, Swissotel Chicago, InterContinental Chicago Magnificent Mile, Fairmont Chicago Millennium Park, Westin Chicago River North, Renaissance Chicago Downtown Hotel, Trump Hotel Collection Chicago, and Loews Chicago Hotel.

The Market. The JW Marriott Chicago Property is located in the Central Loop of the Chicago central business district. Per a third party research report, the “Loop” is the city’s official downtown area, and is recognized as the second largest downtown business district in the United States, with approximately 36 million SF of office space. The Loop is encircled by elevated (‘L’) train tracks giving the area its name and provides public transport access from the Loop from the surrounding neighborhoods. The Loop is famous for its architecture, with signature skyscrapers and historic buildings such as the Willis Tower (formerly Sears Tower), located two blocks west of the JW Marriott Chicago Property. Bordering the JW Marriott Chicago Property to the east is LaSalle Street which is widely considered the financial center of the Midwestern United States, with the Federal Reserve Bank of Chicago and the Chicago Stock Exchange located on this street. Some of the largest publicly traded companies headquartered in the Loop include AT&T International, United Continental Holdings Inc., Archer Daniels Midland Co., Exelon, and Kraft Heinz Co.

The Chicago central business district has experienced a recent trend of companies moving into the area. Since 2008, 82 companies have established offices in Chicago, representing approximately 6.8 million SF of new office space. The companies are moving-in from Chicago suburbs, as well as other cities and regions. Most recently, McDonalds announced in 2Q 2016 that it would be moving from its suburban Oak Brook corporate campus to a new downtown office at the site of Oprah Winfrey’s former Harpo Studios in the West Loop submarket of the Chicago central business district, totaling almost 500,000 SF of office space in 2018. Other high-profile companies that have moved or announced plans to move to the Chicago central business district

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

107

151 West Adams Street Chicago, IL, 60603	Collateral Asset Summary – Loan No. 9 JW Marriott Chicago	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,500,000 21.4% 5.64x 26.8%

since 2012 include Hillshire Brands, GoGo Incorporated, Kraft Heinz, and Caterpillar. Chicago is well known as a major center of global agricultural commodity trading, which is handled by the Chicago Board of Trade and the Chicago Mercantile Exchange (CME).

According to a third party research report, the Chicago metropolitan statistical area (the “Chicago MSA”) is the third largest MSA in the United States in terms of population, with a 2017 estimated population of 9,933,248. Chicago is a major Great Lakes port and is considered the commercial, financial, industrial, and cultural center of the Midwest. According to a third party research report by Colliers, the Chicago MSA benefits from an expanded economy based on finance, insurance, printing and publishing, manufacturing and food processing. The Chicago MSA is also a major warehouse and distribution hub, supported by its comprehensive network of highway, water, rail, and air routes. Chicago is ranked amongst the world’s top 10 most competitive cities for business by The Economist Intelligence Unit and is home to 11 Fortune 500 companies, with an additional 22 Fortune 500 companies headquartered in the Chicago MSA, including Abbott Laboratories, Allstate Corporation, Boeing, Kraft Food Incorporated, McDonald’s Corporation, United Continental Holdings, and Walgreen Company.

Per a January 2017 Choose Chicago CVB news release, the city hosted over 54 million visitors in 2016, representing a 1.5 million increase in visitors over the previous year. Over 40.65 million people that visited were leisure travelers, representing a 3.4% increase. The JW Marriott Chicago Property benefits from its proximity to many of Chicago’s attractions including 319-acre Grant Park (0.5 miles) that is home to landmarks and attractions including the Museum Campus, the site of world-class museums, and Soldier Field (1.8 miles), home of the Chicago Bears. The Art Institute of Chicago (0.5 miles), located in the Museum Campus, is one of the oldest and largest museums in the United States and attracts 1.5 million guests per year. Other nearby attractions including Millennium Park (0.9 miles), Navy Pier (2.1 miles), and Lake Michigan (1.0 mile).

According to a third party market research report, the estimated 2017 population within a one-, three- and five-mile radius of the JW Marriott Chicago Property is 66,781, 342,953 and 792,973, respectively. Estimated 2017 average household income within a one-, three- and five-mile radius of the JW Marriott Chicago Property is $135,530, $115,694 and $100,518, respectively.

According to an industry report as of March 2017, the JW Marriott Chicago Property is located in the Chicago hospitality market, which consists of 757 hotel properties with a total of 114,155 rooms. The Chicago hospitality market had a weighted average occupancy, ADR, and RevPAR of 69.0%, $144.71, and $99.81, respectively over the trailing 12-month period. The luxury class within the Chicago, IL market contained 22 hotels with a lodging inventory of 7,795 rooms. Over the 12-month period ending March 2017, the luxury class market achieved an aggregate occupancy of 72.0% with an ADR of $267.34, reflecting a RevPAR of $192.46. The JW Marriott Chicago Property had an occupancy, ADR and RevPAR of 75.6%, $272.91 and $206.41, respectively over the trailing 12-month period.

Primary competitive properties to the JW Marriott Chicago Property are shown in the table below:

Competitive Property Summary
Property Name	No. of Rooms	Transient Demand	Meeting & Group Demand	2016 Occupancy	2016 ADR	2016 RevPAR
JW Marriott Chicago Property	610	60%	40%	75.2%	$273.08	$204.18
Swissotel Chicago	661	70%	30%	70.0%	$235.00	$164.50
Intercontinental Chicago Magnificent mile	792	55%	45%	68.0%	$222.00	$150.96
Fairmont Chicago Millennium Park	687	55%	45%	70.0%	$242.00	$169.40
Westin Chicago River North	429	75%	25%	80.0%	$260.00	$208.00
Renaissance Chicago Downtown Hotel	560	55%	45%	74.0%	$225.00	$166.50
Trump Hotel Collection Chicago	339	70%	30%	75.0%	$310.00	$232.50
Loews Chicago Hotel	400	75%	25%	NAV	NAV	NAV
Total/Wtd. Avg.	4,478	63%	37%	72.4%	$246.63	$178.61

Source: Appraisal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108

151 West Adams Street Chicago, IL, 60603	Collateral Asset Summary – Loan No. 9 JW Marriott Chicago	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,500,000 21.4% 5.64x 26.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the JW Marriott Chicago Property:

Cash Flow Analysis
	2014	2015	2016	4/30/2017 TTM	UW	UW per Room
Occupancy	73.3%	76.3%	75.2%	76.1%	76.1%
ADR	$256.37	$265.83	$271.64	$270.43	$270.43
RevPAR	$188.04	$202.85	$204.18	$205.72	$205.72

Rooms Revenue	$41,866,542	$45,164,805	$45,584,285	$45,802,808	$45,803,014	$75,087
Food & Beverage	$24,093,357	$23,735,860	$24,064,458	$22,936,917	$23,937,025	$39,241
Other Income(1)	$2,373,910	$2,038,828	$2,294,540	$2,219,089	$2,219,099	$3,638
Total Revenue	$68,333,809	$70,939,493	$71,943,283	$70,958,814	$71,959,137	$117,966
Total Expenses(2)	$49,336,788	$50,428,490	$50,752,018	$49,637,381	$50,733,018	$83,169
Net Operating Income	$18,997,021	$20,511,003	$21,191,265	$21,321,433	$21,226,120	$34,797
FF&E	$0	$0	$0	$0	$2,878,365	$4,719
Net Cash Flow	$18,997,021	$20,511,003	$21,191,265	$21,321,433	$18,347,754	$30,078

NOI DSCR(3)	5.84x	6.31x	6.52x	6.56x	6.53x
NCF DSCR(3)	5.84x	6.31x	6.52x	6.56x	5.64x
NOI Debt Yield(3)	24.0%	25.9%	26.7%	26.9%	26.8%
NCF Debt Yield(3)	24.0%	25.9%	26.7%	26.9%	23.1%

(1)	Other Income includes telephone, spa and other miscellaneous revenue.

(2)	The JW Marriott Chicago Property benefits from the Class L tax incentive program which was effective upon its opening as a hotel in 2010. Under the Class L incentive, assessment levels for the building-portion of the assessment are reduced to 10% for the first 10 years, 15% in year 11, 20% in year 12 and back to the normal assessment in year 13. The JW Marriott Chicago Property’s current Class L tax benefits will expire in 2022.

(3)	Debt service coverage ratios and debt yields are based on the JW Marriott Chicago Senior Loan totaling $79,300,000 and exclude the JW Marriott Chicago Subordinate Companion Loan and the JW Marriott Chicago Mezzanine Loan.

Escrows and Reserves. At origination, the JW Marriott Chicago Borrower deposited in escrow $13,554 for deferred maintenance, $223,974 for real estate taxes, $198,332 for insurance premiums, and $2,000,000 for a seasonality reserve. On a monthly basis, the JW Marriott Chicago Borrower is required to escrow monthly 1/12 the annual estimated tax payment and 1/12 the annual estimated insurance premium. The JW Marriott Chicago Borrower is required to escrow $500,000 per month during the months of May through December into a seasonality reserve and disbursements are permitted during the months of January through April beginning January 2018. Upon the termination of the management agreement and the failure of the JW Marriott Chicago Borrower to enter into a replacement franchise agreement that adequately reserves for furniture, fixtures and equipment (“FF&E”) replacements, the JW Marriott Chicago Borrower will be required to escrow monthly for FF&E replacements in an amount equal to 1/12 of 4% of annual gross revenues generated at the JW Marriott Chicago Property for the previous calendar year.

Lockbox and Cash Management. A hard lockbox is in place with respect to the JW Marriott Chicago Whole Loan. The JW Marriott Chicago Whole Loan has in place cash management. The JW Marriott Chicago Whole Loan requires all rents to be transmitted directly into a lockbox account controlled by the lender (including, without limitation, by sending credit card direction letters to all credit card companies at origination/new merchant agreements). All funds in the lockbox account are required to be swept on each business day to a clearing account controlled by the lender, and applied and disbursed in accordance with this JW Marriott Chicago Whole Loan agreement. If a Cash Sweep Period (as defined below) is occurring, excess cash will be held as additional security for the JW Marriott Chicago Whole Loan. Upon the termination of any Cash Sweep Period, excess cash will no longer be held by the lender and, provided that no event of default has occurred and is continuing, all amounts then on deposit in the cash collateral reserve account will be disbursed to the JW Marriott Chicago Borrower.

A “Cash Sweep Period” will occur upon (i) an event of default or (ii) the debt service coverage ratio at the end of any calendar quarter based on the trailing 12-month period falling below 1.15x. A Cash Management Event will continue until (A) the JW Marriott Chicago Whole Loan has been repaid in full; (B) there has been a full defeasance of the JW Marriott Chicago Whole Loan, or in regard to clause (ii) above, (C) for six months following the commencement of a Cash Sweep Period (a) no default or event of default has occurred (b) no event that would trigger another Cash Sweep Period has occurred; and (c) the debt service coverage ratio is at least 1.20x.

Tax Abatement. The JW Marriott Chicago Property benefits from the Class L tax incentive program which was effective upon its opening as a hotel in 2010. The Class L tax incentive program is designed to encourage the preservation and rehabilitation of architecturally significant commercial, industrial and multifamily buildings. Under the Class L tax incentive program, assessment levels for the building-portion of the assessment are reduced to 10% for the first 10 years, 15% in year 11, 20% in year 12 and back to the normal assessment in year 13. The JW Marriott Chicago Property’s current Class L tax benefits will expire in 2022. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

Additional Secured Indebtedness (not including trade debts). The JW Marriott Chicago Property secures the JW Marriott Chicago Senior Loan, which has a Cut-off Date principal balance of $79,300,000 and is comprised of three pari passu notes, the promissory Note A-1, the promissory Note A-2, and the promissory Note A-3 which accrue interest at the same rate as the JW Marriott Chicago Mortgage Loan. The promissory Note A-1, promissory Note A-2 and the promissory Note A-3 are entitled to payments of principal and interest on a pro rata and pari passu basis. The JW Marriott Chicago Property also secures the JW Marriott Chicago Subordinate Companion Loan, which is comprised of three notes, Note B-1-A, B-1-B and Note B-2 and have a combined Cut-Off Date principal balance of $124,200,000. The Note B-1-A and Note B-1-B accrue interest at a rate of 4.3000% and the Note B-2 accrues interest at a rate of 5.8200%. The Note B-1-A and B-1-B are entitled to payments of principal and interest on a subordinate basis to the JW Marriott

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109

151 West Adams Street Chicago, IL, 60603	Collateral Asset Summary – Loan No. 9 JW Marriott Chicago	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,500,000 21.4% 5.64x 26.8%

Chicago Senior Loan, and Note B-2 is entitled to payments of principal and interest on a subordinate basis to Note B-1-A and Note B-1-B. The holders of the JW Marriott Chicago Senior Loan, the JW Marriott Chicago Pari Passu Companion Loan and the JW Marriott Chicago Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the JW Marriott Chicago Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. The JW Marriott Chicago Mezzanine Loan refers to a loan in the original principal amount of $66,500,000 made to UST Prime III Hotel Owner Holding, LLC and UST Prime III Hotel GP LLC by Natixis Real Estate Capital LLC, secured by 100% of the direct or indirect equity interest in the JW Marriott Chicago Borrower, which was originated simultaneously with the JW Marriott Chicago Whole Loan. The JW Marriott Chicago Mezzanine Loan and the JW Marriott Chicago Whole Loan are subject to an intercreditor agreement between the JW Marriott Chicago Mezzanine Loan lender and the JW Marriott Chicago Whole Loan lender. The JW Marriott Chicago Mezzanine Loan may be transferred at any time subject to requirements and limitations set forth in the related mezzanine intercreditor agreement.

The following table presents certain information relating to the JW Marriott Chicago Mezzanine Loan:

Mezzanine Debt Cut-off Date Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
$66,500,000	7.50%	60	0	60	1.26x	7.9%	72.9%

Release of Property. Not permitted.

Terrorism Insurance. The JW Marriott Chicago Whole Loan documents require that the “all risk” insurance policy required to be maintained by the JW Marriott Chicago Borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the JW Marriott Chicago Property and eighteen months of business interruption insurance containing a six month extended period of indemnity endorsement, provided that if the TRIPRA or extension thereof or substantially similar program is in effect and continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance with coverage against “covered acts” within the meaning of TRIPRA.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110

151 West Adams Street Chicago, IL, 60603	Collateral Asset Summary – Loan No. 9 JW Marriott Chicago	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,500,000 21.4% 5.64x 26.8%

Near North Side
The Institute of Art- Chicago
The Chicago School of Professional Psychology
Reid Murdoch Center
The Westin Chicago River North
Marina City
N. Wabash Ave.
The River Hotel
Chicago River
FRANKLIN-ORLEANS ST. BRIDGE
W. Wacker Dr.
LaSalle-Wacker Building
University of Phoenix-Downtown Chicago
77 West Wacker
35 West Wacker
Renaissance Chicago Downtown
E. Wacker Pl.
Hotel Monaco-Chicago
Hard Rock Hotel- Chicago
Chicago Opera Theater
211 West Wacker
222 North LaSalle
333 Wacker Drive
225 West Wacker
CTA BROWN/PURPLE LINES
CTA RED LINE
CTA GREEN, PINK LINES
W. Lake St.
Clark/Lake
CTA LOOP
State/Lake
E. Lake St.
BLUE LINE
191 North Wacker
West Loop
150 North Wacker
155 North Wacker
James R. Thompson Ctr./Atrium Mall
Goodman Theatre
Gene Siskel Film Center
Chicago Theatre
Prudential Plaza
State of Illinois Building
Chicago Title & Trust Center
Oriental Theater
Lake/State
N. Michigan Ave.
W. Randolph St.
N. Wacker Dr.
N. Franklin St.
N. Wells St.
Kimpton Hotel Allegro
N. LaSalle St.
N. Clark St.
N. Dearborn St.
N. State St.
Randolph/Wabash
E. Randolph St.
MILLENNIUM
Boeing Headquarters
123 North Wacker
101 North Wacker
110 North Wacker
Cadillac Palace Theatre
City Hall Cook County Building
Richard J. Daley Ctr.
DALEY PLAZA
108 North State Street
Macy's
The Heritage at Millennium Park
Chicago Cultural Center
Jay Pritzker Pavilion
W. Washington St.
Wash./Dearborn
Wash./State
E. Washington St.
METRA COMMUTER RAIL
South Branch Chicago River
Civic Opera House
Washington/Wells
Burnham Center
One North LaSalle
Three First National Plaza
Pittsfield Building
Cloud Gate
UBS Tower
Madison Plaza
W. Madison St.
10 South LaSalle
181 West Madison
Excelon Corp. HQ
Chase Tower
CTA BLUE LINE
Madison/Wabash
MILLENNIUM PARK
30 South Wacker
1 South Wacker
Deloitte
IBM Chicago, Goldman Sachs
1 North Franklin
CTA LOOP
CHICAGO LOOP
The School of the Art Inst. of Chicago-Sharp Building
Chicago Mercantile Exchange
S. Wacker Dr.
W. Monroe St.
Monroe/Dearborn
Monroe/State
Pritzker Military Museum & Library
E. Monroe St.
JW Marriott Chicago
151 West Adams Street
Chicago, IL 60603
120 South LaSalle
Palmers House
Mid-Continental Plaza
LaSalle Bank Building
Marquette Building
131 South Dearborn
Art Institute of Chicago
W. Adams St.
E. Adams St.
Adams/Wabash
United HQ
Willis (Sears) Tower
W. Quincy St.
Quincy/Wells
The Rookery Building
Federal Plaza
US District Court
Chicago Symphony Center
S. La Salle St.
S. Clark St.
S. Dearborn St.
S. State St.
S. Wabash Ave.
S. Michigan Ave.
MillerCoors
Bank of America Building
UNION STATION
W. Jackson Blvd.
S. Wells St.
Federal Reserve Bank of Chicago
Chicago Board of Trade Library
Jackson/Dearborn
Jackson/State
DePaul University College of Law
DePaul University
311 South Wacker
175 West Jackson
Chicago Board of Trade
CNA Center
American Academy of Art
Library
Roosevelt University
VAN BUREN
Harold Washington Library Ctr.
Robert Morris University
Auditorium Theatre
METRA COMMUTER RAIL
290
W. Congress Pkwy.
E. Congress Pkwy.
Midway Intl. Airport 12 miles
Hotel Blake
C33 Gallery
The Congress Plaza Hotel & Conference Center
USCIS Chicago Field Office
University Center
W. Harrison St.
Mus. of Contemporary Art
GRANT PARK
Harrison
Printers Row
Spertus Inst. of Jewish Studies
S. Clark St.
E. Balbo Ave.
CTA RED LINE
CTA GREEN LINE
South Loop
W. Polk St.
Hilton Chicago
E. 8th St.
Des Plaines
Morton Grove
Skokie
Evanston
Niles
Park Ridge
Elk Grove Village
Chicago O'Hare International Airport
Lincolnwood
Bensenville
Schiller Park
Norridge
Franklin Park
Northlake
Elmwood Park
Melrose Park
Oak Park
Elmhurst
Maywood
COOK COUNTY
Lake Michigan
CHICAGO
Loop
Berwyn
Cicero
Brookfield
La Grange
Hinsdale
Downers Grove
DU PAGE COUNTY
Darien
Burr Ridge
Chicago Midway Intl. Airport
Bedford Park
Burbank
Oak Lawn
Evergreen Park
Palos Hills
Alsip
Blue Island
Riverdale
Palos Heights
Orland Park
Crestwood
Lemont
Roseland
INDIANA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111

184 Liberty Corner Road Warren, NJ 07059	Collateral Asset Summary – Loan No. 10 Center 78	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,000,000 67.4% 1.86x 9.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

112

184 Liberty Corner Road Warren, NJ 07059	Collateral Asset Summary – Loan No. 10 Center 78	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,000,000 67.4% 1.86x 9.9%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Natixis			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Warren, NJ 07059
				General Property Type:	Office
Original Balance(1):	$28,000,000			Detailed Property Type:	Suburban
Cut-off Date Balance(1):	$28,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	4.0%			Year Built/Renovated:	1982/2012, 2015
Loan Purpose:	Refinance			Size:	372,672 SF
Borrower Sponsors:	Normandy Real Estate Fund II, LP; Greenfield Acquisition Partners VI, L.P.; GAP VI Parallel Partners, L.P.			Cut-off Date Balance per SF(1)(6):	$171
				Maturity Date Balance per SF(1)(6):	$171
Mortgage Rate(2):	4.090059%			Property Manager:	Normandy Fundsub Management Co., LLC (borrower-related)
Note Date:	8/9/2017
First Payment Date:	9/9/2017
Maturity Date:	8/9/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI:	$6,348,397
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield(1)(6):	9.9%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at Maturity(1)(6):	9.9%
Additional Debt Type(3)(4):	Pari Passu/Subordinate Debt/Mezzanine			UW NCF DSCR(1)(2)(6):	1.86x
Additional Debt Balance(3)(4):	$35,863,277/$4,936,723/$11,900,000			Most Recent NOI(7):	$2,433,278 (5/31/2017 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(7):	$818,771 (12/31/2016)
Reserves(5)				3rd Most Recent NOI(7):	$1,386,818 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	88.7% (6/22/2017)
RE Tax:	$55,238	$55,238	N/A	2nd Most Recent Occupancy:	88.7% (12/31/2016)
Insurance:	$56,892	$5,172	N/A	3rd Most Recent Occupancy:	42.4% (12/31/2015)
Replacements:	$0	$8,075	N/A	Appraised Value (as of):	$94,800,000 (6/1/2017)
TI/LC:	$700,000	$31,056	N/A	Cut-off Date LTV Ratio(1)(6):	67.4%
Deferred Maintenance:	$7,975	$0	N/A	Maturity Date LTV Ratio(1)(6):	67.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$68,800,000	85.3%	Loan Payoff:	$47,149,452	58.4%
Mezzanine Loan(1):	$11,900,000	14.7%	Reserves:	$820,105	1.0%
			Closing Costs:	$1,269,983	1.6%
			Return of Equity:	$31,460,460	39.0%
Total Sources:	$80,700,000	100.0%	Total Uses:	$80,700,000	100.0%

(1)	The Center 78 Mortgage Loan is part of the Center 78 Whole Loan, which is comprised of two senior pari passu promissory notes with an aggregate original principal balance of $63,863,277 and a subordinate promissory note with an original principal balance of $4,936,723. The Center 78 Whole Loan is accompanied by the Center 78 Mezzanine Loan (as defined below) with an original principal balance of $11,900,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the senior pari passu promissory notes comprising the Center 78 Senior Loan (as defined below), without regard to the Center 78 Subordinate Companion Loan (as defined below).

(2)	The Center 78 Mortgage Loan accrues interest at an interest rate that changes over time, as set forth on Annex F of the Preliminary Prospectus. The Mortgage Rate shown is the interest rate on September 9, 2017. The UW NCF DSCR with respect to the Center 78 Mortgage Loan is calculated based on the aggregate debt service of the Center 78 Senior Loan for the 12-month period commencing September 2022. The UW NCF DSCR based on the aggregate debt service payable with respect to the Center 78 Senior Loan for the 12-month period commencing September 2017 is 2.22x.

(3)	The Center 78 Subordinate Companion Loan has an outstanding principal balance as of the Cut-off Date of $4,936,723 and accrues interest at an interest rate of 10.706172% during the period from September 2017 to August 2022 and 0.000% thereafter. The Center 78 Subordinate Companion Loan has a five-year initial interest only period and is scheduled to fully amortize by the end of the 10-year term. The Center 78 Subordinate Companion Loan is currently held by Natixis and is expected to be sold to a third party investor.

(4)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan” below for further discussion of additional debt.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV based on the Center 78 Whole Loan are $184.61, $171.37, 9.2%, 9.9%, 72.6% and 67.4%, respectively. The Center 78 Whole Loan UW NCF DSCR for the 12-month period commencing September 2017 is 1.85x. The Center 78 Whole Loan UW NCF DSCR, based on aggregate debt service for the 12-month period commencing September 2022, is 1.45x.

(7)	The increase in Most Recent NOI from 2nd and 3rd Most Recent NOI is primarily because the Center 78 Property was undergoing lease-up after the most recent renovation.

The Mortgage Loan. The tenth largest mortgage loan (the “Center 78 Mortgage Loan”) is part of a whole loan (the “Center 78 Whole Loan”) evidenced by two senior pari passu promissory notes with an aggregate original principal balance of $63,863,277 (collectively, the “Center 78 Senior Loan”), and by one subordinate companion note with an original principal balance of $4,936,723 (the “Center 78 Subordinate Companion Loan”). The Center 78 Whole Loan is secured by a first priority mortgage encumbering the borrower’s fee interest in a 372,672 SF office property known as Center 78 in Warren, New Jersey (the “Center 78 Property”). Note A-2, in the original principal balance of $28,000,000, will be included in the UBS 2017-C3 Trust. Note A-1, in the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

113

184 Liberty Corner Road Warren, NJ 07059	Collateral Asset Summary – Loan No. 10 Center 78	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,000,000 67.4% 1.86x 9.9%

original principal balance of $35,863,277, represents the serviced companion loan currently held by Natixis, or an affiliate thereof, and is expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time. The Center 78 Subordinate Companion Loan is currently held by Natixis and is expected to be sold to unaffiliated third party investors. The Center 78 Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C3 Trust, and from and after the securitization of the senior pari passu promissory Note A-1, will be serviced pursuant to the respective pooling and servicing agreement of the future securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Center 78 Whole Loan Summary
Note	Original Balance	Cut-off Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$35,863,277	$35,863,277	Natixis	No
Note A-2	$28,000,000	$28,000,000	UBS 2017-C3	No
Center 78 Subordinate Companion Loan	$4,936,723	$4,936,723	Natixis	Yes
Total	$68,800,000	$68,800,000

(1)	Cumulative basis PSF is calculated based on 372,672 SF.

(2)	Based on an as-is appraised value of $94.8 million ($254.38 PSF) as of June 1, 2017 per the appraisal.

(3)	Based on the UW NOI of approximately $6.3 million.

(4)	The UW NCF DSCR of the Center 78 Senior Loan and the Center 78 Subordinate Companion Loan is based on UW NCF of approximately $5.9 million and aggregate debt service payable for the 12-month period commencing September 2022 on the principal balance of the Center 78 Senior Loan and the Center 78 Whole Loan, respectively, as set forth in the non-standard amortization and interest rate schedule set forth in Annex F to the Preliminary Prospectus. The UW NCF DSCR of the Center 78 Mezzanine Loan is calculated based on the aggregate debt service payable for the Center 78 Whole Loan and the Center 78 Mezzanine Loan for the 12-month period commencing September 2022.

(5)	The UW NCF DSCR of the Center 78 Senior Loan and the Center 78 Whole Loan, based on UW NCF of approximately $5.9 million and aggregate debt service payable for the 12-month period commencing September 2017 on the principal balance of the Center 78 Senior Loan and the Center 78 Whole Loan, respectively, as set forth in the non-standard amortization and interest rate schedule set forth in Annex F to the Preliminary Prospectus, are 2.22x and 1.85x, respectively.

(6)	Implied Equity is based on the estimated as-is appraised value of $94.8 million, less total debt of $80.7 million.

The Borrower and the Borrower Sponsors. The borrower is 184 Property Owner, LLC (the “Center 78 Borrower”), a Delaware limited liability company and special purpose entity. The deal is a joint venture between Normandy Real Estate Partners LLC and Greenfield Partners LLC. The non-recourse carveout guarantor is Normandy Real Estate Fund II, LP. The borrower sponsors are one or more of: (i) Normandy Real Estate Fund II, LP, (ii) Greenfield Acquisition Partners VI, L.P. and/or (iii) GAP VI Parallel Partners, L.P.

Normandy Real Estate Fund II, LP is controlled by Normandy Real Estate Partners LLC (“Normandy”), which is a private investment firm with over $1.5 billion in equity capital under management, representing over $3.3 billion of total asset value through several discretionary real estate funds backed by institutional investors and pension funds. Normandy’s recent relevant development experiences include 575 Lexington Avenue (NYC), 1370 Broadway (NYC), John Hancock Tower (Boston), and TripAdvisor Global Headquarters (Needham, MA), among others. Normandy Real Estate Partners has a vertically integrated platform with over 120 employees and approximately 14 million sq. ft. of commercial real estate under management.

Greenfield Acquisition Partners VI, L.P. and GAP VI Parallel Partners, L.P. are indirectly controlled by Greenfield Partners LLC (“Greenfield Partners”), which was established by Eugene A. Gorab in 1997. Greenfield Partners manages capital on behalf of its principals and limited partners, and has, since inception, secured capital commitments in excess of $4.0 billion across a series of discretionary investment vehicles. Its limited partners include state and corporate pension plans, university endowments, private foundations and high net worth individuals. Greenfield Partners is based in Westport, Connecticut, with additional offices in Chicago, IL and Reston, VA.

The Property. The Center 78 Property consists of a four-story, multi-tenanted, Class A, LEED Gold certified office building totaling 372,672 SF, which is situated on a 47.2-acre site, located at 184 Liberty Corner Road in Warren, New Jersey. Originally constructed in 1982, the Center 78 Property was acquired by the borrower sponsors in 2011 for $26.4 million ($71 PSF) and the borrower sponsors invested an additional $43.0 million ($115 PSF) to do a complete gut renovation of the Center 78 Property including building upgrades, high-end finishes, a new amenity package to include a café with indoor and outdoor seating, full-service fitness center with shower and locker facility, 100-person conference center, and a sustainable redesign of its landscaping, grounds and access ways. As a result, the Center 78 Property achieved LEED Gold status for Core and Shell in 2013. There are only four LEED GOLD

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114

184 Liberty Corner Road Warren, NJ 07059	Collateral Asset Summary – Loan No. 10 Center 78	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,000,000 67.4% 1.86x 9.9%

certificated properties in New Jersey, each of which serves as the corporate headquarters of one or more Fortune 500 companies. The green features at the Center 78 Property include a high efficiency HVAC and plumbing system, LED parking lot and exterior lighting, and a 223 KWH solar plant located on the roof, which can provide up to 11% of the building’s power needs. In addition to the many physical attributes that make the Center 78 Property green, the borrower sponsors also developed and implemented sustainable practices that were designed to stay with the project past the development phase.

The functionality and design of the Center 78 Property consists of 30’ by 30’ column spacing, divisible and flexible open/closed layouts, 9-foot finished ceilings, and high data capability, all factors that strategically position the Center 78 Property within the market. The Center 78 Property has 1,522 surface parking spaces, which results in a parking ratio of 4.1 spaces per 1,000 SF of net rentable space.

Major Tenants.

GSK (147,411 SF, 39.6% of NRA, 43.4% of underwritten base rent). GlaxoSmithKline Consumer Healthcare Holdings (US) LLC (“GSK”) is a science-led global healthcare company that researches, develops and manufactures innovative pharmaceutical medicines, vaccines and consumer healthcare products. GSK has a global presence with commercial operations in more than 150 countries, a network of 87 manufacturing sites, and large research and development centers in the United Kingdom, United States of America, Belgium and China. In 2016, GSK reported revenue of $37.8 billion. The Center 78 Property serves as the U.S. headquarters for GSK Consumer Healthcare, a joint venture between GSK and Novartis. Novartis provides innovative healthcare solutions that address the evolving needs of patients and societies. GSK has a right of first offer to lease any office space located on the 1st and 3rd floor of the building subject to the rights granted to other tenants prior to the date of its lease.

EMC (81,683 SF, 21.9% of NRA, 25.1% of underwritten base rent). EMC is a global information technology and cloud computing company, and is the largest provider of data storage systems. The company has over 70,000 employees worldwide and has the largest sales and service force within the information infrastructure sector. In 2015, EMC was purchased by Dell for $67.0 billion. Dell reported $61.6 billion in revenue in fiscal year 2017. EMC has a right of first offer to any unit of office space on the 4th floor of the building that is contiguous with its initial premises, subject to the rights granted to other tenants prior to the date of the lease.

Fiserv (40,394 SF, 10.8% of NRA, 12.7% of underwritten base rent). Fiserv, founded in 1984, is a global financial services technology company with over 13,000 clients including banks, credit unions, retailers and financial institutions, among others. The company is headquartered in Brookfield, Wisconsin and has over 22,000 employees and more than 120 offices in 115 cities. Fiserv provides solutions for mobile and online banking, payments, risk management, data analytics and core account processing. In 2016, Fiserv reported total revenue of $5.5 billion. Fiserv has a right of first offer to lease any office space located on the 3rd floor of the building, subject to the rights granted to other tenants prior to the date of the lease.

Continental Casualty Company (25,207 SF, 6.8% of NRA, 7.7% of underwritten base rent). Continental Casualty Company is the principal subsidiary and operating company of CNA Financial Corporation (“CNA”), which is headquartered in Chicago, Illinois. Continental Casualty Company was originally founded as Continental Assurance Company of North America in 1897 and is one of the largest insurance organizations in the United States. The company provides property and casualty insurance and underwriting services, as well as health, life, worker’s compensation, vehicle liability, property and marine, surety, title, fraternal, mortgage guarantee, and medical mutual insurance services. CNA is the 8th largest U.S. commercial property and casualty insurance company and has approximately 6,600 employees, serving businesses and professionals in the U.S., Canada, Europe and Asia. CNA reported $9.3 billion in revenue for fiscal year 2016. Continental Casualty Company also has a right of first offer to lease any office space located on the 4th floor of the building subject to the rights granted to other tenants prior to the date of its lease.

Bellerophon Therapeutics, Inc. (21,845 SF, 5.9% of NRA, 6.7% of underwritten base rent). Bellerophon Therapeutics, Inc. is a clinical stage biotherapeutics company with a focus on developing innovative products at the intersection of drugs and devices that address significant unmet medical needs for the treatment of cardiopulmonary diseases. The company develops programs and products for both medical devices and their respective application methods, as well as for drugs and treatments. The Center 78 Property serves as the company’s headquarters location. Bellerophon Therapeutics, Inc. has a right of first offer to lease any office space located on the 3rd and 4th floors of the building subject to the rights granted to other tenants prior to the date of its lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115

184 Liberty Corner Road Warren, NJ 07059	Collateral Asset Summary – Loan No. 10 Center 78	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,000,000 67.4% 1.86x 9.9%

The following table presents certain information relating to the leases at the Center 78 Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/S&P/Fitch)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent(3)	% of Total Annual UW Base Rent(3)	Annual UW Base Rent PSF(3)	Lease Expiration
Major Tenants
GSK	A2/A+/A	147,411	39.6%	$4,169,785	43.4%	$28.29	2/28/2027(4)
EMC	Ba2/NR/BB+	81,683	21.9%	$2,409,649	25.1%	$29.50	9/30/2020(5)
Fiserv	Baa2/BBB/NR	40,394	10.8%	$1,221,086	12.7%	$30.23	7/31/2024(6)
Continental Casualty Co.	A3/A/A	25,207	6.8%	$743,607	7.7%	$29.50	6/30/2024(7)
Bellerophon Therapeutics, Inc.	NR/NR/NR	21,845	5.9%	$644,428	6.7%	$29.50	3/31/2023(8)
Subtotal/Wtd. Avg.		316,540	84.9%	$9,188,554	95.6%	$29.03
Remaining Tenants(9)		13,921	3.7%	$425,130	4.4%	$30.54
Vacant Space		42,211	11.3%	$0	0.0%	$0.00
Total/Wtd. Avg.		372,672	100.0%	$9,613,684	100.0%	$29.09

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Base Rent, % of Total Annual UW Base Rent and Annual UW Base Rent PSF have been underwritten based on the June 22, 2017 rent roll, and includes rent steps of $58,725 through July 2018 and rent averaging through the lease term for Fiserv and Continental Casualty Co. totaling $107,668. Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	GSK has two five-year renewal options.

(5)	EMC has one five-year renewal option.

(6)	Fiserv has two five-year renewal options.

(7)	Continental Casualty Co. has one five-year renewal option.

(8)	Bellerophon Therapeutics, Inc. has one five-year renewal option.

(9)	One tenant, Liberty I Solar, has no square footage but contributes $7,500 to the Annual UW Base Rent. Liberty I Solar operates the solar panel equipment on the building’s rooftop. The Annual UW Base Rent PSF for Remaining Tenants and Total excluding the rent related to this tenant is $30.00 and $29.07, respectively.

The following table presents certain information relating to the lease rollover schedule at the Center 78 Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(2)(3)	Total UW Base Rent Rolling(2)	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	1	81,683	21.9%	21.9%	$29.50	$2,409,649	25.1%	25.1%
2021	0	0	0.0%	21.9%	$0.00	$0	0.0%	25.1%
2022	0	0	0.0%	21.9%	$0.00	$0	0.0%	25.1%
2023	1	21,845	5.9%	27.8%	$29.50	$644,428	6.7%	31.8%
2024	2	65,601	17.6%	45.4%	$29.95	$1,964,693	20.4%	52.2%
2025	1	13,921	3.7%	49.1%	$30.00	$417,630	4.3%	56.5%
2026	0	0	0.0%	49.1%	$0.00	$0	0.0%	56.5%
2027	1	147,411	39.6%	88.7%	$28.29	$4,169,785	43.4%	99.9%
2028 & Beyond(4)	1	0	0.0%	88.7%	$0.00	$7,500	0.1%	100.0%
Vacant	0	42,211	11.3%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	7	372,672	100.0%		$29.09	$9,613,684	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Annual UW Base Rent, % of Total Annual UW Base Rent and Annual UW Base Rent PSF have been underwritten based on the June 22, 2017 rent roll, and includes rent steps of $58,725 through July 2018 and rent averaging through the lease term for Fiserv and Continental Casualty Co. totaling $107,668.

(3)	Total UW Base Rent PSF Rolling excludes vacant space.

(4)	One tenant, Liberty I Solar, has no square footage but contributes $7,500 to the Annual UW Base Rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

116

184 Liberty Corner Road Warren, NJ 07059	Collateral Asset Summary – Loan No. 10 Center 78	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,000,000 67.4% 1.86x 9.9%

The Market. The Center 78 Property is located in Warren, Somerset County within the central region of New Jersey and is approximately 35.0 miles southwest from New York City and 75.0 miles northeast from Philadelphia. Somerset County is home to several major companies including AT&T, Bloomberg, Johnson & Johnson Research & Development, Verizon Wireless and Met Life; other major employers within Somerset County include Alpharma, Avaya Inc., Catalent Pharma Solutions Inc., Conva Tec and Courier News. Somerset County has historically had a lower unemployment rate than that of the State of New Jersey and the nation. According to a third party research report, the 2016 population within a one-, three- and five-mile radius of the property was 3,282, 30,930 and 80,797, respectively. The estimated 2016 average household income within a one-, three- and five-mile radius of the property was $167,319, $202,127 and $183,471, respectively.

The Center 78 Property is located along I-78 with immediate “on and off” accessibility via Exit 33, and is located 3.0 miles west of the interchange with I-287, providing local and regional accessibility along two of New Jersey’s heavily traveled highways and a significant crossroad in the tristate area. The Center 78 Property is about a 25-minute drive west of the Newark Airport and a 20-minute drive south of Morristown. The Center 78 Property is also located in close proximity of The Bridgewater Commons Mall, a major regional mall featuring large national anchors such as Bloomingdale’s, Macy’s and Lord & Taylor as well as the New Jersey National Golf Club and the Trump National Club in Bedminster.

The I-78 corridor is an active New Jersey office market, generating 5.3 million SF of aggregate leasing activity since 2012. Some of the major companies with presence along I-78 include Pfizer, MetLife, Nestle, Alcatel-Lucent, Verizon, Chubb Corp., Sanofi Aventis and L’Oréal. According to a third party research report, the Center 78 Property is located in in the Somerset/I-78 office submarket. As of the second quarter of 2017, the Somerset/I-78 submarket had approximately 25.8 million SF of office inventory with a vacancy of 10.0% and average asking rents of $26.87 PSF.

The following table presents competitive office buildings with respect to the Center 78 Property:

Property Name/Address	Year Built	Year Renovated	Size (SF)	Est. Rent PSF	Est. Occ.	Proximity (miles)	Anchor Tenants
Center 78 Property 184 Liberty Corner Road, Warren, NJ	1982	2012, 2015	372,672(1)	$29.09(1)	Q2 2017	—	GSK, EMC, Fiserv
Bridgewater Crossing 400 Crossing Boulevard, Bridgewater, NJ	2002	NAV	297,380	$29.00	1Q 2017	9.3	Huawei Technologies
Somerset Corporate Center 100 Somerset Corporate Boulevard, Bridgewater, NJ	1997	NAV	240,091	$28.50	3Q 2016	8.6	Iconnectiv
Connell Corporate Center 3 300 Connell Drive, Berkeley Heights, NJ	1999	NAV	244,179	$28.00	2Q 2016	9.3	Edge Therapeutics
211 Mount Airy Road 211 Mount Airy Road, Basking Ridge, NJ	1982	2014	306,194	$27.50	2Q 2016	3.6	Dallchi Sankyo, Inc.
Somerset Corporate Center II 200 Somerset Corporate Boulevard, Bridgewater, NJ	2000	NAV	256,000	$28.50	1Q 2016	8.8	Linde North America Inc.

Source: Appraisal

(1) Information based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

117

184 Liberty Corner Road Warren, NJ 07059	Collateral Asset Summary – Loan No. 10 Center 78	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,000,000 67.4% 1.86x 9.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Center 78 Property:

Cash Flow Analysis
	2014(1)	2015	2016	5/31/2017 TTM	UW	UW PSF
Gross Potential Rent(1)(2)	N/A	$4,231,116	$7,888,637	$9,265,917	$10,858,909	$29.14
Total Recoveries	N/A	$171,224	$169,741	$236,025	$378,926	$1.02
Free Rent Adjustment(3)	N/A	($46,403)	($4,257,162)	($3,759,637)	$0	$0.00
Total Other Income	N/A	$1,537	$2,882	$9,791	$4,737	$0.01
Less Vacancy & Credit Loss	N/A	$0	$0	$0	($1,245,225)	($3.34)
Effective Gross Income	N/A	$4,357,474	$3,804,098	$5,752,096	$9,997,347	$26.83
Total Operating Expenses	N/A	$2,970,656	$2,985,327	$3,318,818	$3,648,950	$9.79
Net Operating Income(4)	N/A	$1,386,818	$818,771	$2,433,278	$6,348,397	$17.03
Capital Expenditures	N/A	$0	$0	$0	$96,895	$0.26
TI/LC	N/A	$0	$0	$0	$372,673	$1.00
Net Cash Flow(4)	N/A	$1,386,818	$818,771	$2,433,278	$5,878,829	$15.77

Occupancy %	N/A	42.4%	88.7%	88.7%(5)	88.9%
NOI DSCR(6)	N/A	0.44x	0.26x	0.77x	2.01x
NCF DSCR(6)	N/A	0.44x	0.26x	0.77x	1.86x
NOI Debt Yield(7)	N/A	2.2%	1.3%	3.8%	9.9%
NCF Debt Yield(7)	N/A	2.2%	1.3%	3.8%	9.2%

(1)	The Center 78 Property underwent an extensive $43.0 million renovation ($115 PSF) from 2012 to 2014 and as such, historical financial information is unavailable.

(2)	UW Gross Potential Rent is underwritten based on the June 22, 2017 rent roll and includes rent steps of $58,725 through July 2018 and rent averaging through the lease term for Fiserv and Continental Casualty Co. totaling $107,668.

(3)	Continental Casualty Co. and GSK received respectively nine months and twelve months of free rent.

(4)	The increase in 5/31/2017 TTM Net Operating Income from 2016 Net Operating Income and 2015 Net Operating Income is primarily because the Center 78 Property was undergoing lease-up after the most recent renovation.

(5)	5/31/2017 TTM Occupancy % is as of the underwritten rent roll dated June 22, 2017.

(6)	The NOI DSCR and NCF DSCR presented above are calculated based on the aggregate debt service payable on the Center 78 Senior Loan for the 12-month period commencing September 2022 as set forth in the non-standard amortization and interest rate schedule set forth in Annex F to the Preliminary Prospectus. The NOI DSCR based on the aggregate debt service payable on the Center 78 Senior Loan for the 12-month period commencing September 2017 is 0.52x, 0.31x, 0.92x and 2.40x for 2015, 2016, 5/31/2017 TTM and UW, respectively. The NCF DSCR based on the aggregate debt service payable on the Center 78 Senior Loan for the 12-month period commencing September 2017 is 0.52x, 0.31x, 0.92x and 2.22x for 2015, 2016, 5/31/2017 TTM and UW, respectively.

(7)	Debt yields are based on the Center 78 Senior Loan.

Escrows and Reserves. At origination, the Center 78 Borrower deposited $55,238 upfront in escrow for annual real estate taxes, $56,892 upfront in escrow for annual insurance premiums, $7,975 upfront in escrow for deferred maintenance and $700,000 upfront for tenant improvements and leasing commissions.

On a monthly basis, the Center 78 Borrower is required to escrow (i) 1/12 of annual estimated tax payments, currently equal to $55,238, (ii) 1/12 of annual estimated insurance premiums, currently equal to $5,172, (iii) $8,075 for a replacement reserve and (iv) $31,056 for tenant improvements and leasing commissions.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Center 78 Whole Loan. The Center 78 Whole Loan has in place cash management. The Center 78 Whole Loan requires all rents to be transmitted directly into a lockbox account controlled by the lender (including, without limitation, by sending tenant direction letters to all tenants at origination/new lease execution). All funds in the lockbox account are required to be swept on each business day to a cash management account controlled by the lender, and applied and disbursed in accordance with the Center 78 Whole Loan documents. If a Cash Trap Period (as defined below) is occurring, excess cash will be held as additional security for the Center 78 Whole Loan. Upon the termination of any Cash Trap Period, excess cash will no longer be held by the lender and, provided that no event of default has occurred and is continuing, all amounts then on deposit in the cash collateral reserve account will be disbursed to the Center 78 Borrower.

A “Cash Trap Period” will commence upon: (i) an event of default under the Center 78 Whole Loan documents; (ii) the failure by the Center 78 Borrower, after the end of a calendar quarter, to maintain a debt service coverage ratio of at least 1.20x (provided that the Center 78 Borrower has the right, up to two times during the term of the Center 78 Whole Loan (not to exceed one time in any consecutive 12 month period) to avoid a Cash Trap Period under this clause (ii) by posting with the lender cash collateral in an amount that, if used to partially prepay the Center 78 Whole Loan, would be sufficient to achieve a debt service coverage ratio of 1.25x, which cash collateral shall be released to the Center 78 Borrower upon satisfaction of the requirements of clause (x) below); (iii) a Primary Tenant Sweep Period (as defined below); or (iv) a mezzanine loan default; and will end (w) with respect to clause (i) above, if the lender has accepted a cure of such event of default; (x) with respect to clause (ii) above, if for six consecutive calendar months since the commencement of the existing Cash Trap Period (A) no event of default under the Center 78 Whole Loan documents has occurred, (B) no event that constitutes another Cash Trap Period has occurred, and (C) the debt service coverage ratio is at least equal to 1.25x; (y) with respect to clause (iii) above, a Primary Tenant Sweep Period has terminated and no event that triggers another Cash Trap Period has occurred; (z) and with respect to clause (iv) above, a mezzanine loan default revocation notice has been received by the lender. Notwithstanding the foregoing, a Cash Trap Period shall not be deemed to expire in the event a Cash Trap Period then exists for any other reason.

A “Primary Tenant Sweep Period” (A) will commence (i) (x) the termination of any Primary Tenant Lease or (y) the receipt by the Center 78 Borrower of a notice to terminate any Primary Tenant Lease; (ii) any Primary Tenant becoming the subject of a bankruptcy action; (iii) GSK “going dark” in the GSK

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

118

184 Liberty Corner Road Warren, NJ 07059	Collateral Asset Summary – Loan No. 10 Center 78	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,000,000 67.4% 1.86x 9.9%

premises (provided, however, that such Primary Tenant Sweep Period will not be deemed to have commenced until the date that is 24 months prior to the then-current expiration date of the GSK lease); (iv) the occurrence of any monetary or material non-monetary default under any Primary Tenant Lease; (v) the earlier of (x) the date by which GSK is required to exercise its then-current extension option under the GSK lease or (y) the date that is 18 months prior to the then-current expiration date of the GSK lease (whether during the initial term or any extension term thereof) (unless either (I) the GSK lease has been extended pursuant to the five year extension option provided for therein or (II) the Center 78 Borrower shall have deposited with the lender funds in an amount equal to the GSK Lease Expiration Cap Amount (as defined below)); or (vi) the earlier of (x) the date by which EMC is required to exercise its then-current extension option under the EMC lease or (y) the date that is 12 months prior to the then-current expiration date of the EMC lease (whether during the initial term or any extension term thereof) (unless either (I) the EMC lease has been extended (a) during the initial term of the EMC lease, pursuant to the five year extension option provided for therein or (b) during the extension term of the EMC lease, with a term that expires no earlier than three years after the maturity date of the Center 78 Whole Loan or (II) the Center 78 Borrower shall have deposited with the lender funds in an amount equal to the EMC Lease Expiration Cap Amount (as defined below)); and (B) will end upon: (i) the occurrence of a Primary Tenant Replacement Event with respect to the applicable Primary Tenant Lease; (ii) in the case of a Primary Tenant Sweep Period triggered by an event described in subclause (A)(i)(y) above only, receipt by the Center 78 Borrower of a written revocation of such notice to terminate by the applicable Primary Tenant and reaffirmation of such Primary Tenant Lease; (iii) in the case of a Primary Tenant Sweep Period triggered by an event described in subclause (A)(ii) above only, the dismissal of such bankruptcy action and the affirmance of the applicable Primary Tenant Lease; (iv) in the case of a Primary Tenant Sweep Period triggered by an event described in subclause (A)(iii) above only, GSK re-opening for business in all or substantially all of the GSK premises for a continuous period of not less than three months; (v) in the case of a Primary Tenant Sweep Period triggered by an event described in subclause (A)(iv) above only, the cure of such monetary or material non-monetary default; (vi) in the case of a Primary Tenant Sweep Period triggered solely by an event described in subclause (A)(v) above, the date on which the aggregate amount of all sums deposited into the Primary Tenant reserve subaccount in accordance with Center 78 Whole Loan documents will be equal to or greater than $5,896,440 (the “GSK Lease Expiration Cap Amount”); (vii) in the case of a Primary Tenant Sweep Period triggered solely by an event described in subclause (A)(vi) above, the date on which the aggregate amount of all sums deposited into the Primary Tenant reserve subaccount in accordance with Center 78 Whole Loan documents will be equal to or greater than $2,450,490 (the “EMC Lease Expiration Cap Amount”); or (viii) in the case of a Primary Tenant Sweep Period triggered solely by both an event described in subclauses (A)(v) and (A)(vi) above, the date on which the aggregate amount of all sums deposited into the Primary Tenant reserve subaccount in accordance with Center 78 Whole Loan documents will be equal to or greater than the sum of the GSK Lease Expiration Cap Amount and the EMC Lease Expiration Cap Amount. Notwithstanding the foregoing, a Primary Tenant Sweep Period will not be deemed to expire in the event a Primary Tenant Sweep Period then exists for any other reason.

A “Primary Tenant” means (i) initially, GSK as tenant under the GSK lease, and thereafter, any acceptable replacement tenant(s) thereof occupying all or substantially all of the GSK premises, and/or (ii) initially, EMC as tenant under the EMC lease, and thereafter, any acceptable replacement tenant(s) thereof occupying all or substantially all of the EMC premises.

A “Primary Tenant Lease” means (i) initially, the GSK lease, and thereafter, the lease of any acceptable replacement tenant occupying all or substantially all of the GSK premises and/or (ii) initially the EMC lease, and thereafter, the lease of any acceptable replacement tenant occupying all or substantially all of the EMC premises.

A “Primary Tenant Replacement Event” means, with respect to any Primary Tenant Lease, the termination of such Primary Tenant Lease and the Center 78 Borrower entering into one or more new leases for all of the applicable Primary Tenant premises with acceptable replacement tenant(s) and upon such terms and conditions as are reasonably acceptable to the lender in all respects.

Additional Secured Indebtedness (not including trade debts). In addition to the Center 78 Mortgage Loan, the Center 78 Property is also security for the pari passu Note A-1, in the original principal amount of $35,863,277 and the Center 78 Subordinate Companion Loan, in the original principal amount of $4,936,723. Note A-1 accrues interest at the same rate as the Center 78 Mortgage Loan, as described in the schedule set forth in Annex F to the Preliminary Prospectus, and is entitled to payments on a pro rata and pari passu basis with the Center 78 Mortgage Loan. The Center 78 Subordinate Companion Loan has an outstanding principal balance as of the cut-off date of $4,936,723 and accrues interest as described in the non-standard payment schedule set forth in Annex F to the Preliminary Prospectus. The Center 78 Subordinate Companion Loan has an initial interest rate of 10.706172% and is subordinate to each of the Center 78 Mortgage Loan and the Note A-1. The holders of the Center 78 Mortgage Loan, the Note A-1 and the Center 78 Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Center 78 Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan. The “Center 78 Mezzanine Loan” refers to a loan in the original principal amount of $11,900,000 made to 184 Mezz Holdings, LLC by Natixis, secured by 100% of the direct or indirect equity interest in the Center 78 Borrower, which was originated simultaneously with the Center 78 Whole Loan. The Center 78 Mezzanine Loan and the Center 78 Whole Loan are subject to an intercreditor agreement between the Center 78 Mezzanine Loan lender and the Center 78 Whole Loan lender. The Center Mezzanine Loan may be transferred at any time subject to requirements and limitations set forth in the related mezzanine intercreditor agreement.

The following table presents certain information relating to the Center 78 Mezzanine Loan:

Mezzanine Debt Summary
Mezzanine Debt Cut-off Date Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
$11,900,000	10.50%	120	360	60	1.08x	7.9%	85.1%

Release of Property. Not permitted.

Partial Defeasance. The Center 78 Borrower has the right to partially defease one or more portions of the principal balance of the Center 78 Whole Loan on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) August 9, 2021. Any such partial defeasance will be applied first on a pro rata and pari passu basis to the Center 78 Senior Loan until the Center 78 Senior Loan has been defeased in full, and then to the Center 78 Subordinate Companion Loan.

Terrorism Insurance. The Center 78 Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

119

184 Liberty Corner Road Warren, NJ 07059	Collateral Asset Summary – Loan No. 10 Center 78	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,000,000 67.4% 1.86x 9.9%

Center 78
184 Liberty Corner Road
Warren, NJ 07059
Morristown
Washington's Headquarters Museum
Honeywell
Morristown Memorial Hospital
Mendham Rd
Mountain Ave
Mendham
Mendham Golf Course
Morristown Natl. Historical Park
Spring Brook Country Club
Corey Ln
Wick Farm and Garden
Jockey Hollow Visitors Center
New Vernon
Glen Alpin Rd
Blue Mill Rd
Roxiticus Golf Club
Mendham Rd
Morris County
Loantaka Park
Lees Hill Rd
Bernardsville
Verizon
Somerset Hills Country Club
Basking Ridge
Great Swamp National Wildlife Refuge
Bernardsville
Basking Ridge
Lord Stirling Park
Maple Ave
Mount Airy Rd
Hamilton Farm Golf Club
Far Hills
NJ Transit
Meyersville Rd
Lyons
River Rd
Lyons
Gillette
Far Hills
Lyons Rd
Millington
Gladstone Line
Stirling
Berkeley Heights
Lamington
Lamington Rd
US Golf Association
VA New Jersey Health Care - Lyons Campus
Jacobus Vanderveer House
Bernards
Valley Rd
Newark Intl. Airport 17 miles
New Jersey National Golf Club
Mindtree
Virgin Mobile, Roka Bioscience
Passaic River County Park
Center for Contemporary Arts
Verizon Lab
Ipsen
Matheson
EMC Corp., Bellerophon Therapeutics
Fiddlers Elbow Country Club
Burnt Mills Rd
HCL America, Inc.
LifeCell Corp.
Barnes & Noble College (Corporate Office)
Chubb Group of Insurance Companies
Citi Warren Complex
Mt. Bethel Rd
Watchung
Sanofi-Aventis
Somerset Airport
Branchburg Township
Country Club Rd
Papen Rd
Washington Valley Rd
Martinsville Rd
Twin Brooks Country Club
Warren
Mountain Blvd
North Plainfield
Fox Hollow Golf Club
Raritan Valley Community College
Somerset County
King George Rd
Warrenbrook Golf Course
Easton Tpke
Meadow Rd
Bridgewater
Plainfield
Green Knoll Golf Course
NJ Transit
Garretson Rd
Foothill Rd
Newmans Ln
Solberg-Hunterdon Airport
North Branch
Washington Valley Park
Dunellen
Bridgewater Commons
Dunellen
North Branch Park
Bridgewater Towne Center
Bound Brook Rd
Raritan
Somerville
Middlesex
Raritan Valley Line
William St
Old York Rd
Somerset Med. Ctr.
Union Ave
Bound Brook
Raritan
Middlesex County
North Branch
Main St
Washington Ave
Somerville
Old York Rd
Bridgewater
Bound Brook
Duke Island Park
Manville
Piscataway
Weston Canal Rd
Campbell Rd
Elizabeth Ave
Morris Ave
River Rd
Easton Ave
Central Jersey Regional Airport
Rutgers University
Triangle Rd
Cedar Grove Ln
Hillsborough Promenade
Royce Brook Golf Club
Colonial Park
Somerset
High Point Solutions Stadium
New York
Port Jervis
Monroe
Peekskill
Vernon Twp.
New City
White Plains
Franklin
Ringwood
Ramsey
Newton
Kinnelon
Paramus
East Stroudsburg
Wayne
Hopatcong
Paterson
Yonkers
Fort Lee
Dover
Passaic
Morristown
Mendham
Newark
New York City
Washington
Basking Ridge
Easton
Phillipsburg
Warren
Elizabeth
Jersey City
Plainfield
Bridgewater Twp.
Edison
Flemington
New Brunswick
New Jersey
Atlantic Ocean
East Brunswick
Lambertville
Princeton
Old Bridge
Plainsboro
Long Branch
Doylestown
Eatontown
Lansdale
Trenton
Freehold
Penn.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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121

2476 East Swedesford Road and 1000 Cedar Hollow Road Malvern, Pennsylvania 19355	Collateral Asset Summary – Loan No. 11 Great Valley Commerce Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,750,000 67.0% 1.66x 11.5%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Malvern, PA 19355
				General Property Type:	Office
Original Balance(1):	$27,750,000			Detailed Property Type:	Suburban
Cut-off Date Balance(1):	$27,750,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.9%			Year Built/Renovated:	1968, 1975, 1978/2010-2011
Loan Purpose:	Acquisition			Size:	356,223 SF
Borrower Sponsor:	Robert A. Connell			Cut-off Date Balance per SF(1):	$138
Mortgage Rate:	4.4800%			Maturity Date Balance per SF(1):	$112
Note Date:	7/25/2017			Property Manager:	Apex Financial Advisors, Inc. (borrower-related)
First Payment Date:	9/1/2017
Maturity Date:	8/1/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI(3):	$5,652,643
Seasoning:	0 months			UW NOI Debt Yield(1):	11.5%
Prepayment Provisions(2):	LO (24); DEF (93); O (3)			UW NOI Debt Yield at Maturity(1):	14.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	1.66x
Additional Debt Type(1):	Pari Passu/Mezzanine			Most Recent NOI:	$5,845,795 (3/31/2017 TTM)
Additional Debt Balance(1):	$21,525,000/$5,000,000			2nd Most Recent NOI:	$5,765,136 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$5,256,118 (12/31/2015)
Reserves				Most Recent Occupancy:	100.0% (5/18/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	95.5% (12/31/2016)
RE Tax:	$0	$60,505	N/A	3rd Most Recent Occupancy:	95.5% (12/31/2015)
Insurance:	$18,917	$6,306	N/A	Appraised Value (as of):	$73,500,000 (5/16/2017)
Replacements:	$7,407	$7,407	$266,643	Cut-off Date LTV Ratio(1):	67.0%
TI/LC(3):	$44,528	$44,528	$1,603,004	Maturity Date LTV Ratio(1):	54.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$49,275,000	65.8%	Purchase Price:	$73,000,000	97.5%
Mezzanine Loan(1):	$5,000,000	6.7%	Reserves:	$70,852	0.1%
Borrower Equity:	$20,626,537	27.5%	Closing Costs:	$1,830,685	2.4%
Total Sources:	$74,901,537	100.0%	Total Uses:	$74,901,537	100.0%

(1)	The Great Valley Commerce Center Mortgage Loan is part of the Great Valley Commerce Center Whole Loan, which is comprised of two pari passu promissory notes with an aggregate original principal balance of $49,275,000. The Great Valley Commerce Center Whole Loan is accompanied by the Great Valley Commerce Center Mezzanine Loan (as defined below) with an outstanding principal balance of $5,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Great Valley Commerce Center Whole Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio on the Great Valley Commerce Center Whole Loan and the Great Valley Commerce Center Mezzanine Loan are $152, $126, 10.4%, 12.6%, 1.34x, 73.8% and 61.0%, respectively.

(2)	The defeasance lockout period will be at least 24 payment dates beginning with and including the first payment date of September 1, 2017. Defeasance is permitted at any time after two years from the closing date of the securitization of the last Great Valley Commerce Center Whole Loan promissory note to be securitized.

(3)	Ongoing monthly reserves for TI/LC are capped at $1,603,004 on any date subsequent to December 31, 2020. Prior to that date, ongoing monthly reserves for TI/LC are uncapped.

The Mortgage Loan. The eleventh largest mortgage loan (the “Great Valley Commerce Center Mortgage Loan”) is part of a whole loan (the “Great Valley Commerce Center Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $49,275,000, both of which are secured by a first priority fee mortgage encumbering two office buildings totaling 356,223 SF located in Malvern, Pennsylvania (the “Great Valley Commerce Center Property”). Promissory Note A-1, in the original principal amount of $27,750,000, represents the Great Valley Commerce Center Mortgage Loan and will be included in the UBS 2017-C3 Trust. Promissory Note A-2, with an original principal amount of $21,525,000 (the “Great Valley Commerce Center Serviced Pari Passu Companion Loan”), is currently being held by KeyBank and is expected to be contributed to a future securitization trust. The Great Valley Commerce Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C3 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

122

2476 East Swedesford Road and 1000 Cedar Hollow Road Malvern, Pennsylvania 19355	Collateral Asset Summary – Loan No. 11 Great Valley Commerce Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,750,000 67.0% 1.66x 11.5%

Great Valley Commerce Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$27,750,000	$27,750,000	UBS 2017-C3	Yes
Note A-2	$21,525,000	$21,525,000	KeyBank(1)	No
Total	$49,275,000	$49,275,000

(1)	Expected to be contributed to one or more future securitization trusts.

The proceeds of the Great Valley Commerce Center Whole Loan, together with a mezzanine loan with an original principal balance of $5,000,000 (the “Great Valley Commerce Center Mezzanine Loan”) and borrower equity of $20,626,537, were used to acquire the Great Valley Commerce Center Property, fund reserves and pay closing costs.

The Borrower and the Borrower Sponsor. The borrower is GV Center, LLC (the “Great Valley Commerce Center Borrower”), a single-purpose Pennsylvania limited liability company with two independent directors. The Great Valley Commerce Center Whole Loan borrower sponsor and non-recourse carve-out guarantor is Robert A. Connell.

Robert A. Connell is the founder and CEO of Apex Financial Advisors, Inc., an independent financial and investment advisory firm for privately held businesses and high net worth individuals. Having been in commercial real estate since 1980, Mr. Connell has experience with land development as well as the ownership of mixed use and hotel properties. Mr. Connell’s current real estate portfolio consists of five properties with a value of approximately $80.9 million.

The Property. The Great Valley Commerce Center Property consists of one, 276,736 SF single-story office building (the “Swedesford Road Building”) and one, 79,487 SF two-story office building (the “Cedar Hollow Road Building”), totaling an aggregate of 356,223 SF located on a 33.4-acre site in Malvern, Pennsylvania. The Swedesford Road Building was constructed in 1968 with an addition in 1978, while the Cedar Hollow Road Building was constructed in 1975. Both buildings were extensively renovated between 2010 and 2011, including new or upgraded facades, floor to ceiling windows, sky lights, common areas and amenities, landscaping and parking lots as well as the renovation of the primary entryway. Amenities at the Great Valley Commerce Center Property include a cafeteria and fitness center located in the Swedesford Road Building. The Great Valley Commerce Center Property has 1,362 parking spaces, which provide a parking ratio of 3.82 per 1,000 SF of NRA.

Located immediately north of Route 202, the Great Valley Commerce Center Property is in close proximity to the intersection of Route 202 and Route 29, in the Malvern/Great Valley section of eastern Chester County. The Great Valley Commerce Center Property is located at the southern edge of the Great Valley Corporate Center (“GVCC”), which comprises approximately five million SF of office and flex space spread over 700 acres. According to the appraisal, the GVCC is considered the anchor of the Route 202 High-Tech Corridor with over 20,000 people currently working within its approximately 80 buildings. The GVCC includes three day care centers, multiple restaurants, a shopping center and a health club. The office park is home to companies such as Siemens, The Vanguard Group, IKON, Centocor (a subsidiary of Johnson & Johnson) and Microsoft.

As of May 18, 2017, the Great Valley Commerce Center Property is 100.0% occupied by three tenants: DaVita, Unisys Corporation and HERE Holdings, which subleases its entire space to BioTelemetry. The Great Valley Commerce Center Property has been at least 95.5% occupied since DaVita took occupancy of its original space in 2011.

Major Tenants.

DaVita (153,746 SF, 43.2% of NRA, 47.2% of underwritten base rent). Founded in 1999, DaVita Inc. (“DaVita”) is a provider of healthcare services throughout the United States and internationally, operating primarily through two divisions: DaVita Kidney Care, which delivers dialysis services to patients with chronic kidney failure and end stage renal disease, and DaVita Medical Group, which operates and manages medical groups and affiliated physician networks in seven states. DaVita utilizes its space at the Great Valley Commerce Center Property as an office location for its northeast region. In 2017, DaVita expanded its space at the Great Valley Commerce Center Property by an additional 15,991 SF, with DaVita funding the tenant improvements for the expansion. DaVita has been a tenant in the Swedesford Road Building at the Great Valley Commerce Center Property since 2011 and has a lease expiration of January 31, 2027 through two separate leases, both of which have two five-year renewal options and no termination options. DaVita has the right of first offer to lease any vacant space in the Swedesford Road Building.

Unisys Corporation (141,938 SF, 39.8% of NRA, 33.7% of underwritten base rent). Founded in 1986 as a merger between Sperry Rand and Burroughs Adding Machine Co., Unisys Corporation (“Unisys”) is a global technology company specializing in industry-focused solutions including security solutions, advanced data analytics, cloud and infrastructure services, application services, and application and server software. Unisys is traded on the New York Stock Exchange under the ticker symbol UIS. Unisys leases 122,990 SF in the Swedesford Road Building and 18,948 SF in the Cedar Hollow Road Building. Unisys has been a tenant at the Great Valley Commerce Center Property since 2008 and has a lease expiration of December 31, 2020 through two separate leases, one of which has one five-year renewal option while the other has two three-year renewal options. Neither lease provides for termination options. Under both leases Unisys has the right of first offer to lease any vacant space in the respective buildings.

HERE Holdings Inc./BioTelemetry (60,539 SF, 17.0% of NRA, 19.1% of underwritten base rent). HERE Holdings Inc. (“HERE”) provides digital mapping data and navigation and location services to car and navigation system manufacturers. HERE was acquired by German automakers BMW, Audi and Daimler from Nokia in 2015. HERE has subleased its entire space to BioTelemetry, Inc. (“BioTelemetry”) since 2013 on a lease that is coterminous with the HERE lease. BioTelemetry provides monitoring services and digital population health management, medical device manufacturing and centralized core laboratory services for clinical research. BioTelemetry utilizes the space at the Great Valley Commerce Center Property as its corporate headquarters. BioTelemetry is traded on NASDAQ under the ticker symbol BEAT. HERE has been a tenant at the Great Valley Commerce Center Property since 2010 and has a lease expiration of March 31, 2021, with two five-year renewal options and the right of first offer to lease any vacant space in the Cedar Hollow Road Building.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

123

2476 East Swedesford Road and 1000 Cedar Hollow Road Malvern, Pennsylvania 19355	Collateral Asset Summary – Loan No. 11 Great Valley Commerce Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,750,000 67.0% 1.66x 11.5%

The following table presents certain information relating to the leases at the Great Valley Commerce Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Tenants
DaVita	NR/Ba2/BB	153,746	43.2%	$2,919,637	47.2%	$18.99	1/31/2027
Unisys Corporation	NR/B2/B	141,938	39.8%	$2,086,437	33.7%	$14.70	12/31/2020
HERE Holdings Inc./BioTelemetry(4)	NR/NR/NR	60,539	17.0%	$1,181,721	19.1%	$19.52	3/31/2021
Subtotal/Wtd. Avg.		356,223	100.0%	$6,187,795	100.0%	$17.37
Vacant Space		0	0.0%	$0
Total/Wtd. Avg.		356,223	100.0%	$6,187,795

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	HERE Holdings Inc. subleases its entire space to BioTelemetry on a sublease coterminous with the HERE Holdings Inc. lease.

The following table presents certain information relating to the lease rollover schedule at the Great Valley Commerce Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	2	141,938	39.8%	39.8%	$14.70	$2,086,437	33.7%	33.7%
2021	1	60,539	17.0%	56.8%	$19.52	$1,181,721	19.1%	52.8%
2022	0	0	0.0%	56.8%	$0.00	$0	0.0%	52.8%
2023	0	0	0.0%	56.8%	$0.00	$0	0.0%	52.8%
2024	0	0	0.0%	56.8%	$0.00	$0	0.0%	52.8%
2025	0	0	0.0%	56.8%	$0.00	$0	0.0%	52.8%
2026	0	0	0.0%	56.8%	$0.00	$0	0.0%	52.8%
2027	2	153,746	43.2%	100.0%	$18.99	$2,919,637	47.2%	100.0%
2028 & Beyond	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	5	356,223	100.0%		$17.37	$6,187,795	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The Great Valley Commerce Center Property is located at 2476 East Swedesford Road and 1000 Cedar Hollow Road in Malvern, Pennsylvania within the Philadelphia-Camden-Wilmington, PA-NJ-DE-MD metropolitan statistical area (the “Philadelphia MSA”). According to the appraisal, the Philadelphia MSA is the sixth largest MSA in the United States, with a population of over 6.0 million and an approximately $335.0 billion economy. The Philadelphia MSA is largely driven by two industries, financial activities and education and health services, with a heavy concentration of educational institutions and medical research centers. The region is centrally located within the nation’s northeast corridor, with Philadelphia sitting approximately 80 miles south of New York City and 130 miles northeast of Washington D.C. The Philadelphia MSA is home to 13 Fortune 500 corporations that include Comcast, Aramark, DuPont and Lincoln National. The estimated population and average household income as of 2016 within the Philadelphia MSA are 6.07 million and $89,119, respectively.

The Great Valley Commerce Center Property’s immediate area is generally bounded by Route 29, Route 202 and the Pennsylvania Turnpike (Interstates 76 and 276), all of which provide the area with access to Philadelphia and its surrounding suburbs. Interstates 76 and 276 are six-lane east-west highways intersecting southern and central Pennsylvania between Philadelphia and New Jersey to the east and Pittsburgh, PA and Ohio to the west. Completion of improvements to Route 202 as well as the completion of the Route 30 Bypass has improved access for commuters to the area. The immediate area is surrounded by a broad mix of land uses, with significant recent development of office, industrial, retail and residential uses.

According to a third party market report, the Great Valley Commerce Center Property is located within the Philadelphia office market and the Exton/Whitelands office submarket. The Philadelphia office market consists of 23,417 properties providing approximately 420.2 million SF of total office space. Vacancy as of the second quarter of 2017 was reported at 8.5% and asking rents were $22.94 PSF. The Philadelphia office market has continued to improve over the last five years as vacancy moved from 10.7% in 2012 to 8.5% as of the second quarter of 2017, while asking rents moved from $21.01

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

124

2476 East Swedesford Road and 1000 Cedar Hollow Road Malvern, Pennsylvania 19355	Collateral Asset Summary – Loan No. 11 Great Valley Commerce Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,750,000 67.0% 1.66x 11.5%

PSF to $22.94 PSF during the same period. The Exton/Whitelands submarket consists of 633 buildings with 14.7 million SF of office space, a vacancy rate of 6.5% and asking rents of $23.06 PSF. A total of 75 Class A buildings within the Exton/Whitelands submarket contain 6.7 million SF with a vacancy rate of 4.1% and asking rents of $24.03 PSF.

The following table presents recent leasing data at competitive office buildings with respect to the Great Valley Commerce Center Property:

Comparable Office Leases
Property Name	Location	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent PSF	Lease Type
Great Valley Commerce Center Property	Malvern, PA	DaVita(1)	153,746(1)	November 2011; February 2017(1)	15.3(1)(2)	$17.53(1)	Net
1000 Chesterbrook Blvd.	Chesterbrook, PA	Envestment	59,363	July 2016; July 2017	12.0	$20.75	Net
50 Valley Stream	Malvern, PA	Savana	17,132	June 2016	7.3	$14.50	Net
2 W. Liberty Boulevard	Malvern, PA	Teva Pharmaceuticals	60,307	February 2016	3.9	$19.20	Net
2 W. Liberty Boulevard	Malvern, PA	First Priority Bank	11,775	February 2016	5.0	$17.00	Net
335-395 Phoenixville Pike	Malvern, PA	Recro Pharma	35,000	January 2016	7.0	$19.00	Net
2-30 Spring Mill Drive	Malvern, PA	VenatoRX	14,000	August 2015	5.3	$18.00	Net

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

(2)	The Lease Term (Yrs.) for the 15,991 SF space that DaVita leased beginning February 2017 is for 10 years.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Great Valley Commerce Center Property:

Cash Flow Analysis
	2014	2015	2016	3/31/2017 TTM	UW	UW PSF
Gross Potential Rent(1)	$5,292,645	$5,377,740	$5,813,849	$5,883,247	$6,187,795	$17.37
Total Recoveries	$4,072,204	$3,638,639	$3,545,550	$3,570,519	$3,869,692	$10.86
Total Other Income	$0	$10,197	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($502,874)	($1.41)
Effective Gross Income	$9,364,849	$9,026,576	$9,359,400	$9,453,766	$9,554,612	$26.82
Total Operating Expenses	$4,017,976	$3,770,458	$3,594,263	$3,607,972	$3,901,969	$10.95
Net Operating Income	$5,346,873	$5,256,118	$5,765,136	$5,845,795	$5,652,643	$15.87
Capital Expenditures	$0	$0	$0	$0	$88,884	$0.25
TI/LC	$0	$0	$0	$0	$611,237	$1.72
Net Cash Flow	$5,346,873	$5,256,118	$5,765,136	$5,845,795	$4,952,522	$13.90

Occupancy %	100.0%	95.5%	95.5%	100.0%(2)	95.0%
NOI DSCR(3)	1.79x	1.76x	1.93x	1.96x	1.89x
NCF DSCR(3)	1.79x	1.76x	1.93x	1.96x	1.66x
NOI Debt Yield(3)	10.9%	10.7%	11.7%	11.9%	11.5%
NCF Debt Yield(3)	10.9%	10.7%	11.7%	11.9%	10.1%

(1)	UW Gross Potential Rent has been underwritten based on the underwritten rent roll dated May 18, 2017 and includes rent steps of $247,718 through February 1, 2018.

(2)	3/31/2017 TTM Occupancy % is as of the underwritten rent roll dated May 18, 2017.

(3)	Debt service coverage ratios and debt yields are based on the Great Valley Commerce Center Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

125

Various	Collateral Asset Summary – Loan No. 12 IC Leased Fee Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,000,000 73.2% 1.67x 8.5%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Natixis			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Various
				General Property Type(5):	Other
Original Balance(1):	$27,000,000			Detailed Property Type(5):	Leased Fee
Cut-off Date Balance(1):	$27,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.8%			Year Built/Renovated(5):	Various/2016
Loan Purpose:	Refinance			Size:	2,133,134 SF
Borrower Sponsor:	Joseph G. Gillespie, III			Cut-off Date Balance per SF(1):	$29
Mortgage Rate:	5.0200%			Maturity Date Balance per SF(1):	$29
Note Date:	7/18/2017			Property Manager:	Self-managed
First Payment Date:	9/5/2017
Maturity Date:	8/5/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	0 months			Underwriting and Financial Information
Prepayment Provisions(2):	LO (24); DEF (93); O (3)			UW NOI:	(a) $5,305,307 (b) $15,952,089
Lockbox/Cash Mgmt Status(3):	Hard/In Place			UW NOI Debt Yield(1)(6):	(a) 8.5% (b) 25.5%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1)(6):	(a) 8.5% (b) 25.5%
Additional Debt Balance(1):	$35,465,000			UW NCF DSCR(1)(6):	(a) 1.67x (b) 4.31x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(7):	N/A
Reserves				2nd Most Recent NOI(7):	N/A
Type	Initial	Monthly	Cap	3rd Most Recent NOI(7):	N/A
RE Tax:	$0	Springing(4)	N/A	Most Recent Occupancy:	100.0% (8/1/2017)
Insurance:	$0	Springing(4)	N/A	2nd Most Recent Occupancy(7):	N/A
Deferred Maintenance:	$1,140,575	$0	N/A	3rd Most Recent Occupancy(7):	N/A
PIP Reserve:	$2,802,940	$0	N/A	Appraised Value (as of)(1)(6):	$85,300,000 (Various)
Cromwell Environmental Escrow:	$230,862	$0	N/A	Cut-off Date LTV Ratio(1)(6):	(a) 73.2% (b) 28.6%
Seasonal Reserve:	$0	Springing(4)	N/A	Maturity Date LTV Ratio(1)(6):	(a) 73.2% (b) 28.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Initial Loan Amount(1):	$62,465,000	100.0%	Loan Payoff:	$55,265,475	88.5%
			Reserves:	$4,174,377	6.7%
			Closing Costs:	$3,025,148	4.8%
Total Sources:	$62,465,000	100.0%	Total Uses:	$62,465,000	100.0%

(1)	The IC Leased Fee Hotel Portfolio Mortgage Loan is part of the IC Leased Fee Hotel Portfolio Whole Loan, which is comprised of four pari passu promissory notes with an aggregate original funded outstanding principal balance $62,465,000 and, subject to the satisfaction of the future funding conditions set forth in the loan documents, may have a maximum aggregate principal balance of $77,345,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the funded aggregate original principal balance of the promissory notes comprising the IC Leased Fee Hotel Portfolio Whole Loan. The Cut-off Date Balance per SF, UW NOI Debt Yield, UW NCF DSCR, the Cut-off Date LTV Ratio, and “look-through” Cut-off Date LTV Ratio assuming the fully funded aggregate principal balance of the IC Leased Fee Hotel Portfolio Whole Loan and addition of the eighth Villa Roma Property (as defined below) would be $3.44, 8.0%, 1.58x, 77.5% and 29.7%.

(2)	The lockout period will be at least 24 payment dates beginning with and including the first payment date of September 5, 2017. Defeasance of all or a portion of the Leased Fee Hotel Portfolio Whole Loan is permitted after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) July 18, 2021 (“Lockout Period”). From and after the termination of the Lockout Period, the IC Leased Fee Hotel Portfolio Borrowers may obtain the release of an individual property or properties from the lien of the IC Leased Fee Hotel Portfolio Whole Loan subject to, among other terms and conditions: (i) no event of default has occurred and is continuing, (ii) after release, the remaining collateral has a DSCR no less than the greater of (a) 1.33x and (b) the DSCR in place immediately prior to the release, (iii) after release the combined LTV ratio does not exceed the lesser of (a) 130.0% and (b) the LTV ratio in place prior immediately the release, and (iv) payment of an amount equal to the greater of (a) 100% of the allocated net proceeds for such individual Mortgaged Property and (b) 130% of the allocated loan amount for such individual Mortgaged Property being released.

(3)	The IC Leased Fee Hotel Portfolio Whole Loan is structured with springing cash management. The cash management period will commence upon (i) an event of default; (ii) a default by the IC Leased Fee Hotel Portfolio Borrowers or the Ground Tenant under the ground lease beyond any applicable notice or cure period; (iii) the failure by the Ground Tenant, after the end of a calendar quarter, to maintain the ground rent coverage ratio of at least 1.15x; or (iv) the IC Leased Fee Hotel Portfolio Borrowers are required to deposit all excess cash to the PIP reserve subaccount pursuant to the terms of the loan agreement which deposits are required as of the date of the loan agreement. The IC Leased Fee Hotel Portfolio Whole Loan is currently in cash management period because all excess cash are required to be deposit in to PIP reserve subaccount.

(4)	Ongoing tax and insurance reserves are not required if, among other terms and conditions, the ground leases remain in full force and effect and the IC Leased Fee Hotel Portfolio Borrowers provide evidence as required by the lender that the Ground Tenants have provided timely payment of all property taxes and insurance premiums. After the completion of all required PIP renovations, on each payment date occurring in March through December, the IC Leased Fee Hotel Portfolio Borrowers are required to deposit $83,000 in the seasonality reserve.

(5)	The IC Leased Fee Hotel Portfolio Whole Loan is secured by the land under seven hotels totaling 2,133,134 SF and each is encumbered by a ground lease with the related borrower as the ground lessor. The improvements are not collateral for the IC Leased Fee Hotel Portfolio Mortgage Loan other than the IC Leased Fee Hotel Portfolio Borrowers’ reversionary interest therein. Certain property information such as Year Built/Renovated relates to the Non-Collateral Improvements (defined below) and is for informational purposes only. The “look-through” to the Non-Collateral Improvements including the Villa Roma Property UW NOI, UW NOI Debt Yield, UW NCF DSCR based on the fully funded aggregate principal balance of the IC Leased Fee Hotel Portfolio Whole Loan would be $18,574,349, 24.0% and 3.97x.

(6)	Underwriting and Financial Information is based on (a) the average annual ground lease payment due under the ground lease during the loan term described below under “The Properties,” and (b) the “look-through” to the Non-Collateral Improvements as described below under “Operating History and Underwritten Net Cash Flow”. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are based on (a) the aggregate appraised values of the IC Leased Fee Hotel Portfolio totaling $85,300,000 and including the Villa Roma Property, $99,800,000, and (b) the aggregate appraised value of the IC Leased Fee Hotel Portfolio and the Non-Collateral Improvements, totaling $218,750,000 and including the Villa Roma Property, $260,450,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

126

Various	Collateral Asset Summary – Loan No. 12 IC Leased Fee Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,000,000 73.2% 1.67x 8.5%

(7)	Historical NOI and occupancy data are not available as the new ground leases are each dated July 18, 2017; however, certain historical operating information and occupancy data related to the Non-Collateral Improvements is available. See “Operating History and Underwritten Net Cash Flow” below for further details.

The Mortgage Loan. The twelfth largest mortgage loan (the “IC Leased Fee Hotel Portfolio Mortgage Loan”) is part of a whole loan (the “IC Leased Fee Hotel Portfolio Whole Loan”) that is evidenced by four pari passu promissory notes secured by a first priority fee mortgage encumbering the land under seven full service hotels totaling 2,133,134 SF (the “IC Leased Fee Hotel Portfolio”), consisting of six Radisson hotels located in Albany, New York, Appleton, Wisconsin, Billings, Montana, Cheyenne, Wyoming, Cromwell, Connecticut, and High Point, North Carolina, and one independent hotel located in St. Louis, Missouri (each a “Property” and collectively, the “IC Leased Fee Hotel Portfolio Properties”).

The IC Leased Fee Hotel Portfolio Whole Loan has an aggregate original funded principal balance of $62,465,000 and, subject to the satisfaction of the future funding conditions set forth in the loan documents, may have a maximum principal balance of $77,345,000. Note A-3 is currently unfunded; however, at any time prior to August 12, 2017, the lender may, in its sole and absolute discretion, advance an additional amount of up to $14,880,000 provided no event of default then exists and upon satisfaction of certain conditions, including but not limited to: (i) the execution and delivery of amendments to the loan documents in such form as the lender may approve; (ii) adding the Villa Roma Resort property located in Callicoon, New York (the “Villa Roma Property”) as additional collateral for the IC Leased Fee Hotel Portfolio Whole Loan by the execution and delivery of a first in priority mortgage in favor of the lender that encumbers the Villa Roma Property; (iii) the receipt by the lender at the IC Leased Fee Hotel Portfolio Borrowers’ expense of a title insurance policy wholly acceptable to the lender which insures the interests of the lender created by the Villa Roma Property mortgage as a first in priority security interest in the Villa Roma Property and containing such exceptions as may be approved and such endorsements as may be required by the lender. The obligation to fund Note A-3 will be the sole responsibility of the holder of Note A-3 (currently Natixis Real Estate Capital LLC), and will not be the responsibility of the trust. Note A-4, with a principal balance of $27,000,000, represents the IC Leased Fee Hotel Portfolio Mortgage Loan and will be included in the UBS 2017-C3 Trust. The non-controlling Note A-1 is expected to be contributed to the UBS 2017-C2 Trust. The non-controlling Notes A-2 and Note A-3, with an aggregate original funded principal balance of $11,465,000, are currently held by Natixis Real Estate Capital LLC, and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The IC Leased Fee Hotel Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C3 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

IC Leased Fee Hotel Portfolio Whole Loan Summary
Note	Original Balance	Funded	Anticipated Note Holder	Controlling Piece
A-1	$24,000,000	Yes	UBS 2017-C2	No
A-2	$11,465,000	Yes	Natixis	No
A-3	$14,880,000(1)	No	Natixis	No
A-4	$27,000,000	Yes	UBS 2017-C3	Yes
Total	$77,345,000

(1)	Note A-3 has a principal balance as of the Cut-off Date of $0 but may increase up to $14,880,000 subject to certain conditions in the IC Leased Fee Hotel Portfolio Whole Loan documents.

The proceeds of the IC Leased Fee Hotel Portfolio Whole Loan were used to refinance a previous loan of approximately $55.3 million, fund reserves and pay closing costs. In connection with the acquisition of the Villa Roma Property, the IC Leased Fee Hotel Portfolio Whole Loan will increase to an amount up its maximum balance of $77,345,000.

The Borrowers and the Borrower Sponsor. The borrowers consist of seven single-purpose Delaware limited liability companies, each structured to be bankruptcy remote, with two independent directors in its organizational structure (collectively, the “IC Leased Fee Hotel Portfolio Borrowers”). The borrower sponsor and nonrecourse carve-out guarantor of the IC Leased Fee Hotel Portfolio Mortgage Loan is Joseph G. Gillespie, III. Mr. Gillespie is the co-founder and CEO of Inner Circle. Inner Circle is a full-service real estate investment company that specializes in the acquisition, financing, and management of distressed hotel & resort assets. Mr. Gillespie has experience in all phases of hospitality-related real estate investment with substantial transactional experience. Mr. Gillespie has been responsible for the acquisition of 135 hotels with 93 as a major principal. Mr. Gillespie has been responsible for the financing of over $3.5 billion in real estate. Mr. Gillespie reports a net worth (including the assets currently being financed) of approximately $153.9 million and liquidity of approximately $4.3 million as of April 10, 2017.

The Properties. The IC Leased Fee Hotel Portfolio Whole Loan is secured by the land totaling 2,133,134 SF under seven full service hotels totaling 2,168 rooms in hospitality properties located across seven states. Each IC Leased Fee Hotel Portfolio Property is encumbered by a 99-year term ground lease dated July 18, 2017, between the related borrower, as ground lessor and the related ground tenant (individually, a “Ground Tenant” or together, the “Ground Tenants”). Each Ground Tenant own the improvements located at its respective IC Leased Fee Hotel Portfolio Property (collectively, the “Non-Collateral Improvements”) and only the IC Leased Fee Hotel Portfolio Borrowers’ reversionary interest therein serves as collateral for the IC Leased Fee Hotel Portfolio Whole Loan. The Ground Tenants pay ground rent totaling an initial amount of $4,627,848, annually, on an absolute net basis, subject to 3.0% annual increase. The IC Leased Fee Hotel Portfolio Borrowers are affiliates of the Ground Tenants.

The Non-Collateral Improvements consists of six Radisson hotels located in Albany, New York, Appleton, Wisconsin, Billings, Montana, Cheyenne, Wyoming, Cromwell, Connecticut, and High Point, North Carolina, and one independent hotel located in St. Louis, Missouri. Six of the seven hotels were acquired in 2015 of which four were rebranded to Radisson Hotels. All the hotels are located either within a central business district, airport location or near key demand generators. All the hotels offer a full-service product that includes a selection of room types, meeting space, restaurant, swimming pool and fitness center. The hotels offer 154,385 SF of meeting space with the Appleton and Billings assets offering over 82,000 SF of conference and meeting space. The hotel in St. Louis, which is a 5-minute walk from the Gateway Arch that receives over 4 million visitors annually, is operated as a Crowne Plaza until the first quarter of 2017 when it was converted into an independent hotel. The borrower sponsor, who owns another independent hotel in the St. Louis central business district that they previously de-flagged, wanted to maximize the revenue potential of this asset and has started conversion of the 440 room hotel into a 152-room independent hotel with an additional 288 multifamily rentals and commercial space on the ground and lower three floors in the adjacent 3-story building. The borrower sponsor has invested to date, approximately $5.5 million on capital improvements and plans to spend an additional $5.9 million in 2017 in Non-Collateral Improvements (in addition to the redevelopment of the St. Louis asset). Five of the six Radisson hotels currently have quality assurance reports with below passing scores. The IC Leased Fee Hotel Portfolio Whole Loan is structured with both full recourse to the borrower sponsor, Joseph G. Gillespie, III, as well as a cash flow sweep until all outstanding PIP work is complete and all quality assurance reports have passing scores.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

127

Various	Collateral Asset Summary – Loan No. 12 IC Leased Fee Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,000,000 73.2% 1.67x 8.5%

More specific information about the Non-Collateral Improvements and the related competitive set is set forth in the following tables:

Historical Occupancy, ADR, RevPAR(1)
Year	Non-Collateral Improvements			Competitive Set			Penetration Factor
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014	56.8%	$99.05	$55.64	63.1%	$115.04	$72.64	89.9%	86.1%	76.6%
2015	53.6%	$101.88	$54.66	61.8%	$117.54	$72.68	86.7%	86.7%	75.2%
2016	49.8%	$95.31	$47.60	61.9%	$118.83	$73.56	80.5%	80.2%	64.7%
4/30/2017 TTM(2)	49.7%	$95.34	$47.45	61.4%	$119.48	$73.36	81.0%	79.8%	64.7%

(1)	Competitive Set data for each individual property provided from a third party hospitality research report.

(2)	Most recent TTM for the City Place Downtown St. Louis property is February 2017, as it underwent renovations and was not operating during renovations.

IC Leased Fee Hotel Portfolio and Non Collateral Improvements Summary
Property Name	City / State	SF (Land)	Rooms	Year Built / Renovated	Allocated Loan Amount	%	Appraised Value(1)	UW NCF	%	TTM Occupancy	TTM RevPAR Penetration
Radisson Paper Valley	Appleton, WI	124,146	388	1982 / 2016	$16,092,500	25.8%	$27,100,000	$1,684,326	31.7%	64.0%	97.5%
City Place Downtown St. Louis	St. Louis, MO	94,090	440	1965 / 2016	$15,757,500	25.2%	$21,400,000	$1,331,220	25.1%	47.5%	60.8%
Radisson Albany	Albany, NY	552,776	312	1975 / 2016	$8,400,000	13.4%	$10,900,000	$679,432	12.8%	52.4%	60.8%
Radisson Cromwell	Cromwell, CT	393,782	215	1968 / 2016	$6,720,000	10.8%	$7,400,000	$458,696	8.6%	45.3%	62.7%
Radisson Cheyenne	Cheyenne, WY	307,534	245	1981 / 2016	$6,655,000	10.7%	$6,700,000	$418,214	7.9%	53.6%	78.3%
Radisson High Point	High Point, NC	65,776	252	1983 / 2016	$5,840,000	9.3%	$8,400,000	$523,777	9.9%	38.0%	55.5%
Radisson Billings	Billings, MT	595,030	316	1972 / 2016	$3,000,000	4.8%	$3,400,000	$209,643	4.0%	38.7%	49.3%
Total / Weighted Average		2,133,134	2,168		$62,465,000	100.0%	$85,300,000	$5,305,307	100.0%	49.7%	64.7%

Villa Roma Property(2)	Callicoon, NY	20,360,380	140	1969-2008 / 2015	$14,880,000		$14,500,000	$903,115		58.1%	69.1%
Total / Weighted Average		22,493,514	2,308		$77,345,000		$99,800,000	$6,208,422		50.5%	63.9%

(1)	As of the appraisal dated from March 22, 2017 to April 5, 2017. The aggregate appraised value of the IC Leased Fee Hotel Portfolio and the Non-Collateral Improvements is $218,750,000 and including the Villa Roma Property, $260,450,000.

(2)	The Villa Roma Property displays March 2017 TTM Occupancy and 2016 RevPAR Penetration. 2016 RevPAR Penetration is the most recent data available, as provided in the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

128

Various	Collateral Asset Summary – Loan No. 12 IC Leased Fee Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,000,000 73.2% 1.67x 8.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating results of the Non-Collateral Improvements and the underwritten net cash flow at the IC Leased Fee Hotel Portfolio.

Cash Flow Analysis of the Non-Collateral Improvements(1)
	Fee Simple 2016	Fee Simple 4/30/2017 TTM	UW “Look-Through” to the Non-Collateral Improvements (2)	Fully Funded UW “Look-Through” to the Non-Collateral Improvements(2)	In Place Contractual Ground Rent(3)	UW(3)	Fully Funded UW(4)	UW per SF
Occupancy	49.8%	49.7%	49.8%	50.5%	N/A	N/A	N/A	N/A
ADR	$95.31	$95.34	$95.34	$98.94	N/A	N/A	N/A	N/A
RevPAR	$47.60	$47.45	$47.43	$50.01	N/A	N/A	N/A	N/A

Rooms Revenue	$37,672,029	$37,525,994	$37,535,577	$42,127,342	$4,627,848	$5,305,307	$6,208,422	$2.49
Food & Beverage	$17,013,843	$16,791,712	$16,793,565	$22,569,768	$0	$0	$0	$0.00
Other Income	$1,811,480	$1,854,459	$1,822,549	$8,530,760	$0	$0	$0	$0.00
Total Revenue	$56,497,352	$56,172,165	$56,151,691	$73,227,870	$4,627,848	$5,305,307	$6,208,422	$2.49
Total Expenses	$39,258,695	$40,478,969	$40,199,602	$54,653,521	$0	$0	$0	$0.00
Net Op. Income	$17,238,657	$15,693,196	$15,952,089	$18,574,349	$4,627,848	$5,305,307	$6,208,422	$2.49
FF&E	$2,259,894	$2,246,887	$2,246,068	$2,929,115	$0	$0	$0	$0.00
Net Cash Flow	$14,978,763	$13,446,309	$13,706,021	$15,645,234	$4,627,848	$5,305,307	$6,208,422	$2.49

NOI DSCR(5)	5.42x	4.94x	5.02x	4.72x(6)	1.46x	1.67x	1.58x(6)
NCF DSCR(5)	4.71x	4.23x	4.31x	3.97x(6)	1.46x	1.67x	1.58x(6)
NOI Debt Yield(5)	27.6%	25.1%	25.5%	24.0%(6)	7.4%	8.5%	8.0%(6)
NCF Debt Yield(5)	24.0%	21.5%	21.9%	20.2%(6)	7.4%	8.5%	8.0%(6)

(1)	The Non-Collateral Improvements are not collateral for the IC Leased Fee Hotel Portfolio Whole Loan (except for the reversionary interest of the IC Leased Fee Hotel Portfolio Borrowers therein). The Cash Flow Analysis table above represents historical financial results of the Non-Collateral Improvements and this historical financial data is provided for informational purposes only. The historical Occupancy numbers reflect the occupancy of the Non-Collateral Improvements. The underwritten column above reflects the underwritten cash flow and related statistics associated with the IC Leased Fee Hotel Portfolio.

(2)	The UW “Look-Through” to the Non-Collateral Improvements and Fully Funded UW “Look-Through” to the Non-Collateral Improvements are based on the fee simple historical cash flow and do not including ground rent due under the ground lease.

(3)	The initial contractual annual ground rent payment is $4,627,848 on an absolute net basis, subject to 3.0% annual increase. The UW cash flow represents the average ground rent payable to the IC Leased Fee Hotel Portfolio Borrowers during the IC Leased Fee Hotel Portfolio Whole Loan term.

(4)	The Fully Funded UW cash flow represents the average ground rent payable to the IC Leased Fee Hotel Portfolio Borrowers including the Villa Roma Property during the IC Leased Fee Hotel Portfolio Whole Loan term. The initial contractual annual rent payment is $5,415,640 on an absolute net basis, subject to 3.0% annual increases.

(5)	Debt service coverage ratios and debt yields are based on the IC Leased Fee Hotel Portfolio Whole Loan, unless otherwise noted, as of the Cut-off Date.

(6)	Based on the maximum principal balance of the IC Leased Fee Hotel Portfolio Whole Loan, assuming that Note A-3 is fully funded.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

129

11400-11800 South Bangerter Highway South Jordan, UT 84065	Collateral Asset Summary – Loan No. 13 The District	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 61.5% 1.34x 8.7%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	South Jordan, UT
Original Balance(1):	$25,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$25,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	3.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2006-2014/N/A
Borrower Sponsors:	The Boyer Company, L.C.; Gardner Property Holdings, L.C.; Arbor Commercial Real Estate L.L.C.
				Size:	612,102 SF
				Cut-off Date Balance per SF(1):	$131
Mortgage Rate:	4.5862%			Maturity Date Balance per SF(1):	$106
Note Date:	8/4/2017			Property Manager:	The Boyer Company, L.C. (borrower-related)
First Payment Date:	9/6/2017
Maturity Date:	8/6/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	0 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI:	$6,989,865
Prepayment Provisions(2):	LO (24); DEF (92); O (4)			UW NOI Debt Yield(1):	8.7%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	10.8%
Additional Debt Type(1)(3):	Pari Passu			UW NCF DSCR(1):	1.34x
Additional Debt Balance(1)(3):	$55,000,000			Most Recent NOI:	$6,932,602 (6/30/2017 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$7,194,300 (12/31/2016)
Reserves				3rd Most Recent NOI:	$7,196,612 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy(5):	89.3% (7/25/2017)
RE Tax:	$1,050,277	$99,083	N/A	2nd Most Recent Occupancy:	92.8% (12/31/2016)
Insurance:	$84,938	$8,848	N/A	3rd Most Recent Occupancy:	96.9% (12/31/2015)
Replacements:	$0	$7,520	N/A	Appraised Value (as of):	$130,000,000 (7/13/2017)
TI/LC(4):	$1,500,000	$0	$1,000,000	Cut-off Date LTV Ratio(1):	61.5%
Unfunded Tenant Obligations:	$383,836	$0	N/A	Maturity Date LTV Ratio(1):	49.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$80,000,000	98.3%	Loan Payoff:	$77,822,581	95.6%
Borrower Equity:	$1,423,968	1.7%	Closing Costs:	$582,336	0.7%
			Upfront Reserves:	$3,019,051	3.7%
Total Sources:	$81,423,968	100.0%	Total Uses:	$81,423,968	100.0%

(1)	The District Mortgage Loan is part of The District Whole Loan, which is comprised of five promissory notes with an aggregate principal balance of $80,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising The District Whole Loan.

(2)	Defeasance is permitted at any time after the end of the two-year period commencing on the closing date of the securitization of the last The District Whole Loan promissory note to be securitized.

(3)	See “The Mortgage Loan” below for further discussion of additional debt.

(4)	Once funds in the tenant improvements and leasing commissions (“TI/LC”) reserve account fall below $1,000,000, The District Borrower (as defined below) is required to escrow monthly $20,833 for TI/LC, subject to a cap of $1,000,000.

(5)	Most Recent Occupancy is based on the underwritten rent roll dated July 25, 2017 and excludes two occupied tenants (7,076 SF, 1.2% of NRA) due to their current financial standing. The District Property is 90.5% physically occupied as of July 25, 2017.

The Mortgage Loan. The thirteenth largest mortgage loan (“The District Mortgage Loan”) is part of a whole loan (“The District Whole Loan”) evidenced by five promissory notes in the aggregate original principal amount of $80,000,000. The District Whole Loan is secured by a first priority fee mortgage encumbering 612,102 SF of an open-air anchored retail shopping center in South Jordan, Utah (“The District Property”). The non-controlling promissory Note A-2 in the original principal amount of $25,000,000, represents The District Mortgage Loan and will be included in the UBS 2017-C3 Trust. The controlling promissory Note A-1 and non-controlling Notes A-3, A-4 and A-5, in the aggregate principal amount of $55,000,000, are currently held by UBS AG, or an affiliate thereof, and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The District Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C3 Trust until such time that the controlling promissory Note A-1 is securitized, at which time The District Whole Loan will be serviced pursuant to the pooling and servicing agreement for the promissory Note A-1 securitization. The lender provides no assurances that any non-securitized notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

130

11400-11800 South Bangerter Highway South Jordan, UT 84065	Collateral Asset Summary – Loan No. 13 The District	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 61.5% 1.34x 8.7%

The District Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$25,000,000	$25,000,000	UBS AG	Yes
A-2	$25,000,000	$25,000,000	UBS 2017-C3	No
A-3	$15,000,000	$15,000,000	UBS AG	No
A-4	$10,000,000	$10,000,000	UBS AG	No
A-5	$5,000,000	$5,000,000	UBS AG	No
Total	$80,000,000	$80,000,000

The Borrower and the Borrower Sponsors. The borrower is The District, L.C. (“The District Borrower”), a single-purpose Utah limited liability company structured to be bankruptcy-remote with one independent director in its organizational structure. The borrower sponsors and non-recourse guarantors of The District Whole Loan are The Boyer Company, L.C., Gardner Property Holdings, L.C. and Arbor Commercial Real Estate L.L.C. The borrower sponsors have made certain unsecured member loans to The District Borrower, which have been subordinated to The District Whole Loan. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” in the Preliminary Prospectus.

The Boyer Company, L.C. (“The Boyer Company”) is one of the largest developers of commercial real estate in the western United States. Since its founding in 1972, The Boyer Company has developed more than 34 million SF of commercial projects across the country including office buildings, shopping centers, medical offices, residential developments, hotels, apartments, and special use facilities. The Boyer Company currently manages more than 16 million SF of commercial space valued in excess of $1.2 billion on behalf of its own portfolio and corporate clients. Arbor Commercial Real Estate L.L.C. is a real estate developer based in Sandy, Utah, and since its inception in 1977, has developed more than 23 million SF of office, industrial and retail space, as well as almost 3,000 residential lots and homes. The Gardner Company is a full service real estate company specializing in the development of commercial, residential and multi-use projects.

The Property. The District Property is a 612,102 SF open-air anchored retail shopping center located in South Jordan, Utah. Situated on 68.2 acres, The District Property is one of the largest mixed-use developments in Utah. Additionally, 3,100 parking spaces (approximately 5.1 spaces per 1,000 SF) are included in the collateral. As of the underwritten rent roll dated July 25, 2017, The District Property is 89.3% occupied by a diverse mix of 66 national and regional tenants. Target and JCPenney are also located in the shopping center but are not included as collateral for The District Loan. Collateral anchors include MegaPlex Theaters, Harmons, Hobby Lobby, Gordmans, and Ross. Opened in 2006, the 20-screen MegaPlex Theaters at The District Property is ranked among the top grossing theaters in the United States. As of the trailing 12-months ending June 31, 2017, MegaPlex Theaters reported sales of $15.9 million (approximately $794,131 per screen).

The borrower sponsors developed The District Property between 2006 and 2014 at a capitalization of approximately $100.1 million, including capital improvements of approximately $70.5 million. Located at the intersection of Bangerter Highway and W 11400 South, the uses of the area immediately surrounding The District Property include schools, multifamily units, residential homes, and additional retail establishments. In addition to the anchor grocers, department stores, and entertainment tenants, The District Property features dining and lifestyle tenants that serve the suburban community, such as Chick-Fil-A, The Habit Restaurant, Valerie Lee Rose/Wild Rose Restaurant, Orange Theory Fitness and Aveda Life Salon & Spa.

According to the sales information provided by the borrower sponsors of tenants that are required to report sales, total sales at The District Property have grown from $50.9 million to $60.8 million, representing a 19.3% increase from 2014 to the trailing 12-month period ended June 30, 2017. The weighted average occupancy cost of comparable in-line tenants as of the trailing 12-month period ended June 30, 2017 was 12.3%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

131

11400-11800 South Bangerter Highway South Jordan, UT 84065	Collateral Asset Summary – Loan No. 13 The District	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 61.5% 1.34x 8.7%

The following table presents certain information relating to the major tenants at The District Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Base Rent		Annual UW Base Rent PSF(3)(4)	Most Recent Sales(4)		Occ. Cost %	Lease Expiration
					% of Annual UW Base Rent		$	PSF
Anchor Tenants – Not Part of Collateral
Target	NR/NR/NR	124,000		NOT PART OF THE COLLATERAL
JCPenney	B+/B1/B+	98,610

Anchor Tenants
MegaPlex Theaters(5)	NR/NR/NR	141,400	23.1%	$602,151	7.9%	$4.26	$15,882,617	$794,131(6)	7.4%	5/31/2021
Harmons	NR/NR/NR	65,000	10.6%	$840,680	11.1%	$12.93	N/A	N/A	N/A	11/30/2026
Hobby Lobby	NR/NR/NR	55,000	9.0%	$481,250	6.3%	$8.75	$10,028,477	$182	6.1%	5/31/2027
Gordmans	NR/NR/NR	50,631	8.3%	$518,968	6.8%	$10.25	N/A	N/A	N/A	9/30/2022
Ross	NR/A3/A-	30,080	4.9%	$293,280	3.9%	$9.75	N/A	N/A	N/A	1/31/2023
Total Anchor Tenants		342,111	55.9%	$2,736,329	36.0%	$8.00

Major Tenants
Office Max	NR/NR/NR	18,000	2.9%	$234,000	3.1%	$13.00	N/A	N/A	N/A	3/31/2022
Down East Outfitters	NR/NR/NR	15,220	2.5%	$213,080	2.8%	$14.00	$2,204,254	$145	9.7%	7/31/2022
Petco	NR/NR/NR	15,000	2.5%	$264,000	3.5%	$17.60	N/A	N/A	N/A	8/31/2026
Famous Footwear	NR/Ba2/BB	7,000	1.1%	$113,400	1.5%	$16.20	$1,505,269	$215	8.9%	9/30/2021
Charming Charlie(7)	NR/NR/NR	6,593	1.1%	$133,838	1.8%	$20.30	$1,419,304	$215	12.7%	1/31/2024

Subtotal/Wtd. Avg.		403,924	66.0%	$3,694,647	48.6%	$9.15
Other Retail Tenants(8)		142,853	23.3%	$3,912,697	51.4%	$27.39
Vacant Space		65,325	10.7%

Total/Wtd. Avg.		612,102	100.0%	$7,607,343		$13.91

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	Most Recent Sales $ and PSF represent trailing 12 months ending June 30, 2017 information for MegaPlex Theaters and Charming Charlie, and 2016 information for all other tenants.

(5)	MegaPlex Theaters pays (i) Annual UW Base Rent of $602,151 for ground rent and (ii) additional percentage rent equal to 4.0% of annual gross sales over a $8,333,333 breakpoint.

(6)	Most Recent Sales for MegaPlex Theaters represents sales per screen.

(7)	Charming Charlie has the option to terminate its lease expiring January 31, 2019 upon at least 90 days’ prior written notice and a termination penalty equal to 50% of the unamortized construction allowance.

(8)	Annual UW Base Rent for Other Retail Tenants includes three tenants paying percentage rent in lieu of base rent totaling $226,377 ($18.89 PSF).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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11400-11800 South Bangerter Highway South Jordan, UT 84065	Collateral Asset Summary – Loan No. 13 The District	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 61.5% 1.34x 8.7%

The following table presents certain information relating to the lease rollover schedule at The District Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Annual UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	1	1,300	0.2%	0.2%	$25.38	$33,000	0.4%	0.4%
2018(4)	8	14,111	2.3%	2.5%	$28.69	$404,904	5.3%	5.8%
2019(4)	7	17,766	2.9%	5.4%	$24.02	$426,721	5.6%	11.4%
2020	8	21,023	3.4%	8.9%	$26.83	$563,994	7.4%	18.8%
2021(4)	7	160,277	26.2%	35.0%	$6.08	$974,745	12.8%	31.6%
2022	11	98,888	16.2%	51.2%	$14.78	$1,461,937	19.2%	50.8%
2023	6	45,886	7.5%	58.7%	$16.46	$755,411	9.9%	60.7%
2024	5	17,259	2.8%	61.5%	$26.86	$463,551	6.1%	66.8%
2025	1	1,200	0.2%	61.7%	$35.90	$43,080	0.6%	67.4%
2026	5	87,390	14.3%	76.0%	$15.08	$1,317,752	17.3%	84.7%
2027	6	79,281	13.0%	88.9%	$13.84	$1,097,129	14.4%	99.1%
2028 & Beyond	1	2,396	0.4%	89.3%	$27.18	$65,120	0.9%	100.0%
Vacant	0	65,325	10.7%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	66	612,102	100.0%		$13.91	$7,607,343	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Base Rent PSF Rolling excludes vacant space.

(4)	Includes three tenants paying percentage rent in lieu of base rent totaling $226,377 ($18.89 PSF).

The Market. The District Property is located in South Jordan, Utah, in the southwest portion of the Salt Lake Valley. According to the appraisal, South Jordan is considered a commuting suburb to the Salt Lake City area as The District Property is approximately 21.6 miles south of the Salt Lake City central business district. The District Property is situated at the corner of South Bangerter Highway and 11400 South, with an average daily traffic count of 58,459 according to the appraisal. The District Property is across South Bangerter Highway from the main entrance to Daybreak, a master-planned community with over 4,000 acres currently being constructed by Kennecott Land and includes Rio Tinto’s regional center and a newly constructed University of Utah Medical facility. According to the appraisal, Daybreak could potentially double South Jordan’s population. When completed, it will contain more than 20,000 residential units and approximately 9.1 million SF of commercial space. The newly constructed Mountain View Corridor Highway is located approximately 1.8 miles to the west of The District Property and the city has two TRAX light rail stops, as well as one commuter rail stop on the FrontRunner that provides access to downtown Salt Lake City.

In 2016, the US Census Bureau declared South Jordan, Utah as the fifth fastest growing City in the nation for cities over 50,000 in population. According to a third party market research report, the estimated 2017 population within a one-, three- and five-mile radius of The District Property is 15,256, 90,466 and 206,593, respectively and the estimated 2017 average household income within a one-, three- and five-mile radius of The District Property is $132,235, $117,727 and $105,872, respectively.

According to a third party research report, The District Property is located in the Salt Lake City retail market. As of the first quarter of 2017, the Salt Lake City retail market contained 132,307,806 SF of retail space, with a market vacancy of 4.2% and asking rents of $15.04 per SF. The market’s net absorption was 170,390 SF with 686,350 SF of new construction delivered as of the first quarter of 2017. According to a third party market research report, The District Property is located in the Southwest Valley retail submarket within Salt Lake City. As of the first quarter of 2017, the Southwest Valley retail submarket contained 6,849,892 SF of retail space, with a submarket vacancy of 2.5% and asking rents of $14.33 per SF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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11400-11800 South Bangerter Highway South Jordan, UT 84065	Collateral Asset Summary – Loan No. 13 The District	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 61.5% 1.34x 8.7%

The following table presents certain information relating to anchor retail lease comparables for The District Property:

Anchor Retail Lease Comparables
Property Name/Location	Size (SF)	Occupancy	Tenant Name	Lease Size (SF)	Lease Date	Initial Rent/SF	Lease Type	Distance to Subject (mi.)
The District Property South Jordan, UT	612,102(1)	89.3%(1)	Harmons(1)	65,000(1)	November 2016(1)	$12.93(1)	NNN(1)	--
Oquirrh Mountain Marketplace South Jordan, UT	100,000	50.0%	Planet Fitness	22,050	November 2014	$12.00	NNN	0.3
Harvest Pointe Shopping Center South Jordan, UT	53,963	100.0%	Vasa Fitness	53,963	April 2017	$8.35	NNN	1.4
Jordan Landing Shopping Center West Jordan, UT	193,571	100.0%	Unknown	52,672	September 2017	$18.00	NNN	5.2
Park Center Shopping Center Cottonwood Heights, UT	116,231	100.0%	Sierra Trading Post	27,000	March 2016	$13.00	NNN	8.9
Walmart-Anchored Shopping Center Heber City, UT	16,000	100.0%	Sportsman’s Warehouse	16,000	June 2015	$15.00	NNN	30.0
Lehi Retail Lehi, UT	68,140	NAV	Confidential	68,140	August 2016	$10.00	NNN	NAV

Source: Appraisal

(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The District Property:

Cash Flow Analysis
	2014	2015	2016	6/30/2017 TTM	UW	UW PSF
Gross Potential Rent(1)	$7,662,775	$8,049,572	$8,037,479	$7,937,036	$9,169,899	$14.98
Total Recoveries	$1,977,045	$1,896,048	$1,986,280	$2,048,299	$2,038,585	$3.33
Other Income(2)	($2,443)	$2,902	$3,404	$3,696	$3,696	$0.01
Less Vacancy & Credit Loss	$0	$0	$0	$0	($1,245,780)	($2.04)
Effective Gross Income	$9,637,377	$9,948,522	$10,027,163	$9,989,031	$9,966,400	$16.28
Total Operating Expenses	$2,660,744	$2,751,910	$2,832,863	$3,056,429	$2,976,535	$4.86
Net Operating Income	$6,976,633	$7,196,612	$7,194,300	$6,932,602	$6,989,865	$11.42
Capital Expenditures	$0	$0	$0	$0	$89,339	$0.15
TI/LC	$0	$0	$0	$0	$299,999	$0.49
Net Cash Flow	$6,976,633	$7,196,612	$7,194,300	$6,932,602	$6,600,527	$10.78

Occupancy %	96.6%	96.9%	92.8%	89.3%(3)	88.9%
NOI DSCR(4)	1.42x	1.46x	1.46x	1.41x	1.42x
NCF DSCR(4)	1.42x	1.46x	1.46x	1.41x	1.34x
NOI Debt Yield(4)	8.7%	9.0%	9.0%	8.7%	8.7%
NCF Debt Yield(4)	8.7%	9.0%	9.0%	8.7%	8.3%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated July 25, 2017 and includes (i) percentage rent in lieu of base rent totaling $226,377 relating to Zumiez, Buckle, and Valerie Lee Rose/Wild Rose Restaurant, (ii) contractual rent steps through August 1, 2018 totaling $80,661, (iii) straight line rent steps for an investment grade tenant totaling $8,122, (iv) percentage rent totaling $308,653 relating to MegaPlex Theaters and Red Robin, and (v) vacancy gross up of $1,245,780.

(2)	Other Income includes sign rent and late fees.

(3)	6/30/2017 TTM Occupancy % is based on the underwritten rent roll dated July 25, 2017.

(4)	Debt service coverage ratios and debt yields are based on The District Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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3400 West Mayflower Avenue Lehi, Utah 84043	Collateral Asset Summary – Loan No. 14 Younique HQ Building	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,458,615 67.8% 1.35x 9.7%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Lehi, UT 84043
				General Property Type:	Office
Original Balance:	$24,500,000			Detailed Property Type:	Suburban
Cut-off Date Balance:	$24,458,615			Title Vesting:	Fee
% of Initial Pool Balance:	3.5%			Year Built/Renovated:	2016/N/A
Loan Purpose:	Refinance			Size:	125,000 SF
Borrower Sponsor:	Stack Real Estate			Cut-off Date Balance per SF:	$196
Mortgage Rate:	4.4800%			Maturity Date Balance per SF:	$144
Note Date:	6/15/2017			Property Manager:	Stack Management, LLC (borrower-related)
First Payment Date:	8/1/2017
Maturity Date:	7/1/2027
Original Term to Maturity:	120 months
Original Amortization Term:	300 months
IO Period:	0 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$2,378,245
Prepayment Provisions:	LO (25); DEF (92); O (3)			UW NOI Debt Yield:	9.7%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	13.2%
Additional Debt Type:	N/A			UW NCF DSCR:	1.35x
Additional Debt Balance:	N/A			Most Recent NOI(2):	$2,375,788 (4/30/2017 T-11 Ann.)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(2):	N/A
Reserves				3rd Most Recent NOI(2):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (8/1/2017)
RE Tax:	$81,938	$9,104	N/A	2nd Most Recent Occupancy:	100.0% (12/31/2016)
Insurance:	$9,288	$3,096	N/A	3rd Most Recent Occupancy(2):	N/A
Replacements:	$2,083	$2,083	$75,000	Appraised Value (as of):	$36,100,000 (5/9/2017)
TI/LC(1):	$8,850	$8,850	$2,337,500	Cut-off Date LTV Ratio:	67.8%
Younique Reserve(1):	$0	Springing	$2,337,500	Maturity Date LTV Ratio:	49.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$24,500,000	100.0%	Loan Payoff:	$21,914,210	89.4%
			Reserves:	$102,158	0.4%
			Closing Costs:	$86,708	0.4%
			Return of Equity:	$2,396,925	9.8%
Total Sources:	$24,500,000	100.0%	Total Uses:	$24,500,000	100.0%

(1)	Upon Younique filing bankruptcy, vacating, going dark, or giving notice to vacate or go dark, or upon the date that is 18 months prior to the expiration of the then-current Younique lease, an excess cash flow sweep will commence with funds going into the Younique Reserve. Such reserves account will be collectively capped at $2,337,500, taking into account the then-current balances of both the Younique Reserve and TI/LC reserve.

(2)	The Younique HQ Building Property was constructed in 2016; as such, historical operating performance and occupancy information are not available prior to June 2016.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Younique HQ Building Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $24,500,000 and secured by a first priority fee mortgage encumbering an office property located in Lehi, Utah (the “Younique HQ Building Property”). The proceeds of the Younique HQ Building Mortgage Loan were used to refinance existing debt on the Younique HQ Building Property, fund reserves, pay closing costs and return equity to the Younique HQ Building Borrower (as defined below).

The Borrower and the Borrower Sponsor. The borrower is Makeup Office, LLC (the “Younique HQ Building Borrower”), a single-purpose Delaware limited liability company with two independent directors. The Younique HQ Building Borrower is managed and majority owned by Nathan W. Ricks and Ronald S. Lindorf, the founders of Thanksgiving Development LLC, now known as Stack Real Estate, the borrower sponsor, as well as Andrew E. Bybee and John S. Petersen. Mr. Ricks, Mr. Lindorf, Mr. Bybee, and Mr. Petersen will serve as the Younique HQ Building Mortgage Loan non-recourse carve-out guarantors. Mr. Ricks has ownership interests in four office properties totaling 573,580 SF, four multifamily properties totaling 1,318 units, two self storage properties totaling 960 units and 87.3 acres of development land. Mr. Lindorf has ownership interests in six office properties totaling 1,308,780 SF, one multifamily property with 111 units, one 46,792 SF retail property and 52.8 acres of development land.

The Property. The Younique HQ Building Property is located at 3400 West Mayflower Avenue in Lehi, Utah, a city situated at the midpoint between Salt Lake City and Provo, Utah. The Younique HQ Building Property consists of a 125,000 SF, single-tenant, five-story Class A office property constructed in 2016 by the borrower sponsor for approximately $26.8 million. The Younique HQ Building Property is 100.0% leased, as of August 1, 2017, to Younique, LLC (“Younique”). Amenities at the Younique HQ Building Property include a salon, cafeteria, auditorium, outdoor fire pit, balconies, and nearby access to the Lehi Station of the FrontRunner commuter train. The Younique HQ Building Property sits on a 7.2-acre site and includes 560 parking spaces, which provide a parking ratio of 4.48 spaces per 1,000 SF of NRA.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

136

3400 West Mayflower Avenue Lehi, Utah 84043	Collateral Asset Summary – Loan No. 14 Younique HQ Building	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,458,615 67.8% 1.35x 9.7%

The Younique HQ Building Property is located immediately west of Interstate 15, the primary transportation route in Utah that travels north towards Salt Lake City and southeast towards Provo. Access to Interstate 15 is less than one mile southeast of the Younique HQ Building Property, with the interstate averaging over 126,000 vehicles per day. Development along the east side of Interstate 15 includes a nearly 200,000 SF Cabela’s sporting goods store and an upscale outlet shopping center completed in 2012, which features tenants such as Nike, Michael Kors, Polo Ralph Lauren and Under Armour. According to the appraisal, the immediate area around the Younique HQ Building Property is a rapidly expanding mixed use area with general commercial, retail, recreation and office development.

Major Tenant.

Younique, LLC (125,000 SF, 100.0% of NRA, 100.0% of underwritten base rent). Founded in 2012, Younique, LLC (“Younique”) is an international beauty brand and the first direct sales company to market and sell almost exclusively through the use of social media. Younique, which utilizes the Younique HQ Building Property as its world headquarters, currently operates in 11 countries that include the United States, United Kingdom, Canada, Australia, New Zealand, Mexico, France, Spain, Germany, Hong Kong, and Italy. In February 2017, Coty Inc. (“Coty”) completed the 60% acquisition of Younique, while the Younique founders retained 40% ownership. Coty, founded in Paris in 1904, is a global manufacturer of beauty products such as fragrances, hair salon products, and color cosmetics, with approximately $9.0 billion of revenue for the fiscal year-end June 30, 2016. Sold in over 130 countries, Coty’s more than 77 brands include Calvin Klein, Gucci, Tiffany & Co., Covergirl, Rimmel, Sally Hansen, Wella, OPI and Clairol, among others. Coty (NYSE: COTY) is rated Ba1 and BB+ by Moody’s and S&P, respectively. The Younique HQ Building Property was built-to-suit in 2016 for Younique and is strategically located adjacent to Younique’s main warehouse building. Younique has a lease expiration of June 30, 2026, with two five-year renewal options and no termination options.

The following table presents certain information relating to the sole tenant at the Younique HQ Building Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
Younique, LLC	NR/Ba1/BB+	125,000	100.0%	$2,631,773	100.0%	$21.05	6/30/2026
Total/Wtd. Avg.		125,000	100.0%	$2,631,773	100.0%	$21.05

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

 The following table presents certain information relating to the lease rollover schedule at the Younique HQ Building Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	1	125,000	100.0%	100.0%	$21.05	$2,631,773	100.0%	100.0%
2027	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
2028 & Beyond	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	1	125,000	100.0%		$21.05	$2,631,773	100.0%

(1)	Information is based on the underwritten rent roll.

The Market. According to the appraisal, the Younique HQ Building Property is located in Lehi, Utah County, Utah approximately 24 miles south of the Salt Lake City central business district and 21 miles northwest of the Provo central business district. Lehi is located in the heart of Utah’s Silicon Slopes, a fast-growing region being fueled by the information technology, software development, hardware manufacturing, and technology research industries. Business firms and government agencies that have originated or have a significant presence in the area include Adobe, SanDisk, Intel, EA Sports, Ancestry.com, Vivint, Visa, and the National Security Agency. The combination of a young, educated workforce coming out of the University of Utah, Utah State and Brigham Young universities, a low cost of living relative to other tech hubs, a favorable business climate, and appealing climate and geography are helping fuel growth in the area. According to the Bureau of Economic Analysis, the Provo MSA’s gross domestic product grew at a rate of 7.6% in 2015 over the previous year as compared to 2.5% for the United States.

The Younique HQ Building Property is situated in the Salt Lake City office market. According to a second quarter 2017 third party market report, the Salt Lake City Class A office market is comprised of 217 properties with approximately 26.0 million SF of space and a reported vacancy rate of 8.3%. Asking

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

137

3400 West Mayflower Avenue Lehi, Utah 84043	Collateral Asset Summary – Loan No. 14 Younique HQ Building	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,458,615 67.8% 1.35x 9.7%

rents were reported at $25.84 PSF. The Younique HQ Building Property is located within the Utah County office submarket which is comprised of 59 Class A properties with approximately 5.7 million SF of space, a vacancy rate of 8.8% and asking rents of $21.57.

The appraisal highlights the velocity of leasing being achieved in the Northern Utah County market and the level of pre-leasing which is not visible relative to the amount of space under construction. According to the appraisal, much of the absorption is in Northern Utah County and is for new, Class A space. The appraisal noted a demand shift in the county-wide market as tenants are vacating space in the Orem and Provo markets and relocating to the Northern Utah County market. A factor driving the growth of North Utah County locations is the ability of employers to draw talent from the north in Salt Lake City and the south in Provo and Orem, a draw facilitated by Interstate 15 and the FrontRunner commuter train.

The following table reflects the competitive office properties with respect to the Younique HQ Building Property:

Competitive Property Summary
Property Name/Location	Distance (miles)	Year Built	Occ.	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF	Lease Type
Younique HQ Building Property 3400 West Mayflower Ave Lehi, Utah	N/A	2016	100.0%	125,000	Younique, LLC	125,000	16-Jun	10.1	$21.05	Full Service; 3.2% annual escalations; $45/SF TI allowance
Entrata Office Building 4205 Chapel Ridge Rd. Lehi, Utah	2.3	2016	100.0%	106,000	Entrata, Inc.	106,000	16-Nov	11.0	$26.55	Full Service; Fixed percentage annual escalations; $59/SF TI allowance; 82 day rent abatement

Vista Station Office 7 12884 S. Frontrunner Blvd. Draper, Utah	8.3	2016	NAV	125,890	Jet.com	77,836	16-Jul	8.3	$24.75	Full Service; 3% escalations; $45/SF TI allowance; 8 month partial rent abatement

Thanksgiving Station 4(1) 2801 N. Thanksgiving Way Lehi, Utah	2.0	2016	100.0%	148,580	NUVI, Inc	45,437	16-Apr	6.7	$27.55	Full Service; 3% escalations; $29/SF TI allowance; 8 month rent abatement

Lone Peak Parkway Office Building 11747 S. Lone Peak Pkwy. Draper, Utah	8.7	2007	NAV	87,785	EMC	86,409	15-Jun	6.0	$25.25	Full Service; No TI allowance; No free rent

Thanksgiving Park VI(1) 3401 N. Thanksgiving Way Lehi, Utah	1.4	2015	NAV	141,937	Money Desktop	37,229	15-May	9.8	$26.50	Full Service; $35-$40/SF TI allowance; 9 months free rent

Draper Pointe Office - StorageCraft 376 W. Data Dr. Draper, Utah	7.5	2015	100.0%	120,604	Storage Craft	120,604	15-Apr	11.0	$25.50	Full Service; $42/SF TI allowance; 6 months free rent

Source: Appraisal

(1)	Owned by an affiliate of the borrower sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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3400 West Mayflower Avenue Lehi, Utah 84043	Collateral Asset Summary – Loan No. 14 Younique HQ Building	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,458,615 67.8% 1.35x 9.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Younique HQ Building Property:

Cash Flow Analysis(1)
	2014(1)	2015(1)	2016(1)	4/30/2017 T-11 Ann.	UW	UW PSF
Gross Potential Rent	N/A	N/A	N/A	$2,510,500	$2,631,773	$21.05
Total Recoveries	N/A	N/A	N/A	$650,835	$970,153	$7.76
Total Other Income	N/A	N/A	N/A	$2,153	$0	$0.00
Less Vacancy & Credit Loss	N/A	N/A	N/A	$0	($255,737)	($2.05)
Effective Gross Income	N/A	N/A	N/A	$3,163,488	$3,346,189	$26.77
Total Operating Expenses	N/A	N/A	N/A	$787,700	$967,945	$7.74
Net Operating Income	N/A	N/A	N/A	$2,375,788	$2,378,245	$19.03
Capital Expenditures	N/A	N/A	N/A	$0	$25,000	$0.20
TI/LC	N/A	N/A	N/A	$0	$156,412	$1.25
Net Cash Flow	N/A	N/A	N/A	$2,375,788	$2,196,833	$17.57

Occupancy %	N/A	N/A	N/A	100.0%	92.9%(2)
NOI DSCR	N/A	N/A	N/A	1.46x	1.46x
NCF DSCR	N/A	N/A	N/A	1.46x	1.35x
NOI Debt Yield	N/A	N/A	N/A	9.7%	9.7%
NCF Debt Yield	N/A	N/A	N/A	9.7%	9.0%

(1)	The Younique HQ Building Property was constructed and opened in 2016; as such, historical operating performance is not available prior to June 2016.

(2)	Physical Occupancy as of August 1, 2017 is 100.0%. UW Occupancy % represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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1119-1175 East Alosta Avenue Azusa, CA 91702	Collateral Asset Summary – Loan No. 15 Azusa Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$15,958,000 64.1% 1.30x 8.4%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Azusa, CA 91702
				General Property Type:	Retail
Original Balance:	$15,958,000			Detailed Property Type:	Anchored
Cut-off Date Balance:	$15,958,000			Title Vesting:	Fee
% of Initial Pool Balance:	2.3%			Year Built/Renovated:	1975/2007
Loan Purpose:	Refinance			Size:	71,129 SF
Borrower Sponsor:	JADE Enterprises, LLC			Cut-off Date Balance per SF:	$224
Mortgage Rate:	4.4300%			Maturity Date Balance per SF:	$201
Note Date:	6/30/2017			Property Manager:	Beverly Management Group, Inc. (borrower-related)
First Payment Date:	8/1/2017
Maturity Date:	7/1/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	48 months
Seasoning:	1 month			Underwriting and Financial Information
Prepayment Provisions:	LO (25); DEF (92); O (3)			UW NOI:	$1,348,310
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield:	8.4%
Additional Debt Type:	N/A			UW NOI Debt Yield at Maturity:	9.4%
Additional Debt Balance:	N/A			UW NCF DSCR:	1.74x (IO) 1.30x (P&I)
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI:	$1,328,876 (5/31/2017 TTM)
Reserves				2nd Most Recent NOI:	$1,338,935 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$1,279,525 (12/31/2015)
RE Tax:	$46,048	$11,512	N/A	Most Recent Occupancy:	100.0% (6/1/2017)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy:	94.2% (12/31/2016)
Replacements:	$1,363	$1,363	$45,000	3rd Most Recent Occupancy:	97.9% (12/31/2015)
TI/LC:	$7,113	$7,113	$256,065	Appraised Value (as of):	$24,900,000 (5/12/2017)
Deferred Maintenance:	$117,631	$0	N/A	Cut-off Date LTV Ratio:	64.1%
Existing TI Reserve:	$44,375	$0	N/A	Maturity Date LTV Ratio:	57.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$15,958,000	100.0%	Loan Payoff:	$14,962,038	93.8%
			Reserves:	$216,530	1.4%
			Closing Costs:	$103,722	0.6%
			Return of Equity:	$675,710	4.2%
Total Sources:	$15,958,000	100.0%	Total Uses:	$15,958,000	100.0%

The Mortgage Loan. The fifteenth largest mortgage loan (the “Azusa Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $15,958,000 secured by a first priority fee mortgage encumbering a 71,129 SF anchored retail center located in Azusa, California (the “Azusa Center Property”). The proceeds of the Azusa Center Mortgage Loan were used to refinance existing debt on the Azusa Center Property, fund reserves, pay closing costs and return equity to the borrower sponsor. The most recent prior financing of the Azusa Center Property was included in the MLMT 2007-C1 transaction.

The Borrower and the Borrower Sponsor. The borrower, Ventura Equity (DE), LLC (the “Azusa Center Borrower”), is a single-purpose Delaware limited liability company. The non-recourse carve-out guarantor is Enayat Taban, founding principal of the borrower sponsor JADE Enterprises, LLC (“JADE”). Located in California, JADE is a private commercial real estate investment and development company with a diverse portfolio of properties located across California and southern Nevada, including Class A office buildings, medical office buildings, major power centers and apartments. JADE owns more than 100 properties totaling over 7.0 million SF, with approximately 4.0 million SF of office space and 3.0 million SF of retail space. Mr. Taban reports ownership in 41 properties with a total value of $699.6 million. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. The Azusa Center Property is a 71,129 SF grocery-anchored retail center located in Azusa, California, approximately 25 miles east of the Los Angeles central business district. The improvements consist of five, single-story retail buildings that were constructed in 1975 with renovations completed in 2007. The borrower sponsor acquired the Azusa Center Property in 2002. The Azusa Center Property is situated on 5.72 acres with surface parking available for 352 spaces (4.9 spaces per 1,000 SF). The Azusa Center Property is anchored by Stater Bros Markets (“Stater Bros”) (35.9% of NRA, 19.5% of underwritten base rent). Other tenants include Marie Callender (12.4% of NRA, 13.0% of underwritten base rent) and a mix of regional and local tenants, none of which represent more than 3.2% of the NRA or 5.0% of the underwritten base rent. The Azusa Center Property is 100.0% occupied as of June 1, 2017 by 27 tenants. Since 2007, the Azusa Center Property had had an average occupancy of 96.4%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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1119-1175 East Alosta Avenue Azusa, CA 91702	Collateral Asset Summary – Loan No. 15 Azusa Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$15,958,000 64.1% 1.30x 8.4%

The Azusa Center Property is situated at the northwest corner of the intersection of East Alosta Avenue (Route 66) and South Barranca Avenue. Traffic counts along East Alosta Avenue average approximately 25,000 vehicles per day. Primary access to the neighborhood is provided by Foothill Freeway (Interstate 210), which is one half mile to the south, and Orange Freeway (Route 57), which is approximately 3.5 miles to the southeast. The immediate area surrounding the Azusa Center Property primarily consists of commercial and multifamily developments.

Major Tenants.

Stater Bros (25,565 SF, 35.9% of NRA, 19.5% of underwritten base rent). Founded in 1936 and currently based in San Bernardino, California, Stater Bros is the largest privately-owned supermarket chain in Southern California, offering grocery, health and general merchandise products. With annual sales of approximately $4.0 billion, Stater Bros operates 170 supermarket locations and has approximately 18,000 employees. Stater Bros reported sales for 2014, 2015 and 2016 of $747 PSF, $765 PSF and $816 PSF, respectively. Stater Bros is an original tenant at the Azusa Center Property, having been in occupancy since 1975, under a current lease term expiring in September 2020. The lease requires a current rental rate of $11.22 PSF on a triple net basis. Stater Bros has two, five-year renewal options remaining and no termination options.

Marie Callender (8,827 SF, 12.4% of NRA, 13.0% of underwritten base rent). Marie Callender is a restaurant and bakery chain operating over 65 restaurants in the United States and Mexico, with the majority of restaurants located throughout California. Marie Callender is famous for its fresh-baked pies and has a national presence with its frozen entrée lines. In 2006, Marie Callendar combined with Perkins Restaurant & Bakery chain under the same corporate umbrella. Marie Callender has been at the Azusa Center Property since 2014 under a lease expiring in July 2024. The lease requires a current rental rate of $21.01 PSF on a triple net basis. Marie Callender has one, five-year renewal option remaining and no termination options.

The following table presents certain information relating to the leases at the Azusa Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
Anchor/Major Tenants
Stater Bros	NR/NR/NR	25,565	35.9%	$286,862	19.5%	$11.22	9/30/2020
Marie Callender	NR/NR/NR	8,827	12.4%	$191,037	13.0%	$21.64	7/31/2024
Subtotal/Wtd. Avg.		34,392	48.4%	$477,899	32.5%	$13.90

Other Tenants		36,737	51.6%	$990,330	67.5%	$26.96
Vacant		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		71,129	100.0%	$1,468,229	100.0%	$20.64

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Azusa Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	3	2,810	4.0%	4.0%	$26.06	$73,237	5.0%	5.0%
2019	2	2,260	3.2%	7.1%	$30.41	$68,725	4.7%	9.7%
2020	6	34,041	47.9%	55.0%	$14.61	$497,498	33.9%	43.6%
2021	9	14,717	20.7%	75.7%	$25.69	$378,148	25.8%	69.3%
2022	4	5,439	7.6%	83.3%	$26.84	$145,985	9.9%	79.3%
2023	0	0	0.0%	83.3%	$0.00	$0	0.0%	79.3%
2024	2	10,087	14.2%	97.5%	$22.99	$231,861	15.8%	95.0%
2025	0	0	0.0%	97.5%	$0.00	$0	0.0%	95.0%
2026	0	0	0.0%	97.5%	$0.00	$0	0.0%	95.0%
2027	1	1,775	2.5%	100.0%	$41.00	$72,775	5.0%	100.0%
2028 & Beyond	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	27	71,129	100.0%		$20.64	$1,468,229	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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1119-1175 East Alosta Avenue Azusa, CA 91702	Collateral Asset Summary – Loan No. 15 Azusa Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$15,958,000 64.1% 1.30x 8.4%

The Market. The Azusa Center Property is located in Azusa, California, in the San Gabriel Valley area of Los Angeles County. The Azusa Center Property is part of the Los Angeles-Long Beach-Glendale, CA metropolitan statistical area (“Los Angeles MSA”), which had an estimated 2016 population 10.1 million. The major drivers of the Los Angeles MSA’s economy are trade, tourism, entertainment, technology, healthcare and construction. Los Angeles County is one of the nation’s largest counties by size and has the largest population of any county in the United States with nearly 10.0 million residents. The county accounts for approximately 27.0% of the State of California’s population.

According to a third party market research report, the estimated 2016 population within a one-, three-, and five-mile radius of the Azusa Center Property is 23,429, 156,578 and 289,534, respectively. Population is projected to increase by 3.4% over the next five years within the five-mile radius of the Azusa Center Property. The estimated 2016 average household income within a one-, three-, and five-mile radius of the Azusa Center Property is $58,806, $63,870 and $67,324, respectively.

According to a third party market research report, the Azusa Center Property is located within the Los Angeles retail market and the Eastern San Gabriel Valley (“Eastern SGV”) submarket. As of the second quarter 2017, the Los Angeles retail market contained 47,775 buildings totaling 473.8 million SF, with an overall vacancy rate of 4.3% and average rental rates of $30.05 PSF. Within the market, shopping centers accounted for 4,726 buildings for approximately 158.3 million SF with a vacancy rate of 5.6% and average rental rates of $25.41 PSF. The Eastern SGV submarket contained 3,391 buildings accounting for 42.6 million SF with a vacancy rate of 4.7% and average rental rates of $20.15 PSF.

The following table presents leasing data at certain retail competitive properties with respect to the Azusa Center Property:

Comparable Lease Summary
Property Name	Location	Year Built	Tenant	Lease Area (SF)	Lease Date	Lease Term	Base Rent PSF	Lease Type
Azusa Center Property	Azusa, CA	1975	Stater Bros Markets	25,565	Oct-10	10 yrs	$11.22	NNN
Bixby Knolls Shopping Center	Long Beach, CA	NAV	Smart & Final Extra	30,000	Mar-18	15 yrs	$18.24	NNN
Garden Grove Promenade	Garden Grove, CA	1978	Aldi	21,493	Jun-17	15 yrs	$12.60	NNN
Orchard Village Plaza	Santa Clarita, CA	NAV	Aldi	20,017	Jul-16	15 yrs	$19.92	NNN
23640 Lyons Avenue	Santa Clarita, CA	1973	Smart & Final Extra	23,850	Apr-15	15 yrs	$16.56	NNN
La Puente Plaza	La Puente, CA	NAV	Smart & Final Extra	24,339	Aug-14	10 yrs	$12.00	NNN

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Azusa Center Property:

Cash Flow Analysis
	2014	2015	2016	5/31/2017 TTM	UW	UW PSF
Base Rent(1)	$1,216,654	$1,296,954	$1,396,654	$1,359,746	$1,468,229	$20.64
Total Recoveries	$337,053	$267,321	$252,818	$285,066	$359,793	$5.06
Other Income	$0	$5,015	$8,100	$9,100	$7,600	$0.11
Less Vacancy & Credit Loss	$0	$0	$0	$0	($91,310)	($1.28)
Effective Gross Income	$1,553,707	$1,569,290	$1,657,572	$1,653,913	$1,744,312	$24.52
Total Operating Expenses	$298,573	$289,765	$318,637	$325,036	$396,002	$5.57
Net Operating Income	$1,255,135	$1,279,525	$1,338,935	$1,328,876	$1,348,310	$18.96
Capital Expenditures	$0	$0	$0	$0	$16,360	$0.23
TI/LC	$0	$0	$0	$0	$85,723	$1.21
Net Cash Flow	$1,255,135	$1,279,525	$1,338,935	$1,328,876	$1,246,227	$17.52

Occupancy %(2)	100.0%	97.9%	94.2%	100.0%	95.0%
NOI DSCR	1.30x	1.33x	1.39x	1.38x	1.40x
NCF DSCR	1.30x	1.33x	1.39x	1.38x	1.30x
NOI Debt Yield	7.9%	8.0%	8.4%	8.3%	8.4%
NCF Debt Yield	7.9%	8.0%	8.4%	8.3%	7.8%

(1)	UW Base Rent includes rent steps through January 2018.

(2)	5/31/2017 TTM Occupancy % is as of the underwritten rent roll dated June 1, 2017. UW Occupancy % is based on underwritten economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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UBS 2017-C3

TRANSACTION CONTACT INFORMATION

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

UBS Securities LLC

David Schell	Tel. (212) 713-3375

Nicholas Galeone	Tel. (212) 713-8832

Siho Ham	Tel. (212) 713-1278

SG Americas Securities, LLC

Adam Ansaldi	Tel. (212) 278-6126

Jim Barnard	Tel. (212) 278-6263

Warren Geiger	Tel. (212) 278-5692

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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